As filed with the Securities and Exchange Commission on October 10, 2000

Registration No. 333-XXXXX

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PDC 2003 DRILLING PROGRAM

(Exact name of registrant as specified in its charter)

West Virginia 1381 (State or other jurisdiction of (Primary Standard Industrial incorporation or organization) Classification Code Number) Applied for

(IRS Employer Identification No.)

103 East Main Street

Bridgeport, West Virginia 26330

304/842-6256

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Steven R. Williams, President

Petroleum Development Corporation

103 East Main Street

Bridgeport, West Virginia 26330

304/842-6256

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laurence S. Lese

Duane, Morris & Heckscher LLP

1667 K Street, N.W., Suite 700

Washington, D.C. 20006-1608

(202) 776-7800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes affective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 the Securities Act of 1933, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

	CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed Maximum Aggregate Offering price	Amount of registration fee
Units of general and limited partnership interest	7,500 units	$20,000	$150,000,000	$39,600

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) shall determine.

PROSPECTUS

PDC 2003 DRILLING PROGRAM

$150 Million Offered ($1,500,000 Minimum Subscriptions)

Preformation General Partnership Units and Limited Partnership Units

$20,000 per Unit (Minimum Subscription - $5,000)

PDC 2003 Drilling Program, which we refer to as the "Program" in this prospectus, is a series of up to twelve limited partnerships which will be formed to drill, own, and operate natural gas wells in Colorado, Michigan, West Virginia, Pennsylvania, Utah and other states.

These Securities Are Speculative and Involve a High Degree of Risk. See "Risk Factors" on page . Investment risks and considerations include:

- Drilling gas wells is highly risky; an investor might lose his or her entire investment in the Program.

- No investor may participate in the management of any partnership.

- The Program has not yet selected any prospects for gas drilling; thus, no investor can evaluate any prospect before investing.

- Investors may be subject to unlimited liability.

- No public market exists or will develop for the Units; you may not be able to sell your Units when or if you wish.

- Significant tax considerations are involved in an investment.

We must sell the minimum of $1.5 million of Units in a limited partnership ($2.5 million with respect to each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership and PDC 2003-D Limited Partnership) if we sell any Units. We will sell Units beyond the minimum amount on a best efforts basis. The offerings of partnerships designated PDC 2001- Limited Partnership will terminate on December 31, 2001; of those designated PDC 2002- Limited Partnership will terminate on December 31, 2002; and of those designated PDC 2003- Limited Partnership will terminate on December 31, 2003. Chase Manhattan Trust Company will hold subscription proceeds of each Partnership in a separate escrow account and will not release funds to a Partnership before the sale of the minimum number of that Partnership's Units. See "Plan of Distribution" on page .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Neither the attorney general of the State of New York nor the attorney general of the State of New Jersey nor the Bureau of Securities of the State of New Jersey has passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to the Partnerships
Per Unit................	$ 20,000	$ 2,100 (10.5%)	$ 17,900 (89.5%)
Total Minimum...........	$ 1,500,000	$ 157,500 (10.5%)	$ 1,342,500 (89.5%)
Total Maximum...........	$150,000,000	$15,750,000 (10.5%)	$134,250,000 (89.5%)

PDC Securities Incorporated, Dealer Manager

and an Affiliate of the Managing General Partner

The date of this prospectus is , 2001.

TABLE OF CONTENTS

Page

SUMMARY 1

RISK FACTORS 4

Special Risks of the Partnerships 4

Drilling natural gas wells is speculative, may be unprofitable, and may result in the total loss of your investment 4

The Managing General Partner will manage each Partnership, without any involvement by any Investor Partner 5

The Managing General Partner has not selected any prospects for acquisition, and as a result the Investor Partners will be unable to evaluate any prospect before they invest in the Program 5

Because of a lengthy offering period, delays in the investment of an investor's subscription are likely 5

Additional General Partners will be individually liable for Partnership obligations and liabilities beyond the amount of their subscriptions, Partnership assets, and the assets of the Managing General Partner 5

The Managing General Partner and its Affiliates will receive compensation from the Partnership upon funding of the Partnership and throughout the life of the Partnership 5

An investor who subscribes for Units cannot revoke the subscription 5

The Partnership's wells might not produce commercial quantities of natural gas 6

There will be no public market for the Units, and as a result an Investor Partner may not be able to sell his or her Units

Sufficient insurance coverage may not be available for the Partnership, thereby increasing the risk of loss for the Investor Partners 6

A Partnership which drills fewer wells will be less diversified, thereby increasing the risk of financial loss for the investors 6

Through their involvement in Partnership and other non-Partnership activities, the Managing General Partner and its Affiliates have interests which conflict with those of the Investor Partners 6

Unaffiliated persons might manage jointly-owned Partnership prospects; a Partnership could be financially liable for obligations of such jointly-owned prospects 6

A Partnership may not borrow funds, even if needed for Partnership operations; as a result, the Partnership might not have sufficient capital for its operations 7

The Partnership and other partnerships sponsored by the Managing General Partner may compete with each other for prospects, equipment, contractors, and personnel; as a result, the Partnership may find it more difficult to operate effectively 7

The Partnership may drill exploratory wells, which involves a greater risk of financial loss than drilling development wells 7

The results of drilling previous partnerships sponsored by the Managing General Partner are not indicative of the results to be experienced by the Partnerships 7

In view of the cost sharing arrangements, the Investor Partners will bear the substantial amount of costs and risks of non-commercial wells 7

Investor Partners may be personally liable for acting contrary to the limited partnership agreement 7

Indemnification of Additional General Partners by the Managing General Partner could reduce the value of the Partnership and the investment interests of the Investor Partners 8

Receipt by Limited Partners of Partnership distributions could result in liability of such Limited Partners to the Partnership 8

A significant financial loss by the Managing General Partner could adversely affect the Partnership 8

An Investor Partner may not receive a distribution if the distribution would cause a capital account deficit 8

The dealer manager is not independent and has not conducted an independent due diligence evaluation of the offering 8

Risks Pertaining to Natural Gas Investments 8

The drilling of gas wells is highly speculative and risky and may result in unprofitable wells 8

The prices for natural gas have been quite unstable; a decline in the price could adversely impact the Partnership 9

Fluctuating market conditions, intense competition in drilling, and government regulations may adversely affect the profitability of the Partnership 9

Environmental hazards involved in drilling gas wells may result in substantial liabilities for the Partnership 9

Increases in drilling costs would adversely affect the Partnership's profitability 9

A reduced availability of drilling rigs may adversely affect the operations of the partnerships 9

Failure by subcontractors to pay for materials or services could adversely affect the Partnership's profitability 10

Various production and marketing conditions may cause delay in Partnership gas production and adversely affect the Partnership's profitability 10

Tax Status and Tax Risks 10

Partnership classification as a publicly traded partnership would substantially alter the tax treatment of the Partnership

Substantially different tax considerations are involved in one's choice to invest as an Additional General Partner or as a Limited Partner 10

Under the Code, a Partner's tax liabilities may exceed the cash distributions received by such Partner 10

If the Service audits the Partnership's tax returns, an Investor Partner might owe more taxes 11

Partnership losses after the conversion of general partnership interests to limited partnership interests will be passive losses for tax purposes 11

A material portion of the subscription proceeds will not be currently deductible 11

The Service could challenge the Partnership's prepayment of drilling costs 11

Counsel's tax opinion does not cover various tax considerations involved in one's investment in the Partnership 11

TERMS OF THE OFFERING 12

General 12

Activation of the Partnerships 15

Types of Units 16

Conversion of Units by the Managing General Partner and by Additional General Partners 17

Unit Repurchase Program 17

Investor Suitability 19

ASSESSMENTS AND FINANCING 23

SOURCE OF FUNDS AND USE OF PROCEEDS 23

Source of Funds 23

Use of Proceeds 23

Subsequent Source of Funds 24

PARTICIPATION IN COSTS AND REVENUES 25

Profits and Losses; Cash Distributions 25

Revenues 26

Costs 26

Allocations Among Investor Partners; Deficit Capital Account Balances

Cash Distribution Policy 29

Termination 30

COMPENSATION TO THE MANAGING GENERAL PARTNER AND AFFILIATES 31

PROPOSED ACTIVITIES 34

Introduction 34

Drilling Policy 35

Acquisition of Undeveloped Prospects 36

Title to Properties 37

PDC Prospects 38

Drilling and Completion Phase 42

Production Phase of Operations 47

Interests of Parties 48

Insurance 49

The Managing General Partner's Policy Regarding Roll-Up Transactions

COMPETITION, MARKETS AND REGULATION 51

Competition and Markets 52

Natural Gas Pricing 54

Regulation 54

Proposed Regulation 55

MANAGEMENT 55

General Management 55

Experience and Capabilities as Driller/Operator 55

Petroleum Development Corporation 55

Certain Shareholders of Petroleum Development Corporation 57

Remuneration 58

Legal Proceedings 58

CONFLICTS OF INTEREST 59

Certain Transactions 63

FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER 65

PRIOR ACTIVITIES 66

Prior Partnerships 66

Previous Drilling Activities 68

Payout and Net Cash Tables 70

Tax Deductions and Tax Credits of Participants in Previous Partnerships

Partnership Estimated Proved Reserves and Future Net Revenues 84

TAX CONSIDERATIONS 88

Summary of Conclusions 88

General Tax Effects of Partnership Structure 91

Intangible Drilling and Development Costs Deductions 92

Classification of Costs 93

Timing of Deductions 93

Recapture of IDC 93

Depletion Deductions 94

Depreciation Deductions 95

Interest Deductions 95

Transaction Fees 95

Basis and At Risk Limitations 96

Passive Loss Limitations 97

Introduction 97

General Partner Interests 97

Limited Partner Interests 98

Alternative Minimum Tax 98

Gain or Loss on Sale of Property or Units 99

Partnership Distributions 100

Partnership Allocations 100

Profit Motive 100

Administrative Matters 101

Accounting Methods and Periods 102

Social Security Benefits; Self-employment Tax 102

State and Local Taxes 102

Individual Tax Advice Should Be Sought 102

SUMMARY OF LIMITED PARTNERSHIP AGREEMENT 103

Responsibility of Managing General Partner 103

Liabilities of General Partners, Including Additional General Partners

Liability of Limited Partners 103

Allocations and Distributions 104

Voting Rights 104

Retirement and Removal of the Managing General Partner 105

Term and Dissolution 105

Indemnification 105

Reports to Partners 106

Power of Attorney 107

Other Provisions 107

TRANSFERABILITY OF UNITS 107

PLAN OF DISTRIBUTION 108

SALES LITERATURE 110

LEGAL OPINIONS 110

EXPERTS 110

ADDITIONAL INFORMATION 111

GLOSSARY OF TERMS 111

FINANCIAL STATEMENTS F-1

APPENDICES:

A. Form of Limited Partnership Agreement A-1

B. Subscription Agreement B-1

C. Special Subscription Instructions C-1

D. Opinion of Counsel - Tax Considerations D-1

SUMMARY

This is a summary and does not include all of the information which may be important to you. You should read the entire prospectus and the attached appendices before you decide to invest.

Business of the Partnerships (page )

Each partnership will drill, own, and operate natural gas wells in Colorado, Michigan, West Virginia, Pennsylvania, Utah and/or other states and will produce and sell gas from these wells. Of the offering proceeds available for drilling operations, we plan to utilize all such proceeds in the drilling of development wells but may utilize up to 10% on one or more exploratory wells. See "Proposed Activities" (page ).

The address and telephone number of the Partnerships and Petroleum Development Corporation, the Managing General Partner, are 103 East Main Street, P.O. Box 26, Bridgeport, West Virginia 26330 and (304) 842-6256.

Investment Objectives (page )

This section discusses the investment objectives of the Partnerships in PDC 2003 Drilling Program. For reasons we discuss later in this summary and prospectus under "Risk Factors," you may not realize some or all of the benefits discussed below. You should only invest in this Partnership if you can afford the loss of your entire investment.

The Program provides you with an opportunity to invest in the drilling, completion, and production of natural gas wells. The objective of the investment is to produce the following benefits for investors in the Program:

- Cash flow from the sale of natural gas produced by successful wells commencing approximately six months after each partnership closes, and continuing 20 years or more.

- A diversified investment in ten or more wells to reduce the negative impact of unsuccessful or substandard wells.

- Tax deductions in the year of investment equal to 87-89.5% of your investment.

- Accurate and timely reports, including Form K-1 tax information distributed the first week of February.

The production from natural gas wells decreases as time passes, so your cash flow will also decrease over time. Natural gas prices change constantly, so your cash flow can also increase or decrease from month to month. Your cash distributions will be partially sheltered from taxes by depletion.

You may not receive some or all of these investment benefits for a variety of reasons including those discussed under "Risk Factors" later in the prospectus.

Terms of the Offering (page )

The Program. PDC 2003 Drilling Program is a series of up to twelve limited partnerships to be formed under the West Virginia Uniform Limited Partnership Act. In this prospectus, we refer to each as a "Partnership" or in the plural as the "Partnerships." We will offer and sell Units of the various Partnerships during 2001, 2002 and 2003. See "Terms of the Offering" (page ). Each Partnership when formed will constitute a separate business entity. A limited partnership agreement will govern the rights and obligations of the Partners of each Partnership. We attach a form of the limited partnership agreement as Appendix A to the prospectus. See "Summary of Partnership Agreement" (page ).

The Managing General Partner. The managing general partner of each Partnership will be Petroleum Development Corporation, which we refer to in this prospectus as the "Managing General Partner." See "Management" (page ).

Units of Partnership Interest. You may choose to purchase units of general partnership interest or units of limited partnership interest in the particular Partnership being offered. "Unit" means a Partnership interest of a Limited Partner or of an Additional General Partner purchased by an Investor Partner. This interest is the right and obligation to share a proportional part of the Investor Partners' share of Partnership income, expense, assets and liabilities. The fractional interest purchased by a one Unit investment in the Investor Partners' interest in the Partnership is the ratio of one Unit to the total number of Units sold. See "Terms of the Offering - Types of Units" (page ).

Funding of a Partnership. In order to fund a Partnership, we must sell a minimum of 75 Units or $1,500,000 for each PDC Partnership designated as an -A,-B or -C Partnership, or a minimum of 125 Units or $2,500,000 for each PDC Partnership designated as a -D Partnership. The maximum subscription for an -A, -B or -C Partnership is 750 Units or $15,000,000, and the maximum subscriptions for a -D Partnership is 1,250 Units or $25,000,000. For example, we must sell at least 75 Units or $1,500,000 to fund the PDC 2003-B Limited Partnership and at least 125 Units or $2,500,000 to fund the PDC 2003-D Limited Partnership. We may terminate the offering of a particular Partnership at any point after the minimum subscription is reached. If you wish to see a table presenting the minimum and maximum subscriptions and the targeted offering termination and closing date for each Partnership, see "Terms of the Offering - General" (page ).

Subscription and Escrow. All subscriptions are payable in cash upon subscription. We have selected Chase Manhattan Trust Company as escrow agent to hold all subscription proceeds of each Partnership in a separate interest-bearing escrow account. In the event that we are unable to sell the minimum required number of Units of any particular Partnership, that Partnership will not receive funds from escrow, and the Escrow Agent will promptly return all subscription proceeds with respect to that particular Partnership to the respective subscribers in full with any interest earned on the subscriptions and without any deduction from the subscriptions. See "Terms of the Offering" (page ).

Conversion of Units by the Managing General Partner and by Additional General Partners. We will convert all Units of general partnership interest of a particular Partnership into Units of limited partnership interest of that Partnership upon completion of drilling and completion operations of that Partnership. Moreover, Additional General Partners of a particular Partnership will have the right to convert their Units into Units of limited partnership interest and thereafter become limited partners of their Partnership. See "Terms of the Offering - Conversion of Units by the Managing General Partner and by Additional General Partners" (page ), "Proposed Activities - Insurance" (page ), and "Tax Considerations - Conversion of Interests" (page ).

Unit Repurchase Program. Beginning with the third anniversary of the date of the first cash distribution of the particular Partnership, Investor Partners of that Partnership may offer their Units to us for repurchase. Repurchase of Units is subject to certain conditions, including our financial ability to purchase the Units and certain opinions of counsel. Subject to such financial condition and opinions of counsel, we will offer annually to repurchase for cash a minimum of 10% of the Units originally subscribed to in the Partnership. The repurchase price will not necessarily represent the fair market value of the Units. See "Terms of the Offering - Unit Repurchase Program" (page ) and "Tax Considerations - Gain or Loss on Sale of Property or Units" (page ).

Suitability Standards - Long-Term Investment. We have instituted strict suitability standards for investment in the Partnerships. You may not invest unless you satisfy the suitability requirements. The high degree of investment risk together with the restrictions on the sale of Units, lack of a market for the Units, and the tax consequences of a purchase of Units makes investment in the Partnerships suitable only for persons who are able to hold their Units on a long-term investment basis. See "Terms of the Offering - Investor Suitability" (page ). Tax-exempt investors (including IRAs and other tax-exempt retirement plans) and foreign investors may not purchase Units.

Risk Factors. This offering involves numerous risks, including the risks associated with gas and oil drilling and investments in gas and oil drilling programs, unlimited liability as an Additional General Partner, lack of a trading market in the Units, and significant tax considerations. See "Risk Factors" (page ) and "Tax Considerations" (page ). You should carefully consider the significant risk factors inherent in and affecting the business of the Partnerships and this offering before making an investment.

Compensation of the Managing General Partner (page )

We and our affiliates will receive substantial compensation upon the formation and as a result of the operation of the Partnership. In exchange for our cash contribution equal to 21 3/4% of the aggregate subscriptions of the investors, we will purchase a 20% interest in the Partnerships. In addition, we will receive a one-time management fee equal to 2.5% of the aggregate subscriptions upon formation of each Partnership, fees for drilling and operating Partnership wells, for marketing the natural gas produced by Partnership wells, and for administering the Partnerships, and commissions and fees for selling the Units of the Partnerships. See "Compensation to the Managing General Partner and Affiliates" (page ).

Participation in Costs and Revenues (page )

Generally, Investor Partners will receive 80% and the Managing General Partner will receive 20% of Partnership profits and losses throughout the term of each Partnership. Investor Partners may receive additional cash distributions if their Partnership fails to meet the Program`s specified performance standard. Thus, Investor Partners could receive up to 90% of Partnership distributions during the revision period. The interests of the Investor Partners and us could also change if we invest additional funds for tangible drilling and lease costs. See "Participation in Costs and Revenues - Revenues - Revisions to Sharing Arrangements" (page ) and " - Costs - Lease Costs, Tangible Well Costs, and Gathering Line Costs" (page ).

In general, the limited partnership agreement provides for the allocation of revenues and costs of the Partnership so that the Managing General Partner will receive 20% and the Investor Partners will receive 80% of the allocations. See "Participation in Costs and Revenues" (page ).

Application of Proceeds (page )

We estimate that we will apply the proceeds from the aggregate funding of a Partnership, after our cash contribution, as follows. See "Source of Funds and Use of Proceeds" (page ).

Percentage of Total

Activity Capital Contributions

Drilling and Completion Costs 89.3%

Organization and Offering Costs 8.6%

Management Fee 2.1%

Total 100.0%

Tax Considerations; Opinion of Counsel (page )

Duane, Morris & Heckscher LLP has issued to us its opinion, concerning all material federal income tax issues applicable to an investment in the Partnerships. See "Tax Considerations" (page ). To fully understand these tax issues, you should read the tax opinion in Appendix D.

Rights of the Investor Partners (page )

The limited partnership agreement, which we attach to this prospectus as Appendix A, sets forth your rights as an Investor Partner. For a summary of your rights, see "Summary of Limited Partnership Agreement."

RISK FACTORS

Investment in the Partnerships involves a high degree of risk and is suitable only for investors of substantial financial means who have no need of liquidity in their investments. This prospectus contains forward-looking statements, including, without limitation, trends impacting the natural gas industry (including prices and market demand), the Partnerships' success in drilling and development activities, the expected effect of deregulation and the Partnerships' ability to expand their drilling activities geographically, and anticipated tax consequences, that involve risks and uncertainties. The Partnerships' actual results and development could differ materially from those discussed or implied in the forward-looking statements as a result of these and other factors. Factors that may cause or contribute to such differences include those discussed under "Risk Factors," "Participation in Costs and Revenues" (page ), "Proposed Activities" (page ), "Competition, Markets and Regulation" (page ), and "Tax Considerations" (page ) as well as those discussed elsewhere in this prospectus. We caution you, however, that this list of factors may not be exhaustive. As a prospective investor, you should consider carefully the following factors, in addition to the other information in this prospectus, prior to making your investment decision.

Special Risks of the Partnerships

Drilling natural gas wells is speculative, may be unprofitable, and may result in the total loss of your investment. The drilling and completion operations to be undertaken by each of the Partnerships for the development of natural gas reserves are speculative and involve the possibility of a total loss of your investment in a Partnership. Drilling activities may be unprofitable, not only from non-productive wells, but also from wells which do not produce natural gas in sufficient quantities or quality to return a profit on the amounts expended. Investment is suitable only for individuals who are financially able to withstand a total loss of their investment. See "Terms of the Offering - Investor Suitability" (page ).

The Managing General Partner will manage each Partnership, without any involvement by any Investor Partner. The limited partnership agreement provides that the Managing General Partner will exclusively manage and control all aspects of the business of each Partnership and will make all decisions respecting the business of each Partnership. The limited partnership agreement does not permit the Investor Partners to take part in the management of any Partnership. See Article VI and Section 7.01 of the limited partnership agreement attached as Appendix A.

The Managing General Partner has not selected any prospects for acquisition, and as a result the Investor Partners will be unable to evaluate any prospect before they invest in the Program. We have not selected any prospect for acquisition by any Partnership and will not select prospects for a particular Partnership until after the activation of that Partnership. You will not have an opportunity before purchasing Units to evaluate for yourself the relevant geophysical, geological, economic or other information regarding the prospects to be selected. See "Proposed Activities - Acquisition of Undeveloped Prospects" (page ).

Because of a lengthy offering period, delays in the investment of an investor's subscription are likely. Upon execution and delivery by you, your subscription will be irrevocable and cannot be withdrawn. Because the offering period for a particular Partnership can extend over a number of months, delays in the investment of proceeds from your initial subscription date are likely. See "Terms of the Offering" (page ).

Additional General Partners will be individually liable for Partnership obligations and liabilities beyond the amount of their subscriptions, Partnership assets, and the assets of the Managing General Partner. Under West Virginia law, the state in which each Partnership will organize, general partners of a partnership have unlimited liability with respect to that partnership; therefore, the Additional General Partners will be liable individually and as a group for all obligations and liabilities of creditors and claimants, whether arising out of contract or tort, in the conduct of Partnership operations. If you invest as an Additional General Partner, you may be liable for amounts in excess of your subscriptions, the assets of the Partnership, including insurance coverage, and the assets of the Managing General Partner, which has agreed to indemnify the Additional General Partners.

The Managing General Partner and its Affiliates will receive compensation from the Partnership upon funding of the Partnership and throughout the life of the Partnership. We will receive compensation throughout the life of the Partnership. We will contribute to the Partnerships an amount in cash equal to not less than 21 3/4% of the capital contributions of the Investor Partners. Our share of operating profits in each Partnership will be 20%. Each Partnership at closing will pay to us a one-time management fee equal to 2.5% of total subscriptions. The Partnership will pay us for drilling and completing the Partnership's wells and for operations and field supervision, Partnership accounting, engineering, management, and general and administrative expenses. The Partnership will reimburse us for all documented out-of-pocket expenses incurred on behalf of the Partnership. We may enter into transactions with the Partnership for services, supplies, and equipment and will receive compensation at competitive prices and terms. PDC Securities Incorporated, our affiliate, will receive a fee as Dealer Manager equal to 10 1/2% of the subscription proceeds for sales commissions, reimbursement of bona fide due diligence expenses, and wholesaling fees, some of which PDC Securities will reallow to broker-dealers which effect sales of the Units. See "Compensation to the Managing General Partner and Affiliates" (page ).

An investor who subscribes for Units cannot revoke the subscription. Your execution and delivery to us of the subscription agreement constitute your binding offer to buy Units in a Partnership. Once you subscribe for Units, you will not be able to revoke your subscription. Chase Manhattan Trust Company will hold subscription proceeds of each Partnership in a separate interest-bearing escrow account. In the event that the offering of Units in a particular Partnership has not closed within the allotted offering period, Chase Manhattan Trust Company will return promptly all escrowed funds to the respective investors of that particular Partnership with any interest earned on and without any deduction from such funds.

The Partnership's wells might not produce commercial quantities of natural gas. The selection of prospects for natural gas drilling is inherently speculative and is subject to a high degree of risk. We cannot predict whether any prospect will produce natural gas or commercial quantities of natural gas. We cannot predict the life and production of any well. The actual lives could differ from those anticipated. Partnership wells may not produce sufficient gas for investors to receive a profit or even to recover their initial investment. See "Proposed Activities - Acquisition of Undeveloped Prospects" (page ).

There will be no public market for the Units, and as a result an Investor Partner may not be able to sell his or her Units. There will be no public market for the Units nor will a public market develop for the Units. You may not be able to sell your Partnership interests or may be able to sell them only for less than fair market value. A sale or transfer of Units by you requires our prior written consent. See "Transferability of Units" (page ).

Sufficient insurance coverage may not be available for the Partnership, thereby increasing the risk of loss for the Investor Partners. It is possible that some or all of the insurance coverage which the Partnership has available may become unavailable or prohibitively expensive. In such case, we may elect to change the insurance coverage. Upon such change, Additional General Partners could elect to become Limited Partners. See "Proposed Activities - Insurance" (page ). Additional General Partners who elected to remain Additional General Partners could be exposed to additional financial risk due to the reduced insurance coverage and due to the fact that Additional General Partners would continue to be individually liable for obligations and liabilities of the Partnership. As an Investor Partner, you could be subject to greater risk of loss of your investment since less insurance would be available to protect your Partnership from casualty losses.

A Partnership which drills fewer wells will be less diversified, thereby increasing the risk of financial loss for the investors. We intend to spread the risk of natural gas drilling by participating in wells on a number of different prospects. However, the cost of drilling wells in different geographic locations varies greatly. A Partnership subscribed at the minimum level or which drills more expensive wells would be able to participate in fewer prospects, thereby decreasing the diversification of the Partnership's investment in prospects and increasing your risk of financial loss of that Partnership. See "Proposed Activities - Drilling and Completion Phase - Drilling and Operating Agreement" (page ).

Through their involvement in Partnership and other non-Partnership activities, the Managing General Partner and its Affiliates have interests which conflict with those of the Investor Partners. Our continued active participation in oil and gas activities for our own account and on behalf of other partnerships organized or to be organized by us, our sale of leases to and other transactions with the Partnerships, and the manner in which Partnership revenues are allocated create conflicts of interest with the Partnerships. We have interests which inherently conflict with your interests. There can be no assurance that any transaction between affiliated parties and us will be on terms as favorable as could have been negotiated with unaffiliated third parties. See "Conflicts of Interest" (page ).

Unaffiliated persons might manage jointly-owned Partnership prospects; a Partnership could be financially liable for obligations of such jointly-owned prospects. The Partnerships will usually acquire less than the full working interest in prospects and, as a result, will engage in joint activities with other working interest owners. Additionally, the Partnership might purchase less than a 50% working interest in one or more prospects. As a result, someone other than the Partnership or us may control and manage such prospects. A Partnership could be held liable for the joint activity obligations of the other working interest owners, such as nonpayment of costs and liabilities arising from the actions of the working interest owners. Full development of the prospects could be jeopardized in the event of the inability of other working interest owners to pay their respective shares of drilling and completion costs. As a result, your investment in that Partnership could be adversely affected. See "Proposed Activities - Drilling and Completion Phase - Drilling and Operating Agreement" (page ).

A Partnership may not borrow funds, even if needed for Partnership operations; as a result, the Partnership might not have sufficient capital for its operations. The Partnership intends to utilize substantially all available capital from this offering for the drilling and completion of wells and will have only nominal funds available for Partnership purposes prior to such time as there is production from Partnership well operations. The limited partnership agreement does not permit the Partnership to borrow money as may be required for its business. Therefore, any future requirement for additional funding will have to come, if at all, from the Partnership's production. There is no assurance that production will be sufficient to provide the Partnership with necessary additional funding. See "Source of Funds and Use of Proceeds - Subsequent Source of Funds" (page ) and "Proposed Activities - Production Phase of Operations - Expenditure of Production Revenues" (page ).

The Partnership and other partnerships sponsored by the Managing General Partner may compete with each other for prospects, equipment, contractors, and personnel; as a result, the Partnership may find it more difficult to operate effectively . During 2001 and thereafter, we plan to offer interests in other partnerships to be formed for substantially the same purposes as those of the Partnerships. Therefore, a number of partnerships with unexpended capital funds, including those partnerships to be formed before and after the Partnerships, may exist at the same time. Due to competition among partnerships for suitable prospects and availability of equipment, contractors, and our personnel, the fact that partnerships previously organized by us may still be purchasing prospects (when the Partnership is attempting to purchase prospects) may make more difficult the completion of prospect acquisition activities by a Partnership.

The Partnership may drill exploratory wells, which involves a greater risk of financial loss than drilling development wells. Each Partnership may drill one or more exploratory wells. Drilling exploratory wells involves greater risks of dry holes and loss of your investment. Drilling development wells generally involves less risk of dry holes but developmental acreage is more expensive and subject to greater royalties and other burdens on production. See "Proposed Activities" (page ).

The results of drilling previous partnerships sponsored by the Managing General Partner are not indicative of the results to be experienced by the Partnerships. You should not consider information concerning the prior drilling experience of previous partnerships sponsored by us, presented under the caption "Prior Activities" (page ), as being indicative of the results you might expect from your investment in these Partnerships.

In view of the cost sharing arrangements, the Investor Partners will bear the substantial amount of costs and risks of non-commercial wells. Under the cost and revenue sharing provisions of the limited partnership agreement, we and the Investor Partners may share in costs disproportionate to our respective sharing of revenues. Because the Investor Partners will bear the substantial amount of costs of acquiring, drilling and developing the prospects, the Investor Partners will bear the substantial amount of costs and risks of drilling dry holes and marginally productive wells. See "Participation in Costs and Revenues" (page ).

Investor Partners may be personally liable for acting contrary to the limited partnership agreement. As an Investor Partner, you may not participate in the management of the Partnership business. The limited partnership agreement forbids you as an Investor Partner from acting in a manner harmful to the business of the Partnership. If you act in contravention of the terms of the limited partnership agreement, you may have to pay for such losses and may also have to pay other Partners for all damages resulting from your breach of the limited partnership agreement. See "Summary of Limited Partnership Agreement" (page ).

Indemnification of Additional General Partners by the Managing General Partner could reduce the value of the Partnership and the investment interests of the Investor Partners. We have agreed to indemnify each of the Additional General Partners for obligations related to casualty and business losses which exceed available insurance coverage and Partnership assets. Any successful claim of indemnification will reduce the value of the Partnership. As a result, the value of your investment interest in the Partnership would be reduced. In such event, you could lose your entire investment in the Partnership. See "Summary of Partnership Agreement - Indemnification" (page ).

Receipt by Limited Partners of Partnership distributions could result in liability of such Limited Partners to the Partnership. If Limited Partners receive a return of any part of their capital contributions to a Partnership, without violation of the limited partnership agreement or the West Virginia Uniform Limited Partnership Act, which we refer to in this prospectus as the "Act," such Limited Partners will be liable to the Partnership for a period of one year after such return for the amount of the returned contributions. If the return is in violation of the limited partnership agreement or the Act, the Limited Partners will be liable to the Partnership for a period of six years after such return for the amount of the contribution wrongfully returned.

A significant financial loss by the Managing General Partner could adversely affect the Partnership. As a result of our commitments as general partner of several partnerships and because of the unlimited liability of a general partner to third parties, our net worth is at risk of reduction if we suffer a significant financial loss. Because we are primarily responsible for the conduct of the Partnership's affairs, a significant adverse financial reversal for us could have an adverse effect on the Partnership and the value of the Units in that Partnership. See "Prior Activities - Prior Partnerships" (page ).

An Investor Partner may not receive a distribution if the distribution would cause a capital account deficit. The limited partnership agreement prohibits you from receiving allocations or distributions to the extent such would create deficits in your capital account.

The dealer manager is not independent and has not conducted an independent due diligence evaluation of the offering. PDC Securities Incorporated, the Dealer Manager of this offering, is our affiliate and is not independent which creates a conflict of interest in its due diligence examination and evaluation of this offering. See "Conflicts of Interest" (page ).

Risks Pertaining to Natural Gas Investments

The drilling of gas wells is highly speculative and risky and may result in unprofitable wells. Natural gas drilling is a highly speculative activity marked by many unsuccessful efforts. You must recognize the possibility that the wells drilled may not be productive. Even completed wells may not produce enough gas to show a profit. Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines. In addition, ground water, various clays, lack of porosity, and permeability may hinder or restrict production or even make production impractical or impossible. See "Proposed Activities" (page ).

The prices for natural gas have been quite unstable; a decline in the price could adversely impact the Partnership. Global economic conditions, political conditions, and energy conservation have created unstable prices. Revenues of each Partnership are directly related to natural gas prices which we cannot predict. The prices for domestic natural gas production have varied substantially over time and may in the future decline which would adversely affect the Partnerships and the Investor Partners. Prices for natural gas have been and are likely to remain extremely unstable. See "Competition, Markets and Regulation" (page ).

Fluctuating market conditions, intense competition in drilling, and government regulations may adversely affect the profitability of the Partnership. A large number of companies and individuals engage in drilling for natural gas and there is competition for the most desirable leases as well as materials and equipment to drill and complete wells. The sale of any natural gas found and produced by the Partnerships will be affected by fluctuating market conditions and regulations, including environmental standards, set by state and federal agencies. From time-to-time, a surplus of natural gas may occur in areas of the United States. The effect of a surplus may be to reduce the price the Partnerships receive for their gas production, or to reduce the amount of natural gas that the Partnerships may produce and sell. As a result, the Partnership may not be profitable. See "Competition, Markets and Regulation" (page ).

Environmental hazards involved in drilling gas wells may result in substantial liabilities for the Partnership. There are numerous natural hazards involved in the drilling of wells, including unexpected or unusual formations, pressures, blowouts involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. Uninsured liabilities would reduce the funds available to a Partnership, may result in the loss of Partnership properties and may create liability for Additional General Partners. A Partnership may be subject to liability for pollution, abuses of the environment and other similar damages. Although the Partnerships will maintain insurance coverage in amounts we deem appropriate, it is possible that insurance coverage may be insufficient. In that event, Partnership assets would pay personal injury and property damage claims and the costs of controlling blowouts or replacing destroyed equipment rather than for drilling activities. See "Proposed Activities - Insurance" (page ).

Increases in drilling costs would adversely affect the Partnership's profitability. The oil and gas industry historically has experienced periods of rapid cost increases. Increases in the cost of exploration and development would affect the ability of the Partnerships to acquire additional leases, gas equipment, and supplies and would adversely affect the profitability of the Partnerships.

A reduced availability of drilling rigs may adversely affect the operations of the partnerships. Increased drilling operations in some areas of the United States have resulted in the decreased availability of drilling rigs and gas field tubular goods. Also, international developments and the possible improved economics of domestic oil and gas exploration may influence others to increase their domestic oil and gas exploration. These factors may reduce the availability of rigs to the Partnership resulting in delays in drilling activities. The reduced availability of rigs may adversely affect the operations of the Partnerships and the timing of investors' tax deductions. See "Competition, Markets and Regulation - Competition and Markets" (page ).

Failure by subcontractors to pay for materials or services could adversely affect the Partnership's profitability. Although we will endeavor to ascertain the financial condition of non-affiliated subcontractors, if subcontractors fail to timely pay for materials and services, the wells of the Partnerships could be subject to materialmen's and workmen's liens. In that event, the Partnerships could incur excess costs in discharging such liens.

Various production and marketing conditions may cause delay in Partnership gas production and adversely affect the Partnership's profitability. Drilling wells in areas remote from marketing facilities may delay production from those wells until sufficient reserves are established to justify construction of necessary pipelines and production facilities. The Partnership's inability to complete wells in a timely fashion may also result in production delays. In addition, marketing demands which tend to be seasonal may reduce or delay production from wells. Wells drilled for the Partnerships may have access to only one potential market. Local conditions including but not limited to closing businesses, conservation, shifting population, pipeline maximum operating pressure constraints, and development of local oversupply or deliverability problems could halt or reduce sales from Partnership wells.

Tax Status and Tax Risks

It is possible that the tax treatment currently available with respect to natural gas exploration and production will change on a retroactive or prospective basis as a result of additional legislative, judicial, or administrative actions. See "Tax Considerations" (page ).

Partnership classification as a publicly traded partnership would substantially alter the tax treatment of the Partnership. Tax counsel has rendered its opinion that each Partnership will be classified for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation. Such opinion is not binding on the Internal Revenue Service or the courts. The Service could assert that a Partnership should be classified as one of these other structures. If a Partnership were so classified, any income, gain, loss, deduction, or credit of the Partnership would remain at the entity level, and not flow through to you, the income of the Partnership would be subject to corporate tax rates at the entity level and distributions to you may be considered dividend distributions subject to federal income tax at the Investor Partners' level. See "Tax Considerations - General Tax Effects of Partnership Structure" (page ).

Substantially different tax considerations are involved in one's choice to invest as an Additional General Partner or as a Limited Partner. An investment as an Additional General Partner in a Partnership may not be advisable for a person whose taxable income from all sources is not recurring or is not normally subject to the higher marginal federal income tax rates. An investment as a Limited Partner may not be advisable for a person who does not anticipate having substantial current taxable income from passive trade or business activities. A Limited Partner cannot utilize any passive losses generated by the Partnerships until he or she is in receipt of passive income.

Partnership income, losses, gains, and deductions allocable to any Limited Partners will be subject to the passive activity rules whereas those allocable to an Additional General Partner will generally not be subject to the passive activity rules. After conversion of an Additional General Partner's interest to that of a Limited Partner, allocable income and gains will be treated as nonpassive while losses and deductions will be subject to limitation under the passive loss rules. See "Tax Considerations."

Under the Code, a Partner's tax liabilities may exceed the cash distributions received by such Partner. Federal income tax payable by you by reason of your distributive share of Partnership taxable income for any year may exceed the cash distributed to you by the Partnership. You must include in your own return for a taxable year your share of the items of the Partnership's income, gain, profit, loss, and deductions for the year, to the extent required under the Internal Revenue Code as then in effect, whether or not cash proceeds are actually distributed to you. For example, income from the Partnership's sale of gas production is taxable to you as ordinary income subject to depletion and other deductions; your distributive share of the Partnership's taxable income will be taxable to you whether or not the income is actually distributed to you.

If the Service audits the Partnership's tax returns, an Investor Partner might owe more taxes. Although the Partnerships will not be registered with the Service as "tax shelters," it is possible that the Service will audit each Partnership's returns. If such audits occur, tax adjustments might be made that would increase the amount of taxes due or increase the risk of audit of your individual tax return. In addition, costs and expenses may be incurred by a Partnership in contesting such adjustments. The cost of responding to audits of your tax return will be borne solely by you. See "Tax Considerations - Administrative Matters" (page ).

Partnership losses after the conversion of general partnership interests to limited partnership interests will be passive losses for tax purposes. Tax counsel to the Managing General Partner has rendered its opinion that interests in the Partnerships held by the Additional General Partners will not be subject to the passive activity rules. However, losses arising after a conversion to limited partnership interests will be treated as passive and, consequently, will only be available to offset passive income. Losses allocable to the Limited Partners will be subject to the passive loss rules, while income so allocable will be passive except to the extent characterized as portfolio.

A material portion of the subscription proceeds will not be currently deductible. A material portion of the subscription proceeds of a Partnership will be expended for cost and expense items which will not be currently deductible for income tax purposes. See "Tax Considerations - Transaction Fees" (page ).

The Service could challenge the Partnership's prepayment of drilling costs. Some drilling cost expenditures may be made as prepayments during 2001 (with respect to Partnerships designated as "PDC 2001- Limited Partnership"), 2002 (with respect to Partnerships designated as "PDC 2002- Limited Partnership"), and 2003 (with respect to Partnerships designated as "PDC 2003- Limited Partnership") for drilling and completion operations which in large part may be performed during 2002, 2003 and 2004, respectively. All or a portion of such prepayments may be then currently deductible by the applicable Partnership if the well to which the prepayment relates is spudded within 90 days after December 31, 2001, 2002 or 2003, respectively; the payment is not a mere deposit; and the payment serves a business purpose or otherwise satisfies the clear reflection of income rule. A Partnership could fail to satisfy the requirements for deduction of prepaid intangible drilling and development costs. The Service may challenge the deductibility of such prepayments. If such a challenge were successful, such prepaid expenses would be deductible in the tax year in which the services under the drilling contracts are actually performed. See "Tax Considerations - Intangible Drilling and Development Costs Deductions" (page ).

Counsel's tax opinion does not cover various tax considerations involved in one's investment in the Partnership. Due to the lack of authority, or the essentially factual nature of the question, tax counsel to the Partnership, Duane, Morris & Heckscher LLP, has expressed no opinion as to the following: (i) whether the losses of the Partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, (ii) whether any of the Partnership's properties will be entitled to percentage depletion, (iii) whether any interest incurred by a Partner with respect to any borrowings will be deductible or subject to limitations on deductibility, (iv) whether the fees to be paid to us and to third parties will be deductible, and (v) the impact of an investment in the Partnership on an Investor's alternative minimum tax.

Various of the above-referenced matters are factual in nature, and the facts are unknown at this time. Therefore, counsel is unable to render an opinion at this time with respect to these matters as to the tax consequences and burdens a taxpayer will likely experience as a result of an investment in the Partnership. The facts when they become known with respect to the various matters referred to above may vary from taxpayer to taxpayer and may result in different tax consequences and burdens for individual taxpayers.

You should recognize that an opinion of counsel merely represents such counsel's best legal judgment under existing statutes, judicial decisions, and administrative regulations and interpretations. There can be no assurance, however, that some of the deductions claimed by a Partnership will not be challenged successfully by the Service.

TERMS OF THE OFFERING

General

- Up to twelve limited partnerships (four in 2001, four in 2002, four in 2003)

- Units of general partnership interest and Units of limited partnership interest being offered - investor must choose

- $20,000 Cost per Unit

- Minimum subscription - $5,000

- Minimum partnership - $1,500,000 in Subscriptions

- Maximum partnership - $15,000,000 in Subscriptions

- Maximum aggregate subscriptions for twelve partnerships - $150,000,000

- Subscription proceeds will be placed in escrow until Partnership funded.

PDC 2003 Drilling Program will offer for sale an aggregate of 7,500 Units at $20,000 per Unit, aggregating $150,000,000, of preformation interests in a series of up to twelve limited partnerships to be formed under the laws of West Virginia. You may purchase Units only if you meet the suitability standards set forth below. We will offer Units for sale over a three-year period. The managing general partner of each Partnership will be Petroleum Development Corporation, a publicly-owned Nevada corporation, which we refer to as the "Managing General Partner." We in our discretion may accept subscriptions for less than full Units. The minimum subscription is one-quarter Unit ($5,000). In the event you purchase Units on more than one occasion during the offering period of a Partnership, the minimum purchase on each occasion is $5,000 (one-quarter Unit). We will not sell Units to tax-exempt investors or to foreign investors.

You may elect to purchase Units as an Additional General Partner or as a Limited Partner. Additionally, you may purchase Units of general partnership interest and Units of limited partnership interest.

Upon the sale of at least the minimum number of Units in a Partnership (75 Units aggregating $1,500,000; 125 Units aggregating $2,500,000 with respect to each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership and PDC 2003-D Limited Partnership) and upon termination of the offering of Units in that Partnership, we will form a limited partnership under the laws of West Virginia. At that time the units of preformation general partnership interest and preformation limited partnership interest will become Units of general partnership interest and Units of limited partnership interest, respectively, in the particular Partnership. There is no restriction on the composition of the type of partnership interests with respect to any Partnership.

If we do not sell the minimum required aggregate subscription amount of $1,500,000 (or $2,500,000, as appropriate) in the offering of Units of any Partnership, we will not fund that Partnership, and the escrow agent will promptly return all subscription proceeds with respect to that Partnership to the respective subscribers in full with any interest earned on the escrowed funds and without any deduction from the escrowed funds. We may not complete a sale of Units to any investor until at least five business days after the date the investor has received a final prospectus. In addition, we will send to each investor a confirmation of the purchase.

The maximum subscription of any Partnership will be the lesser of $15,000,000 ($25,000,000 with respect to each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership and PDC 2003-D Limited Partnership) or the remaining unsold units based on the $150,000,000 aggregate registration.

We will designate the various Partnerships as follows. The subscription period for each of the Partnerships in our Program will be as follows, unless earlier terminated or withdrawn by us:

Partnership Minimum Maximum Planned

Name Subscription(1) Subscription(2) Termination(3)

PDC 2001-A $1.5 million $15 million May 21, 2001

PDC 2001-B $1.5 million $15 million September 10, 2001

PDC 2001-C $1.5 million $15 million November 12, 2001

PDC 2001-D $2.5 million $25 million December 31, 2001

We will offer and sell the securities of these Partnerships only during 2001.

PDC 2002-A $1.5 million $15 million May 13, 2002

PDC 2002-B $1.5 million $15 million September 9, 2002

PDC 2002-C $1.5 million $15 million November 11, 2002

PDC 2002-D $2.5 million $25 million December 31, 2002

We will offer and sell the securities of these Partnerships only during 2002.

PDC 2003-A $1.5 million $15 million May 19, 2003

PDC 2003-B $1.5 million $15 million September 8, 2003

PDC 2003-C $1.5 million $15 million November 10, 2003

PDC 2003-D $2.5 million $25 million December 31, 2003

We will offer and sell the securities of these Partnerships only during 2003.

  $1.5 million is 75 Units; $2.5 million is 125 Units.
  $15 million is 750 Units; $25 million is 1,250 Units.
  Partnerships with sales during a year must be closed no later than December 31 of that year.

  The offering of any particular Partnership may extend beyond its anticipated termination date by not more than sixty days or be terminated earlier; however, no offering of Partnerships designated "PDC 2001- Limited Partnership," "PDC 2002- Limited Partnership" or "PDC 2003- Limited Partnership" may extend beyond December 31, 2001, 2002, or 2003, respectively.

  Although the offering of Units in subsequent Partnerships will not commence until the subscription of Units in prior Partnerships has reached the minimum subscription or that prior offering has terminated, we may choose to offer the Units of PDC 2001-C Limited Partnership and PDC 2001-D Limited Partnership (and PDC 2002-C Limited Partnership and PDC 2002-D Limited partnership; and PDC 2003-C Limited Partnership and PDC 2003-D Limited Partnership, as appropriate) at the same time until the offering of Units in PDC 2001-C Limited Partnership (or PDC 2002-C Limited Partnership or PDC 2003-C Limited Partnership, as appropriate) has terminated, in order that investors be allowed to diversify their investments in the two Partnerships, if they so choose.

  Once the offering with respect to a particular Partnership has closed, we will not offer or sell additional Units with respect to that Partnership. At or about the time of funding of a particular Partnership, we anticipate that we will supplement this prospectus to reflect the results of the offering of such Partnership. We will not commence operations of a particular Partnership until termination of its offering period.

  We will fund each Partnership promptly following the termination of its respective offering period, provided that such Partnership has reached the minimum subscriptions. We will not fund any Partnership beyond December 31, 2001, with respect to Partnerships designated "PDC 2001- Limited Partnership," beyond December 31, 2002, with respect to Partnerships designated "PDC 2002- Limited Partnership" and December 31, 2003, with respect to Partnerships designated "PDC 2003- Limited Partnership."

  Subscriptions for Units are payable $20,000 in cash per Unit purchased upon subscription. We will place all subscription proceeds of each Partnership in a separate interest-bearing escrow account with our escrow agent, Chase Manhattan Trust Company, located at One Oxford Centre, Suite 1100, 301 Grant Street, Pittsburgh, Pennsylvania 15219, during the offering period of that Partnership. The escrow agreement requires the escrow agent to invest escrowed funds upon receipt and forbids the escrow agent from disbursing funds except upon deposit of checks representing at least the minimum subscriptions and upon written instructions from us and the dealer manager. At that time the escrow agent will disburse the escrowed subscriptions in accordance with such instructions. In the event that we fail to raise the minimum subscriptions, the escrow agent will promptly return the escrowed funds to the subscribers.

  The escrow agent will promptly return escrowed subscriptions of Partnerships not closed by the sixtieth day following the anticipated offering termination date to the respective investor of that Partnership. However, if the offering of Units in PDC 2001-C Limited Partnership or PDC 2001-D Limited Partnership (or PDC 2002-C Limited Partnership or PDC 2002-D Limited Partnership; or PDC 2003-C Limited Partnership or PDC 2003-D Limited Partnership, as appropriate) has not closed on or before December 31, 2001 (or 2002 or 2003, as appropriate), the escrow agent will promptly return the escrowed funds of that particular Partnership to those investors. The escrow agent will not commingle subscriptions with our funds, nor will subscriptions be subject to the claims of our creditors. The escrow agent will invest subscription proceeds during the offering period only in short-term institutional investments comprised of or secured by securities of the U.S. government. The interest rate on the escrow account is variable. We will direct the escrow agent to pay to the respective subscriber after closing any interest accrued on subscription funds prior to closing of the offering and funding of a Partnership.

  Investors should make their checks for Units payable to "Chase as Escrow Agent for PDC 2001- Limited Partnership" (or "PDC 2002- Limited Partnership" or "PDC 2003- Limited Partnership," as appropriate) and give their checks to their broker for submission to the Dealer Manager and escrow agent. Your execution of the subscription agreement and its acceptance by us constitute your execution of the limited partnership agreement and your agreement to be bound by the terms of the limited partnership agreement as a Partner, including your granting of a special power of attorney to us appointing us as your lawful representative to execute and file a certificate of limited partnership and any amendment of the certificate, governmental reports, certifications, contracts, and other matters.

  Activation of the Partnerships

  - Each Partnership will receive funds following termination of offering period.

  - Each Partnership is a separate business and economic entity from each other Partnership.

  - Partnerships will organize under West Virginia law.

  We will organize each Partnership under the Act and each Partnership will receive funds promptly following the termination of its offering period. However, we will not fund a Partnership with less than the requisite minimum aggregate subscriptions. A Partnership will not commence any drilling operations until after its funding.

  Each Partnership will be a separate and distinct business and economic entity from each other Partnership. Thus, as an Investor Partner, you will be a Partner only of that Partnership in which you specifically invest and will have no interest in any of the other Partnerships (unless you also invest in other Partnerships). Therefore, you should consider and rely solely upon the operations and success (or lack of success) of your own Partnership in assessing the quality of your investment.

  Upon funding of a Partnership, we will deposit the subscription funds in interest-bearing accounts or invest such funds in short-term highly-liquid securities where there is appropriate safety of principal, in that Partnership's name until the funds are required for Partnership purposes. Interest earned on amounts so deposited or invested will be the property of the respective Partnership whose funds earned the interest.

  We anticipate that within 12 months following the formation of a Partnership it will have expended or committed all subscriptions for Partnership operations. We will return any unexpended and/or uncommitted subscriptions at the end of such 12-month period pro rata to the Investor Partners and we will reimburse such Partners for organization and offering costs and the management fee allocable to the return of capital. The term "uncommitted capital" will not include amounts set aside for necessary operating capital reserves.

  We will file a certificate of limited partnership and any other documents required to form the Partnerships with the State of West Virginia and will elect for the Partnerships to be governed by the West Virginia Uniform Limited Partnership Act. We will also take all other actions necessary to qualify the Partnerships to do business as limited partnerships or cause the limited partnership status of the Partnerships to be recognized in any other jurisdiction where the Partnerships conduct business.

  Types of Units

  - Investor may choose to be Limited Partner or Additional General Partner.

  You may purchase Units in a Partnership as a Limited Partner or as an Additional General Partner. Although Investor Partners will generally share income, gains, losses, deductions, and cash distributions allocable to them pro rata based upon the amount of their subscriptions, there are material differences in the federal income tax effects and the liability associated with these different types of Units. Any income, gain, loss, or deduction attributable to Partnership activities will generally be allocable to the Partners who bear the economic risk of loss with respect to such activities. Further, Additional General Partners generally may offset Partnership losses and deductions against income from any source. Limited Partners generally may offset Partnership losses and deductions only against passive income. See "Tax Considerations."

  You may transfer or assign your Units of partnership interest in accordance with Section 7.03 of the limited partnership agreement. Transferees seeking to become substituted Partners must meet the suitability requirements set forth in this prospectus. A substituted Additional General Partner will have the same rights and responsibilities, including unlimited liability, in the Partnership as every other Additional General Partner. See "Risk Factors - Unlimited Liability of Additional General Partners."

  You must indicate on the Investor Signature Page of the subscription agreement the number of limited partnership Units or general partnership Units subscribed for. If you fail to indicate on the subscription agreement a choice between investing as a Limited Partner or as an Additional General Partner, we will not accept your subscription but will promptly return the subscription agreement and the tendered subscription funds to you.

  Limited Partners. The Limited Partners will consist of the Initial Limited Partner, Steven R. Williams, one of our executive officers and directors, until the admission of a Limited Partner to the Partnership, and each investor who purchases Units of limited partnership interest being offered hereby. The liability of a Limited Partner of the Partnership for the Partnership's debts and obligations will not exceed that Partner's capital contributions, his or her share of Partnership assets, and the return of any part of his or her capital contribution (a) for a period of one year thereafter for the amount of his or her returned contribution if a Limited Partner has received the return without violation of the limited partnership agreement or the Act, but only to the extent necessary to discharge the Limited Partner's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership and (b) for a period of six years thereafter for the amount of the contribution wrongfully returned if a Limited Partner has received the return in violation of the limited partnership agreement or the Act.

  General Partners. The General Partners will consist of the Managing General Partner and each investor purchasing Units of general partnership interest. We refer to these persons in this prospectus as "Additional General Partners." As a general partner of a Partnership, each Additional General Partner will be fully liable for the debts, obligations and liabilities of the Partnership individually and as a group with all other general partners as provided by the Act to the extent liabilities are not satisfied from the proceeds of insurance, from the indemnification by us, or from the sale of Partnership assets. See "Risk Factors." While the activities of the Partnership are covered by substantial insurance policies and indemnification by us which we discuss in this prospectus, it is possible that the Additional General Partners will incur personal liability (not covered by insurance, Partnership assets, or indemnification) as a result of the activities of the Partnership.

  Conversion of Units by the Managing General Partner and by Additional General Partners

  - We will convert all Units of general partnership interest into Units of limited partnership interest after drilling and completion operations are done.

  - Additional General Partners may convert to become Limited Partners after one year.

  - If there is a material change in a Partnership's insurance coverage, Additional General Partners may convert prior to such change.

  - Liability for Investors will be limited after conversion.

  We will convert all Units of general partnership interest of a particular Partnership into Units of limited partnership interest when drilling and completion operations of that Partnership are done. In addition, upon written notice to us, and except as provided below and in the limited partnership agreement, Additional General Partners of a Partnership have the right to convert their interests into limited partnership interests of that Partnership at any time after one year following the closing of the offering of that Partnership and the disbursement to that Partnership of the proceeds of the offering. Additional General Partners may also convert their interests into limited partnership interests at any time within the 30 day period prior to any material change in the amount of the Partnership's insurance coverage. Upon conversion they will become Limited Partners of that Partnership. Effecting conversion is subject to the express requirements that the conversion will not cause a termination of the Partnership for federal income tax purposes and that the Additional General Partner provides written notice to us of such intent to convert.

  Conversion of an Additional General Partner to a Limited Partner in a particular Partnership will be effective upon our filing an amendment to the Certificate of Limited Partnership. We are obligated to file an amendment to the Certificate at any time during the full calendar month after receipt by us of the required notice of the Additional General Partner, provided that the conversion will not constitute a termination of the Partnership for tax purposes. A conversion made in response to a material change in that Partnership's insurance coverage will be effective prior to the effective date of the change in insurance coverage. After the conversion of a Partner's general partnership interest to that of a Limited Partner, each converting Additional General Partner will continue to have unlimited liability regarding Partnership liabilities arising prior to the effective date of such conversion, but will have limited liability to the same extent as Limited Partners after conversion to Limited Partner status is effected.

  We are not entitled to convert our interests into limited partnership interests. Limited Partners do not have any right to convert their Units into Units of general partnership interest. In the event Additional General Partners desire to convert to Limited Partners due to a loss of insurance coverage, the Partnership will cease drilling activities until all desired conversions can be made.

  Unit Repurchase Program

  - Investors may tender Units for repurchase at any time beginning with the third anniversary of the first cash distribution of the particular Partnership.

  - Investors may, at their election, sell their Units to the Managing General Partner for not less than four times the most recent twelve months' cash distributions from production.

  - The Managing General Partner is obligated to purchase in any calendar year such Units which aggregate 10% of the initial subscriptions, subject to its financial ability to do so and certain opinions of counsel.

  Beginning with the third anniversary of the date of the first cash distribution of the particular Partnership, you may tender your Units to us for repurchase. Subject to the available borrowing capacity under our loan agreements to effect repurchases and the opinion of counsel referred to below, each year we will offer to repurchase for cash a minimum of 10% of the Units originally subscribed to in the particular Partnership. Our offers to purchase Units will, however, be conditioned on the receipt of an opinion of our counsel that the consummation of such offer will not cause the Partnership to be treated as a "publicly traded partnership" for purposes of Code Section 7704 and on counsel`s determination that the repurchases of a particular Investor Partner's Units will not result in the termination of the Partnership for federal income tax purposes. It is possible that repurchases of Units could result in such Units being "readily tradable on a secondary market or the substantial equivalent thereof," Code Section 7704(b)(2), the result of which the Partnership could be deemed to be a "publicly-traded partnership." To limit the possibility of such characterization, we will require receipt of counsel's opinion.

  We will not favor one particular Partnership over another in the repurchase of Units. We will extend such offer equally to all interest holders participating in an individual Partnership, excluding interests held by us. Notwithstanding the preceding sentence, if Investor Partners tender more than 10% of the Units from a Partnership or more Units than we are able to purchase, we will purchase Units on a "first-come, first-served" basis based on date of receipt by us of a letter of acceptance of the repurchase offer from the Investor Partner. To the extent that we are unable to repurchase all Units tendered, because of limitations imposed by the Code or due to insufficient borrowing capacity under any loan banking agreement(s) to which we may be a party, a tendering Investor Partner will be entitled to have his or her Units repurchased on a "first-come, first-served" basis, regardless of Partnership, provided that the repurchase of a particular Investor Partner's Units will not have the effect of causing termination of his or her Partnership for tax purposes or of causing the Partnership to be treated as a "publicly traded partnership." To the extent that we are unable to repurchase all Units tendered at the same time by Partners of any Partnership, we will repurchase those particular Units on a pro rata basis.

  In order to initiate the process whereby we will repurchase your Units, you must provide us written notification of your intention to have us purchase your Units. We will provide you a written offer of a specified price for purchase of the particular Units within 30 days of our receipt of the written notification. Upon receipt of the repurchase price established by us, you, if in fact you elect to accept the repurchase price, need to notify us in writing that such price is acceptable. We will promptly mail you a check for the proceeds of the purchase.

  The minimum offer which we may make will be a cash amount equal to not less than four times cash distributions from production of that particular Partnership for the twelve months prior to the month preceding the date upon which we have received the written notification referred to above. We may, in our sole and absolute discretion, increase the offer for interests tendered for sale.

  An offering price established by us may not represent the fair market value of the Units. In setting the offering price, we will consider our available funds and our desire to acquire production as represented by the Unit and will take into account what we perceive to be our own best interests as a publicly-owned company. You are free to accept or not to accept the offer from us; you are in no way obligated to accept our offer. We will provide you with detailed information as to how we calculated our offer. We will also provide each interest holder with a calculation of the valuation of his or her interest, based on the most recent reserve evaluation prepared by an independent expert in accordance with SEC Regulation S-X, Article 4, Rule 4-10. This calculation will take into account our best estimate of anticipated production declines or increases, known price increases or decreases, operating, recompletion and plugging costs, and other relevant factors.

  To date, approximately 1,157 units (out of approximately 6,098 eligible units) of prior programs sponsored by us have been presented under the respective unit repurchase programs (which are the same as that of the Partnership) for repurchase at prices ranging from 3 to 4.5 times the most recent 12 month cash distributions. The 6,098 units include all partnerships through and including PDC 1996-D Limited Partnership. More recent programs had not satisfied the three-year holding period. The figures reflect all partnerships formed by us from 1984 through 1996.

  Investor Suitability

  - Investment in the Units involves a high degree of risk.

  - You may invest only if you are qualified to purchase Units.

  - Investment is suitable only for investors having substantial financial resources who understand the long-term nature, tax consequences, and risk factors associated with this investment.

  - Minimum requirements are $225,000 net worth, or a net worth of $60,000 and taxable income of $60,000.

  - States with more stringent requirements are set forth below.

  - Transferees of Units must meet the suitability requirements set forth in this section.

  It is the obligation of persons selling Units to make every reasonable effort to assure that the Units are suitable for investors, based on the investor's investment objectives and financial situation, regardless of the investor's income or net worth. We will not sell Units to tax-exempt investors or to foreign investors.

  We will sell Units, including fractional Units, to you only if you satisfy the following suitability requirements. Net worth will be determined exclusive of home, home furnishings and automobiles. In addition, we will sell Units to you only if you make a written representation that you are the sole and true party in interest and that you are not purchasing for the benefit of any other person (or that you are purchasing for another person who meets all of the conditions set forth in this section).

  The following represent footnotes to various states set forth in the two following tables. Please refer to the following footnotes as appropriate.

  (a) California residents generally may not transfer Units without the consent of the California Commissioner of Corporations.

  (b) Michigan, New Mexico, Ohio, Pennsylvania, and South Dakota investors may not invest if the dollar amount of their investment is equal to or more than 10% of their net worth.

  (c) The Commissioner of Securities of Missouri classifies the Units as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RSMo. 1969). Therefore, unless the Units are again registered, the offer for sale or resale of Units by an Investor Partner in the State of Missouri may be subject to the sanctions of the act.

  Purchasers of Units of Limited Partnership Interest. If you wish to purchase Units of limited partnership interest in the Partnership, you must satisfy the following suitability requirements for your state of residence, as summarized in the following table and accompanying footnotes.
State AK AL AR AZ CA CO CT DC DE FL GA HI IA ID IL IN KS KY LA MA MD ME MN MS MI	Requirement 2 1 4 (a) 1 1 1 1 1 5 (b)	State MO MT NC ND NE NH NJ NM NV NY OH	Requirement 1 (c) 1 5 1 3 1 1 (b) 1 1 (b)	State OK OR PA RI SC SD TN TX UT VA VT WA WI WV WY	Requirement 1 6 (b) 1 5 (b) 1 1 1

  The following footnotes relate to the corresponding numbers in the table above.

  You must have a minimum net worth of $225,000 or a minimum net worth of $60,000 and had during the last tax year or estimate that you will have during the current tax year "taxable income" as defined in Section 63 of the Code of at least $60,000 without regard to an investment in Units.
  You must be a person whose total purchase does not exceed 5% of your net worth if the purchase of securities is at least $10,000, and have either: (1) a minimum annual gross income of $60,000 and a minimum net worth of $60,000, exclusive of principal automobile, principal residence, and home furnishings, or (2) a minimum net worth of $225,000, exclusive of principal automobile, principal residence, and home furnishings.
  You must have either: (i) a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles), or (ii) a net worth of not less than $125,000 (exclusive of home, furnishings, and automobiles), and $50,000 in taxable income.
  You must (i) have net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles) and expect to have gross income in 2001 (with respect to investments in the PDC 2001 designated Partnerships) or in 2002 (with respect to the PDC 2002 designated Partnerships) or in 2003 (with respect to the PDC 2003 designated Partnerships) of $65,000 or more, or (ii) have net worth of not less than $500,000 (exclusive of home, furnishings, and automobiles), or (iii) have net worth of not less than $1,000,000, or (iv) expect to have gross income in 2001 (with respect to investments in the PDC 2001 designated Partnerships) or in 2002 (with respect to the PDC 2002 designated Partnerships) or in 2003 (with respect to the PDC 2003 designated Partnerships) of not less than $200,000.

  You must have (i) a net worth of not less than $225,000 (exclusive of home, furnishings, and automobiles), or (ii) a net worth of not less than $60,000 (exclusive of home, furnishings, and automobiles) and estimated 2001 (with respect to investments in the PDC 2001 designated Partnerships) or in 2002 (with respect to the PDC 2002 designated Partnerships) or in 2003 (with respect to the PDC 2003 designated Partnerships) taxable income as defined in Section 63 of the Internal Revenue Code of 1986 of $60,000 or more without regard to an investment in a Partnership.
  You must have either: (i) a net worth of at least $225,000 (exclusive of home, furnishings, and automobiles); or (ii) a net worth of at least $60,000 (exclusive of home, furnishings, and automobiles) and taxable income of $60,000 or more in 2000 (for the PDC 2001 designated Partnerships; in 2001 for the PDC 2002 designated Partnerships; in 2002 for the PDC 2003 designated Partnerships), or estimate that your 2001 (for the PDC 2001 designated Partnerships; 2002 for the PDC 2002 designated Partnerships; 2003 for the PDC 2003 designated Partnerships) taxable income, as defined in Section 63 of the Code, will be $60,000 or more, without regard to the investment in the Program; or (iii) that you are purchasing in a fiduciary capacity for a person or entity who satisfies the requirements of (i) or (ii).

Purchasers of Units of General Partnership Interest. If you wish to purchase Units of general partnership interest in the Partnership, you must satisfy the following suitability requirements for your state of residence, as summarized in the following table.
State AK AL AR AZ CA CO CT DC FL GA HI IA ID IL IN KS KY LA MA	Requirement 2 4 5 6 (a) 1 1 5 1 5 1 4	State MD ME MN MS MI MO MT NC ND NE NH NJ NM NV NY	Requirement 1 4 5 (b) 5 (c) 1 4 1 3 1 5 (b) 1	State OH OK OR PA RI SC SD TN TX UT VA VT WA WI WV WY	Requirement 5 (b) 5 4 (b) 1 1 (b) 4 1 5 1

The following footnotes relate to the corresponding numbers in the table above.

(1) You must have a minimum net worth of $225,000 or a minimum net worth of $60,000 and had during the last tax year or estimate that you will have during the current tax year "taxable income" as defined in Section 63 of the Code of at least $60,000 without regard to an investment in Units.

(2) You must be a person whose total purchase does not exceed 5% of your net worth if the purchase of securities is at least $10,000, and have either: (1) a minimum annual gross income of $60,000 and a minimum net worth of $60,000, exclusive of principal automobile, principal residence, and home furnishings, or (2) a minimum net worth of $225,000, exclusive of principal automobile, principal residence, and home furnishings.

(3) You must have either: (i) a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles), or (ii) a net worth of not less than $125,000 (exclusive of home, furnishings, and automobiles), and $50,000 in taxable income.

(4) You must have(i) an individual or joint minimum net worth (exclusive of home, home furnishings and automobiles) with your spouse of $225,000, without regard to the investment in the Program and a combined minimum gross income of $100,000 or more for the current year and for the two previous years; or (ii) an individual or joint minimum net worth with your spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (iii) an individual or joint minimum net worth with your spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or (iv) a combined minimum gross income in excess of $200,000 in the current year and the two previous years.

(5) You must have (i) an individual or joint minimum net worth (exclusive of home, home furnishings, and automobiles) with your spouse of $225,000, without regard to an investment in the Program, and an individual or combined taxable income of $60,000 or more for the previous year and an expectation of an individual or combined taxable income of $60,000 or more for each of the current year and the succeeding year; or (ii) an individual or joint minimum net worth with your spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (iii) an individual or joint minimum net worth with your spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or (iv) a combined minimum gross income in excess of $200,000 in the current year and the two previous years.

(6) You must(i) have net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles) and expect to have gross income in 2001 (with respect to investments in the PDC 2001 designated Partnerships) or in 2002 (with respect to the PDC 2002 designated Partnerships) or in 2003 (with respect to the PDC 2003 designated Partnerships) of $120,000 or more, or (ii) have net worth of not less than $500,000 (exclusive of home, furnishings, and automobiles), or (iii) have net worth of not less than $1,000,000, or (iv) expect to have gross income in 2001 (with respect to investments in the PDC 2001 designated Partnerships) or in 2002 (with respect to the PDC 2002 designated Partnerships) or in 2003 (with respect to the PDC 2003 designated Partnerships) of not less than $200,000.

Miscellaneous. Transferees of Units seeking to become substituted Partners must also meet the suitability requirements discussed above, as well as the requirements imposed by the limited partnership agreement, including transfers of Units by a Partner to a dependent or to a trust for the benefit of a dependent or transfers by will, gift or by the laws of descent and distribution.

Where you purchase Units in a fiduciary capacity for any other person (or for an entity in which you are deemed to be a "purchaser" of the subject Units) all of the suitability standards set forth above will be applicable to such other person.

You are required to execute your own subscription agreements. We will not accept any subscription agreement that has been executed by someone other than you or in the case of fiduciary accounts by someone who does not have the legal power of attorney to sign on your behalf.

For details regarding how to subscribe, see "Instructions to Subscribers" which we attach as Appendix C.

ASSESSMENTS AND FINANCING

- The Units of the Partnerships are not subject to assessments.

- The Partnership may not borrow funds on behalf of the Partnership or for Partnership activities.

- Operations for drilling wells by the particular Partnerships will be funded through subscription proceeds and capital contributed to the Partnerships by the Managing General Partner. Over the term of a Partnership, additional funds might be necessary to complete that Partnership's activities.

We intend to develop a particular Partnership`s interests in its prospects only with the proceeds of subscriptions and our capital contributions. However, such funds may not be sufficient to fund all such costs and it may be necessary for a Partnership to retain Partnership revenues for the payment of such costs, or for us to advance the necessary funds to a Partnership. We will not drill any wells beyond the initial wells. Additional development refers to work necessary or desirable to enhance production from existing wells. We will retain payment for such development work from Partnership proceeds in one of two methods:

(a) We will prepare an AFE ("authority for expenditures") estimate for the Partnership. The operator will complete the development work and will bill the Partnership for the work performed; or

(b) We will prepare an AFE estimate for the Partnership. The Partnership will retain revenues from operations until it has accumulated sufficient funds to pay for the development work, at which time the operator will commence the work, and we will pay the operator as the work progresses.

The choice of which option to use will be at our discretion, based on the amount of the anticipated expenditure and the urgency of the necessary work. Generally, we will elect option (a) for emergency and expenditures of less than $10,000 and option (b) for expenditures of $10,000 and greater.

The limited partnership agreement does not permit the Partnership to borrow funds on behalf of the Partnership or for Partnership activities. See Section 6.03(a) of the limited partnership agreement.

SOURCE OF FUNDS AND USE OF PROCEEDS

Source of Funds

Upon completion of the offering, the sole funds available to each Partnership will be the contributions of the Investor Partners ($1,500,000 ranging to $15,000,000; $2,500,000 ranging to $25,000,000 for each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership and PDC 2003-D Limited Partnership) and our contribution in cash ($326,250 ranging to $3,262,500; $543,750 ranging to $5,437,500 for each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership and PDC 2003-D Limited Partnership) for a total amount of $1,826,250 for sale of 75 Units ranging to $30,437,500 for sale of 1,250 Units.

Use of Proceeds

The following table presents information respecting the financing of a Partnership in four different circumstances: (1) the sale of 750 Units ($15,000,000), the maximum number of Units for any Partnership, designated as PDC 2001 [or 2002 or 2003]-A, -B, or -C Limited Partnership, (2) the sale of 75 Units ($1,500,000) the minimum for any Partnership designated as PDC 2001 [or 2002 or 2003] -A, -B, or -C Limited Partnership, (3) the sale of 1,250 Units ($25,000,000), the maximum for any -D designated Partnership, and (4) the sale of 125 Units ($2,500,000), the minimum for any -D designated Partnership. We will disburse substantially all of the funds available to the Partnership for the following purposes and in the following manner:

750 Units 75 Units 1250 Units 125 Units

Sold %(1)(2) Sold %(1)(2) Sold %(1)(3) Sold %(1)(3)

Total Partnership Capital $18,262,500 100.0% $1,826,250 100.0% $30,437,500 100.0% $3,043,750 100.0%

LESS: Public offering expenses

Dealer Manager's fee and sales

commission (4)(5) $ 1,575,000 8.6% $ 157,500 8.6% $ 2,625,000 8.6% $ 262,500 8.6%

LESS: Management fee to

managing general partner $ 375,000 2.1% $ 37,500 2.1% $ 625,000 2.1% $ 62,500 2.1%

Amount available for investment(6) $16,312,500 89.3% $1,631,250 89.3% $27,187,500 89.3% $2,718,750 89.3%

(1) The percentage is based upon total Investor Partners' capital contributions and our capital contribution.

(2) This information is presented for all Partnerships designated as PDC 2001-A through -C Limited Partnership, PDC 2002-A through -C Limited Partnership, and PDC 2003-A through -C Limited Partnership. Each of these Partnerships may sell a maximum of 750 Units ($15,000,000) and must sell a minimum of 75 Units ($1,500,000).

(3) This information is presented for PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D Limited Partnership. Each of these Partnerships may sell a maximum of 1,250 Units ($25,000,000) and must sell a minimum of 125 Units ($2,500,000).

(4) PDC Securities Incorporated, our affiliate, may reallow in whole or in part up to $1,500,000 (for the sale of 750 Units; a maximum of $2,500,000 for each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership and PDC 2003-D Limited Partnership for the sale of 1,250 Units) ranging to $150,000 (for the sale of the minimum number of Units; a minimum of $250,000 for each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D Limited Partnership) for sales commissions, reimbursement of due diligence expenses, marketing support fees and other compensation payable to other NASD-licensed broker-dealers in connection with the sale of the Units. PDC Securities will receive and retain wholesaling fees equal to 0.5% of subscriptions; such fees will range from $7,500 for the sale of the minimum number of Units ($12,500 for each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D Limited Partnership) ranging to $75,000 for the sale of the maximum number of Units ($125,000 for each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D Limited Partnership). Such payments will be made in cash solely on the amount of initial subscriptions.

(5) We will pay organization and offering costs in excess of 10 1/2% of subscriptions, without recourse to the Partnership.

(6) Included in this amount is the cost to the Partnerships of acquiring prospects, which may include prospects acquired from us.

Subsequent Source of Funds

We will commit or expend substantially all of the Partnership's initial capital following the offering. The limited partnership agreement does not permit the Partnership to borrow any funds for its activities. Consequently, Partnership production must satisfy any future requirements for additional capital. See "Risk Factors - Shortage of Working Capital."

PARTICIPATION IN COSTS AND REVENUES

Profits and Losses; Cash Distributions

The limited partnership agreement provides for the allocation of profits and losses during the production phase of a particular Partnership and for the distribution of cash available for distribution between Investor Partners and us, as follows:

Managing

Investor Partners(1) General Partner(1)

Throughout term of

Partnership 80% 20%

(1) The allocations and distributions to the Investor Partners and to us may vary during the ten years of Partnership well operations commencing six months after the close of a Partnership for any Partnership that fails to meet the Partnership's performance standard. See "Revenues - Revision to Sharing Arrangements," immediately below. Additionally, if we must increase our capital contribution above our required cash investment of 21 3/4% of subscriptions to cover tangible drilling and lease costs, our share of profits and losses and cash available for distribution will increase to equal our percentage investment, and the Investor Partners' share will correspondingly decrease. See "Costs - Lease Costs, Tangible Well Costs, and Gathering Line Costs," below.

Revision to Sharing Arrangements. The limited partnership agreement provides for the allocation of Partnership profits and losses 80% to the Investor Partners and 20% to us throughout the term of each Partnership. However, the limited partnership agreement provides for the enhancement of investor cash distributions if the particular Partnership does not meet the performance standard described below during the ten-year period commencing six months after the close of that Partnership and ending ten years later.

The performance standard is as follows: If the average annual rate of return, as defined below, to the Investor Partners is less than 12.8% of their subscriptions, the allocation rate of all items of profit and loss and cash available for distribution for Investor Partners will increase by ten percentage points above the initial sharing arrangements for Investor Partners and the allocation rate with respect to such items for the Managing General Partner will decrease by ten percentage points below the initial sharing arrangements for the Managing General Partner, until the average annual rate of return increases to 12.8% or more, or until ten years and six months from the closing date of the Partnership expire, whichever event shall occur sooner. "Average annual rate of return"` for purposes of this preferred sharing arrangement means (1) the sum of cash distributions and estimated initial tax savings of 25% of investor subscriptions, realized for a $10,000 investment in the Partnership, divided by (2) $10,000 multiplied by the number of years (less six months) which have elapsed since the closing of the Partnership. Thus, Investor Partners may receive up to 90% of Partnership distributions during the revision period. To the extent that the sharing arrangements change in any particular year, the allocations of revenues to the Investor Partners will increase accordingly and the allocation of revenues to the Managing General Partner will correspondingly decrease. The above-referenced revised sharing arrangement policy is not, and no investor should consider the policy to be, any form of guarantee or assurance of a rate of return on an investment in the Partnership. The policy is the result of a contractual agreement by us as set forth in Section 4.02 of the limited partnership agreement. There is no guarantee or assurance whatsoever that the Partnership will drill commercially successful gas wells or that the cash distributions to the Partners, including any cash distributions pursuant to the policy, will achieve a 12.8% rate of return.

The foregoing allocation of profits and losses is an allocation of each item of income, gain, loss, and deduction which, in the aggregate, constitute a profit or a loss.

Revenues

Natural Gas Revenues; Sales Proceeds. The limited partnership agreement provides for the allocation of revenues from natural gas production and gain or loss from the sale or other disposition of productive wells and leases 80% to the Investor Partners and 20% to us. The production revenues to be allocated are subject to "Revision to Sharing Arrangements," immediately above, and to revisions due to increases in our capital contributions to cover tangible drilling and lease costs.

Interest Income. We will credit to the Investor Partners 100% of any interest earned on the deposit of subscription funds prior to the closing of the offering and funding of the respective Partnership. We will allocate and credit interest earned on the deposit of operating revenues and revenues from any other sources in the same percentages that oil and gas revenues are then being allocated to the Investor Partners and us.

Sale of Equipment. We will allocate to us 100% of all revenues from sales of equipment.

Costs

Organization and Offering Costs. We, and not the Partnership, will pay organization and offering costs, net of the Dealer Manager commissions, discounts and due diligence expenses, and wholesaling fees, of the Partnerships. We will pay all legal, accounting, printing, and filing fees associated with the organization of the Partnerships and the offerings of Units. The Investor Partners will pay all Dealer Manager commissions, discounts, and due diligence reimbursement and will be allocated 100% of these costs. However, we will allocate and charge to us 100% of organization and offering costs in excess of 10 1/2% of subscriptions.

Management Fee. We will allocate the nonrecurring management fee 100% to the Investor Partners and 0% to us.

Lease Costs, Tangible Well Costs, and Gathering Line Costs. We will allocate the costs of leases, tangible well costs and gathering line costs 0% to the Investor Partners and 100% to us.

We will contribute and/or pay for the Partnership's share of all leases, tangible drilling and completion costs, and gathering line costs. If such costs exceed our required 21 3/4% capital contribution, we will increase our capital contribution. In that event, our share of all items of profit and loss during the production phase of operations and cash available for distribution would be modified to equal for us the percentage arrived at by dividing our capital contributions by the capital available for investment; the Investor Partners' allocations of such items would be changed accordingly.

Intangible Drilling Costs. We will allocate intangible drilling costs and recapture of intangible drilling costs in proportion to the Investor Partners' and our respective payment of intangible drilling costs. Recapture, if any, attributable to intangible drilling and development costs will be allocable on the same percentage basis as the allocation of intangible drilling and development costs.

Investor Partners' portion of capital available for investment will pay the intangible expenses. If the capital contributions of the Investor Partners are insufficient to pay the intangible drilling costs, we will pay the additional amount of such costs, and in such circumstances the sharing arrangements for intangible drilling costs and recapture of intangible drilling costs will be in proportion to the Investor Partners' and our respective payment of intangible drilling costs.

Operating Costs. We will allocate and charge operating costs of Partnership wells 80% to the Investor Partners and 20% to us, subject to revision in the event of the preferred return and/or our increased investment, as we have discussed in this section.

Direct Costs. We will allocate and charge direct costs of the Partnerships 80% to the Investor Partners and 20% to us, subject to revision in the event of the preferred return and/or our increased investment, as we have discussed in this section.

Administrative Costs. We will allocate 100% of the administrative costs of the Partnerships to us.

The table below summarizes the participation of the Investor Partners and us, taking account of our capital contribution, in the costs and revenues of the Partnerships. See "Glossary of Terms," "Participation in Costs and Revenues," and the limited partnership agreement, Exhibit A to this prospectus.

Managing

Investor General

Partners(4) Partner(4)

Partnership Costs

Broker-dealer Commissions and Expenses(1) 100% 0%

Management Fee 100% 0%

Undeveloped Lease Costs 0% 100%

Tangible Well Costs 0% 100%

Intangible Drilling and Development Costs 100% 0%

Total Drilling and Completion Costs 80% 20%

Operating Costs(2) 80% 20%

Direct Costs(3) 80% 20%

Administrative Costs 0% 100%

Partnership Revenues

Sale of Oil and Gas Production . . 80% 20%

Sale of Productive Properties(5) . 80% 20%

Sale of Equipment 0% 100%

Sale of Undeveloped Leases . 80% 20%

Interest Income 80% 20%

(1) We, not the Partnership, will pay organization and offering costs, net of the Dealer Manager commissions, discounts, due diligence expenses, and wholesaling fees, of the Partnerships. In addition, we, without recourse to the Partnerships, will pay organization and offering costs in excess of 10 1/2% of subscriptions.

(2) Represents operating costs incurred after the completion of productive wells, including monthly per-well charges paid to us.

(3) We will receive monthly reimbursement from the Partnerships for their direct costs incurred by us on behalf of the Partnerships.

(4) See "Participation in Costs and Revenues - Revenues - Preferred Cash Distributions" and " - Costs - Lease Costs, Tangible Well Costs, and Gathering Line Costs"; and " - Intangible Drilling Costs."

(5) In the event of the sale or other disposition of a productive well, a lease upon which such well is situated, or any equipment related to any such lease or well, we will allocate and credit to the Partners the gain from such sale or disposition as oil and gas revenues are allocated. The term "proceeds" above does not include revenues from a royalty, overriding royalty, lease interest reserved, or other promotional consideration reserved by a Partnership in connection with any sale or disposition; we will allocate these revenues to the Investor Partners and us in the same percentages as allocation of oil and gas revenues.

We estimate that direct costs allocable to the Investor Partners for the initial 12 months of their operations will be approximately $8,000 if minimum subscriptions ($1,500,000) are received (representing 0.5% of aggregate Partnership capital), and approximately $292,000 if maximum subscriptions ($150,000,000) are received (representing 0.2% of aggregate Partnership capital). The following table sets forth the components of these estimated charges to the Investor Partners during the first year after a Partnership is formed, assuming the minimum and maximum subscriptions are obtained:

	Minimum Subscriptions (75 Units)	Maximum Subscriptions (7,500 Units)

Administrative Costs(1)	$ -0-	$ -0-
Total Administrative Costs	$ -0-	$ -0-
Direct Costs:
Audit and Tax Preparation	$5,000	$120,000
Independent Engineering Reports	2,000	130,000
Materials, Supplies and Other	1,000	42,000
Total Direct Costs	$8,000	$292,000

(1) We will bear all administrative costs of the Partnerships; however, the financial statements of the Partnerships will reflect these costs, since generally accepted accounting principles require that all costs of doing business be included in the historical financial statements.

The following table presents for each partnership formed by us in the last three years the dollar amount of direct costs and administrative costs incurred by the particular partnership in each year and the percentage of subscriptions raised reflected thereby.

Direct Costs

1998 1999 2000

% of % of % of

Partnership Name Amount Subscriptions Amount Subscriptions Amount Subscriptions

PDC 1998-A 11,304 0.21% 9,287 0.18%

PDC 1998-B 14,921 0.21% 8,817 0.12%

PDC 1998-C 14,990 0.19% 9,518 0.12%

PDC 1998-D 17,780 0.09% 23,261 0.11%

PDC 1999-A - - 12,351 0.26%

PDC 1999-B - - 12,995 0.23%

PDC 1999-C - - 9,617 0.14%

PDC 1999-D - - 15,123 0.08%

PDC 2000-A - - - -

PDC 2000-B - - - -

PDC 2000-C - - - -

PDC 2000-D - - - -

Administrative Costs

1998 1999 2000

% of % of % of

Partnership Name Amount Subscriptions Amount Subscriptions Amount Subscriptions

PDC 1998-A 0 0.00% 0 0.00% 0 0.00%

PDC 1998-B 0 0.00% 0 0.00% 0 0.00%

PDC 1998-C 0 0.00% 0 0.00% 0 0.00%

PDC 1998-D 0 0.00% 0 0.00% 0 0.00%

PDC 1999-A - - 0 0.00% 0 0.00%

PDC 1999-B - - 0 0.00% 0 0.00%

PDC 1999-C - - 0 0.00% 0 0.00%

PDC 1999-D - - 0 0.00% 0 0.00%

PDC 2000-A - - - - 0 0.00%

PDC 2000-B - - - - 0 0.00%

PDC 2000-C - - - - 0 0.00%

PDC 2000-D - - - - 0 0.00%

Allocations Among Investor Partners; Deficit Capital Account Balances

We will allocate revenues and costs of a Partnership allocated to the Investor Partners among them in proportion to which the amount of each Investor Partner's capital contribution bears to the aggregate of the capital contributions of all Investor Partners in the Partnership.

To avoid the requirement of restoring a deficit capital account balance, there will be no allocations of losses to an Investor Partner to the extent such allocation would create or increase a deficit in his or her capital account (adjusted for certain liabilities, as provided in the limited partnership agreement).

Cash Distribution Policy

- Distributions of Partnership cash are planned to be made on a monthly basis, but will be made no less often than quarterly, to the extent there are funds available for distribution.

- We will make cash distributions of 80% to the Investor Partners and 20% to the Managing General Partner throughout the term of the Partnership; cash distributions may increase for Investor Partners and decrease for the Managing General Partner in view of the revised sharing arrangement policy and may decrease for Investor Partners and increase for the Managing General Partner if the Managing General Partner invests capital above its minimum capital contribution to cover additional tangible drilling and lease costs.

- We cannot presently predict amounts of cash distributions from the Program.

We intend to distribute substantially all of each Partnership's available cash flow on a monthly basis; however, we will review the accounts of each Partnership at least quarterly for the purpose of determining the distributable cash available for distribution. The ability of the Partnerships to make or sustain cash distributions will depend upon numerous factors. We can give no assurance that any level of cash distributions to the Investor Partners will be attained, that cash distributions will equal or approximate cash distributions made to investors in prior drilling programs sponsored by us, or that any level of cash distributions can be maintained. See "Prior Activities."

In general, the volume of production from producing properties declines with the passage of time. The cash flow generated by each Partnership's activities and the amounts available for distribution to a Partnership's respective Partners will, therefore, decline in the absence of significant increases in the prices that the Partnerships receive for their oil and gas production, or significant increases in the production of oil and gas from prospects resulting from the successful additional development of such prospects.

In general, we will divide cash distributions 80% to the Investor Partners and 20% to us throughout the term of the Partnership. However, we will revise Partnership sharing arrangements during the ten-year revision period if the average annual rate of return does not equal established goals. See "Revenues - Revision to Sharing Arrangements," above. Our revised sharing arrangement policy is not, and no investor should consider the policy to be, any form of guarantee or assurance of a rate of return on an investment in the Partnership. Cash will be distributed to the Investor Partners and us as a return on capital in the same proportion as their interest in the net income of the Partnership. However, no Investor Partner will receive distributions to the extent such would create or increase a deficit in that Partner's capital account.

For a fuller discussion of capital accounts and tax allocations, see "Tax Considerations - Partnership Allocations."

Termination

Upon termination and final liquidation of a Partnership, we will distribute the assets of the Partnership to the Partners based upon their capital account balances. If we have a deficit in our capital account, we must restore such deficit; however, no Investor Partner will be obligated to restore his or her deficit, if any.

Amendment of Partnership Allocation Provisions

- The Managing General Partner may amend the limited partnership agreement without investor approval, if necessary for partnership allocations to be recognized for federal tax purposes.

We are authorized to amend the limited partnership agreement, if, in our sole discretion based on advice from our legal counsel or accountants, an amendment to revise the cost and revenue allocations is required for such allocations to be recognized for federal income tax purposes either because of the promulgation of Treasury Regulations or other developments in the tax law. Any new allocation provisions provided by an amendment must be made in a manner that would result in the most favorable aggregate consequences to the Investor Partners as nearly as possible consistent with the original allocations described herein. See Section 11.09 of the limited partnership agreement.

COMPENSATION TO THE MANAGING GENERAL PARTNER AND AFFILIATES

The following is a tabular presentation of the items of compensation discussed more fully below:
Recipient	Form of Compensation	Amount
Managing General Partner	Partnership interest	20% interest(1)

Managing General Partner	Management fee	2.5% of subscriptions
(nonrecurring fee)(2)
Managing General	Sale of leases to	Cost or fair market Partner, Partnerships value if materially less than cost(3)
Managing General	Contract drilling rates	Cost, or fair market Partner value if materially less than cost(3)
Managing General	Operator's per-well charges	Cost, or fair market Partner value if materially less than cost(3)
Managing General Partner	Direct costs	Cost(3)
Managing General Partner and Affiliates	Payment for equipment, supplies, gas marketing and other services(4)	Competitive prices(3)
Affiliate	Brokerage sales commissions; reimbursement of due diligence and marketing support expenses; wholesaling fees	10.5% of subscriptions - $157,500 ranging to $15.75 million(5)

(1) We will contribute to each Partnership an amount equal to at least 21 3/4% of the aggregate contributions of the Investor Partners. Our share of operating profits in each Partnership will be 20%. The interests of the Investor Partners and us may vary in view of the revised sharing arrangement policy, and if we invest additional capital to fund tangible drilling and lease costs discussed above.

(2) The one-time fee will range from $37,500 if the minimum number of Units is sold to $3,750,000 if the maximum number of Units is sold.

(3) Cannot be quantified at the present time. See "Proposed Activities - Drilling and Completion Phase - Drilling and Operating Agreement."

(4) Some of the gas produced by the Partnerships may be marketed by our subsidiary RNG.

(5) PDC Securities Incorporated, our affiliate, will receive as Dealer Manager of the offering sales commissions, reimbursement of due diligence and marketing support expenses and wholesaling fees payable from the subscriptions of the Investor Partners of $15,750,000 for sale of the maximum number of Units ranging to $157,500 for sale of the minimum number of Units. PDC Securities may, as Dealer Manager, reallow such commissions and due diligence and marketing support expenses in whole or in part to NASD licensed broker-dealers for sale of the Units, reimbursement of due diligence and marketing support expenses, and other compensation, but will retain the wholesaling fees of 0.5% of subscriptions, ranging from $750,000 for sale of the maximum number of Units to $7,500 for sale of the minimum number of Units.

For a tabular presentation of payments to us made by previous partnerships sponsored by us, see "Conflicts of Interest - Certain Transactions," below. The categories of compensation set forth above are comparable to the corresponding categories of compensation for other partnerships sponsored by us disclosed in the "Certain Transactions" table below, except with respect to the management fee which was not a feature of the 1993 partnerships sponsored by us.

Following closing of a Partnership and upon funding of that Partnership, we will contribute to the Partnership an amount in cash equal to 21 3/4% of the subscriptions of that Partnership`s investors. In exchange for our investment, we will receive a 20% interest in the Partnership. Our interest in the Partnership may vary in view of the revised sharing arrangement policy (see "Participation in Costs and Revenues - Profits and Losses; Cash Distributions - Revision to Sharing Arrangements") and if we invest additional capital to fund that Partnership`s tangible drilling and lease costs (see "Participation in Costs and Revenues - Costs - Lease Costs, Tangible Well Costs, and Gathering Line Costs").

Upon completion of the offering with respect to each Partnership and upon funding of that Partnership, we will receive a one-time management fee of 2.5% of total contributions of the Investor Partners to the Partnership, an amount equal to $37,500 for sale of the minimum number of Units ranging to $3,750,000 for sale of the maximum number of Units. Since we can sell a maximum of $15 million ($25 million with respect to each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D Limited Partnership) of Units in any individual Partnership, the maximum amount of the management fee with respect to any individual Partnership would be $375,000 ($625,000 with respect each of to PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D Limited Partnership).

The Partnership will reimburse us for all documented out-of-pocket expenses incurred on behalf of the Partnership; however, there will be no reimbursement of administrative costs by a Partnership.

We will sell (at the lower of fair market value on the date of purchase or our cost of such prospects) sufficient undeveloped prospects to the Partnership to drill the Partnership's wells. Fair market value for leases and prospects transferred from our inventory will be based on the cost at which similarly situated leases and prospects are available or traded from or between other unaffiliated companies operating in the same geographic area. The cost of the prospects will include a portion of our reasonable, necessary and actual expenses for geological, geophysical, engineering, interest expense, drafting, legal, and other like services allocated to the Partnership's properties. We will not retain any overriding royalty for ourselves from such prospects (see "Proposed Activities - Acquisition of Prospects").

Each Partnership will enter into a drilling contract with us to drill and complete Partnership wells. In those cases where the Partnership acquires less than a 50% working interest in a prospect, a party other than us may drill, complete, and operate wells on such prospect. We may use our own personnel and equipment during the drilling and completion phase of operations. We will bill these services at rates not to exceed those charged for similar services and equipment by other non-affiliated operators in the Partnership area of operations. To the extent that the contract prices exceed our actual costs of drilling and completion, we will be deemed to have received compensation. The amount of compensation which we could earn as a result of these arrangements is dependent upon many factors, including the actual cost of wells and the number of wells drilled. We estimate that we would need to drill approximately 50-70 wells annually to absorb fully existing technical, supervisory, and management costs.

The Partnership will pay us, as operator, for drilling and completing the Partnership's wells, based upon the depth of the well at its deepest penetration and whether the well is completed or plugged as a dry hole. Different footage rates are established for each area of operations based on drilling and completion costs for that area. See "Proposed Activities - Drilling and Completion Phase - Drilling and Operating Agreement." In addition, in each area where the Partnership conducts its drilling activities, the Partnership will pay the cost of the prospect, as defined, and tangible costs of drilling and completing the Partnership wells. In the event the foregoing rates exceed competitive rates available from other persons in the area engaged in the business of providing comparable services or equipment, we will adjust the foregoing rates to an amount equal to that competitive rate, but not less than the cost of providing such services or equipment. In the event that the competitive industry rates in the area and our costs in providing these drilling and completion services are in excess of our contract drilling and completion rates, we will be bound by contract with the Partnership to furnish the contracted services at the contract rates. We review on an ongoing basis the rates of unaffiliated driller/operators to determine competitive rates in the geographic area. Rates will be comparable to those charged by other operators in the prospect area for equivalent services. We will determine comparable rates from one of the following sources: offering memoranda or prospectuses for private or public drilling programs, quoted rates, published rates or costs, or competitive bids. In utilizing outside contractors for drilling and completion operations (rather than performing these services ourselves), we will receive an overhead payment for services as defined in the Copas Accounting Procedure - Joint Operations equal to the most recently published per well average monthly drilling overhead rate for gas wells in the area where they are located as published by Ernst & Young LLP in their 1999 - 2000 Survey of Combined Fixed Rate Overhead Charges for Oil and Gas Producers, and actual cost for any direct costs associated with drilling and completion operations. That monthly overhead rate as so published is currently $4,875 per well per month for wells in the Appalachian Basin; $7,500 per well per month for wells up to 5,000 feet in the Michigan Basin; $6,514 per well per month for wells in Colorado;$3,663 per well per month for wells up to 5,000 feet and $5,326 per well per month for wells 5,000 feet to 10,000 feet in depth in Utah; and $5,088 per well per month for wells in Wyoming. The total cost per well for wells drilled by unaffiliated operators, including direct and overhead charges, may exceed the footage rates listed in this prospectus. In the event we determine to conduct our drilling activities in other geographical areas or to other geologic zones, we will supplement the prospectus to discuss the different areas or zones and the costs involved in conducting drilling activities in those areas or zones.

During the production phase of operations, the operator will receive for each producing well a monthly fee based upon competitive industry rates for operations and field supervision and $75 for Partnership accounting, engineering, management, and general and administrative expenses. The operator will bill non-routine operations to the Partnership at their costs. See "Proposed Activities - Drilling and Completion Phase - Drilling and Operating Agreement."

The Partnerships will reimburse us for direct costs incurred by us on behalf of the Partnerships.

We and our affiliates may enter into other transactions with the Partnerships for services, supplies and equipment, and will be entitled to compensation at competitive prices and terms as determined by reference to charges of unaffiliated companies providing similar services, supplies and equipment. We intend to market some of the gas produced through our subsidiary RNG. See "Conflicts of Interest."

PDC Securities Incorporated, our affiliate, will receive as sales commissions, for reimbursement of due diligence and marketing support expenses and wholesaling fees $15,750,000 for sale of the maximum number of Units ranging to $157,500 for sale of the minimum number of Units. PDC Securities may, as Dealer Manager, reallow such sales commissions and due diligence and marketing support expenses in whole or in part to NASD licensed broker-dealers for sale of the Units, reimbursement of due diligence and marketing support expenses, and other compensation, but will retain the wholesaling fees of $7,500 ranging to $750,000.

PROPOSED ACTIVITIES

Introduction

- The primary purpose of the Partnerships will be drilling, completing, and producing natural gas from development wells.

- We may conduct limited exploratory activities.

- Partnerships will acquire up to 100% of the working interest of each prospect, subject to royalty interests.

- Each Partnership will be a separate business entity.

- Investors in one Partnership will have no interest in any of the other Partnerships.

The Partnerships will drill, complete, own and operate natural gas wells. Partnership operations may include wells in Colorado, Michigan, West Virginia, Pennsylvania, Utah, and Wyoming as described in this prospectus. We may also conduct Partnership operations in other formations not described in the prospectus, in the previously listed states, or in Montana, New York, South Dakota, Kentucky, Tennessee, Indiana, Kansas, North Dakota, Nebraska, Ohio and/or Oklahoma as we may deem advisable. We intend to apply at least 90% of each Partnership`s capital contributions available for participation in drilling and completion activities to comparatively lower risk development wells but may apply some of the remaining 10% to comparatively higher risk exploratory wells. We will spread the risks to a limited extent by having each Partnership participate in drilling operations on a number of different prospects. The cost of drilling wells in different geographic locations will vary greatly. If we drill more expensive wells, the Partnership will be able to drill fewer wells. As a result, the Partnership will be less able to diversify its investment, and the risk associated with drilling will increase. The number of wells drilled by a Partnership is determined by the amount of funds raised for that Partnership and the specific prospects drilled by that Partnership, and cannot be determined in advance of funding of a Partnership.

The Program provides you with an opportunity to invest in the drilling, completion, and production of natural gas wells. The objective of the investment is to produce the following benefits for investors in the program:

- Cash flow from the sale of natural gas produced by successful wells commencing approximately six months after each partnership closes, and continuing 20 years or more.

- A diversified investment in ten or more wells to reduce the negative impact of unsuccessful or substandard wells.

- Tax deductions in the year of investment equal to 87-89.5% of your investment.

- Accurate and timely reports, including Form K-1 tax information distributed the first week of February.

You should be aware that distributions will decrease over time due to the declining rate of production from wells. Changes in gas prices will decrease or increase cash distributions. Distributions will be partially sheltered by the percentage depletion allowance. See "Risk Factors - Special Risks of the Partnerships," " - Risks Pertaining to Oil and Gas Investments," and " - Tax Status and Tax Risks," "Prior Activities," and "Tax Considerations - Summary of Conclusions," " - Intangible Drilling and Development Costs," " - Depletion Deduction," " - Partnership Distributions," and " - Partnership Allocations."

The attainment of the Partnership's business objectives will depend upon many factors, including our ability to select productive prospects, the drilling and completion of wells in an economical manner, the successful management of such prospects, the level of natural gas prices in the future, the degree of governmental regulation over the production and sale of natural gas, the future economic conditions in the United States (and the world), and changes in the Internal Revenue Code. Accordingly, we can give no assurance that the Partnership will achieve its business objectives. Moreover, because each Partnership will constitute a separate and distinct business and economic entity from each other Partnership, the degree to which the business objectives are achieved will vary among the Partnerships.

Various of the activities and policies of the Partnership discussed throughout this section and elsewhere in the prospectus are defined in and governed by the limited partnership agreement, including that at least 90% of the net offering proceeds will be used to drill development wells; the requirements relating to the acquisition of prospects and the payment of royalties; the amount of our capital contribution to the Partnership; the guidelines with respect to well pricing and the cost of services furnished by us; the states where the Partnership's wells will be drilled; assessments and borrowing policies; voting rights of Investor Partners; the term of the Partnership; and our compensation. Other policies and restrictions upon the activities of the Partnership and us are not set forth in the limited partnership agreement, but instead reflect our current intention and thus are subject to change at our discretion. For these later activities, we, in making a change, will utilize our reasonable business judgment as manager of the Partnership and will exercise our judgment consistent with our obligations as a fiduciary to the Investor Partners.

Upon the successful completion of the offering, the Partnership will effect the following transactions, each of which is more fully described below:

(a) We will assign to the Partnership up to 100% of the working interest in the prospects; and

(b) The Partnership will enter into a drilling and operating agreement with us or with unaffiliated persons as operator, providing (i) for the drilling and completion of Partnership wells and (ii) for the subsequent supervision of field operations with respect to each producing well.

Drilling Policy

! Most wells will be direct offsets to producing wells.

Each Partnership will invest in a number of prospects, either by itself or in conjunction with other parties, consistent with the objective of maintaining a meaningful interest in the wells to be drilled. The Partnerships will not acquire any interest in currently or formerly producing gas wells. Most wells to be drilled by the Partnerships will be direct offsets to producing wells ("proved undeveloped prospects"). Therefore, it is unlikely that a well on a prospect will have the effect of proving up any additional acreage outside of the prospect. For this reason, the Partnerships are expected to acquire only spacing units on which wells are to be drilled without also acquiring any surrounding acreage. Nevertheless, if drilling on a Partnership prospect proves up an adjoining spacing unit owned by us, or if there is reliable evidence that there would be material drainage of a Partnership prospect by an adjoining spacing unit in which we own an interest, we will assign to the Partnership a proportionate interest in such spacing unit.

Acquisition of Undeveloped Prospects

- The Managing General Partner will select undeveloped prospects.

- Selection of prospects for a Partnership will occur after that Partnership has been funded.

- At least 90% of prospects will be development wells.

- The Partnerships will acquire prospects at the lesser of cost or fair market value.

- Average royalty and overriding royalty burden will not exceed 20%.

- The Managing General Partner will not retain overriding royalty interests.

We will select undeveloped prospects sufficient to drill the Partnerships' wells. We have not pre-selected any prospects. Most prospects to be selected for the Partnerships are expected to be single well proved undeveloped prospects. We define a prospect generally as a contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted.

Depending on its attributes, a prospect may be characterized as an "exploratory" or "development" site. Generally speaking, exploratory drilling involves the conduct of drilling operations in search of a new and yet undiscovered pool of oil and gas (or, alternatively, drilling within a discovered pool with the hope of greatly extending the limits of such pool), whereas development drilling involves drilling to a known producing formation in a previously discovered field.

The Partnership intends to conduct development drilling operations in one or more of the following areas: North Central West Virginia to develop Benson, Riley and other shallow Upper Devonian and Mississippian Formations; Southern West Virginia to develop Ravencliff through Gordon Formations as well as the Devonian Shale; Southern and Central Pennsylvania to develop Upper Mississippian through Upper Devonian Reservoirs; western Pennsylvania to develop the Medina and Whirlpool reservoirs; Michigan to develop the Antrim Formation; and Colorado, Utah and Wyoming to develop Cretaceous Sandstones. We reserve the right to conduct Partnership operations in New York, Ohio, Montana, South Dakota, Tennessee, Kentucky, Indiana, Kansas, North Dakota, Nebraska and/or Oklahoma and/or to such other formations as we may, in our sole and absolute discretion, deem advisable, provided that such locations and/or formations are, in our opinion, of comparable quality and character to those described in this prospectus.

Wells in the intended area of operations are usually given a fracture treatment in which fluids are pumped into the potential zone in an attempt to create additional fractures and widen present fractures. We anticipate that gas will be produced from all the subject wells. There could also be some oil and brine production.

The Partnerships will acquire prospects under arrangements whereby the Partnership will acquire up to 100% of the working interest, subject to landowners' royalty interests and other royalty interests payable to unaffiliated third parties in varying amounts, provided that the weighted average of such royalty interests for all prospects of a particular Partnership will not exceed 20%. In our discretion, we may acquire less than 100% of the working interest in a prospect provided that costs are reduced proportionately. The limited partnership agreement forbids us from acquiring or retaining any overriding royalty interest in the Partnership's interest in the prospects. The Partnerships will generally acquire less than 100% of the working interest in each prospect in which they participate. In order to comply with certain conditions for the treatment of Additional General Partners' interests in the Partnership as not passive activities (and thereby not subjecting the Additional General Partners to limitation on the deduction of Partnership losses attributable to such Additional General Partners to income from passive activities), we have represented that the Partnerships will acquire and hold only operating mineral interests and that none of the Partnership's revenues will be from non-working interests. We, for our sole benefit, may sell or otherwise dispose of prospect interests not acquired by the Partnerships or may retain a working interest in such prospects and participate in the drilling and development of the prospect on the same basis as the Partnerships.

In acquiring interests in leases, the Partnerships may pay such consideration and make such contractual commitments and agreements as we deem fair, reasonable and appropriate. While we expect to assign to the Partnerships a substantial portion of the leases to be developed by the Partnerships, the Partnerships may also purchase leases directly from unaffiliated persons. We will transfer at our cost all leases which are transferred to the Partnerships, unless we have reason to believe that cost is materially more than the fair market value of such property in which case the price will not exceed the fair market value of such property. We will obtain an appraisal from a qualified independent expert with respect to sales of our properties to the Partnerships.

The actual number, identity and percentage of working interests or other interests in prospects to be acquired by the Partnerships will depend upon, among other things, the total amount of capital contributions to a Partnership, the latest geological and geophysical data, potential title or spacing problems, availability and price of drilling services, tubular goods and services, approvals by Federal and state departments or agencies, agreements with other working interest owners in the prospects, farm-ins, and continuing review of other prospects that may be available.

Title to Properties

- The Partnership will hold record title to leases in its name.

We will assign the Partnership interest in the lease to the Partnership. Leases acquired by each Partnership may initially and temporarily be held in our name, as nominee, to facilitate joint-owner operations and the acquisition of properties. The existence of the unrecorded assignments from the record owner will indicate that the leases are being held for the benefit of each particular Partnership and that the leases are not subject to debts, obligations or liabilities of the record owner; however, such unrecorded assignments may not fully protect the Partnerships from the claims of our creditors.

You must rely on us to use our best judgment to obtain appropriate title to leases. Provisions of the limited partnership agreement relieve us from any mistakes of judgment with respect to the waiver of title defects. We will take such steps as we deem necessary to assure that title to leases is acceptable for purposes of the Partnerships. We are free, however, to use our own judgment in waiving title requirements and will not be liable for any failure of title to leases transferred to the Partnerships. Further, we will not warrant the validity or merchantability of titles to any leases to be acquired by the Partnerships.

PDC Prospects

We anticipate that our four geologists (see "Management - Petroleum Development Corporation") will evaluate all prospects, utilizing log and geological data from our historic operations, production records from our and others' wells, and such other information as may be available and useful. The stratigraphic nature of the prospects in the areas currently being developed is best evaluated by subsurface mapping based on data from surrounding wells. As a result, nearly all wells drilled by the Partnership will be direct offsets to existing producing wells. Where multiple zone potential exists, as it frequently does in the proposed areas of operations, the geologists attempt to optimize well locations to create wells with two or more productive horizons.

As of September 30, 2000, we had acreage available as listed in the following table within the prospect area.
County	Acreage
West Virginia	14,000
Pennsylvania	19,200
Michigan	21,900
Utah	58,800
Colorado	14,200
	Total	128,100

In addition, we expect to acquire additional acreage on an ongoing basis throughout 2001 and beyond for the Program and future partnerships.

We will not decide on the specific wells to be drilled in any Partnership until the offering of units in that Partnership has terminated. This means that you will not be able to evaluate the specific prospects that will be drilled by your Partnership. However, by waiting as long as possible before selecting the specific prospects to be drilled by the Partnership, we may have information available which helps us select better prospects for the Partnership, and we may be able to include prospects which were not available when this prospectus was written or even before the Partnership was closed. This section includes a general description of the characteristics we look for in prospects to be included in the Program as well as more detailed information on several areas where we anticipate Partnership wells may be drilled. We will provide supplemental information if and when we add additional prospect areas.

In selecting areas where we plan to drill Partnership wells, we look for areas with most or all of the following general characteristics:

- Natural gas expected to be the primary product

- Onshore wells with depths of 10,000 feet or less

- Expected average producing lives of 20 years or more

- Existing pipeline systems which allow quick connection for sales

- Adequate market capacity for increased gas production

- Low dry hole risk

Most of the wells drilled by the Partnerships will be targeted at natural gas producing intervals. These intervals may also contain oil and/or water which are produced in conjunction with the natural gas. Some natural gas also contains hydrocarbons like propane and butane which may be separated from the natural gas and sold. Water that is produced must be disposed of by an environmentally approved method, which adds to the cost of operating the wells.

Over the past 30 years, we have drilled more than 2000 wells at depths ranging to just over 10,000 feet. When we select new prospect areas, we look for places where the drilling conditions are similar to areas where we have had drilling experience and where the well depths do not exceed approximately 10,000 feet. Because we have had no offshore experience, we do not plan to include any offshore prospects in the Program.

Since we started organizing partnerships in 1984, we have completed more than 90 percent of the wells we have drilled for our partnerships to produce natural gas. Our completion record reflects our selection of prospect areas where the probability of drilling dry holes is relatively low because producing intervals exist throughout a large area and because each well may access several intervals which are capable of producing natural gas or oil. Nevertheless, high completion rates do not guarantee economic success if the wells do not produce sufficient quantities of natural gas and oil or if the prices for natural gas and oil are at low levels. All of the areas we are currently developing fit this general description and we plan to look for similar characteristics in prospect areas we might add in the future. We also look for areas where the characteristics of the producing formations lead to relatively long producing lives, generally of 20 years or more. Production from wells typically commences at a maximum rate that diminishes over the life of the well. This means that the income stream from the wells will also tend to decline over time, depending upon other factors including the sales price for the production and operating expenses.

As we evaluate the geology of a prospect area, we also determine whether there is an adequate market for natural gas and oil which may be produced by the wells. For natural gas, this includes the existence of pipelines to move the gas from the wells to natural gas markets. We look at the proximity of existing pipelines to planned drilling, the cost of moving gas to market, and prices being paid for gas in the markets which are available. Similarly, there must be both a market and suitable transportation for oil production.

Current Prospect Areas

Colorado. Wattenberg Field, located north and east of Denver, Colorado, is the most prolific field in the Denver-Julesburg (DJ) basin. The field, discovered in 1970, has produced over 600 billion cubic feet of natural gas and 2.2 million barrels of oil. The typical well production profile has an initial high production rate and relatively rapid decline, followed by years of relatively shallow decline.

Natural gas is the primary hydrocarbon; however, many wells will also produce oil. The purchase price for the gas may include revenue from the recovery of propane and butane in the gas stream, as well as a premium for the high-energy content of the gas.

Wells in the area may include as many as four productive formations. From shallowest to deepest, these are the Sussex, the Niobrara, the Codell and the J Sand. The primary producing sand in most wells will be the Codell; this sand produces a combination of natural gas and oil.

The Piceance Basin, located near the western border of Colorado, is a second Colorado prospect area. This Basin has produced more than 2.3 trillion cubic feet of natural gas and over 900 million barrels of oil since 1902, making it the most prolific area in Colorado.

We expect our Piceance Basin wells to produce natural gas along with very small quantities of oil and water. The producing interval has numerous stacked sandstone zones that have made dry hole rates in the area very low.

Michigan. The Antrim shale of the Michigan Basin was one of the most active shallow gas development plays in the U.S. during the 1990s. The producing formation in most Partnership wells is expected to be approximately 800 to 1,500 feet below the surface.

The Antrim shale is initially water-charged. For us to produce natural gas, we must remove this water from the producing formation. Antrim shale wells are drilled in projects of 10 to 20 wells that are operated as a unit and share common compression, water separation, and water disposal facilities.

West Virginia and Pennsylvania (Appalachian Basin). The Appalachian Basin is one of the oldest producing areas in the country. As a result, it has a well-developed pipeline gathering system for natural gas. Over 90 percent of the economic value of Appalachian Basin production is generated from the sale of natural gas, with occasional small quantities of oil.

Prospects that we might include in the Program Partnerships are less than 6,000 feet in depth. In most areas there are several potentially productive formations stacked one atop another. This multiple pay potential has historically resulted in high completion rates for wells drilled in the area.

Utah. The Uinta Basin in northeastern Utah contains more than 100 oil and natural gas fields which have collectively produced over 1.3 trillion cubic feet of natural gas and over 100 million barrels of oil. This production is from four different plays: the Tertiary Uinta, Green River and Wasatch formations, and the Cretaceous Mesaverde formation. Wells may contain several pay zones. Similar to Colorado, the primary hydrocarbon produced is natural gas with some associated oil and water.

Southwest of the Uinta Basin in central Utah, about a two-hour drive from Salt Lake City, is the Wasatch Plateau. The Cretaceous-aged Ferron Formation produces natural gas from both sandstone and coal reserves. Cumulative production from this play since the discovery well in 1951 exceeds 120 BCF of natural gas.

Wyoming. The Green River Basin in southwestern Wyoming and northwestern Colorado has an estimated 125 TCF of remaining recoverable gas reserves in predominantly Cretaceous-aged reservoirs. Cumulative production from just two plays, the Mesaverde and the Lewis Shale, is over 2.2 trillion cubic feet of natural gas.

Similar to many of the Rocky Mountain producing areas, the majority of drilling efforts in the last decade in the Green River Basin have focused on low-permeability reservoirs which have become economic through improvements in drilling and completion technology. The typical production profile for these reservoirs has a majority of reserves produced within the first few years of production life followed by many years of relatively stable, shallow decline.

Summary of Prospect Areas

The following table summarizes some of the key characteristics of our current prospect areas:

Prospect	Productive Formation	Depth Range	Type of Reservoir Rock	Thickness of Producing Interval	Anticipated Production
Wattenberg Field, Colorado	Sussex	3,750`- 5,250`	Sandstone	10`-60`	Natural gas
	Niobrara	6,500`- 7,500`	Limestone	20`- 80`	Natural gas
	Codell	6,750`- 7,750`	Sandstone	10`-30`	Natural gas, oil
	J Sandstone	7,500`- 8,400`	Sandstone	2`-90`	Natural gas
Piceance Basin, Colorado	Williams Fork	6,000`- 10,000`	Sandstone and Coal	150`-300` total pay in a 2,000- 4,000 interval	Natural gas
Michigan	Antrim Shale	500`- 2,500`	Fractured shale	100` in two zones	Natural gas
West Central and Southern Pennsylvania	Upper Devonian Formations	3,000`- 5,000`	Several Sandstone Zones	5`-25` per zone with total pay of 40`- 100` per well	Natural gas
Northern West Virginia	Mississippian Formations	2,000`- 3,000`	Several Sandstone Zones	5`- 50`	Natural gas
	Upper Devonian Formations	2,500- 6,000`	Several Sandstone Zones	4`- 30`	Natural gas
Southern West Virginia	Mississippian Formations	2,000`- 4,000`	Sandstone, Limestone	Individual zones 5`-50`, may be several zones in a single well	Natural gas
Uinta Basin, Utah	Uinta	2000' - 5000'	Sandstone	15' - 50' over 1000' - 5000' interval	Natural gas
	Green River	2300' - 7500'	Sandstone & Limestone	100' - 300' over 2000' to 6000' interval	Natural gas, Oil
	Wasatch	3000' - 10,700'	Sandstone	100' - 200' over 1500' - 3000' interval	Natural gas
	Mesaverde	4200' - 13,500'	Sandstone	20' - 100' over 1200' - 2700' interval	Natural gas
Wasatch, Utah	Ferron	5500' - 7800'	Sandstone and Coral	10' - 30'	Natural gas
Green River Basin, Wyoming	Mesaverde	2000' - 14,000'	Sandstone	10' - 100'	Natural gas
	Lewis	3100' - 10,000'	Sandstone	10' - 30'	Natural gas

Drilling and Completion Phase

- Most Partnership wells in the Appalachian Basin will be development wells 3,000 to 5,500 feet deep.

- Most Partnership wells in the Michigan Basin will be development wells 800 to 1,200 feet in depth.

- Partnership wells in Colorado may be exploratory or developmental with depths expected to range from approximately 7,500 to 9,500 feet.

- Partnership wells in Utah and Wyoming may be exploratory or developmental with depths expected to range from 5,000 to 14,000 feet in depth.

- The General Managing Partner will drill Partnership wells near pipelines, gathering systems, or end users.

- The Partnership will sell production on a competitive basis at the best available price.

General: The table above shows the anticipated depths and target formations for planned areas of operations.

We may drill some shallower or deeper development prospects in these areas. If we drill wells in other areas, it is likely that well depths will differ. After drilling, the operator will complete each well deemed by the operator to be capable of production of oil or gas in commercial quantities. We may drill exploratory wells to depths exceeding the proposed developmental well depths indicated above. In the event the funds allocated for exploratory wells are not used to drill exploratory wells, we will utilize such funds together with unexpended completion funds to drill additional development wells.

We may substitute another operator or operators to perform the duties of the operator, on terms and conditions substantially the same as those discussed in this prospectus. Additionally, with respect to those prospects as to which the Partnership owns less than a 50% working interest, it is possible that the majority owner of such prospects will select the operator for the wells drilled on such prospects and that the operator may not be us. In the event another company acts as operator, we will monitor the performance and activities of the operator, participate as the Partnership's representative in decision-making with regard to the joint venture activities, and otherwise represent the Partnership with regard to the activities of the joint venture. Where someone other than us serves as operator, the cost of drilling to the Partnership will be the actual cost of third-party drilling, plus our costs of supervision, engineering, geology, accounting, and other services provided, as well as monthly overhead specified in "Compensation to the Managing General Partner and Affiliates," above. Prices of wells operated by third parties may exceed the footage based rates specified in the prospectus.

We will represent each Partnership in all operations matters, including the drilling, testing, completion and equipping of wells and the sale of each Partnership's oil and gas production from wells of which we are the operator. We expect to be the operator of most if not all of the wells in which the Partnerships own an interest.

We will, in some cases, provide equipment and supplies, and will perform salt water disposal services and other services for the Partnerships, provided that all such transactions will be at competitive prices and upon competitive terms. We may sell equipment to the Partnerships as needed in the drilling or completion of Partnership wells. All such equipment will be sold at prices competitive in the area of operations.

Gas Pipeline and Transmission: We will drill the Partnership's wells in the vicinity of transmission pipelines, gathering systems, and/or end users. We believe that there are sufficient transmission pipelines, gathering systems, and end users for the Partnership's production, subject to some seasonal curtailment.

Sale of Production: Each Partnership will sell the oil and gas produced from its prospects on a competitive basis at the best available terms and prices. We intend to utilize the services of our subsidiary RNG in marketing the gas produced from Partnership wells. We will not make any commitment of future production that does not primarily benefit the Partnerships. Generally, purchase contracts for the sale of oil are cancelable on 30 days' notice, whereas purchase contracts for the sale of natural gas may have a term of a number of years and may require the dedication of the gas from a well for the life of its reserves.

Each Partnership will sell natural gas discovered by it at negotiated prices based upon a number of factors, such as the quality of the gas, well pressure, estimated reserves, prevailing supply conditions and any applicable price regulations promulgated by the Federal Energy Regulatory Commission. The Partnership expects to sell oil discovered and sold by it at free market prices. See "Competition, Markets and Regulation."

Drilling and Operating Agreement.

- On wells where the Managing General Partner is operator, it will have full control over the Partnerships' wells.

- The operator must commence drilling wells within 180 days after funding of the Partnership, but not later than March 31, 2002 for Partnerships designated "PDC 2001- Limited Partnership," March 31, 2003 for Partnerships designated "PDC 2002- Limited Partnership" and March 31, 2004 for Partnerships designated as "PDC 2003- Limited Partnership."

- The costs charged for drilling and completion, dry holes, and monthly operations will be competitive with rates charged for similar services and will vary by the location of the wells. Rates for areas which are currently active are shown in the table in this section.

Upon funding of each Partnership, the particular Partnership will enter into a drilling and operating agreement (which we refer to in this section as the "Agreement") with us as operator. The Agreement (filed as Exhibit 10(a) to the Registration Statement) provides that the operator will conduct and direct and have full control of all operations on the Partnership's prospects. The operator will have no liability as operator to the Partnership for losses sustained or liabilities incurred, except as may result from the operator's negligence or misconduct. Under the terms of the Agreement, we may subcontract certain of those responsibilities as operator for Partnership wells. We will retain responsibility for work performed by subcontractors as set forth in this prospectus.

It is possible that we will not be operator on some of the Partnership's prospects. Where the duties of operator are subcontracted to an independent third party, the cost of the wells to the Partnership will be determined by the actual third party costs, plus our charges for supervision, engineering, geology, accounting and other services, and the fixed rate overhead charge for the area where the well is located. These charges are expected to be comparable to the rates in this prospectus.

The Partnership will pay a proportionate share of total lease, development, and operating costs, and will receive a proportionate share of production subject only to royalties and overriding royalties. At our discretion, the Partnership may enter into joint ventures which allow a functional allocation of tangible, intangible and lease costs, where each joint venturer is responsible for its overhead costs, provided the Partnership's interest in the revenues and income of such a joint venture is proportional to its contribution to the total cost of such venture.

It is anticipated that the Partnerships, PDC, and other third party joint venturers will share the cost of the Michigan Antrim projects. The limited partnership agreement allocates to the Partnership the well cost with the additional project costs for multiple flow lines, saltwater injection well, equipment for the central production facility and leases allocated to the other joint venture partners through the use of a tax partnership. In return for contribution of the wells costs to an Antrim project, the Partnerships will acquire a 55% working interest in the project. The remaining working interests will be allocated to the parties bearing the project costs for multiple flowlines, leases, salt water injection well, and equipment for the central production facility. Michigan Antrim project leases are unitized for the purpose of payment of royalties, distribution of working interest revenue and allocation of project production expenses.

Project working interest revenue and project production expenses are allocated to working interest owners based on the number of net wells drilled, completed and placed into production, expressed as a percentage of the total number of wells then producing in a project proportional to their ownership interest. To the extent that a Partnership drills and pays for less than the total number of wells in a project, its overall working interest in the project will be proportionately reduced.

Each Partnership will be responsible only for its obligations and will be liable only for its proportionate share of the costs of developing and operating the prospects; and, in the event of the default of another party, we have agreed to indemnify the Partnership and its Partners for the obligations of such party. If any party fails or is unable to pay its share of expense within 60 days after rendering a statement therefor by us, we will pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties.

In the event not all participants in a well wish to participate in a completion attempt, the parties desiring to do so may pay all costs of the completion attempt including the cost of necessary well equipment and a gathering pipeline, and such parties will receive all income and pay all operating costs from the well until they have received an amount equal to 300% of the completion and connection costs, after which time the non-consenting parties will have the right to receive their original interest in further revenues and expenses.

The operator is obligated to commence drilling the wells on each prospect within 180 days of the date of the funding of the Partnership, but in no case later than March 31, 2002 for Partnerships designated "PDC 2001- Limited Partnership," March 31, 2003 for Partnerships designated "PDC 2002- Limited Partnership," and March 31, 2004 for Partnerships designated "PDC 2003- Limited Partnership." The operator's duties include testing formations during drilling, and completing the wells by installing such surface and well equipment, gathering pipelines, heaters, separators, etc., as are necessary and normal in the area in which the prospect is located. We will pay the drilling and completion costs of the operator as incurred, except that we are permitted to make advance payments to the operator where necessary to secure tax benefits of prepaid drilling costs and there is a valid business reason. In order to comply with conditions to secure the tax benefits of prepaid drilling costs, the operator under the terms of the Agreement will not refund any portion of amounts paid in the event actual costs are less than amounts paid but will apply any such amounts solely for payment of additional drilling services to the Partnership. If the operator determines that the well is not likely to produce oil and/or gas in commercial quantities, the operator will plug and abandon the well in accordance with applicable regulations.

Each Partnership will bear its proportionate share of the cost of drilling and completing or drilling and abandoning wells, where we serve as operator as follows:

  The cost of the prospect; and

2) For intangible well costs:

  For each well completed and placed in production, an amount equal to the depth of the well in feet at its deepest penetration as recorded by the drilling contractor multiplied by the "intangible drilling and completion cost" in the following table, plus the actual extra completion cost of zones completed in excess of the cost of the first zone and actual additional costs for work required by state law in the event an intermediate or third string of surface casing is run, plus the actual costs for directional drilling services, if required; or
  For each well which the Partnership elects not to complete, an amount equal to the "intangible dry hole cost" in the following table, plus actual additional costs for work required by state law in the event an intermediate or third string of surface casing is run, plus the actual costs for directional drilling services, if required; and
  The tangible costs of drilling and completing the Partnership wells and of gathering pipelines necessary to connect the well to the nearest appropriate sales point or delivery point.

To the extent that a Partnership acquires less than 100% of a prospect, its drilling and completion costs of that prospect will proportionately decrease.

FOOTAGE BASED RATES

LOCATION	TARGET FORMATIONS	APPROXIMATE WELL DEPTH	INTANGIBLE DRILLING AND COMPLETION COSTS*	INTANGIBLE DRY HOLE COST*
Northern West Virginia and Pennsylvania	Upper Devonian and Mississippian	2,000 - 5,000'	$60 per foot for first 2,200 feet plus $16 per foot for each additional foot below 2,200 feet	$33 per foot for the first 2,200 feet plus $9 per foot for each additional foot below 2,200 feet
Michigan	Devonian Antrim Shale Richfield	800 - 4,500'	$138 per foot for the first 1,000 feet plus $22 per foot for each additional foot below 1,000 feet	$60 per foot for the first 1,000 feet plus $12 for each additional foot below 1,000 feet
Wattenberg Field Colorado	Cretaceous Codell	6,500 - 7,800'	$55 per foot	$18 per foot
Wattenberg Field Colorado	Cretaceous J Sandstone	7,000 - 8,000'	$67 per foot	$21 per foot
Piceance Basin Colorado	Cretaceous Mesaverde	7,000 - 10,000'	$130 per foot	$75 per foot
Utah	Uinta Green River Wasatch Mesaverde Ferron	5,000 - 14,000'	$130 per foot	$75 per foot
Wyoming	Mesaverde Lewis Almond	7,000 - 14,000'	$130 per foot	$75 per foot

* The depth used for determining well charges will be the deepest penetration by the drilling bit.

In the event the foregoing rates exceed competitive rates available from other non-affiliated persons in the area engaged in the business of rendering or providing comparable services or equipment, we will adjust the foregoing rates to an amount equal to that competitive rate.

The Agreement provides that the Partnership will pay the operator the prospect cost and the dry hole cost for each planned well prior to the spud date, and the balance of the completed well costs when the well is completed and ready for production, in the case of a completed well.

The operator will provide all necessary labor, vehicles, supervision, management, accounting, and overhead services for normal production operations, and will deduct from Partnership revenues a monthly charge based upon competitive industry rates for each producing well for operations and field supervision and a monthly charge of $75 per well for Partnership accounting, engineering, management, and general and administrative expenses. Charges for areas with current operations are shown below. Michigan Basin wells will have an additional monthly charge for the operation of compression, water disposal, gas injection, and other facilities. Non-routine operations will be billed to the Partnership at their cost.

INITIAL PER WELL OPERATING CHARGES

WELL LOCATION	MONTHLY PARTNERSHIP ADMINISTRATION	MONTHLY WELLTENDING FEE
Appalachian Basin*	$75	$225
Michigan Basin**	$75	$225
Colorado	$75	$600
Utah	$75	$600
Wyoming	$75	$600

* Northern West Virginia, Southern West Virginia, Pennsylvania

** Does not include the monthly charge for operation of the compression, water disposal, gas injection, and other facilities.

The Partnership will have the right to take in kind and separately dispose of its share of all oil and gas produced from its prospects, excluding its proportionate share of production required for lease operations and production unavoidably lost. Initially the Partnership will designate the operator as its agent to market such production and authorize the operator to enter into and bind the Partnership in such agreements as it deems in the best interest of the Partnership for the sale of such oil and/or gas. If pipelines which have been built by us are used in the delivery of natural gas to market, the operator may charge a gathering fee not to exceed that which would be charged by a non-affiliated third party for a similar service.

The production and accounting charges may be adjusted annually beginning January 1, 2004 to an amount equal to the rates initially established by the Agreement, multiplied by the ratio of the then current average weekly earnings of Crude Petroleum and Gas Production workers to the average weekly earnings of Crude Petroleum and Gas Production workers for 1999, as published by the United States Department of Labor, Bureau of Labor Statistics, provided that the charge may not exceed the rate which would be charged by the comparable operators in the area of operations.

The Agreement will continue in force so long as any such well or wells produce, or are capable of production, and for an additional period of 180 days from cessation of all production.

Production Phase of Operations

- The Partnership will sell the produced gas to industrial users, gas brokers, interstate pipelines, or local utilities, subject to market sensitive contracts whereby the price of gas sold will vary as a result of market forces.

- The Partnership may enter into fixed price contracts or use financial hedges to fix gas prices, which may result in greater or lower prices than market sensitive prices.

- The Partnership will not complete contracts for sale of gas until after drilling of the wells.

General. Once the Partnership's wells are "completed" (i.e., all surface equipment necessary to control the flow of, or to shut down, a well has been installed, including the gathering pipeline), production operations will commence. The Partnership will not complete contracts for sale of gas until after drilling of the wells, except as noted below.

The Partnership will sell the produced gas to industrial users, gas marketers, including affiliated marketers, commercial end users, interstate or intrastate pipelines or local utilities, primarily under market sensitive contracts whereby the price of gas sold will vary as a result of market forces. Some leases, and thus the gas derived from wells drilled on those leases, may be dedicated to certain markets at the time we acquire those leases.

The Partnership may enter into fixed price contracts, or utilize derivatives, including hedges, swaps or options in order to achieve price certainty for certain periods of time, generally for less than one year. The use of derivatives may entail fees, including the time value of money for margin requirements, which will be charged to the Partnership.

We may utilize our subsidiary RNG to market gas, enter into hedges or swaps, or purchase options on behalf of the Partnership. RNG will be entitled to charge reasonable fees for its services, including out-of-pocket costs. These fees, however, will be equal to or less than fees charged to non-affiliated producers for similar services.

Seasonal factors, such as effects of weather on costs, may impact the Partnership's results. In addition, both sales volumes and prices tend to be affected by demand factors with a significant seasonal component.

Expenditure of Production Revenues. The Partnership's share of production revenue from a given well will be burdened by and/or subject to royalties and overriding royalties, monthly operating charges, taxes and other operating costs.

The above items of expenditure involve amounts payable solely out of, or expenses incurred solely by reason of, production operations. The Partnership's only source of revenues will be from production operations, because the Partnership may not borrow any funds it may require to meet operation expenditures (see "Risk Factors - Shortage of Working Capital" and "Source of Funds and Use of Proceeds - Subsequent Source of Funds"). It is our practice to deduct operating expenses from the production revenue for the corresponding period, and to defer the collection of operating expenses when revenues are insufficient to render full payment.

Interests of Parties

We, Investor Partners, and unaffiliated third parties (including landowners) share revenues from production of gas from wells in which the Partnership has an interest. The following chart expresses such interest of gross revenues derived from the wells. For the purpose of this chart, "gross revenues" is defined as the "Well Head Gas Price" paid by the gas purchaser. In the event the Partnership acquires less than a 100% working interest, the percentages available to the Partnership will decrease proportionately.

Program Revenue Sharing
Entity Interest	Royalites:	Partnership Working Interest
		Third Party
		If 12.5%	If 20% (1)
Managing General Partner	20% Partnership Interest (2)	17.50%	16.00%
Investor Partners	80% Partnership Interest (2)	70.00%	64.00%
Third Parties	Landowners and Over- riding Royalties	12.50%	20.00%
		100.0%	100.0%

(1) Landowner and other royalty interests payable to unaffiliated third parties may vary, provided that the weighted average of such royalty interests for all prospects of a Partnership shall not exceed 20%.

(2) The revenues to be distributed are subject to the revised sharing arrangement policy and to revisions if we make a capital contribution greater than our 21 3/4% requirement.

Insurance

- The Managing General Partner will carry public liability insurance of not less than $10 million during drilling operations and will maintain other insurance as appropriate.

- The Managing General Partner has a good faith duty to provide insurance coverage, sufficient, in its judgment, to protect the Investors against the foreseeable risks of drilling.

- Increasing cost of insurance could reduce Partnership funds available for drilling.

We, in our capacity as operator, will carry blowout, pollution, public liability and workmen's compensation insurance, but such insurance may not be sufficient to cover all liabilities. Each Unit held by the Additional General Partners represents an open-ended security for unforeseen events such as blowouts, lost circulation, stuck drillpipe, etc. which may result in unanticipated additional liability materially in excess of the per Unit subscription amount.

We have obtained various insurance policies, as described below, and intend to maintain such policies subject to our analysis of their premium costs, coverage and other factors. We may, in our sole discretion, increase or decrease the policy limits and types of insurance from time to time as we deem appropriate under the circumstances, which may vary materially. The following types and amounts of insurance have been obtained and are expected to be maintained. We are the beneficiary under each policy and pay the premiums for each policy, except the Managing General Partner and the Partnership are co-insured and co-beneficiaries with respect to the insurance coverage referred to in #2 and #5 below.

  Workmen's compensation insurance in full compliance with the laws for the States of West Virginia, Michigan, Pennsylvania and Colorado; this insurance will be obtained for any other jurisdictions where a Partnership conducts its business;
  Operator's bodily injury liability and property damage liability insurance, each with a limit of $1,000,000;
  Employer's liability insurance with a limit of not less than $1,000,000;

4. Automobile public liability insurance with a limit of not less than $1,000,000 per occurrence, covering all automobile equipment; and

5. Operator's umbrella liability insurance with a limit of $49,000,000.

We, as Managing General Partner and operator, have determined in good faith, in the exercise of our fiduciary duty as Managing General Partner and as operator, that adequate insurance has been obtained on behalf of the Partnerships to provide the Partnership with such coverage as we believe is sufficient to protect the Investor Partners against the foreseeable risks of drilling. We will obtain and maintain public liability insurance, including umbrella liability insurance, of at least two times the Partnership's capitalization, but in no event less than $10 million during drilling operations. In the event that two Partnerships are conducting drilling activities simultaneously, as provided for under "Proposed Activities - Introduction" above, and the investor capital of such Partnerships is in excess of $25 million in the aggregate, we will obtain additional liability insurance coverage during drilling in order to provide the above-referenced two-times insurance coverage (with respect to the total capitalization of those Partnerships which are conducting simultaneous drilling activities). We will maintain such two-times insurance coverage during such drilling activities. We will review the Partnership insurance coverage prior to commencing drilling operations and periodically evaluate the sufficiency of insurance. We will obtain and maintain such insurance coverage as we determine to be commensurate with the level of risk involved. In more than 30 years of operations, drilling more than 2,000 wells in Tennessee, Ohio, Pennsylvania, Michigan, Colorado, Montana and West Virginia, our largest insurance claim has been less than $80,000.

The annual cost of such insurance to the Partnership is estimated to be approximately $625 per well in the year that it is drilled (plus blowout insurance for Colorado wells of approximately $2,000 per well) and approximately $140 per each producing well for the Partnership liability and other insurance coverages. The costs of insurance are allocated based primarily upon the level of natural gas operations. Insurance premiums may increase in the future. The primary effect of increasing premiums cost is to reduce funds otherwise available for Partnership drilling operations or for distribution to investors.

We will notify all Additional General Partners at least 30 days prior to any material change in the amount of such insurance coverage. Within this 30-day period and otherwise after the expiration of one year following the closing of the offering with respect to a particular Partnership, Additional General Partners have the right to convert their Units into Units of limited partnership interest by giving written notice to us and will have limited liability for any Partnership operations conducted after the conversion date as a Limited Partner effective upon the filing of an amendment to the certificate of limited partnership of a Partnership. At any time during this 30-day period, upon receipt of the required written notice from the Additional General Partner of his intent to convert, we will amend the limited partnership agreement and will file such amendment with the State of West Virginia prior to the effective date of the change in insurance coverage and thereby effectuate the conversion of the interest of the former Additional General Partner to that of a Limited Partner.

The Managing General Partner's Policy Regarding Roll-Up Transactions

Although we have no intention of engaging the Partnership in a "roll-up" transaction, it is possible at some indeterminate time in the future that the Partnership will become so involved. In general, a roll-up means a transaction involving the acquisition, merger, conversion, or consolidation of the Partnership with or into another partnership, corporation or other entity (the "Roll-Up Entity") and the issuance of securities by the Roll-Up Entity to Investor Partners in cases where there is also a significant adverse change in the voting rights of the Investor Partners, the term of existence of the Partnership, our compensation, or the investment objectives of the Partnership. The determination of "significant adverse change" will be made solely by us in the exercise of our reasonable business judgment as manager of the Partnership and consistent with our obligations as a fiduciary to the Investor Partners.

The limited partnership agreement provides various policies in the event that a Roll-Up should occur in the future. These policies include:

(1) An appraisal of all Partnership assets will be obtained from a competent independent expert, and a summary of the appraisal will be included in a report to the Investor Partners in connection with a proposed Roll-Up;

(2) Any participant who votes "no" on the proposal will be offered a choice of:

(i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

(ii) either (A) remaining an Investor Partner in the Partnership and preserving his or her interests in the Partnership on the same terms and conditions as existed previously, or (B) receiving cash in an amount equal to his or her pro-rata share of the appraised value of the Partnership's net assets;

(3) The Partnership will not participate in a proposed Roll-Up (i) which would result in the diminishment of an Investor Partner's voting rights under the Roll-Up Entity's chartering agreement; (ii) in which the Investor Partners' right of access to the records of the Roll-Up Entity would be less than those provided by the limited partnership agreement; or (iii) in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by the Investor Partners.

The limited partnership agreement further provides that the Partnership will not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by at least 66 2/3% in interest of the Investor Partners. See Section 5.07(m) of the limited partnership agreement.

COMPETITION, MARKETS AND REGULATION

- Competition is intense in all phases of the oil and gas industry, including the acquisition of prospects and the sale of production.

- Competition for equipment and services is keen and can adversely affect drilling costs and the timing of drilling.

- Excess supplies and competition have depressed gas prices at times, and there is no way to predict when unfavorable conditions may exist in the future.

- The Partnership expects to sell its gas subject to market sensitive contracts, so the price of gas sold will vary as a result of market forces.

Competition and Markets

Competition is keen among persons and companies involved in the exploration for and production of oil and gas. The Partnership will encounter strong competition at every phase of its business including acquiring properties suitable for exploration and development and marketing of oil and gas. It will compete with entities having financial resources and staffs substantially larger than those available to the Partnership. There are thousands of oil and gas companies in the United States. The national supply of natural gas is widely diversified, with no one entity controlling over 5%. As a result of this competition and Federal Energy Regulatory Commission ("FERC") and Congressional deregulation of gas prices, prices are generally determined by competitive forces.

There will also be competition among operators for drilling equipment, tubular goods, and drilling crews. Such competition may affect the ability of each Partnership to acquire leases suitable for development by the Partnerships and to develop expeditiously such leases once they are acquired.

The marketing of any oil and gas produced by a Partnership will be affected by a number of factors which are beyond the Partnership's control and whose exact effect cannot be accurately predicted. These factors include the volume and prices of crude oil imports, the availability and cost of adequate pipeline and other transportation facilities, the marketing of competitive fuels (such as coal and nuclear energy), and other matters affecting the availability of a ready market, such as fluctuating supply and demand. Among other factors, the supply and demand balance of crude oil and natural gas in world markets have caused significant variations in the prices of these products over recent years. Moreover, new pipeline projects recently approved by, or presently pending before, the FERC could substantially increase the availability of gas imports to certain U.S. markets. Such imports could have an adverse effect on both the price and volume of gas sales from Partnership wells.

FERC Order No. 636, issued in 1992, requires pipelines to separate their storage, sales and transportation functions and established an industry-wide structure for "open-access" transportation service under which pipelines must provide third parties non-discriminatory access to transportation service on their systems. Order No. 636 has restructured the natural gas industry and made it more competitive. Order No. 637, issued in February 2000, further enhanced competitive initiatives, by removing price caps on short-term capacity release transactions.

Order No. 637 also enacted other regulatory policies that are intended to increase the flexibility of interstate gas transportation, to maximize shippers' supply alternatives, and to encourage domestic natural gas production in order to meet projected increases in natural gas demand. Such increases in demand, should they materialize, will come from a number of sources, including as boiler fuel to meet increase electric power generation needs and as an industrial fuel that is environmentally preferable to alternatives such as nuclear power and coal.

The accelerating deregulation of natural gas and electricity transmission has caused, and will continue to cause, a convergence of the gas and electric industries. CNG Transmission, which has purchased Partnership production in the past, is an example of this convergence, having completed its merger with Dominion Resources, Inc., a large, Virginia-based provider of electric services, in January 2000. Demand for natural gas by the electric power sector is expected to increase through the next decade. Nearly half of the states have enacted legislation to increase competition in the electric industry, and convergent mergers of gas and electric companies typically include safeguards to prevent a gas company from exercising a marketing advantage in negotiations with an electric affiliate. Increased competition, particularly where coupled with the enforcement of stringent environmental regulations, may increase the electric industry's reliance on natural gas.

Beginning in 1995, the North American Free Trade Agreement ("NAFTA") eliminated trade and investment barriers in the United States, Canada, and Mexico, thereby increasing foreign competition for natural gas production. Legislation that Congress may consider with respect to oil and gas may increase or decrease the demand for the Partnerships' production in the future, depending on whether such legislation is directed toward decreasing demand or increasing supply.

Members of the Organization of Petroleum Exporting Countries establish prices and production quotas for petroleum products from time to time, with the intent of reducing the current global oversupply and maintaining or increasing certain price levels. We are unable to predict what effect, if any, future OPEC actions will have on the quantity of, or prices received for, oil and gas produced and sold from the Partnerships' wells.

Various parts of the prospect area are crossed by pipelines belonging to Hope Gas, Equitable Gas, CNG Transmission, MichCon, Equitrans, Colorado Interstate Gas, NARCO, Duke and others. These companies have all traditionally purchased substantial portions of their supply from West Virginia, Michigan, Colorado or Pennsylvania producers. In addition, all are subject to regulations enacted by state commissions or the FERC which require them to transport gas for others. Transportation on these systems requires that gas delivered meet certain quality standards and that a tariff be paid for quantities transported.

The Partnership expects to sell gas from its wells to Hope Gas, Equitable Gas, and other local distribution companies ("LDCs"), or on the spot market via open access transportation arrangements through CNG Transmission, Hope Gas, Eastern American Energy, MichCon, Colorado Interstate Gas, Equitrans or other pipelines. As a result of FERC regulations that require interstate gas pipelines to separate their merchant activities from their transportation activities and require them to release available capacity on both a short- and a long-term basis, LDCs must take an increasingly active role in acquiring their own gas supplies. Consequently, pipelines and LDCs are buying gas directly from gas producers and marketers, and retail unbundling efforts are causing many end-users to buy their own reserves. Activity by state regulatory commissions to review LDC procurement practices more carefully and to unbundle retail sales from transportation has caused gas purchasers to minimize their risks in acquiring and attaching gas supply and has added to competition in the natural gas marketplace.

In Order No. 587 and other initiatives, FERC required pipelines to develop electronic communications in order to ensure that the gas industry is more competitive. Pipelines must provide standardized access via the Internet to information concerning capacity and prices, and standardized procedures are now available for nominating and scheduling deliveries. The industry also is developing methods to access and integrate all gas supply and transportation information on a nationwide basis, via the Internet, so as to create a national market. Furthermore, parallel developments toward an electronic marketplace for electric power, mandated by the FERC in Order Nos. 888 and 2000, are serving to create multi-national markets for energy products generally. These systems, and the development of information service companies, will allow rapid consummation of natural gas transactions. Gas purchased in West Virginia, could, for example, be used in Seattle. Although this system may initially lower prices due to increased competition, it is anticipated to expand natural gas markets and to improve the reliability of the markets.

Natural Gas Pricing

- The Managing General Partner anticipates that the prices of the Partnerships' gas will be deregulated, and that the gas will be sold at fair market value.

- The Partnership may enter into fixed price contracts or use financial hedges to fix gas prices, which may result in greater or lower prices than market sensitive prices.

The Partnership anticipates that it will sell the gas from its wells subject to market sensitive contracts, the price of which will increase or decrease with market forces beyond our control. In the past, we have sold as much as 70% of the gas produced by its wells to Hope Gas or CNG Transmission, both subsidiaries of Consolidated Natural Gas. Neither of these companies is affiliated with us. While these markets have provided above average prices and sales in the past, this substantial concentration could result in increased risk of shut-in wells and/or lower prices in the future.

Sale of natural gas by the Partnerships will be subject to regulation by governmental regulatory agencies. Generally, the regulatory agency in the state where a producing gas well is located supervises production activities and the transportation of gas sold into intrastate markets. The FERC regulates the rates for interstate transportation of natural gas but, pursuant to the Wellhead Decontrol Act of 1989, FERC may not regulate the price of gas. Deregulated gas production may be sold at market prices determined by supply, demand, Btu content, pressure, location of wells, and other factors.

Regulation

- Federal and state laws and regulations have a significant impact on drilling and production operations.

- Environmental protection regulations may necessitate significant capital outlays by the Partnership.

Federal and state regulations will affect production of Partnership oil and gas. In most areas of operations the production of oil is regulated by conservation laws and regulations, which set allowable rates of production and otherwise control the conduct of oil operations.

The Partnership's drilling and production operations will also be subject to environmental protection regulations established by Federal, state, and local agencies, which in turn may necessitate significant capital outlays which would materially affect the financial position and business operations of the Partnership (see "Risk Factors - Environmental Hazards and Liabilities").

Certain states control production through regulations establishing the spacing of wells, limiting the number of days in a given month during which a well can produce and otherwise limiting the rate of allowable production. Through regulations enacted to protect against waste, conserve natural resources and prevent pollution, local, state and Federal environmental controls will also affect Partnership operations. Such regulations could affect Partnership operations and could necessitate spending funds on environmental protection measures, rather than on drilling operations. If any penalties or prohibitions were imposed on a Partnership for violating such regulations, that Partnership's operations could be adversely affected.

In prior programs, expenses associated with compliance with environmental regulations have represented approximately 10-15% of the cost of drilling and completing wells, and it is expected that similar costs will be incurred in this program. These costs are included in the footage-based rates described at "Proposed Activities - Drilling and Operating Agreement," above.

Proposed Regulation

Various legislative proposals in Congress and in state legislatures could, if enacted, affect the petroleum and natural gas industries. Such proposals involve, among other things, imposition of direct or indirect price limitations on natural gas production, imposition of land use controls (such as prohibiting drilling activities on certain Federal and state lands in roadless wilderness areas) and other measures. At the present time, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have on the Partnerships' operations.

MANAGEMENT

General Management

The Managing General Partner of the Partnership is Petroleum Development Corporation ("PDC"), a publicly-owned Nevada corporation organized in 1955. Since 1969, PDC has been engaged in the business of exploring for, developing and producing oil and gas primarily in the Appalachian Basin area of West Virginia, Tennessee, Pennsylvania, Ohio, Michigan and the Rocky Mountains. As of September 30, 2000, PDC had approximately 91 employees. PDC will make available to Investor Partners, upon request, audited financial statements of PDC for the most recent fiscal year and unaudited financial statements for interim periods.

We will actively manage and conduct the business of the Partnerships, devoting such time and talents to such management as we shall deem reasonably necessary. We will have the full and complete power to do any and all things necessary and incident to the management and conduct of each Partnership's business. We will be responsible for maintaining Partnership bank accounts, collecting Partnership revenues, making distributions to the Partners, delivering reports to the Partners, and supervising the drilling, completion, and operation of the Partnerships' gas wells.

Experience and Capabilities as Driller/Operator

PDC (the "Company" or the "Managing General Partner") will act as driller/operator for the Program wells. Since 1969 the Company has drilled over 2,000 wells in West Virginia, Tennessee, Ohio, Michigan, Colorado and Pennsylvania. The Company currently operates approximately 2,250 wells.

The Company employs four geologists who develop prospects for drilling by the Company and who help oversee the drilling process. In addition, the Company has an engineering staff of four who are responsible for well completions, pipelines, and production operations. The Company retains drilling subcontractors, completion subcontractors, and a variety of other subcontractors in the performance of the work of drilling contract wells. In addition to technical management, the Company may provide services, at competitive rates, from Company-owned service rigs, a water truck, frac tanks, roustabouts, and other assorted small equipment. The Company may lay short gathering lines, or may subcontract all or part of the work where it is more cost effective for a partnership. The Company employs full-time welltenders and supervisors to operate its wells. In addition, the engineering staff evaluates reserves of all wells at least annually and reviews well performance against expectations. All services provided by us are provided at rates less than or equal to prevailing rates for similar services provided by unaffiliated persons in the area.

Petroleum Development Corporation

The executive officers, directors and key technical personnel of PDC, their principal occupations for the past five years and additional information are set forth below:

Positions and Held Current

Name Age Offices Held Position Since

James N. Ryan 68 Chairman, Chief November 1983

Executive Officer

and Director

Steven R. Williams 49 President and March 1983

Director

Dale G. Rettinger 55 Chief Financial July 1980

Officer, Executive

Vice President,

Treasurer and

Director

Roger J. Morgan 72 Secretary and November 1969

Director

Vincent F. D'Annunzio 48 Director February 1989

Jeffrey C. Swoveland 44 Director March 1991

Donald B. Nestor 51 Director March 2000

Thomas Riley 47 Vice President - April 1996

Gas Marketing and

Acquisitions

Ersel Morgan 56 Vice President - April 1995

Production

Eric Stearns 42 Vice President - April 1985

Exploration and

Development

Alan Smith 42 Senior Geologist April 1980

Bob Williamson 46 Geologist February 1991

Susan Foster 39 Engineer June 1997

Tom Carpenter 48 Senior Geologist December 1997

James N. Ryan has served as President and Director of PDC from 1969 to 1983 and was elected Chairman and Chief Executive Officer in March 1983.

Steven R. Williams has served as President and Director of PDC since March 1983. Prior to joining the Company, Mr. Williams was employed by Exxon until 1979 and attended Stanford Graduate School of Business, graduating in 1981. He then worked with Texas Oil and Gas until July 1982, when he joined Exco Enterprises, an oil and gas investment company, as manager of operations.

Dale G. Rettinger has served as Vice President and Treasurer of PDC since July 1980, and was appointed Chief Financial Officer in September 1997. Mr. Rettinger was elected Director in 1985. Previously, Mr. Rettinger was a partner with Main Hurdman, Certified Public Accountants, having served in that capacity since 1976.

Roger J. Morgan has been a member of the law firm of Young, Morgan & Cann, Clarksburg, West Virginia, for more than the past five years. Mr. Morgan is not active in the day-to-day business of PDC, but his law firm provides legal services to PDC.

Vincent F. D'Annunzio has for the past five years served as president of Beverage Distributors, Inc., located in Clarksburg, West Virginia. Mr. D'Annunzio is a director of West Union Bank, West Union, West Virginia.

Jeffrey C. Swoveland has been Director of Finance with Equitable Resources, Inc. since September 1994. Prior thereto, he was a lending officer with Mellon Bank N.A. since July 1989. Mr. Swoveland was Senior Planning Analyst with Consolidated Natural Gas in 1988 and 1989. Mr. Swoveland received an MS degree in finance from Carnegie Mellon University.

Donald B. Nestor was elected as a director in March 2000, is a Certified Public Accountant and a Partner in the CPA firm of Toothman, Rice, P.L.L.C. and is in charge of the firm's Buckhannon, West Virginia office. Mr. Nestor has served in that capacity for more than the past five years.

Thomas Riley has served as Vice President - Gas Marketing and Acquisitions of PDC since April 1996. Prior to joining PDC, Mr. Riley was president of Riley Natural Gas Company ("RNG"), a natural gas marketing company, from its inception in 1987. PDC acquired RNG in April 1996. Mr. Riley continues to serve as president of PDC's wholly-owned subsidiary.

Ersel Morgan was elected Vice President-Production in April 1995. He joined PDC as a landsman in 1980.

Eric Stearns was elected Vice President-Exploration and Development in April 1995. Mr. Stearns joined PDC in 1985 after working as a mudlogger for Hywell, Incorporated logging wells in the Appalachian Basin between 1982 and 1985, and for Petroleum Consultants, Inc. between 1984 and 1985.

Alan Smith joined PDC in April 1980 as a geologist in the Tennessee Division. He has a BS degree in geology from Tennessee Technological University. As a senior geologist he has been responsible for the development of prospects and supervision of drilling operations since 1983.

Bob Williamson joined PDC on February 1, 1991, as a geologist. Mr. Williamson received a B.S. degree in geology from West Virginia University in 1980. Prior to joining PDC, he worked as a geologist for Ramco in Belpre, Ohio, for nearly nine years on projects in West Virginia, Kentucky, Kansas, and Oklahoma.

Susan Foster joined PDC on June 2, 1997, as a petroleum engineer. Ms. Foster has a BS degree in petroleum engineering from Pennsylvania State University. Prior to joining PDC, Ms. Foster worked as a petroleum engineer in the Appalachian Basin with several oil and gas companies.

Tom Carpenter joined PDC on December 1, 1997 as a senior geologist. Mr. Carpenter has a B.A. degree in geology from Miami University in Ohio and an M.S. degree in geology from West Virginia University as well as other post-graduate studies and seminars. Prior to joining PDC, Mr. Carpenter was employed as Manager of Exploration and Development of Alamco, Inc. from 1996-1997, and by Ashland Exploration, Inc. and Shell Oil Company.

Certain Shareholders of Petroleum Development Corporation

The following table sets forth information as of September 30, 2000, with respect to the common stock of PDC owned by each person who owns beneficially 5% or more of the outstanding voting common stock, by all directors individually, and by all directors and officers as a group.

Amount Percent

Name Beneficially Owned(1) of Class

Fidelity Management 1,573,800 9.9

James N. Ryan (2)(3) 986,320 6.1

Dimensional Fund Advisors 906,700 5.7

Steven R. Williams (3) 590,576 3.7

Dale G. Rettinger (3) 527,850 3.3

Roger J. Morgan (4) 82,500 *

Vincent D'Annunzio (5) 43,600 *

Jeffrey C. Swoveland (6) 18,094 *

All Directors and Officers

as a Group (6 persons) (7) 2,248,940 13.6

* Less than 1%

(1) Includes shares over which the person currently holds or shares voting or investment power. Unless otherwise indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to the shares beneficially owned.

(2) Includes 219,738 shares owned jointly with Mr. Ryan's wife, 379,750 shares owned by Mr. Ryan's wife and 64,258 shares owned by Mr. Ryan's wife as guardian for their minor grandchildren. The balance of the shares are owned solely by Mr. Ryan.

(3) Includes options to purchase 178,000 shares that such person can currently exercise or that will become exercisable within 60 days.

(4) Includes options to purchase 47,500 shares that Mr. Morgan can currently exercise or that will become exercisable within 60 days.

(5) Includes options to purchase 13,600 shares that Mr. D'Annunzio can currently exercise or that will become exercisable within 60 days.

(6) Includes options to purchase 3,550 shares that Mr. Swoveland can currently exercise or that will become exercisable within 60 days.

(7) Includes options to purchase 598,650 shares that such persons can currently exercise or that will become exercisable within 60 days.

Remuneration

None of our officers or directors will receive any direct remuneration or other compensation from the Partnerships. Such persons will receive compensation solely from PDC. Information as to compensation paid by us to our directors and executive officers may be obtained from publicly available reports filed by us with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Legal Proceedings

We as driller/operator are subject to certain minor legal proceedings arising from the normal course of business. Such legal actions are not considered material to the operations of the Partnership or us.

CONFLICTS OF INTEREST

- The Managing General Partner currently manages and in the future will sponsor and manage natural gas drilling programs similar to the Partnerships.

- The Managing General Partner decides which prospects each Partnership will acquire.

- The Managing General Partner will act as operator of the Partnership wells; the terms of the drilling and operating agreement have not been negotiated by non-affiliated persons.

- The Managing General Partner will provide drilling and completion services with respect to Partnership wells.

- The Managing General Partner is general partner of numerous other partnerships, and owes duties of good-faith dealing to such other partnerships.

- The Managing General Partner and affiliates engage in significant drilling, operating, and producing activities for other partnerships.

The Partnerships are subject to various conflicts of interest arising out of their relationship with us. These conflicts include, but are not limited to, the following:

Future Programs by Managing General Partner and Affiliates. We have the right and expect to continue to organize and manage oil and gas drilling programs in the future similar to the subject Partnerships, and to conduct operations now and in the future, jointly or separately, on our own behalf or for other private or public investors. Affiliates of ours also intend to conduct such activities on their own behalf. Officers, directors and employees of ours have participated, and will participate in the future, at cost, in working interests in wells in which we and our partnerships participate. To the extent our affiliates invest in the Partnerships or other partnerships sponsored by us, conflicts of interest will arise.

Fiduciary Responsibility of the Managing General Partner. We are accountable to the Partnership as a fiduciary and consequently have a duty to exercise good faith and to deal fairly with the investors in handling the affairs of the Partnership. While we will endeavor to avoid conflicts of interest to the extent possible, such conflicts nevertheless may occur and, in such event, our actions may not be most advantageous to the Partnership and could fall short of the full exercise of such fiduciary duty. In the event we should breach our fiduciary responsibilities, you would be entitled to an accounting and to recover any economic losses caused by such breach, only after either proving a breach in court or reaching a settlement as provided with us.

Independent Representation in Indemnification Proceeding. Counsel to the Partnership and to us in connection with this offering are the same. Such dual representation will continue in the future. However, in the event of an indemnification proceeding between the Partnership and us, we will cause the Partnership to retain separate and independent counsel to represent its interest in such proceeding.

Due Diligence Review. PDC Securities Incorporated, the Dealer Manager of the offering, is our affiliate and its due diligence examination concerning this offering cannot be considered to be independent. See "Plan of Distribution."

Managing General Partner's Interest. Although we believe that our interest in Partnership profits, losses, and cash distributions is equitable (see "Participation in Costs and Revenues"), our interest was not determined by arm's-length negotiation.

Transactions between the Partnership and Operator. We will also act as operator. Accordingly, although we believe the terms of the drilling and operating agreement will be equitable, it will not be the subject of arm's-length negotiation. Furthermore, we may be confronted with a continuing conflict of interest with respect to the exercise and enforcement of the rights of the Partnership under such agreement. See "Transactions with the Managing General Partner or Affiliates Thereof," below.

Conflicting Drilling Activities. Our affiliates have engaged in significant drilling and producing activities for the accounts of affiliated partnerships related to previous drilling programs. In addition, we and our affiliates manage and operate gas properties for investors in such other drilling programs. Although the limited partnership agreement attempts to minimize any potential conflicts, we will be in a position to decide whether a gas property will be retained or acquired for the account of the Partnership or other drilling programs which we or our affiliates may presently operate or operate in the future.

Conflicts with Other Programs. We realize that our conduct and the conduct of our affiliates in connection with the other drilling programs could give rise to a conflict of interest between the position of PDC as Managing General Partner of the Partnership and the position of PDC or one of its affiliates as general partner or sponsor of such additional programs. In resolving any such conflicts, each Partnership will be treated equitably with such other partnerships on a basis consistent with the funds available to the partnerships and the time limitations on the investment of funds. However, no provision has been made for an independent review of conflicts of interest. We believe that the possibility of conflicts of interest between the Partnership and prior programs is minimized by the fact that substantially all the funds available to prior drilling programs in which we or an affiliate serves as general partner have been committed to a specific drilling program.

We follow a policy of developing next what we judge to be the best available prospect. Acquisition of new leases and information derived from wells already drilled result in a constant change in this assessment. We anticipate that generally only one Partnership will be actively engaged in drilling at any time. However, in the event more than one Partnership has funds available for drilling, the Partnerships will alternate drilling of wells based on the "best available prospect" format. The determination of the "best available prospect" is based on our assessment of the economic potential of a prospect and its suitability to a particular partnership, and considers various factors including estimated reserves, target geological formations, gas markets, geological and gas market diversification within the partnership, royalties and overrides on the prospect, estimated lease and well costs, and limitations imposed by the prospectus and/or partnership agreements.

The limited partnership agreement authorizes us to cause the Partnership to acquire undivided interests in natural gas properties, and to participate with other parties, including other drilling programs previously or subsequently conducted by us or our affiliates, in the conduct of exploration and drilling operations on those properties. Because we must deal fairly with the investors in all of our drilling programs, if conflicts between the interest of the Partnership and such other drilling programs do arise, we might not in every instance be able to resolve those conflicts to the maximum advantage of the Partnership.

From time to time, we may cause Partnership prospects to be enlarged or contracted on the basis of geological data to define the productive limits of any pool discovered. The Partnership is not required to expend additional funds for the acquisition of property unless such acquisition can be made from the capital contributions. In the event such property is not acquired by the Partnership, the Partnership may lose a promising prospect. Except as otherwise provided by the limited partnership agreement, such prospect might be acquired by us or an affiliate or other drilling programs conducted by them.

In addition, subject to the restrictions set forth below, we in our sole discretion decide which prospects and what interest therein to transfer to the Partnership. This may result in another drilling program sponsored by us acquiring property adjacent to Partnership property. Such other program could gain an advantage over the Partnership by reason of the knowledge gained through the Partnership's prior experience in the area or if such other drilling program were the first to discover or develop a productive pool of oil or natural gas.

Acquisition of Prospects. We have discretion in selecting leases to be acquired by the Partnership from us or our affiliates or third parties and the location and type of operations which the Partnership will conduct on such leases. Certain of such leases may be part of our existing inventory, although no leases have been designated for inclusion in the Partnership at the present time. Neither we nor any affiliate will retain undeveloped acreage adjoining a Partnership prospect in order to use Partnership funds to "prove up" the acreage owned for our own account.

Whenever we sell, transfer or convey an interest in a prospect to a particular Partnership, we must, at the same time, sell to the Partnership an equal proportionate interest in all of our leases in the same prospect (except any interests in producing wells). If we or an affiliate (except another affiliated limited partnership in which the interest of us or our affiliates is identical or less than their interest in the Partnerships) subsequently proposes to acquire an interest in a prospect in which a Partnership possesses an interest or in a prospect abandoned by the Partnership within one year preceding such prospect acquisition, we or such affiliate will offer an equivalent interest therein to the Partnership; and, if cash or financing is not available to such Partnership to enable it to consummate a purchase of an equivalent interest in such property, neither we nor any of our affiliates will acquire such interest or property, but the term "affiliate" will not include another partnership where our or our affiliates' interest is identical to, or less than, their interest in the subject Partnerships. The term "abandon" means the termination, either voluntarily or by operation of the lease or otherwise, of all of a Partnership's interest in the prospect. These limitations will not apply after the lapse of five years from the date of formation of a Partnership.

A sale, transfer or conveyance to the Partnership of less than all of our or our affiliates' interest in any prospect is prohibited unless the interest retained by us or our affiliates is a proportionate working interest, the respective obligations of the Partnership and us or our affiliates are substantially the same immediately after the sale of the interest, and our or our affiliates' interest in revenues does not exceed an amount proportionate to the retained working interest. Neither we nor our affiliates will retain any overriding royalty interests or other burdens on the lease interests conveyed to the Partnerships, and will not enter into any farmout arrangements with respect to our retained interest, except to non-affiliated third parties.

The Partnerships will acquire only those leases reasonably expected to meet the stated purposes of the Partnerships. The Partnerships will not acquire any lease for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnerships' best interest. We expect that the Partnership will develop substantially all of its leases and will farm out few, if any, leases. The Partnerships will not farm out, sell or otherwise dispose of leases unless we, exercising the standard of a prudent operator, determine that: (a) a Partnership lacks sufficient funds to drill on the lease and cannot obtain suitable alternative financing; (b) downgrading subsequent to a Partnership's acquisition has rendered drilling undesirable; (c) drilling would concentrate excessive funds in one location creating undue risk to a Partnership; or (d) the best interests of a Partnership, based on the standard of a prudent operator, would be served by such disposition. In the event of a farmout, we will retain for the Partnerships such economic interests and concessions as a reasonably prudent operator would retain under the circumstances. We will not farm out a lease for the primary purpose of avoiding payments of our Partnership share of costs of drilling on that lease. However, the decision with respect to making farmouts and the terms of a farmout involve conflicts of interest because we may benefit from cost savings and reduction of risk, and in the event of a farmout to an affiliated limited partnership or other affiliate, we or our affiliates will represent both related entities.

Transactions with the Managing General Partner or Affiliates. We will furnish drilling and completion services with respect to some or all of the Partnership wells. A subsidiary of ours may market gas produced from Partnership wells. In addition, we will act as operator for the producing wells of the Partnership. The prices to be charged the Partnership for such supplies and services will be competitive with the prices of other unaffiliated persons in the same geographic area engaged in similar businesses. We expect to earn a profit for such services.

Neither we nor any affiliate will render to the Partnership any gas field, equipage or other services nor sell or lease to the Partnership any equipment or related supplies unless such person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other persons in the gas industry in addition to partnerships in which we or our affiliate has an interest, or, if such person is not engaged in such a business then such compensation, price or rental will be the cost of such services, equipment or supplies to such person or the competitive rate which could be obtained in the area, whichever is less. Notwithstanding any provision to the contrary, we and our affiliates may not profit by drilling in contravention of our fiduciary obligations to the Investor Partners. Any services not otherwise described in this prospectus for which we or any of our affiliates are to be compensated will be embodied in a written contract which precisely describes the services to be rendered and the compensation to be paid.

All benefits from marketing arrangements or other relationships affecting the property of us or our affiliates and the Partnerships will be fairly and equitably apportioned according to the respective interests of each.

Partnership funds will not be commingled with those of any other entity.

No loans may be made by the Partnership to us or any affiliate.

We or any affiliate, other than other programs sponsored by us or our affiliates, may not purchase the Partnerships' producing properties.

Conflict in Establishing Unit Repurchase Price. Under our Unit Repurchase Program (See "Terms of the Offering - Unit Repurchase Program" above), we, once we have received a request from an Investor Partner that we repurchase that Partner's Units, will establish an offering price. We will determine the offering price which will not necessarily represent the fair market value of the Units. In setting the price, we will consider our available funds and our desire to acquire production as represented by the

[insert]

Units. A conflict will arise in that the price set will be that which we consider to be in our own best interest (to keep the repurchase price as low as possible) and not necessarily in the best interest of the Investor Partner who is presenting the Units for repurchase.

Certain Transactions

As of June 30, 2000, previous limited partnerships sponsored by us have made payments to us or our affiliates as follows:

Footage

and Daywork

Drilling

Contracts,

Turnkey Services, General

Non- Drilling Chemicals, and

Recurring and Supplies Administrative

Name of Management Sales Completion and Operators Expense

Partnership Fee of Leases Contracts Equipment Charges Reimbursement

Pennwest

Petroleum

Group 1984 $61,556 $46,250 $ -- $1,824,938 $187,119 $ --

Pennwest

Petroleum

Group

1985-A 58,125 43,400 -- 1,829,937 187,334 --

Petrowest

Gas Group

1986-A 29,605 22,400 -- 873,847 89,624 --

Petrowest

Gas Group

1987 35,395 24,850 -- 1,062,332 108,718 --

Petrowest

Gas Group

1987-B 30,461 21,350 -- 913,794 93,514 --

PDC 1987 14,079 715 459,153 -- -- _____

PDC 1988 23,842 17,150 -- 708,200 72,534 --

PDC 1988-B 6,053 6,450 -- 779,587 79,604 --

PDC 1988-C 41,052 26,250 1,361,857 -- -- --

PDC 1989-P 47,171 34,230 -- 1,445,275 143,875 --

PDC 1989-A 30,250 57,137 -- 1,085,641 -- --

PDC 1989-B 92,750 175,194 3,328,695 -- -- --

PDC 1990-A 5,150 62,209 -- 1,265,680 -- --

PDC 1990-B 55,525 72,100 -- 2,025,511 -- --

PDC 1990-C 86,950 117,215 -- 3,167,563 -- --

PDC 1990-D 92,138 137,225 3,343,524 -- -- -

PDC 1991-A 68,475 75,193 -- 2,511,640 -- --

PDC 1991-B 46,587 62,209 -- 1,697,764 -- --

PDC 1991-C 68,400 70,235 -- 2,513,765 -- --

PDC 1991-D 31,463 153,721 4,812,667 -- -- --

PDC 1992-A 72,717 77,319 -- 2,669,888 -- --

PDC 1992-B 74,478 58,829 -- 2,754,778 -- --

PDC 1992-C 59,722 149,657 -- 5,884,302 -- --

PDC 1993-A -- 101,335 2,840,609 -- -- --

PDC 1993-B -- 80,470 -- 2,286,886 -- --

PDC 1993-C -- 96,248 -- 2,849,439 -- --

PDC 1993-D -- 94,098 -- 2,724,096 -- -

PDC 1993-E -- 272,730 6,930,264 -- -- --

PDC 1994-A 51,387 110,084 -- 2,248,204 -- --

PDC 1994-B 67,245 85,240 -- 2,921,974 -- --

PDC 1994-C 58,647 63,548 -- 2,545,795 -- --

PDC 1994-D 188,719 232,410 8,024,046 -- -- --

PDC 1995-A 36,640 36,389 -- 1,566,615 -- --

PDC 1995-B 46,441 59,044 -- 1,972,759 -- --

PDC 1995-C 52,862 35,768 -- 2,276,962 -- --

PDC 1995-D 203,927 293,036 8,628,760 -- -- -

PDC 1996-A 64,405 109,573 -- 2,692,045 -- --

PDC 1996-B 67,118 106,300 -- 2,813,259 -- --

PDC 1996-C 98,662 174,509 -- 4,117,286 -- --

PDC 1996-D 382,543 565,628 16,075,000 -- -- --

PDC 1997-A 104,174 179,882 -- 4,351,672 -- --

PDC 1997-B 168,987 271,709 -- 7,079,215 -- --

PDC 1997-C 151,081 257,165 -- 6,314,878 -- --

PDC 1997-D 462,989 593,138 19,546,905 -- -- --

PDC 1998-A 131,803 178,267 -- 5,555,181 -- --

PDC 1998-B 178,628 228,938 -- 7,541,358 -- --

PDC 1998-C 195,320 221,506 -- 8,274,895 -- --

PDC 1998-D 513,631 414,444 21,906,777 -- -- --

PDC 1999-A 120,018 173,267 -- 5,047,537 -- --

PDC 1999-B 138,497 167,131 -- 5,372,762 -- --

PDC 1999-C 177,189 298,744 -- 7,408,976 -- --

PDC 1999-D 467,734 795,958 19,550,451 -- -- --

PDC 2000-A(1) 123,918 74,291 -- 5,316,140 -- --

____________________

(1) Partnership funded in May 2000.

FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER

- The Managing General Partner is accountable to the Partnerships as a fiduciary and must exercise good faith respecting the Partnerships.

- The limited partnership agreement includes provisions indemnifying the Managing General Partner against liability for losses suffered by the Partnership resulting from actions by the Managing General Partner.

We are accountable to the Partnerships as a fiduciary and consequently must exercise utmost good faith and integrity in handling Partnership affairs. Under West Virginia law, we will owe the Investor Partners a duty of utmost good faith, fairness, and loyalty. In this regard, we are required to supervise and direct the activities of the Partnership prudently and with that degree of care, including acting on an informed basis, which an ordinarily prudent person in a like position would use under similar circumstances. Moreover, we must act at all times in the best interests of the Partnership and the Investor Partners. Since the law in this area is rapidly developing and changing, investors who have questions concerning our responsibilities as Managing General Partner should consult their own counsel. Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of his fiduciary duty, or on behalf of the partnership (a partnership derivative action) to recover damages from third parties. In addition, limited partners may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in Federal courts to enforce their rights under the Federal securities laws. Further, limited partners who have suffered losses in connection with the purchase or sale of their interests in a partnership may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the antifraud provisions of the Federal securities laws. The burden of proving such a breach, and all or a portion of the expense of such lawsuit, would have to be borne by the limited partner bringing such action. In the event of a lawsuit for a breach of its fiduciary duty to the Partnership and/or the Investor Partners, we, depending upon the particular circumstances involved, might be able to avail ourselves under West Virginia law of various defenses to the lawsuit, including statute of limitations, estoppel, laches, and doctrines such as the "clean hands" doctrine.

The limited partnership agreement provides for indemnification of the Managing General Partner against liability for losses arising from the action or inaction of the Managing General Partner, if the Managing General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the Managing General Partner. We may not be indemnified for any such liability arising out of a breach of our duty to the Partnership or our negligence, fraud, bad faith or misconduct in the performance of our fiduciary duty. The limited partnership agreement provides for indemnification of the Managing General Partner by the Partnership for any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the Managing General Partner. Nevertheless, we shall not be indemnified for liabilities arising under Federal and state securities laws unless (1) there has been a successful adjudication on the merits of each count involving securities law violations or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (3) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the prospectus and (ii) in which plaintiffs claim they were offered or sold Partnership Units. A successful claim for indemnification would deplete Partnership assets by the amount paid. As a result of such indemnification provisions, a purchaser of Units may have a more limited right of legal action than he would have if such provision were not included in the limited partnership agreement. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act"), in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

The limited partnership agreement also provides that the Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified.

PRIOR ACTIVITIES

Prior Partnerships

Petroleum Development Corporation ("PDC"), as general partner, has previously sponsored ten private and nine public drilling programs. PDC 2003 Drilling Program (the "Program") is the tenth public drilling program sponsored by PDC as general partner. The various drilling programs sponsored by PDC have raised a total of over $250 million.

Each of the previous programs has had as its objective the drilling, completion, and production of oil and natural gas from development wells. The 1984 and 1985 partnerships split investment between shallow oil wells located in Pennsylvania, and gas wells located in the Appalachian Basin. All of the partnerships since and including 1986 were targeted at shallow development gas wells. All funds raised for previous partnerships were spent according to plans as described in the respective private placement memorandum or prospectus. All of the partnerships continue in operation, with monthly cash distributions to investors in all programs continuing. All of the previous programs realized the anticipated tax benefits, and to date the IRS has neither audited any partnership nor challenged any deductions or credits claimed by investors, to the best of the Managing General Partner's knowledge.

For several reasons, including the unpredictability of natural gas development and pricing and differences in property locations, program size, and economic conditions, operating results obtained by these prior partnerships should not be considered as indicative of the operating results obtainable by the Partnerships. You should not assume that you will experience returns, if any, comparable to those experienced by investors in prior programs.

The following table is presented to indicate certain sale characteristics concerning previous gas limited partnerships sponsored by the Managing General Partner and its Affiliates.

Number

Date of Date of of Subscrip- Previous

Partnership First Revenue Units Price tions from Assess-

Partnership Formation Distribution Sold Per Unit Participants ment

(1)

Pennwest

Petroleum

Group 1984 12/84 4/85 32.83 $75,000 $2,462,500 --

Pennwest

Petroleum

Group 1985-A 11/85 3/86 31.00 75,000 2,325,000 --

Petrowest

Gas Group

1986-A 11/86 4/87 15.00 75,000 1,125,000 --

Petrowest

Gas Group

1987 8/87 1/88 67.25 20,000 1,345,000 --

Petrowest

Gas Group

1987-B 11/87 4/88 57.875 20,000 1,157,500 --

PDC 1987 12/87 6/88 26.75 20,000 535,000 --

PDC 1988 7/88 12/88 45.30 20,000 906,000 --

PDC 1988-B 11/88 4/89 49.50 20,000 990,000 --

PDC 1988-C 12/88 6/89 78.00 20,000 1,560,000 --

PDC 1989-P 6/89 12/89 89.625 20,000 1,792,500 --

PDC 1989-A 10/89 4/90 60.50 20,000 1,210,000 --

PDC 1989-B 12/89 6/90 185.50 20,000 3,710,000 --

PDC 1990-A 6/90 11/90 70.30 20,000 1,406,000 --

PDC 1990-B 9/90 1/91 111.05 20,000 2,221,000 --

PDC 1990-C 11/90 5/91 173.90 20,000 3,478,000 --

PDC 1990-D 12/90 6/91 184.275 20,000 3,685,500 --

PDC 1991-A 3/91 11/91 136.95 20,000 2,739,000 --

PDC 1991-B 9/91 2/92 93.175 20,000 1,863,500 --

PDC 1991-C 11/91 4/92 136.80 20,000 2,736,000 --

PDC 1991-D 12/91 6/92 262.925 20,000 5,258,500 --

PDC 1992-A 5/92 11/92 145.435 20,000 2,908,700 --

PDC 1992-B 9/92 1/93 148.955 20,000 2,979,100 --

PDC 1992-C 11/92 4/93 319.444 20,000 6,388,900 --

PDC 1993-A 12/92 6/93 151.30 20,000 3,026,000 --

PDC 1993-B 5/93 11/93 121.75 20,000 2,435,000 --

PDC 1993-C 9/93 2/94 152.34 20,000 3,046,700 --

PDC 1993-D 11/93 4/94 145.45 20,000 2,909,000 --

PDC 1993-E 12/93 7/94 367.94 20,000 7,358,800 --

PDC 1994-A 5/94 11/94 102.775 20,000 2,055,500 --

PDC 1994-B 9/94 2/95 134.49 20,000 2,689,804 --

PDC 1994-C 11/94 4/95 117.294 20,000 2,345,870 --

PDC 1994-D 12/94 6/95 377.438 20,000 7,548,761 --

PDC 1995-A 5/95 10/95 73.28 20,000 1,465,603 --

PDC 1995-B 9/95 1/96 92.88 20,000 1,857,648 --

PDC 1995-C 11/95 4/96 105.72 20,000 2,114,496 --

PDC 1995-D 12/95 6/96 407.854 20,000 8,157,071 --

PDC 1996-A 6/96 11/96 128.81 20,000 2,576,200 --

PDC 1996-B 9/96 3/97 134.24 20,000 2,684,707 --

PDC 1996-C 11/96 5/97 197.32 20,000 3,946,478 --

PDC 1996-D 12/96 6/97 765.09 20,000 15,301,726 --

PDC 1997-A 5/97 11/97 208.85 20,000 4,166,946 --

PDC 1997-B 9/97 3/98 337.97 20,000 6,759,470 --

PDC 1997-C 11/97 5/98 302.16 20,000 6,043,257 --

PDC 1997-D 12/97 6/98 925.98 20,000 18,519,579 --

PDC 1998-A 6/98 12/98 263.61 20,000 5,272,135 --

PDC 1998-B 9/98 3/99 357.25 20,000 7,145,101 --

PDC 1998-C 11/98 5/99 390.64 20,000 7,812,783 --

PDC 1998-D 12/98 7/99 1,026.26 20,000 20,525,261 --

PDC 1999-A 5/99 11/99 240.08 20,000 4,800,739 --

PDC 1999-B 9/99 3/00 278.00 20,000 5,539,893 --

PDC 1999-C 11/99 5/00 354.38 20,000 7,087,559 --

PDC 1999-D 12/99 7/00(2) 935.47 20,000 18,709,342 --

PDC 2000-A 5/00 11/00(3) 247.84 20,000 4,956,718 --

______________

(1) Cash distribution made each month since date of first distribution.

(2) Partnership closed on December 31, 1999. Wells were drilled in the first quarter of 2000; first revenue distribution to commence in July, 2000.

(3) Partnership closed on May 22, 2000. Wells were drilled in the second and third quarters of 2000; first revenue distribution to commence in November, 2000.

YOU SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.

Previous Drilling Activities

The following table reflects the drilling activity of previous limited partnerships sponsored by the Managing General Partner and its Affiliates as of June 30, 2000. All of the wells drilled were Development Wells, except as otherwise noted.

Productive Well Table

June 30, 2000

Gross Wells(1) Net Wells(2)

Partnership Oil Gas Dry Oil Gas Dry

Pennwest

Petroleum

Group 1984 27 13 - 27 5.5 -

Pennwest

Petroleum

Group 1985-A 14 13 1 14 7.8 .6

Petrowest

Gas Group

1986-A - 8 2 - 5.4 1.0

Petrowest

Gas Group

1987 - 9 1(3) - 7.1 .1(3)

Petrowest

Gas Group

- 9 1 - 5.5 .6

PDC 1987 - 7 - - 2.6 -

PDC 1988 - 5 1 - 4.1 .8

PDC 1988-B - 5 - - 4.7 -

PDC 1988-C - 9 1 - 7.0 .8

PDC 1989-P - 8 1 - 7.8 .9

PDC 1989-A - 6 1 - 5.5 .9

PDC 1989-B - 19 2 - 17.0 1.8

PDC 1990-A - 7 1 - 6.0 .9

PDC 1990-B - 11 - - 10.3 -

PDC 1990-C - 15 2 - 14.4 2.0

PDC 1990-D - 16 1 - 15.8 1.0

PDC 1991-A - 13 - - 12.0 -

PDC 1991-B - 8 2 - 7.2 2.0

PDC 1991-C - 12 2 - 11.2 1.5

PDC 1991-D - 21 5 - 20.4 4.4

PDC 1992-A - 12 2 - 11.0 2.0

PDC 1992-B - 14 1 - 12.3 .5

PDC 1992-C - 26 3 - 24.8 2.5

PDC 1993-A - 16 1 - 14.7 1.0

PDC 1993-B - 11 4 - 10.8 4.0

PDC 1993-C - 15 2 - 13.8 2.0

PDC 1993-D - 13 2 - 12.1 2.0

PDC 1993-E - 34 2 - 33.3 2.0

PDC 1994-A - 9 1 - 8.9 1.0

PDC 1994-B - 13 1 - 12.4 1.0

PDC 1994-C - 12 1 - 11.1 1.0

PDC 1994-D - 39 4 - 35.4 4.0

PDC 1995-A - 8 1 - 7.1 1.0

PDC 1995-B - 8 3 - 7.1 3.0

PDC 1995-C - 12 1 - 9.6 1.0

PDC 1995-D - 42 2 - 37.5 2.0

PDC 1996-A - 14 2 - 11.5 2.0

PDC 1996-B - 15 - - 13.2 -

PDC 1996-C - 22 2 - 17.6 1.9

PDC 1996-D - 80(4) 5 - 62.3 4.3

PDC 1997-A - 21(5) 1 - 11.1 0.1

PDC 1997-B - 34(6) 2 - 23.4 2.0

PDC 1997-C - 28 2 - 19.5 1.1

PDC 1997-D - 94 7 - 72.7 4.5

PDC 1998-A - 29 2 - 19.2 2.0

PDC 1998-B - 41 2 - 26.9 1.9

PDC 1998-C - 37 1 - 29.9 1.0

PDC 1998-D - 89(7) 8(8) - 70.8(7) 7.6(8)

PDC 1999-A - 24 0 - 19.5 0

PDC 1999-B - 26 1 - 21.0 0.5

PDC 1999-C - 24 2 - 20.9 2.0

PDC 1999-D - 51 0 - 37.5 0

PDC 2000-A(9) - 13 0 - 10.28 0

Total ...... 41 1,140 92 41 926.48 80.2

_____________________

(1) Gross wells include all wells in which the partnerships owned a Working Interest.

(2) Net wells are the number of gross wells multiplied by the percentage Working Interest owned by the partnerships in the gross wells.

(3) The dry hole indicated represents an exploratory well.

(4) Ten wells in the Angel Antrim Shale Project were productive wells and subsequently plugged in third quarter of 2000.

(5) Three wells in the Angel Antrim Shale Project were productive wells and subsequently plugged in the third quarter of 2000.

(6) Six wells in the East 23 Antrim Shale Project were productive wells and subsequently plugged in the third quarter of 2000.

(7) One of the gas wells represents an exploratory well with a net interest of .9.

(8) Three of the dry holes represent exploratory wells with a net interest of 2.7.

(9) Parntership funded in May 2000. Wells were drilled in the second and third quarters of 2000.

YOU SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.

Payout and Net Cash Tables

The following tables provide information concerning the operating results of previous limited partnerships sponsored by the Managing General Partner and its Affiliates as of June 30, 2000.

Participants' Payout Table

June 30, 2000

Revenues Before Deducting

Operating Costs(3)

Total

Investors' Expendi Total During Three

Funds I tures As of Months Ended

Invested(1) Including June 30, June 30,

Costs(2) Operating 2000 2000

Pennwest Petroleum

Group 1984 $2,093,125 $3,236,373 $2,155,702 $ 10,426

Pennwest Petroleum

Group 1,976,250 3,083,607 1,771,796 19,460

Petrowest Gas Group

1986-A 956,250 1,542,687 1,009,938 9,760

Petrowest Gas Group

1987 1,143,250 1,873,732 1,490,249 13,846

Petrowest Gas Group

1987-B 983,875 1,481,256 777,631 6,972

PDC 1987 454,750 726,594 524,837 4,798

PDC 1988 770,100 1,275,907 1,115,062 9,880

PDC 1988-B 841,500 1,288,661 584,134 7,111

PDC 1988-C 1,326,000 2,063,891 1,136,254 14,742

PDC 1989-P 1,523,625 2,367,353 1,738,459 19,380

PDC 1989-A 1,028,500 1,659,876 1,307,143 23,338

PDC 1989-B 3,153,500 4,626,109 2,604,130 26,137

PDC 1990-A 1,195,100 1,690,069 706,166 7,556

PDC 1990-B 1,887,850 2,779,080 1,525,772 22,852

PDC 1990-C 2,956,300 4,326,853 2,222,983 40,708

PDC 1990-D 3,132,674 4,507,455 2,242,400 38,056

PDC 1991-A 2,328,150 3,376,851 2,033,479 28,077

PDC 1991-B 1,583,975 2,238,172 1,153,903 18,671

PDC 1991-C 2,325,600 3,322,901 1,791,566 31,308

PDC 1991-D 4,469,725 6,219,287 2,452,014 48,966

PDC 1992-A 2,472,396 3,376,073 985,196 15,917

PDC 1992-B 2,532,246 3,600,187 2,100,434 44,310

PDC 1992-C 5,430,563 7,789,645 5,223,396 109,058

PDC 1993-A 2,647,750 4,016,481 3,909,811 49,844

PDC 1993-B 2,130,620 2,840,793 1,241,735 27,773

PDC 1993-C 2,665,865 3,565,834 1,338,507 36,086

PDC 1993-D 2,545,375 3,320,982 1,424,944 37,954

PDC 1993-E 6,438,950 7,896,861 3,477,971 86,216

PDC 1994-A 1,798,563 2,432,657 866,100 18,421

PDC 1994-B 2,353,579 3,072,552 1,328,021 39,532

PDC 1994-C 2,052,636 2,660,668 1,003,512 30,739

PDC 1994-D 6,605,166 8,496,062 3,260,501 101,446

PDC 1995-A 1,282,403 1,710,981 779,897 20,120

PDC 1995-B 1,625,442 2,021,431 550,328 13,327

PDC 1995-C 1,850,184 2,367,823 680,100 20,497

PDC 1995-D 7,137,437 8,946,392 2,780,378 103,795

PDC 1996-A 2,241,294 2,869,056 1,460,902 51,010

PDC 1996-B 2,335,695 2,913,216 1,096,870 43,629

PDC 1996-C 3,433,436 4,180,176 1,167,776 68,791

PDC 1996-D 13,312,502 16,209,260 4,112,051 231,381

PDC 1997-A 3,625,243 4,335,187 994,353 55,640

PDC 1997-B 5,880,739 7,007,555 1,302,082 78,164

PDC 1997-C 5,257,634 6,409,599 1,596,559 131,434

PDC 1997-D 16,112,034 19,475,778 2,667,378 305,522

PDC 1998-A 4,586,758 5,569,034 999,634 162,639

PDC 1998-B 6,216,237 7,484,459 1,208,618 270,865

PDC 1998-C 6,797,121 8,214,566 1,302,427 237,811

PDC 1998-D 17,856,977 21,152,048 2,049,123 461,038

PDC 1999-A 4,176,643 4,909,918 499,246 162,867

PDC 1999-B 4,819,707 5,692,656 663,364 282,740

PDC 1999-C 6,166,176 7,222,529 506,890 161,125

PDC 1999-D(4) 16,277,127 18,752,196 230,157 -

PDC 2000-A(5) 4,312,345 4,956,718 - -

_____________________

(1) Total Subscriptions, less commissions, management fee, and offering costs.

(2) Includes the total of the subscriptions, assessments, funds advanced by the Managing General Partner to the general or limited partnerships, inclusive of operating costs. None of the partnerships has borrowed any funds.

(3) Represents the accrued gross revenues credited to the participants from oil and gas revenues net of royalties to landowners, overriding royalty interest, and other burdens, excluding interest income.

(4) Partnership funded in December 1999; wells were drilled in the first quarter of 2000; first revenue distribution to commence in July, 2000.

(5) Partnership funded in May 2000; wells were drilled in the second and third quarters of 2000; first revenue distribution to commence in November, 2000.

YOU SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.

Participants' Net Cash Table

June 30, 2000

Total Revenues

After Deducting Cash

Operating Costs(3) Distributions(4)

Total Three Three Aggregate-

Investors' Expenditures- Total Months Total Months Section 29

Partnership- Funds Net of As of Ended As of Ended Tax Credits(5)

Invested (1) Operating- June June 30, June 30, June 30,

Costs(2) 30, 2000 2000 2000

Pennwest Petroleum

Group 1984 $2,093,125 $2,462,500 $1,381,829 $ 537 $1,312,327 $ 537 $532,312

Pennwest Petroleum

Group 1985-A 1,976,250 2,325,000 1,013,189 4,089 969,917 4,089 645,096

Petrowest Gas

Group 1986-A 956,250 1,125,000 592,251 618 565,481 618 463,176

Petrowest Gas

Group 1987 1,143,250 1,345,000 961,518 2,723 918,898 2,723 522,516

Petrowest Gas

Group 1987-B 983,875 1,157,500 453,876 817 427,506 817 365,481

PDC 1987 454,750 535,000 333,243 1,001 315,671 1,001 234,743

PDC 1988 770,100 906,000 745,155 2,500 708,266 2,500 478,511

PDC 1988-B 841,500 990,000 285,473 802 261,633 802 262,192

PDC 1988-C 1,326,000 1,560,000 632,363 5,620 589,307 5,620 497,399

PDC 1989-P 1,523,625 1,792,500 1,163,606 7,600 1,085,721 7,600 783,330

PDC 1989-A 1,028,500 1,210,000 857,267 13,736 814,183 13,736 542,002

PDC 1989-B 3,153,500 3,710,000 1,688,021 8,188 1,582,385 8,188 771,487

PDC 1990-A 1,195,100 1,406,000 422,098 1,631 361,885 1,631 141,099

PDC 1990-B 1,887,850 2,221,000 967,692 4,286 929,932 4,286 625,949

PDC 1990-C 2,956,300 3,478,000 1,374,129 18,827 1,304,891 18,827 638,331

PDC 1990-D 3,132,674 3,685,500 1,420,445 17,459 1,359,578 17,459 825,534

PDC 1991-A 2,328,150 2,739,000 1,395,628 9,364 1,292,163 9,364 849,746

PDC 1991-B 1,583,975 1,863,500 779,231 10,732 750,356 10,732 494,726

PDC 1991-C 2,325,600 2,736,000 1,204,665 13,633 1,118,065 13,633 752,869

PDC 1991-D 4,469,725 5,258,500 1,491,226 19,174 1,418,214 19,174 968,826

PDC 1992-A 2,472,396 2,908,700 517,823 3,846 439,099 3,846 378,183

PDC 1992-B 2,532,246 2,979,100 1,479,347 25,833 1,418,290 25,833 893,164

PDC 1992-C 5,430,563 6,388,900 3,822,651 65,144 3,700,537 65,144 1,740,286

PDC 1993-A 2,647,750 3,026,000 2,919,331 24,931 2,725,155 24,931 129,599

PDC 1993-B 2,130,620 2,435,000 835,942 12,228 777,035 12,228 --

PDC 1993-C 2,665,865 3,046,700 819,373 14,288 762,987 14,288 --

PDC 1993-D 2,545,375 2,909,000 1,012,962 22,274 971,724 22,274 --

PDC 1993-E 6,438,950 7,358,800 2,939,909 43,665 2,790,961 43,665 --

PDC 1994-A 1,798,563 2,055,500 488,943 6,785 448,973 6,785 --

PDC 1994-B 2,353,579 2,689,804 945,273 24,190 890,015 24,190 --

PDC 1994-C 2,052,636 2,345,870 688,714 16,519 632,277 16,519 --

PDC 1994-D 6,605,166 7,548,761 2,313,200 58,066 2,126,345 58,066 --

PDC 1995-A 1,282,403 1,465,603 534,519 10,611 486,460 10,611 --

PDC 1995-B 1,625,442 1,857,648 386,545 5,487 330,537 5,487 --

PDC 1995-C 1,850,184 2,114,496 426,773 6,877 369,976 6,877 --

PDC 1995-D 7,137,437 8,157,071 1,991,056 54,939 1,780,360 54,939 --

PDC 1996-A 2,241,294 2,576,200 1,168,045 30,334 1,033,227 30,334 --

PDC 1996-B 2,335,695 2,684,707 868,361 37,434 743,445 37,434 --

PDC 1996-C 3,433,436 3,946,478 952,079 62,094 834,804 62,094 --

PDC 1996-D 13,312,502 15,301,726 3,204,517 124,315 2,846,427 124,315 --

PDC 1997-A 3,625,243 4,166,946 826,112 32,626 732,191 32,626 --

PDC 1997-B 5,880,739 6,759,470 1,053,997 37,825 904,596 37,825 --

PDC 1997-C 5,257,634 6,043,257 1,230,218 83,402 908,307 83,402 --

PDC 1997-D 16,112,034 18,519,579 1,711,180 144,460 1,327,295 144,460 --

PDC 1998-A 4,586,758 5,272,135 702,735 103,348 551,708 103,348 --

PDC 1998-B 6,216,237 7,145,101 869,260 196,305 775,862 196,305 --

PDC 1998-C 6,797,121 7,812,783 900,645 140,418 634,988 140,418 --

PDC 1998-D 17,856,977 20,525,261 1,422,337 269,398 960,773 269,398 --

PDC 1999-A 4,176,643 4,800,739 390,067 118,924 250,478 118,924 --

PDC 1999-B 4,819,707 5,539,893 510,602 221,388 323,398 221,388 --

PDC 1999-C 6,166,176 7,087,559 371,920 130,598 130,598 130,598 --

PDC 1999-D(6) 16,277,127 18,709,342 187,303 -- -- -- --

PDC 2000-A(7) 4,312,345 4,956,718 -- -- -- -- --

_____________________

(1) Total Subscriptions, less commissions, management fee, and offering costs.

(2) Includes the total of the subscriptions, assessments, funds advanced by the Managing General Partner to the general or limited partnerships, exclusive of operating costs. None of the partnerships has borrowed any funds.

(3) Represents the accrued gross revenues credited from oil and gas production, excluding operating costs, Landowners' Royalty Interests, Overriding Royalty Interests, and other burdens.

(4) Represents the net cash distributed to the partnerships. All cash distributions to the partners were made from operations and constituted ordinary income.

(5) Wells drilled after December 31, 1992 do not qualify for the credit.

(6) Partnership funded in December 1999; wells were drilled in the first quarter of 2000; first revenue distribution to commence in July, 2000.

(7) Partnership funded in May 2000; wells were drilled in the second and third quarters of 2000; first revenue distribution to commence in November, 2000.

YOU SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.

Managing General Partner's Payout Table

June 30, 2000

Revenues Before Deducting

Total Expenditures Operating Costs(2)

Including Total As of During Three Months

Partnership Operating Costs(1) June 30, 2000 Ended June 30, 2000

Pennwest Petroleum

Group 1984 $ 160,923 $275,156 $ 1,704

Pennwest Petroleum

Group 1985-A 150,586 233,957 3,181

Petrowest Gas

Group 1986-A 81,189 161,548 1,662

Petrowest Gas

Group 1987 98,614 230,288 2,297

Petrowest Gas

Group 1987-B 77,962 120,511 1,168

PDC 1987 38,244 82,024 810

PDC 1988 67,141 181,298 1,679

PDC 1988-B 67,827 96,475 1,220

PDC 1988-C 109,626 180,858 2,466

PDC 1989-P 124,591 272,283 3,220

PDC 1989-A 223,294 324,564 5,834

PDC 1989-B 560,152 627,099 6,534

PDC 1990-A 197,644 163,210 1,889

PDC 1990-B 345,459 371,383 5,713

PDC 1990-C 523,895 520,926 10,177

PDC 1990-D 531,708 504,821 9,514

PDC 1991-A 408,071 493,547 7,019

PDC 1991-B 260,344 278,496 4,668

PDC 1991-C 395,843 433,375 7,827

PDC 1991-D 710,289 566,367 12,241

PDC 1992-A 296,250 85,543 -0-

PDC 1992-B 425,874 514,690 11,078

PDC 1992-C 918,057 1,235,711 27,264

PDC 1993-A 495,233 849,565 10,941

PDC 1993-B 320,566 264,700 6,096

PDC 1993-C 392,924 251,627 7,921

PDC 1993-D 364,401 281,124 8,331

PDC 1993-E 812,959 701,561 18,925

PDC 1994-A 539,085 206,748 4,605

PDC 1994-B 680,509 322,821 9,883

PDC 1994-C 589,453 248,139 7,687

PDC 1994-D 1,877,605 789,103 25,197

PDC 1995-A 379,316 187,988 4,999

PDC 1995-B 443,693 127,160 3,358

PDC 1995-C 521,719 160,760 5,083

PDC 1995-D 1,966,661 654,670 22,893

PDC 1996-A 661,759 365,225 12,752

PDC 1996-B 689,844 274,218 10,907

PDC 1996-C 1,008,064 291,944 17,198

PDC 1996-D 3,891,042 1,028,012 57,845

PDC 1997-A 1,019,792 248,589 13,910

PDC 1997-B 1,659,685 325,519 19,541

PDC 1997-C 1,480,956 399,140 32,859

PDC 1997-D 4,378,471 666,843 76,381

PDC 1998-A 1,220,916 249,909 40,660

PDC 1998-B 1,638,900 302,154 67,716

PDC 1998-C 1,799,727 325,606 59,453

PDC 1998-D 4,620,942 512,280 115,260

PDC 1999-A 1,071,457 124,812 40,717

PDC 1999-B 1,243,118 165,841 70,685

PDC 1999-C 1,575,287 126,722 40,281

PDC 1999-D(3) 4,079,995 57,539 -

PDC 2000-A(4) 1,078,086 - -

_____________________

(1) Includes Managing General Partner share of drilling costs.

(2) Represents the accrued gross revenues credited to the managing general partner(s).

(3) Partnership funded in December 1999; wells were drilled in the first quarter of 2000; first revenue distribution to commence in July, 2000.

(4) Partnership funded in May 2000; wells were drilled during the second and third quarters of 2000; first revenue distribution to commence in November, 2000.

YOU SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.

Managing General Partner's Net Cash Table

June 30, 2000

Total Revenues

After Deducting Cash

Operating Costs(2) Distributions(3)

Total

Expendi- Aggregate

itures Three Three Section

Net of Total Ended Total Months 29 Tax

Operating As of June June As of June Ended June Credits

Partnership Costs 30, 2000 30, 2000 30, 2000 30, 2000 (4)

Pennwest

Petroleum

Group 1984 $ 129,605 $243,838 $ 1,460 $240,180 $ 1,460 $28,016

Pennwest

Petroleum

Group 1985-A 122,368 205,738 2,875 203,461 2,875 33,952

Petrowest

Gas Group

1986-A 59,210 139,569 1,181 135,129 1,181 24,378

Petrowest

Gas Group

1987 70,789 202,464 1,712 196,252 1,712 27,501

Petrowest

Gas Group

1987-B 60,921 103,470 844 99,095 844 19,236

PDC 1987 28,158 71,938 610 69,294 610 12,355

PDC 1988 47,684 161,841 1,290 156,292 1,290 25,185

PDC 1988-B 52,105 80,754 888 76,147 888 13,800

PDC 1988-C 82,105 153,337 1,986 146,020 1,986 26,179

PDC 1989-P 94,342 242,033 2,600 228,645 2,600 41,228

PDC 1989-A 114,278 215,548 3,434 204,777 3,434 135,500

PDC 1989-B 350,389 417,336 2,047 390,927 2,047 192,872

PDC 1990-A 132,789 98,354 408 83,301 408 35,275

PDC 1990-B 209,761 235,685 1,071 226,245 1,071 156,487

PDC 1990-C 328,478 325,508 4,707 308,198 4,707 159,583

PDC 1990-D 348,075 321,187 4,365 305,970 4,365 206,383

PDC 1991-A 258,683 344,159 2,341 318,293 2,341 212,436

PDC 1991-B 175,997 194,149 2,683 188,374 2,683 123,681

PDC 1991-C 258,400 295,932 3,408 274,282 3,408 188,217

PDC 1991-D 496,639 352,717 4,793 334,464 4,793 242,207

PDC 1992-A 274,711 64,004 -0- 44,323 -0- -0-

PDC 1992-B 281,361 370,177 6,458 357,966 6,458 223,291

PDC 1992-C 603,396 921,050 16,286 896,628 16,286 435,072

PDC 1993-A 294,194 648,526 5,473 605,902 5,473 29,160

PDC 1993-B 236,736 180,870 2,684 167,939 2,684 --

PDC 1993-C 296,207 154,910 3,136 142,533 3,136 --

PDC 1993-D 282,819 199,542 4,889 190,490 4,889 --

PDC 1993-E 715,438 604,041 9,585 571,345 9,585 --

PDC 1994-A 449,641 117,304 1,696 108,530 1,696 --

PDC 1994-B 588,395 230,707 6,047 216,892 6,047 --

PDC 1994-C 513,159 171,845 4,130 157,736 4,130 --

PDC 1994-D 1,651,292 562,790 14,423 516,076 14,423 --

PDC 1995-A 320,601 129,273 2,645 117,258 2,645 --

PDC 1995-B 406,361 89,827 1,394 75,825 1,394 --

PDC 1995-C 462,546 101,587 1,713 87,388 1,713 --

PDC 1995-D 1,784,359 472,368 12,116 419,694 12,116 --

PDC 1996-A 560,324 263,790 7,584 230,086 7,584 --

PDC 1996-B 583,924 168,297 (4,990) 137,068 (4,990) --

PDC 1996-C 858,359 142,239 (7,487) 112,920 (7,487) --

PDC 1996-D 3,328,126 465,097 31,078 375,575 31,078 --

PDC 1997-A 906,311 135,108 8,156 111,628 8,156 --

PDC 1997-B 1,470,185 136,019 9,456 98,669 9,456 --

PDC 1997-C 1,314,409 232,593 20,850 152,115 20,850 --

PDC 1997-D 4,028,009 316,382 36,114 220,411 36,114 --

PDC 1998-A 1,146,758 175,683 25,837 137,926 25,837 --

PDC 1998-B 1,554,059 217,313 49,076 193,964 49,076 --

PDC 1998-C 1,699,280 225,160 35,104 158,746 35,104 --

PDC 1998-D 4,464,244 355,582 67,349 240,191 67,349 --

PDC 1999-A 1,044,161 97,516 29,731 62,619 29,731 --

PDC 1999-B 1,204,927 127,650 55,347 80,849 55,347 --

PDC 1999-C 1,541,544 92,979 32,649 32,649 32,649 --

PDC 1999-D(5) 4,069,282 46,826 -- -- -- --

PDC 2000-A(6) 1,078,086 -- -- -- -- --

_____________________

(1) Includes Managing General Partner share of drilling costs, exclusive of operating costs.

(2) Represents the accrued gross revenues credited from oil and gas production, excluding operating costs, landowners' royalty interests, Overriding Royalty Interests, and other burdens.

(3) Represents the net cash received from the partnerships' cash distributions. All cash distributions to the managing general partner were made from operations.

(4) Wells drilled after December 31, 1992 do not qualify for the credit.

(5) Partnership funded in December 1999; wells were drilled in the first quarter of 2000; first revenue distribution to commence in July, 2000.

(6) Partnership funded in May 2000; wells were drilled in the second and third quarters of 2000; first revenue distribution to commence in November, 2000.

YOU SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.

Tax Deductions and Tax Credits of Participants in Previous Partnerships

The following table reflects the participants' share of the previous limited partnerships' available tax deductions that were reported in the partnerships' tax returns and such share of tax deductions as a percentage of their subscriptions. The following percentages do not reflect the effect of the revenues from the partnerships' operations and are subject to audit adjustments by the Service. The table also reflects the aggregate Section 29 nonconventional fuel production credit as a percentage of the participants' initial investment over the life of each partnership through June 30, 2000, and the federal tax savings from deductions and tax credits based on the maximum marginal tax rate in each year. Wells drilled after December 31, 1992 do not qualify for the credit. The final column shows these tax shelter ratios calculated in accordance with Service regulations. Programs with anticipated tax shelter ratios of greater than 2:1 in any of the first five years must register as tax shelters. The Managing General Partner does not expect any of the prior partnerships or the Partnerships in the current Program to exceed the 2:1 ratio. The following table is based on past experience and should not be considered as necessarily indicative of the results that may be expected in these Partnerships. It is suggested that prospective subscribers consult with their tax advisors concerning their specific tax circumstances and the tax benefits available to them individually, which may materially vary in various circumstances.

Estimated

First Aggregate Aggregate Federal Tax

Year Tax Deductions Section 29 Tax Shelter

Deductions Thereafter Tax Credits(1) Savings(2) Ratio(3)

*Pennwest

Petroleum

Group 1984 70.87% 27.15% 21.62% 68.20% 1.4:1

*Pennwest

Petroleum

Group 1985-A 69.51% 28.15% 27.75% 73.11% 1.5:1

*Petrowest

Gas Group

1986-A 70.10% 28.78% 41.17% 86.25% 1.8:1

*Petrowest

Gas Group

1987 63.09% 33.93% 38.85% 74.66% 2.3:1

*Petrowest

Gas Group

1987-B 68.70% 26.76% 31.58% 67.08% 2.1:1

*PDC 1987 70.30% 32.53% 43.88% 82.05% 2.6:1

*PDC 1988 68.57% 33.43% 52.82% 86.85% 2.9:1

*PDC 1988-B 66.70% 32.47% 26.48% 59.69% 1.9:1

*PDC 1988-C 69.20% 30.37% 31.88% 65.23% 2.1:1

*PDC 1989-P 63.68% 31.57% 43.70% 75.76% 2.5:1

*PDC 1989-A 69.80% 35.47% 44.79% 80.44% 2.6:1

*PDC 1989-B 69.10% 28.66% 20.79% 53.63% 1.7:1

*PDC 1990-A 67.92% 18.94% 10.04% 39.11% 1.2:1

*PDC 1990-B 71.50% 23.43% 28.18% 60.15% 1.9:1

*PDC 1990-C 70.60% 26.76% 18.35% 51.35% 1.6:1

*PDC 1990-D 69.70% 29.29% 22.40% 56.07% 1.8:1

*PDC 1991-A 69.80% 22.36% 31.02% 61.07% 2.0:1

*PDC 1991-B 67.00% 27.03% 26.55% 57.03% 1.9:1

*PDC 1991-C 69.60% 27.39% 27.52% 59.26% 1.9:1

*PDC 1991-D 69.80% 23.61% 18.42% 48.89% 1.6:1

*PDC 1992-A 68.24% 18.12% 13.00% 41.17% 1.3:1

*PDC 1992-B 69.60% 28.63% 29.98% 62.70% 2.0:1

*PDC 1992-C 69.20% 31.29% 27.24% 60.86% 2.0:1

*PDC 1993-A 69.00% 39.72% 4.28% 41.16% 1.2:1

*PDC 1993-B 68.10% 24.87% -- 34.34% 0.9:1

*PDC 1993-C 68.80% 23.12% -- 33.92% 0.9:1

*PDC 1993-D 68.60% 21.38% -- 33.14% 0.9:1

*PDC 1993-E 67.60% 24.69% -- 34.10% 0.9:1

*PDC 1994-A 87.70% 5.09% -- 36.74% 0.9:1

*PDC 1994-B 89.40% 6.91% -- 38.14% 1.0:1

*PDC 1994-C 89.70% 5.74% -- 37.80% 1.0:1

*PDC 1994-D 89.90% 6.47% -- 38.16% 1.0:1

*PDC 1995-A 85.66% 12.60% -- 38.91% 1.0:1

PDC 1995-B 89.02% 5.76% -- 37.53% 0.9:1

PDC 1995-C 89.71% 5.26% -- 37.61% 0.9:1

PDC 1995-D 89.94% 5.30% -- 37.71% 1.0:1

PDC 1996-A 89.94% 7.25% -- 38.49% 1.0:1

PDC 1996-B 86.82% 8.02% -- 37.56% 0.9:1

PDC 1996-C 89.42% 4.66% -- 37.26% 0.9:1

PDC 1996-D 89.49% 4.28% -- 37.13% 0.9:1

PDC 1997-A 89.50% 2.94% -- 36.61% 0.9:1

PDC 1997-B 89.50% 2.87% -- 36.58% 0.9:1

PDC 1997-C 89.50% 4.07% -- 37.05% 0.9:1

PDC 1997-D 89.50% 2.59% -- 36.47% 0.9:1

PDC 1998-A 89.50% 3.00% -- 36.63% 0.9:1

PDC 1998-B 89.50% 3.45% -- 36.81% 0.9:1

PDC 1998-C 89.50% 2.70% -- 36.51% 0.9:1

PDC 1998-D 89.50% 1.61% -- 36.08% 0.9:1

PDC 1999-A 89.50% 0.60% -- 35.68% 0.9:1

PDC 1999-B 89.50% 0.61% -- 35.68% 0.9:1

PDC 1999-C 89.50% 0.24% -- 35.54% 0.9:1

PDC 1999-D(4) 89.50% 0.00% -- 35.44% 0.9:1

PDC 2000-A(5) 89.50% 0.00% -- 35.44% 0.9:1

*Partnerships in existence for over five years.

_____________________

(1) Wells drilled after December 31, 1992 do not qualify for the credit.

(2) The Estimated Federal Tax Savings column reflects the percentage savings in taxes which would have been paid by an investor had he not had the use of the various deductions and credits available to a Partner in the Program and it assumes full use of deductions and tax credits at maximum Federal tax rates of 50% in 1984-1986, 40% in 1987 and 1988, and 33% in 1989 and 1990, 31% in 1991-1992, 36% in 1993, and 39.6% in 1994 and thereafter.

(3) Total deductions plus 200% of credits generated for partnerships first offered before December 31, 1986. Total deductions plus 350% of credits generated for partnerships offered after December 31, 1986.

(4) Partnership funded in December 1999.

(5) Partnership funded in May 2000.

YOU SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.

Percentage of Gross Return on Subscriptions Through

June 30, 2000

From Cash Distributions, Tax Savings from

Deductions and Tax Credits(1)

Tax Total

Cumulative Total Cash Deductions Return of Year/

Cash Section 29 and Tax Cash, Tax Months

Program Distributions Credit(3) Tax Credit Effected(4) Deduction(5) Producing

*Pennwest Petroleum

1984 53.26% 21.62% 74.87% 50.51% 125.38% 15/3

*Pennwest Petroleum

1985-A 41.49% 27.75% 69.23% 49.27% 118.50% 14/4

**Petrowest Gas

Group 1986 50.01% 41.17% 91.18% 49.04% 140.22% 13/3

**Petrowest Gas

Group 1987 68.08% 38.85% 106.93% 39.70% 146.62% 12/6

**Petrowest Gas

Group 1987-B 36.85% 31.58% 68.43% 39.33% 107.75% 12/3

**PDC 1987 58.70% 43.88% 102.58% 42.29% 144.87% 12/1

**PDC 1988 77.43% 52.82% 130.25% 38.11% 168.36% 11/7

**PDC 1988-B 26.38% 26.48% 52.87% 37.18% 90.04% 11/3

**PDC 1988-C 37.55% 31.88% 69.43% 37.33% 106.76% 11/1

**PDC 1989-P 59.93% 43.70% 103.63% 35.87% 139.50% 10/7

**PDC 1989-A 66.94% 44.79% 111.73% 39.86% 151.59% 10/3

**PDC 1989-B 42.46% 20.79% 63.26% 36.75% 100.00% 10/1

**PDC 1990-A 25.74% 10.04% 35.77% 32.55% 68.32% 9/8

**PDC 1990-B 41.67% 28.18% 69.86% 35.77% 105.63% 9/6

**PDC 1990-C 37.17% 18.35% 55.52% 36.89% 92.42% 9/2

**PDC 1990-D 36.71% 22.40% 59.11% 37.63% 96.73% 9/1

**PDC 1991-A 47.04% 31.02% 78.06% 33.74% 111.80% 8/8

**PDC 1991-B 39.99% 26.55% 66.54% 34.25% 100.79% 8/5

**PDC 1991-C 40.56% 27.52% 68.07% 35.63% 103.70% 8/3

**PDC 1991-D 26.83% 18.42% 45.25% 34.20% 79.45% 8/1

**PDC 1992-A 15.10% 13.00% 28.10% 31.62% 59.72% 7/8

**PDC 1992-B 47.02% 29.98% 77.00% 36.65% 113.65% 7/6

**PDC 1992-C 56.84% 27.24% 84.08% 37.64% 121.72% 7/3

**PDC 1993-A 88.41% 4.28% 92.69% 41.23% 133.92% 7/1

**PDC 1993-B 31.64% -- 31.64% 38.06% 69.70% 6/8

**PDC 1993-C 24.84% -- 24.84% 37.60% 62.44% 6/5

**PDC 1993-D 32.81% -- 32.81% 36.74% 69.56% 6/3

**PDC 1993-E 37.44% -- 37.44% 37.80% 75.24% 6/0

**PDC 1994-A 21.22% -- 21.22% 40.46% 61.68% 5/8

**PDC 1994-B 31.97% -- 31.97% 41.99% 73.96% 5/5

**PDC 1994-C 26.40% -- 26.40% 41.61% 68.01% 5/3

**PDC 1994-D 27.18% -- 27.18% 42.02% 69.20% 5/1

**PDC 1995-A 32.09% -- 32.09% 42.84% 74.93% 4/9

**PDC 1995-B 17.21% -- 17.21% 41.33% 58.54% 4/6

**PDC 1995-C 16.94% -- 16.94% 41.41% 58.35% 4/3

**PDC 1995-D 21.58% -- 21.58% 41.52% 63.10% 4/1

**PDC 1996-A 38.81% -- 38.81% 42.37% 81.18% 3/8

**PDC 1996-B 26.00% -- 26.00% 41.35% 67.35% 3/4

**PDC 1996-C 19.47% -- 19.47% 41.02% 60.49% 3/2

**PDC 1996-D 16.86% -- 16.86% 40.89% 57.75% 3/1

**PDC 1997-A 16.38% -- 16.38% 40.30% 56.68% 2/8

**PDC 1997-B 12.09% -- 12.09% 40.27% 52.36% 2/4

**PDC 1997-C 14.09% -- 14.09% 40.79% 54.89% 2/2

**PDC 1997-D 6.74% -- 6.74% 40.15% 46.89% 2/0

**PDC 1998-A 10.44% -- 10.44% 40.33% 50.77% 1/7

**PDC 1998-B 10.80% -- 10.80% 40.53% 51.33% 1/4

**PDC 1998-C 8.08% -- 8.08% 40.20% 48.27% 1/2

**PDC 1998-D 4.66% -- 4.66% 39.72% 44.39% 1/0

**PDC 1999-A 5.22% -- 5.22% 39.28% 44.50% 0/8

*PDC 1999-B 5.84% -- 5.84% 39.29% 45.13% 0/4

*PDC 1999-C 1.84% -- 1.84% 39.13% 40.97% 0/2

*PDC 1999-D(6) 0.00% -- 0.00% 39.02% 39.02% 0/0

*PDC 2000-A(7) 0.00% -- 0.00% 39.02% 39.02% 0/0

* Program contains oil & gas production

** Program contains gas production

_____________________

(1) This table assumes investors were able to fully utilize all tax benefits at the maximum marginal Federal rate plus an assumed state rate of 4%

(2) Cash distributions to investors divided by investors' initial investment.

(3) Credit earned on qualified production. Wells drilled after December 31, 1992 do not qualify for the credit.

(4) Tax savings from deductions assuming investor is in the highest marginal bracket. Rates used were 54% in 1984, 1985 and 1986, 42.5% in 1987, 37% in 1988, 1989 and 1990, 35% in 1991 and 1992, 40% in 1993, and 43.6% in 1994 and thereafter.

(5) This column represents the sum of the percentage amounts set forth in columns 1, 2, and 4 of this table.

(6) Partnership funded in December 1999; wells were drilled during the first quarter of 2000; first revenue distribution to commence in July, 2000.

(7) Partnership funded in May 2000; wells were drilled in the second and the third quarters of 2000; first revenue distribution to commence in November, 2000.

YOU SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS.

Partnership Estimated Proved Reserves and Future Net Revenues

The following table presents information regarding the public drilling programs sponsored by the Managing General Partner. The table reflects with respect to each partnership the estimated proved reserves and future net reserves as of January 1, 2000. The information presented has been derived from reports prepared by an independent petroleum consultant, Wright & Company, Inc. and by the Managing General Partner's petroleum engineers as noted below.

Partnership Proved Reserves and Future Net Revenues

as of January 1, 2000(1)

Category of Estimated Estimated Estimated Percent Value

Partnership Proved Reserves Net Oil Net Gas Future Net Discounted

BBL Reserves Reserves Revenues at 10% Annum

Bbl MCF

PDC 1989-A(2) Proved Developed 74,289 699,530 $2,512,336 $919,538

Proved Undeveloped - -

Totals 74,289 699,530 $2,512,336 $919,538

PDC 1989-B(2) Proved Developed - 868,746 $1,088,606 $494,607

Proved Undeveloped - - - -

Totals - 868,746 $1,088,606 $494,607

PDC 1990-A(2) Proved Developed - 185,298 $166,338 $101,476

Proved Undeveloped - - - -

Totals - 185,298 $166,338 $101,476

PDC 1990-B(2) Proved Developed - 908,911 $1,527,737 $427,844

Proved Undeveloped - - - -

Totals - 908,911 $1,527,737 $427,844

PDC 1990-C(2) Proved Developed - 1,352,069 $2,138,263 $882,260

Proved Undeveloped - - - -

Totals - 1,352,069 $2,138,263 $882,260

PDC 1990-D(2) Proved Developed - 1,852,164 $3,028,473 $941,893

Proved Undeveloped - - - -

Totals - 1,852,164 $3,028,473 $941,893

PDC 1991-A(2) Proved Developed - 1,076,916 $1,591,994 $514,817

Proved Undeveloped - - - -

Totals - 1,076,916 $1,591,994 $514,817

PDC 1991-B(2) Proved Developed - 808,269 $1,404,561 $583,489

Proved Undeveloped - - - -

Totals - 808,269 $1,404,561 $583,489

PDC 1991-C(2) Proved Developed - 1,261,450 $1,909,232 $657,947

Proved Undeveloped - - - -

Totals - 1,261,450 $1,909,232 $657,947

PDC 1991-D(2) Proved Developed - 1,537,323 $2,284,487 $977,741

Proved Undeveloped - - - -

Totals - 1,537,323 $2,284,487 $977,741

PDC 1992-A(2) Proved Developed 240,538 $253,254 $153,330

Proved Undeveloped - - - -

Totals - 240,538 $253,254 $153,330

PDC 1992-B(2) Proved Developed - 2,014,676 $3,225,125 $1,099,980

Proved Undeveloped - - - -

Totals - 2,014,676 $3,225,125 $1,099,980

PDC 1992-C(2) Proved Developed - 3,520,851 $5,857,807 $2,603,934

Proved Undeveloped - - - -

Totals - 3,520,851 $5,857,807 $2,603,934

PDC 1993-A(2) Proved Developed - 1,641,727 $2,576,724 $883,285

Proved Undeveloped - - - -

Totals - 1,641,727 $2,576,724 $883,285

PDC 1993-B(2) Proved Developed - 1,134,522 $1,793,194 $647,173

Proved Undeveloped - - - -

Totals - 1,134,522 $1,793,194 $647,173

PDC 1993-C(2) Proved Developed - 1,884,169 $3,326,479 $1,050,325

Proved Undeveloped - - - -

Totals - 1,884,169 $3,326,479 $1,050,325

PDC 1993-D(2) Proved Developed - 1,465,134 $2,518,505 $803,682

Proved Undeveloped - - - -

Totals - 1,465,134 $2,518,505 $803,682

PDC 1993-E(2) Proved Developed 3,097 3,973,279 $6,955,078 $2,182,565

Proved Undeveloped - - -

Totals 3,097 3,973,279 $6,955,078 $2,182,565

PDC 1994-A(2) Proved Developed - 906,022 $1,394,953 $430,224

Proved Undeveloped - - - -

Totals - 906,022 $1,394,953 $430,224

PDC 1994-B(2) Proved Developed - 1,248,766 $2,100,211 $858,829

Proved Undeveloped - - - -

Totals - 1,248,766 $2,100,211 $858,829

PDC 1994-C(2) Proved Developed - 1,204,411 $2,015,723 $714,428

Proved Undeveloped - - - -

Totals - 1,204,411 $2,015,723 $714,428

PDC 1994-D(2) Proved Developed - 3,259,918 $5,415,330 $2,266,064

Proved Undeveloped - - - -

Totals - 3,259,918 $5,415,330 $2,266,064

PDC 1995-A(2) Proved Developed - 711,605 $975,223 $494,330

Proved Undeveloped - - - -

Totals - 711,605 $975,223 $494,330

PDC 1995-B(2) Proved Developed - 530,656 $856,146 $307,080

Proved Undeveloped - - - -

Totals - 530,656 $856,146 $307,080

PDC 1995-C(2) Proved Developed - 650,795 $783,295 $366,655

Proved Undeveloped - - - -

Totals - 650,795 $783,295 $366,655

PDC 1995-D(2) Proved Developed - 2,134,423 $2,866,463 $1,549,272

Proved Undeveloped - - - -

Totals - 2,134,423 $2,866,463 $1,549,272

PDC 1996-A(2) Proved Developed - 1,087,960 $1,886,496 $971,911

Proved Undeveloped - - - -

Totals - 1,087,960 $1,886,496 $971,911

PDC 1996-B(2) Proved Developed - 901,311 $1,184,975 $684,284

Proved Undeveloped - - - -

Totals - 901,311 $1,184,975 $684,284

PDC 1996-C(2) Proved Developed - 1,184,745 $1,621,370 $855,348

Proved Undeveloped - - - -

Totals - 1,184,745 $1,621,370 $855,348

PDC 1996-D(2) Proved Developed - 4,978,478 $6,681,857 $3,604,734

Proved Undeveloped - - - -

Totals - 4,978,478 $6,681,857 $3,604,734

PDC 1997-A(2) Proved Developed - 829,406 $1,188,850 $672,483

Proved Undeveloped - - - -

Totals - 829,406 $1,188,850 $672,483

PDC 1997-B(2) Proved Developed - 1,439,718 $1,909,143 $1,139,079

Proved Undeveloped - - - -

Totals - 1,439,718 $1,909,143 $1,139,079

PDC 1997-C(2) Proved Developed - 2,829,964 $4,579,592 $2,345,974

Proved Undeveloped - - - -

Totals - 2,829,964 $4,579,592 $2,345,974

PDC 1997-D(3) Proved Developed - 6,313,050 $10,799,608 $5,269,317

Proved Undeveloped - - - -

Totals - 6,313,050 $10,799,608 $5,269,317

PDC 1998-A(3) Proved Developed - 3,528,019 $5,401,068 $3,216,135

Proved Undeveloped - - - -

Totals - 3,528,019 $5,401,068 $3,216,135

PDC 1998-B(3) Proved Developed - 6,359,734 $10,329,354 $5,958,968

Proved Undeveloped - - - -

Totals - 6,359,734 $10,329,354 $5,958,968

PDC 1998-C(3) Proved Developed - 5,603,611 $8,165,363 $5,106,221

Proved Undeveloped - - - -

Totals - 5,603,611 $8,165,363 $5,106,221

PDC 1998-D(3) Proved Developed - 9,050,807 15,674,942 $8,638,087

Proved Undeveloped - - - -

Totals - 9,050,807 15,674,942 $8,638,087

PDC 1999-A(3) Proved Developed - 3,769,217 7,514,392 $3,680,417

Proved Undeveloped - - - -

Totals - 3,769,217 7,514,392 $3,680,417

PDC 1999-B(3) Proved Developed 35,916 5,056,558 10,253,444 $5,319,900

Proved Undeveloped - - - -

Totals 35,916 5,056,558 10,253,444 $5,319,900

PDC 1999-C(3) Proved Developed 36,650 3,147,846 6,925,986 $3,823,823

Proved Undeveloped - - - -

Totals 36,650 3,147,846 6,925,986 $3,823,823

PDC 1999-D(4) Proved Developed - - - -

Proved Undeveloped - - - -

Totals - - - -

PDC 2000-A(4) Proved Developed - - - -

Proved Undeveloped - - - -

Totals - - - -

(1) For the Partnerships PDC 1989-A through PDC 1992-C and for PDC 1994-A through PDC 1998-C, we own 20% of the reserves listed and the Investor Partners own 80% of the reserves listed above. In the PDC 1993-A, PDC 1993-B, PDC 1993-C, PDC 1993-D and PDC 1993-E Limited Partnerships, we own 18% of the reserves listed and the Investor Partners own 82% of the reserves listed above.

(2) Reserve reports prepared by our petroleum engineers.

(3) Reserve reports prepared by an independent petroleum consultant, Wright & Company, Inc.

(4) The wells of these Partnerships were drilled after December 31, 2000; therefore, reserve studies have not been conducted.

YOU SHOULD NOT CONSIDER OPERATING RESULTS OBTAINED BY THESE PRIOR

PARTNERSHIPS AS INDICATIVE OF THE OPERATING RESULTS OBTAINABLE BY THE PARTNERSHIPS

TAX CONSIDERATIONS

We attach the tax opinion of Duane, Morris & Heckscher LLP to the prospectus as Appendix D. You should review Appendix D in its entirety before investing in the Program. All references in this "Tax Considerations" section are to the tax opinion set forth in Appendix D.

The following is a summary of the opinions of Duane, Morris & Heckscher LLP, counsel to the Partnerships (collectively, the "Partnership"), which represent counsel's opinions on all material federal income tax consequences to the Partnership and to you as an Investor Partner. There may be aspects of your particular tax situation which are not addressed in the following discussion or in Appendix D. Additionally, the resolution of certain tax issues depends upon future facts and circumstances not known to counsel as of the date of this prospectus; thus, no assurance as to the final resolution of such issues should be drawn from the following discussion.

The following statements are based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, current administrative rulings, and court decisions. It is possible that legislative or administrative changes or future court decisions may significantly modify the statements and opinions expressed herein. Such changes could be retroactive with respect to the transactions prior to the date of such changes.

Moreover, uncertainty exists concerning some of the federal income tax aspects of the transactions being undertaken by the Partnership. Some of the tax positions being taken by the Partnership may be challenged by the Internal Revenue Service (the "Service") and any such challenge could be successful. Thus, there can be no assurance that all of the anticipated tax benefits of an investment in the Partnership will be realized.

Counsel's opinion is based upon the transactions described in this prospectus (the "Transaction") and upon facts as they have been represented to counsel or determined by it as of the date of the opinion. Any alteration of the facts may adversely affect the opinions rendered.

Because of the factual nature of the inquiry, and in certain cases the lack of clear authority in the law, it is not possible to reach a judgment as to the outcome on the merits (either favorable or unfavorable) of certain material federal income tax issues as described more fully herein.

Summary of Conclusions

Opinions expressed: The following is a summary of the specific opinions expressed by counsel. To fully understand the tax considerations of an investment in the Program, you should read the discussion of these matters set forth in the tax opinion in Appendix D.

1. The material federal income tax benefits in the aggregate from an investment in the Partnership will be realized.

2. The Partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation or as a "publicly traded partnership." See "General Tax Effects of Partnership Structure."

3. To the extent the Partnership's wells are timely drilled and amounts are timely paid, the Partners will be entitled to their pro rata share of the Partnership's IDC paid in 2001 with respect to the Partnerships designated "PDC 2001- Limited Partnership," in 2002 with respect to the Partnerships designated "PDC 2002- Limited Partnership," and in 2003 with respect to the Partnerships designated "PDC 2003- Limited Partnership." See "Intangible Drilling and Development Costs Deductions."

4. Neither the at risk nor the limitations related to the adjusted basis of an Investor in his or her Partnership interest will limit the deductibility of losses generated from the Partnership. See "Basis and At Risk Limitations."

5. An Additional General Partner's interest will not be considered a passive activity within the meaning of Code Section 469 and losses generated while such general partner interest is so held will not be limited by the passive activity provisions. See "Passive Loss and Credit Limitations."

6. Limited Partners' interests (other than those held by Additional General Partners who convert their interests into Limited Partners' interests) will be considered a passive activity within the meaning of Code Section 469 and losses generated therefrom will be limited by the passive activity provisions. See "Passive Loss and Credit Limitations."

7. The Partnership will not be terminated solely as the result of the conversion of Partnership interests. See "Conversion of Interests."

8. To the extent provided in this section of the prospectus, the Partners' distributive shares of Partnership tax items will be determined and allocated substantially in accordance with the terms of the limited partnership agreement. See "Partnership Allocations."

9. The Partnership will not be required to register with the Service as a tax shelter. See "Registration as a Tax Shelter."

No opinion expressed: Due to the lack of authority, or the essentially factual nature of the question, counsel expresses no opinion on the following:

1. The impact of an investment in the Partnership on an Investor's alternative minimum tax, due to the factual nature of the issue. See "Alternative Minimum Tax."

2. Whether, under Code Section 183, the losses of the Partnership will be treated as derived from "activities not engaged in for profit," and therefore nondeductible from other gross income, due to the inherently factual nature of a Partner's interest and motive in engaging in the Transaction. See "Profit Motive."

3. Whether each Partner will be entitled to percentage depletion since such a determination is dependent upon the status of the Partner as an independent producer and on the Partner's other oil and gas production. Due to the inherently factual nature of such a determination, counsel is unable to render an opinion as to the availability of percentage depletion. See "Depletion Deductions."

4. Whether any interest incurred by a Partner with respect to any borrowings will be deductible or subject to limitations on deductibility, due to the factual nature of the issue. Without any assistance from us, some Partners may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with that borrowing. Based upon the purely factual nature of any such loans, counsel is unable to express an opinion with respect to the deductibility of any interest paid or incurred on such loans. See "Interest Deductions."

5. Whether the fees to be paid to us and to third parties will be deductible, due to the factual nature of the issue. Due to the inherently factual nature of the proper allocation of expenses among nondeductible syndication expenses, amortizable organization expenses, amortizable "start-up" expenditures, and currently deductible items, and because the issues involve questions concerning both the nature of the services performed and to be performed and the reasonableness of amounts charged, counsel is unable to express an opinion regarding such treatment. See "Transaction Fees."

General Information: Certain matters contained in this "Tax Considerations" section are not considered to address a material tax consequence and are for general information, including the matters contained in sections dealing with gain or loss on the sale of Units or of property, Partnership distributions, tax audits, penalties, and state, local, and self-employment tax. See "General Tax Effects of Partnership Structure," "Gain or Loss on Sale of Properties or Units," "Partnership Distributions," "Administrative Matters," "Accounting Methods and Periods," "Social Security Benefits; Self-Employment Tax," and "State and Local Tax."

Facts and Representations: The opinions of counsel are also based upon the facts described in this prospectus and upon certain representations made to counsel by us for the purpose of permitting counsel to render its opinions, including the following representations with respect to the program:

1. The limited partnership agreement to be entered into by and among the Investor Partners and us and any amendments to the agreement will be duly executed and will be made available to you upon written request. The limited partnership agreement will be duly recorded in all places required under the West Virginia Uniform Limited Partnership Act (the "Act") for the due formation of the Partnership and for its continuation in accordance with the terms of the limited partnership agreement. The Partnership will at all times be operated in accordance with the terms of the limited partnership agreement, the prospectus, and the Act.

2. No election will be made by the Partnership, Investor Partners, or us to be excluded from the application of the provisions of Subchapter K of the Code.

3. The Partnership will own an operating mineral interest, as defined in the Code and in the Regulations, in all of the drill sites and none of the Partnership's revenues will be from non-working interests.

4. The amounts that will be paid to the Managing General Partner as drilling fees, operating fees, and other fees will be amounts that would not exceed amounts that would be ordinarily paid for similar transactions between persons having no affiliation and dealing with each other at arms' length.

5. We will cause the Partnership to properly elect to deduct currently all intangible drilling and development costs.

6. The Partnership will have a December 31 taxable year and will report its income on the accrual basis.

7. The drilling and operating agreement to be entered into by and between the Partnership and us will be duly executed and will govern the drilling of the Partnership's wells. All Partnership wells will be spudded by not later than March 30, 2002 for Partnerships designated "PDC 2001- Limited Partnership" March 30, 2003 for Partnerships designated "PDC 2002- Limited Partnership" and March 30, 2004 for Partnerships designated "PDC 2003- Limited Partnership."

8. The drilling and operating agreement will be duly executed and will govern the operation of the Partnership's wells.

9. Based upon our review of our experience with our previous drilling programs since 1984 (see "Prior Activities - Tax Deductions and Tax Credits of Participants in Previous Partnerships," above) and upon the intended operations of the Partnership, we have represented that the sum of (i) the aggregate deductions, including depletion deductions, and (ii) 350 percent of the aggregate credits from the Partnership will not, as of the close of any of the first five years ending after the date on which Units are offered for sale, exceed two times the cash invested by the Partners in the Partnership as of such dates. In that regard, we have reviewed the economics of our similar oil and gas drilling programs for the past several years, and have represented that we have determined that none of those programs has resulted in a tax shelter ratio greater than two to one. Further, we have represented that the deductions that are or will be represented as potentially allowable to an investor will not result in any Partnership having a tax shelter ratio greater than two to one and believe that no person could reasonably infer from representations made, or to be made, in connection with the offering of Units that such sums as of such dates will exceed two times the Partners' cash investments as of such dates.

10. We have represented that at least 90% of the gross income of the Partnership will constitute income derived from the exploration, development, production, and/or marketing of oil and gas. We have represented that we do not believe that any market will ever exist for the sale of Units and that we will not make a market for the Units. Further, the Units will not be traded on an established securities market.

11. The Partnership will have the objective of carrying on business for profit and dividing the gain from its operations.

12. We will not permit the purchase of Units by tax-exempt investors or foreign investors.

The opinions of counsel are also subject to all the assumptions, qualifications, and limitations set forth in the following discussion and in the opinion, including the assumptions that each of the Partners has full power, authority, and legal right to enter into and perform the terms of the limited partnership agreement and to take any and all actions under the agreement in connection with the transactions contemplated by the agreement.

You should be aware that, unlike a ruling from the Service, an opinion of counsel represents only such counsel's best judgment. There can be no assurance that the Service will not successfully assert positions which are inconsistent with the opinions of counsel set forth in this discussion and Appendix D or in the tax reporting positions taken by the Partners or the Partnership. You should consult your own tax advisor to determine the effect of the tax issues discussed in this section and in Appendix D on your individual tax situation.

General Tax Effects of Partnership Structure

Each Partnership will be formed as a limited partnership pursuant to the limited partnership agreement and the laws of the State of West Virginia.

No tax ruling will be sought from the Service as to the status of the Partnership as a partnership for federal income tax purposes.

- Any tax benefits anticipated from an investment in a Partnership would be adversely affected or eliminated if the Partnership is treated as a corporation for federal income tax purposes.

- While counsel has opined that the Partnership will initially be treated as a partnership for federal tax purpose, that opinion is not binding on the Service.

The applicability of the federal income tax consequences described in this section depends on the treatment of the Partnerships as partnerships for federal income tax purposes and not as corporations and not as associations taxable as corporations. Any tax benefits anticipated from an investment in a Partnership would be adversely affected or eliminated if the Partnership is treated as a corporation for federal income tax purposes.

Counsel to the Partnership is of the opinion that, at the time of its formation, each of the Partnerships will be treated as a partnership for federal income tax purposes. The opinion is based on the provisions of the limited partnership agreement and applicable state law and representations made by us. The opinion of counsel is not binding on the Service and is based on existing law, which is to a great extent the result of administrative and judicial interpretation. In addition, we can give no assurance that a Partnership will not lose partnership status as a result of changes in the manner in which it is operated or other facts upon which the opinion of counsel is based.

Under the Code, a partnership is not a taxable entity and, accordingly, incurs no federal income tax liability. Rather, a partnership is a "pass-through" entity which is required to file an information return with the Service. In general, the character of a partner's share of each item of income, gain, loss, deduction, and credit is determined at the partnership level. Each partner is allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner's income. Each partner includes such amounts in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the Partnership.

Intangible Drilling and Development Costs Deductions

- Provided drilling is completed in a timely manner, investors will have the option of deducting their proportionate share of IDC in 2001 for Partnerships designated "PDC 2001- Limited Partnership," in 2002 for Partnerships designated "PDC 2002- Limited Partnership," and in 2003 for Partnerships designated "PDC 2003- Limited Partnership" or capitalizing it and deducting it over a 60-month period from the date of investment.

- 87% of subscriptions will be utilized for IDC, which is deductible in the year of investment against any form of income (by Additional General Partners) or passive income (by Limited Partners); a one Unit investor in a 39.6% marginal federal income tax bracket would reduce his taxes payable by $6,890.

Congress granted to the Treasury Secretary the authority to prescribe regulations that would allow taxpayers the option of deducting, rather than capitalizing, intangible drilling and development costs ("IDC"). The Secretary's rules state that, in general, the option to deduct IDC applies only to expenditures for drilling and development items that do not have a salvage value.

The prospectus provides that 87% of the Investor Partners' capital contributions (i.e, subscriptions net of Dealer Manager commissions, discounts, due diligence expenses, and wholesaling costs and the management fee) will be utilized for IDC, which is deductible in the year of investment. As a result, Additional General Partners will realize a deduction of 87% of their investment against any form of income in the year in which the investment is made, provided wells are spudded within the first 90 days of the following year. The deduction by Limited Partners will be restricted to passive income. Based on an 87% deduction, a one Unit ($20,000) investor in a 39.6% marginal Federal tax bracket would reduce taxes payable by $6,890. The investor could also realize additional tax savings on state income taxes in many states, and self-employed investors could realize additional tax savings on self-employment taxes.

A. Classification of Costs

In general, IDC consists of those costs which in and of themselves have no salvage value. In previous partnerships sponsored by us from 1984 through 2000 (see "Prior Activities - Tax Deductions and Tax Credits of Participants in Previous Partnerships," above), intangible drilling costs have ranged from approximately 64.6% to 89.9% of the investor's contributions. While the planned activities of the Partnership are similar in nature to those of prior partnerships, the amount of expenditures classified as IDC could be greater than or less than prior partnerships. In addition, a partnership's classification of a cost as IDC is not binding on the government, which might reclassify an item labeled as IDC as a cost which must be capitalized. To the extent not deductible, such amounts will be included in the Partnership's basis in mineral property.

B. Timing of Deductions

Although the Partnership will elect to deduct IDC, each investor has an option of deducting IDC, or capitalizing all or a part of the IDC and amortizing it on a straight-line basis over a sixty-month period, beginning with the taxable month in which the expenditure is made. In addition to the effect of this change on regular taxable income, the two methods have different treatment under the AMT (see "Alternative Minimum Tax").

In order for the IDC to qualify for deduction in 2001, 2002 and 2003, respectively, the wells for Partnerships designated "PDC 2001- Limited Partnership," "PDC 2002- Limited Partnership," and "PDC 2003- Limited Partnership," respectively, must be spudded by March 30, 2002, 2003, and 2004, respectively. Certain other requirements must also be met. Although PDC will attempt to satisfy each requirement of the Service and judicial authority for deductibility of IDC in 2001, 2002, and 2003, respectively, for Partnerships designated "PDC 2001- Limited Partnership," "PDC 2002- Limited Partnership," and "PDC 2003- Limited Partnership," respectively, we can give no assurance that the Service will not successfully contend that the IDC of a well which is not completed until 2001, 2002, or 2003, respectively, for Partnerships designated "PDC 2001- Limited Partnership," "PDC 2002- Limited Partnership," or "PDC 2003- Limited Partnership," respectively, are not deductible in whole or in part until 2002, 2003, or 2004, respectively, for Partnerships designated "PDC 2001- Limited Partnership," "PDC 2002- Limited Partnership," or "PDC 2003- Limited Partnership," respectively. Further, to the extent drilling of the Partnership's wells does not commence by March 30, 2002, 2003, or 2004, respectively, for Partnerships designated "PDC 2001- Limited Partnership," "PDC 2002- Limited Partnership," or "PDC 2003- Limited Partnership," respectively, the deductibility of all or a portion of the IDC may be deferred. Notwithstanding the foregoing, we can give no assurance that the Service will not challenge the current deduction of IDC because of the prepayment being made to a related party. If the Service were successful with such challenge, the Partners' deductions for IDC would be deferred to later years.

C. Recapture of IDC

IDC previously deducted that is allocable to the property (directly or through the ownership of an interest in a partnership) and which would have been included in the adjusted basis of the property is recaptured to the extent of any gain realized upon the disposition of the property. Treasury regulations provide that recapture is determined at the partner level (subject to certain anti-abuse provisions). Where only a portion of recapture property is disposed of, any IDC related to the entire property is recaptured to the extent of the gain realized on the portion of the property sold. In the case of the disposition of an undivided interest in a property (as opposed to the disposition of a portion of the property), a proportionate part of the IDC with respect to the property is treated as allocable to the transferred undivided interest to the extent of any realized gain.

Depletion Deductions

- Investors who are "independent producers" of oil and gas will be entitled to claim a percentage depletion deduction on their oil and gas income. For 2000, the deduction is 19% (15% for wells producing more than 90 Mcf per day or 15 barrels of oil per day) of gross income not to exceed 65% of the taxpayer's taxable income or 100% of the net income on a property by property basis. The latter limitation does not apply to "stripper wells" for tax years 1998 to 2001. After 2000, the depletion rate may change but will be within the range of 15% to 25%.

The owner of an economic interest in an oil and gas property is entitled to claim the greater of percentage depletion or cost depletion with respect to oil and gas properties which qualify for such depletion methods. Percentage depletion is generally available only with respect to the domestic oil and gas production of certain "independent producers." In order to qualify as an independent producer, the taxpayer, either directly or through certain related parties, may not be involved in the refining of more than 50,000 barrels of oil (or equivalent of gas) on any day during the taxable year or in the retail marketing of oil and gas products exceeding $5 million per year in the aggregate. In the case of partnerships, the depletion allowance must be computed separately by each partner and not by the partnership. For properties placed in service after 1986, depletion deductions, to the extent they reduce basis in an oil and gas property, are subject to recapture under section 1254.

Cost depletion for any year is determined by multiplying the number of units (e.g., barrels of oil or Mcf of gas) sold during the year by a fraction, the numerator of which is the cost or other basis of the mineral interest and the denominator of which is total reserves available at the beginning of the period. In no event can the cost depletion exceed the adjusted basis of the property to which it relates.

Percentage depletion is a statutory allowance pursuant to which a deduction equal to a percentage of the taxpayer's gross income from each property is allowed in any taxable year, with the aggregate deduction limited to 65% of the taxpayer's taxable income for the year (computed without regard to percentage depletion and net operating loss and capital loss carrybacks). The allowable deduction is limited to 100% of the net income on a property by property basis, and further limited to 65% of a taxpayer's taxable income. In the case of "stripper well property," as that term is defined in Code Section 613A(c)(6)(D), the 100% of taxable income limitation has been eliminated for taxable years 1998 to 2001. Code Section 613A(c)(6)(H). It is anticipated that some of the properties of the Partnerships will likely constitute "stripper well properties" for this purpose. The percentage depletion deduction rate will vary with the price of oil, but the rate will not be less than 15% nor more than 25%. Code Section 613A(c)(6)(C). For 2000, the rate is 19%. A percentage depletion deduction that is disallowed in a year due to the 65% of taxable income limitation may be carried forward and allowed as a deduction for the following year, subject to the 65% limitation in that subsequent year. Percentage depletion deductions reduce the taxpayer's adjusted basis in the property. However, unlike cost depletion, deductions under percentage depletion are not limited to the adjusted basis of the property; the percentage depletion amount continues to be allowable as a deduction after the adjusted basis has been reduced to zero.

The availability of depletion, whether cost or percentage, will be determined separately by each Partner. Each Partner must separately keep records of his share of the adjusted basis in an oil or gas property, adjust such share of the adjusted basis for any depletion taken on such property, and use such adjusted basis each year in the computation of his cost depletion or in the computation of his gain or loss on the disposition of such property. These requirements may place an administrative burden on a Partner.

Depreciation Deductions

The Partnership will claim depreciation, cost recovery, and amortization deductions with respect to its basis in Partnership property as permitted by the Code. For most tangible personal property placed in service after December 31, 1986, the "modified accelerated cost recovery system" ("MACRS") must be used in calculating the cost recovery deductions. Thus, the cost of lease equipment and well equipment, such as casing, tubing, tanks, and pumping units, and the cost of oil or gas pipelines cannot be deducted currently but must be capitalized and recovered under MACRS. The cost recovery deduction for most equipment used in domestic oil and gas exploration and production and for most of the tangible personal property used in natural gas gathering systems is calculated using the 200% declining balance method switching to the straight-line method, a seven-year recovery period, and a half-year convention. If an accelerated depreciation method is used, a portion of the depreciation will be a preference item for AMT purposes. You will not be able to claim depreciation deductions because all tangible costs have been allocated to us.

Interest Deductions

In the Transaction, the Investor Partners will acquire their interests by remitting cash in the amount of $20,000 per Unit to the Partnership. In no event will the Partnership accept notes in exchange for a Partnership interest. Nevertheless, without any assistance from us, some investors may choose to borrow the funds necessary to acquire a Unit and may incur interest expense in connection with those loans. Based upon the purely factual nature of any such loans, counsel is unable to express an opinion with respect to the deductibility of any interest paid or incurred on such loans.

Transaction Fees

- Partnership expenditures classified as organizational expenses, and start-up expenses may be amortized over periods ranging from 60 months to the life of the property.

- No deduction is permitted for syndication expenses, including sales commissions for the purchase of Units.

The Partnership may classify a portion of the fees to be paid to third parties and to us or to the operator and its affiliates (as described in the prospectus under "Source of Funds and Use of Proceeds") as expenses which are deductible as organizational expenses or otherwise. There is no assurance that the Service will allow the deductibility of such expenses and counsel expresses no opinion with respect to the allocation of the fees to deductible and nondeductible items.

Generally, expenditures made in connection with the creation of, and with sales of interests in, a partnership will fit within one of several categories.

A partnership may elect to amortize and deduct its organizational expenses ratably over a period of not less than 60 months commencing with the month the partnership begins business. Examples of organizational expenses are legal fees for services incident to the organization of the partnership, such as negotiation and preparation of a partnership agreement, accounting fees for services incident to the organization of the partnership, and filing fees.

No deduction is allowable for "syndication expenses," examples of which include brokerage fees, registration fees, legal fees of the underwriter or placement agent and the issuer (general partners or the partnership) for securities advice and for advice pertaining to the adequacy of tax disclosures in the prospectus or private placement memorandum for securities law purposes, printing costs, and other selling or promotional material. These costs must be capitalized. Payments for services performed in connection with the acquisition of capital assets must be amortized over the useful life of such assets.

No deduction is allowable with respect to "start-up expenditures," although such expenditures may be capitalized and amortized over a period of not less than 60 months.

The Partnership intends to make payments to us, as described in greater detail in the prospectus. To be deductible, compensation paid to a general partner must be for services rendered by the partner other than in his capacity as a partner or for compensation determined without regard to partnership income. Fees which are not deductible because they fail to meet this test may be treated as special allocations of income to the recipient partner and thereby decrease the net loss, or increase the net income among all partners. If the Service were to successfully challenge our allocations, a Partner's taxable income could be increased, thereby resulting in increased taxes and in liability for interest and penalties.

Basis and At Risk Limitations

- Partners contributing cash from 'personal funds' will not be limited, to the extent of cash contributed, in their deductibility of Partnership losses by the 'at risk' basis rules or the limitations related to a Partner's basis in his Partnership interest.

A Partner's share of Partnership losses will be allowed only to the extent of the aggregate amount with respect to which the taxpayer is "at risk" for such activity at the close of the taxable year. In general, a Partner is "at risk" to the extent of the amount of cash and the adjusted basis of other property contributed to the Partnership. Any such loss disallowed by the "at risk" limitation shall be treated as a deduction allocable to the activity in the first succeeding taxable year.

The Code provides that a taxpayer must recognize taxable income to the extent that his "at risk" amount is reduced below zero. This recaptured income is limited to the sum of the loss deductions previously allowed to the taxpayer, less any amounts previously recaptured. A taxpayer may be allowed a deduction for the recaptured amounts included in his taxable income if and when he increases his amount "at risk" in a subsequent taxable year.

The Partners will purchase Units by tendering cash to the Partnership. To the extent the cash contributed constitutes the "personal funds" of the Partners, the Partners should be considered at risk with respect to those amounts. To the extent the cash contributed constitutes "personal funds," in the opinion of counsel, neither the at risk rules nor the adjusted basis rules will limit the deductibility of losses generated from the Partnership. In no event, however, may a partner utilize his distributive share of partnership loss where such share exceeds the partner's basis in the partnership.

Passive Loss Limitations

A. Introduction

The deductibility of losses generated from passive activities will be limited for certain taxpayers. The passive activity loss limitations apply to individuals, estates, trusts, and personal service corporations as well as, to a lesser extent, closely held C corporations.

The definition of a "passive activity" generally encompasses all rental activities as well as all activities with respect to which the taxpayer does not "materially participate." Notwithstanding this general rule, however, the term "passive activity" does not include "any working interest in any oil or gas property which the taxpayer holds directly or through an entity which does not limit the liability of the taxpayer with respect to such interest." A taxpayer will be considered as materially participating in a venture only if the taxpayer is involved in the operations of the activity on a "regular, continuous, and substantial" basis. In addition, no limited partnership interest will be treated as an interest with respect to which a taxpayer materially participates.

A passive activity loss ("PAL") is the amount by which the aggregate losses from all passive activities for the taxable year exceed the aggregate income from all passive activities for such year.

Individuals and personal service corporations will be entitled to PALs only to the extent of their passive income whereas closely held C corporations (other than personal service corporations) can offset PALs against both passive and net active income, but not against portfolio income. In calculating passive income and loss, however, all activities of the taxpayer are aggregated. PALs disallowed as a result of the above rules will be suspended and can be carried forward indefinitely to offset future passive (or passive and active, in the case of a closely held C corporation) income.

Upon the disposition of an entire interest in a passive activity in a fully taxable transaction not involving a related party, any passive loss that was suspended by the provisions of the passive activity rules is deductible from either passive or non-passive income. The deduction must be reduced, however, by the amount of income or gain realized from the activity in previous years.

B. General Partner Interests

- General Partner Interests will not be considered as investments in passive activities for federal tax purposes.

- Additional General Partners who convert to limited partner status after recording a tax loss from their investment in any year will continue to have income treated as non-passive, but may have some or all of their deductions treated as passive.

A Limited Partner`s interest in the Partnership will be considered a passive activity and losses generated while such limited partnership interest is held will be limited by the passive activity provisions. In general, an Additional General Partner`s interest in the Partnership will not be considered a passive activity, and losses generated while such general partner interest is held will not be limited by the passive activity provisions. However, if an Additional General Partner interest is converted to a limited partner interest prior to the spudding date, but after the end of the taxable year in which IDC was incurred, IDC will be subject to the passive activity rules. In addition, that portion of Partnership income for such prior taxable year attributable to IDC treated as passive loss will be considered passive. The "spudding date" is the date that drilling commences.

If an Additional General Partner converts his interest to a Limited Partner interest pursuant to the terms of the limited partnership agreement, the character of a subsequently generated tax attribute will be dependent upon, among other things, the nature of the tax attribute and whether there arose, prior to conversion, losses to which the working interest exception applied.

If a taxpayer has any loss from any taxable year from a working interest in any oil or gas property that is treated as a non-passive loss, then any net income from such property for any succeeding taxable year is to be treated as income that is not from a passive activity. Consequently, assuming that a converting Additional General Partner has losses from working interests which are treated as non-passive, income from the Partnership allocable to the Partner after conversion would be treated as income that is not from a passive activity.

C. Limited Partner Interests

- Income and losses of Limited Partners will be treated as "passive" for federal tax purposes.

If an Investor Partner invests in the Partnership as a Limited Partner, his distributive share of the Partnership's losses will be treated as PALs, the availability of which will be limited to the Partner's passive income. If the Partner does not have sufficient passive income to utilize the PAL, the disallowed PAL will be suspended and may be carried forward to be deducted against passive income arising in future years. Further, upon the disposition of the interest to an unrelated party, in a fully taxable transaction such suspended losses will be available, as described above.

Limited Partners should generally be entitled to offset their distributive shares of passive income from the Partnerships with deductions from other passive activities.

Conversion of Interests

The Partnership, in the opinion of counsel, will not be terminated solely as a result of the conversion by Additional General Partners of their Partnership interests into limited partnership interests. In the event a constructive termination does occur, however, there will be a deemed distribution of the Partnership's assets to the Partners and a recontribution by such Partners to the Partnership. This constructive termination could have adverse Federal income tax consequences, described in the opinion in Appendix D. For a discussion of the conversion feature of the Program, see "Terms of the Offering - Conversion of Units by Additional General Partners."

Alternative Minimum Tax

- Due to the potentially significant impact of a purchase of Units on an Investor's tax liability, investors should discuss the implications of an investment in the Partnership on their regular and AMT liabilities with their tax advisors prior to acquiring Units.

Tax benefits associated with oil and gas exploration activities similar to that of the Program have been subject to the AMT in the past. Specifically, prior to January 1, 1993, intangible drilling cost ("IDC") was an AMT preference item to the extent that "excess IDC" exceeded 65% of a taxpayer's net income from oil and gas properties for the year. Excess IDC was the amount by which the taxpayer's IDC deduction exceeded the deduction that would have been allowed if the IDC had been capitalized and amortized on a straight-line basis over ten years. Percentage depletion, to the extent it exceeded a property's basis, was also an AMT preference item.

For independent producers in taxable years beginning after 1992, the Energy Policy Act repealed the treatment of percentage depletion as a preference item for AMT purposes and provided a limited benefit from the preference on expensing IDC. However, their AMTI may not be reduced by more than 40% of the AMTI determined without this benefit.

For corporations, other than integrated oil companies, the adjusted current earning ("ACE") adjustments were also repealed.

Gain or Loss on Sale of Property or Units

- Sale or exchange of property by the Partnership or a Unit by an investor could result in taxable income in the year of the sale to the investor in excess of the value of money and property received from the sale.

- Investors who fail to report a sale or exchange of a Unit in the Partnership could be subject to a penalty of 10% of the aggregate income not reported.

In the event some or all of the property of the Partnership is sold, or upon sale of a Unit (including a sale under the Unit Repurchase Program), an investor will recognize gain to the extent the amount realized exceeds his basis in the investment. In addition, there may be recapture of IDCs and depletion which is treated as additional ordinary income for tax purposes. If the gain exceeds the amount of the recaptured income, the investor will recognize ordinary income to the extent of the recapture and capital gains for the balance.

It is possible that an investor will be required to recognize ordinary income pursuant to the recapture rules in excess of the taxable income of the disposition transaction or in a situation where the disposition transaction resulted in a taxable loss. To balance the excess income, the investor would recognize a capital loss for the difference between the gain and the income. Depending on an investor's particular tax situation, some or all of this loss might be deferred to future years, resulting in a greater tax liability in the year in which the sale was made and a reduced future tax liability.

Any partner who sells or exchanges interests in a partnership must generally notify the partnership in writing within 30 days of such transaction in accordance with Regulations and must attach a statement to his tax return reflecting certain facts regarding the sale or exchange. The notice must include names, addresses, and taxpayer identification numbers (if known) of the transferor and transferee and the date of the exchange. The partnership also is required to provide copies of the information it provides to the Service to the transferor and the transferee.

Any investor who is required to notify the Partnership of a transfer of his Partnership interest, and, who fails to do so, may be fined $50 for each failure, limited to $100,000, provided there is no intentional disregard of the filing requirement. Similarly, the Partnership may be fined for failure to report the transfer. The partnership's penalty is $50 for each failure, limited to $250,000, provided there is no intentional disregard of the filing requirement.

The tax consequences to an assignee purchaser of a Unit from a Partner are not described in this prospectus. Any assignor of a Unit should advise his assignee to consult his own tax advisor regarding the tax consequences of such assignment.

Partnership Distributions

Under the Code, any increase in a partner's share of partnership liabilities, or any increase in such partner's individual liabilities by reason of an assumption by him of partnership liabilities is considered to be a contribution of money by the partner to the partnership. Similarly, any decrease in a partner's share of partnership liabilities or any decrease in such partner's individual liabilities by reason of the partnership's assumption of such individual liabilities will be considered as a distribution of money to the partner by the partnership.

The Partners' adjusted bases in their Units will initially consist of the cash they contribute to the Partnership. Their bases will be increased by their share of Partnership income and additional contributions and decreased by their share of Partnership losses and distributions. To the extent that such actual or constructive distributions are in excess of a Partner's adjusted basis in his Partnership interest (after adjustment for contributions and his share of income and losses of the Partnership), that excess will generally be treated as gain from the sale of a capital asset. In addition, gain could be recognized to a distributee partner upon the disproportionate distribution to a partner of unrealized receivables or substantially appreciated inventory. The limited partnership agreement prohibits distributions to any Investor Partner to the extent such would create or increase a deficit in the Partner's capital account.

Partnership Allocations

The Partners' distributive shares of partnership income, gain, loss, and deduction should be determined and allocated substantially in accordance with the terms of the limited partnership agreement.

The Service could contend that the allocations contained in the limited partnership agreement do not have substantial economic effect or are not in accordance with the Partners' interests in the Partnership and may seek to reallocate these items in a manner that will increase the income or gain or decrease the deductions allocable to a Partner.

Profit Motive

- Investors who enter a business without economic, nontax profit motive may be denied the benefits of deductions associated with the business to the extent they exceed the income from the business.

The existence of economic, nontax motives for entering into the Transaction is essential if the Partners are to obtain the tax benefits associated with an investment in the Partnership.

Where an activity entered into by an individual is not engaged in for profit, the individual's deductions with respect to that activity are limited to those not dependent upon the nature of the activity (e.g., interest and taxes); any remaining deductions will be limited to gross income from the activity for the year. Should it be determined that a Partner's activities with respect to the Transaction are "not for profit," the Service could disallow all or a portion of the deductions generated by the Partnership's activities.

The Code generally provides for a presumption that an activity is entered into for profit where gross income from the activity exceeds the deductions attributable to such activity for three or more of the five consecutive taxable years ending with the taxable year in question. At the taxpayer's election, such presumption can relate to three or more of the taxable years in the 5-year period beginning with the taxable year in which the taxpayer first engages in the activity.

Due to the inherently factual nature of a Partner's intent and motive in engaging in the Transaction, counsel does not express an opinion as to the ultimate resolution of this issue in the event of a challenge by the Service. Partners must, however, seek to make a profit from their activities with respect to the Transaction beyond any tax benefits derived from those activities or risk losing those tax benefits.

Administrative Matters

Returns and Audits. While no federal income tax is required to be paid by an organization classified as a partnership for federal income tax purposes, a partnership must file federal income tax information returns, which are subject to audit by the Service. Any such audit may lead to adjustments, in which event you may be required to file amended personal federal income tax returns. Any such audit may also lead to an audit of your individual tax return and adjustments to items unrelated to an investment in units.

For purposes of reporting, audit, and assessment of additional federal income tax, the tax treatment of "partnership items" is determined at the partnership level. Partnership items will include those items that the Regulations provide are more appropriately determined at the partnership level than the partner level. The Service generally cannot initiate deficiency proceedings against an individual partner with respect to partnership items without first conducting an administrative proceeding at the partnership level as to the correctness of the partnership's treatment of the item. An individual partner may not file suit for a credit or a refund arising out of a partnership item without first filing a request for an administrative proceeding by the Service at the partnership level. Individual partners are entitled to notice of such administrative proceedings and decisions therein, except in the case of partners with less than 1% profits interest in a partnership having more than 100 partners. If a group of partners having an aggregate profits interest of 5% or more in such a partnership so requests, however, the Service also must mail notice to a partner appointed by that group to receive notice. All partners, whether or not entitled to notice, are entitled to participate in the administrative proceedings at the partnership level, although the limited partnership agreement provides for waiver of certain of these rights by the Investor Partners. All Investor Partners, including those not entitled to notice, may be bound by a settlement reached by the Partnership's representative "tax matters partner," which will be Petroleum Development Corporation. If a proposed tax deficiency is contested in any court by any Partner of a Partnership or by us, all Partners of that Partnership may be deemed parties to such litigation and bound by the result reached therein.

Consistency Requirements. You must generally treat Partnership items on your federal income tax returns consistently with the treatment of such items on the Partnership information return unless you file a statement with the Service identifying the inconsistency or otherwise satisfy the requirements for waiver of the consistency requirement. Failure to satisfy this requirement will result in an adjustment to conform your treatment of the item with the treatment of the item on the Partnership return. Intentional or negligent disregard of the consistency requirement may subject you to substantial penalties.

Compliance Provisions. Taxpayers are subject to several penalties and other provisions that encourage compliance with the federal income tax laws, including an accuracy-related penalty in an amount equal to 20% of the portion of an underpayment of tax caused by negligence, intentional disregard of rules or regulations or any "substantial understatement" of income tax. A "substantial understatement" of tax is an understatement of income tax that exceeds the greater of (a) 10% of the tax required to be shown on the return (the correct tax), or (b) $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding corporation).

Except in the case of understatements attributable to "tax shelter" items, an item of understatement may not give rise to the penalty if (a) there is or was "substantial authority" for the taxpayer's treatment of the item or (b) all facts relevant to the tax treatment of the item are disclosed on the return or on a statement attached to the return, and there is a reasonable basis for the tax treatment of such item by the taxpayer. In the case of partnerships, the disclosure is to be made on the return of the partnership. Under the applicable Regulations, however, an individual partner may make adequate disclosure with respect to partnership items if certain conditions are met.

In the case of understatements attributable to "tax shelter" items, the substantial understatement penalty may be avoided only if the taxpayer establishes that, in addition to having substantial authority for his position, he reasonably believed the treatment claimed was more likely than not the proper treatment of the item. A "tax shelter" item is one that arises from a partnership (or other form of investment) the principal purpose of which is the avoidance or evasion of federal income tax. Under the GATT legislation, a corporation is generally held to a higher standard to avoid the substantial understatement penalty.

Based on the definition of a "tax shelter" in the Regulations, performance of previous partnerships sponsored by us since 1984, and the planned activities of the Program, we have represented that the Partnerships will not qualify as "Tax Shelters" under the Code, and will not register them as such. See "Prior Activities - Tax Deductions and Tax Credits of Participants in Previous Partnerships," above.

Accounting Methods and Periods

The Partnership will use the accrual method of accounting and will select the calendar year as its taxable year.

Social Security Benefits; Self-employment Tax

A General Partner's share of any income or loss attributable to Units will constitute "net earnings from self-employment" for both social security and self-employment tax purposes, while a Limited Partner's share of such items will not constitute "net earnings from self-employment." Thus, no quarters of coverage or increased benefits under the Social Security Act will be earned by Limited Partners.

State and Local Taxes

The opinions expressed herein are limited to issues of federal income tax law and do not address issues of state or local law. We urge you to consult your tax advisors regarding the impact of state and local laws on your investment in the Partnership.

Individual Tax Advice Should Be Sought

We have presented only a summary of the material tax considerations that may affect your decision regarding the purchase of Units. The tax considerations attendant to an investment in a Partnership are complex, vary with individual circumstances, and depend in some instances upon whether the investor acquires General Partner Interests or Limited Partner Interests. You should review such tax consequences with your tax advisor.

SUMMARY OF LIMITED PARTNERSHIP AGREEMENT

The limited partnership agreement in the form attached to this prospectus as Appendix A will govern your rights and obligations. You, together with your personal advisers, should carefully study the limited partnership agreement in its entirety before submitting a subscription. The following statements concerning the limited partnership agreement are merely a summary of all the material terms of the limited partnership agreement, but do not purport to be complete and in no way amend or modify the limited partnership agreement.

Responsibility of Managing General Partner

The Managing General Partner shall have the exclusive management and control of all aspects of the business of the Partnership. Sections 5.01 and 6.01 of the limited partnership agreement. No Investor Partner shall have any voice in the day-to-day business operations of the Partnership. Section 7.01. The Managing General Partner is authorized to delegate and subcontract its duties under the limited partnership agreement to others, including entities related to it. Section 5.02.

Liabilities of General Partners, Including Additional General Partners

General Partners, including Additional General Partners, will have unlimited liability for Partnership activities. The Additional General Partners will be jointly and severally liable for all obligations and liabilities to creditors and claimants, whether arising out of contract or tort, in the conduct of Partnership operations. Section 7.12.

We, as operator, maintain general liability insurance. In addition, we have agreed to indemnify each of the Additional General Partners for obligations related to casualty and business losses which exceed available insurance coverage and Partnership assets. Section 7.02.

The Additional General Partners, by execution of the Partnership Agreement, grant to the Managing General Partner the exclusive authority to manage the Partnership business in its sole discretion and to thereby bind the Partnership and all Partners in its conduct of the Partnership business. The Additional General Partners may not participate in the management of the Partnership business; and the limited partnership agreement prohibits the Additional General Partners from acting in a manner harmful to the assets or the business of the Partnership or to do any other act which would make it impossible to carry on the ordinary business of the Partnership. If an Additional General Partner acts in contravention of the terms of the limited partnership agreement, losses caused by his or her actions will be borne by such Additional General Partner alone and such Additional General Partner may be liable to other Partners for all damages resulting from his or her breach of the limited partnership agreement. Section 7.01. Additional General Partners who choose to assign their Units in the future may do so only as provided in the limited partnership agreement and liability of Partners who have assigned their Units may continue after such assignment unless a formal assumption and release of liability is effected. Section 7.03.

Liability of Limited Partners

The West Virginia Uniform Limited Partnership Act will govern the Partnerships, under which law a Limited Partner's liability for the obligations of the Partnership is limited to his or her capital contribution, his or her share of Partnership assets and the return of any part of his or her capital contribution for a period of one year after such return (or six years in the event such return is in violation of the limited partnership agreement). A Limited Partner will not otherwise be liable for the obligations of the Partnership unless, in addition to the exercise of his or her rights and powers as a Limited Partner, such person takes part in the control of the business of the Partnership. Section 7.01.

Allocations and Distributions

General: Profits and losses are to be allocated and cash is to be distributed in the manner described in the section entitled "Participation in Costs and Revenues." See Article III of the limited partnership agreement.

Time of Distributions: The Managing General Partner will determine and distribute not less frequently than quarterly cash available for distribution. Section 4.01. The Managing General Partner may, at its discretion, make distributions more frequently. Notwithstanding any other provision of the limited partnership agreement to the contrary, no Partner will receive any distribution to the extent such distribution will create or increase a deficit in that Partner's capital account (as increased by his or her share of Partnership minimum gain). Section 4.03.

Liquidating Distributions: Liquidating distributions will be made in the same manner as regular distributions; however, in the event of dissolution of the Partnership, distributions will be made only after due provision has been made for, among other things, payment of all Partnership debts and liabilities. Section 9.03.

Voting Rights

Investor Partners owning 10% or more of the then outstanding Units entitled to vote have the right to require the Managing General Partner to call a meeting of the Partners. Section 7.07.

Investor Partners may vote with respect to Partnership matters. Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Except as otherwise provided in the limited partnership agreement, at any meeting of Investor Partners, approval of any matters considered at the meeting requires a vote of a majority of Units represented at such meeting, in person or by proxy, at the meeting at which a quorum is present. Approval of any of the following matters requires a vote of a majority of the then outstanding Units entitled to vote:

(a) The sale of all or substantially all of the assets of the Partnership;

(b) Removal of the Managing General Partner and election of a new managing general partner;

(c) Dissolution of the Partnership;

(d) Any non-ministerial amendment to the limited partnership agreement;

(e) Cancellation of contracts for services with the Managing General Partner or affiliates; and

(f) The appointment of a liquidating trustee in the event the Partnership is to be dissolved by reason of the retirement, dissolution, liquidation, bankruptcy, death, or adjudication of insanity or incapacity of the last remaining General Partner .

Additionally, the Partnership is not permitted to participate in a Roll-Up transaction unless the Roll-Up has been approved by at least 66 2/3% in interest of Investor Partners. Sections 5.07(m) and 7.08. The Managing General Partner if it were removed by the Investor Partners may elect to retain its interest in the Partnership as a Limited Partner in the successor limited partnership (assuming that the Investor Partners determined to continue the Partnership and elected a successor managing general partner), in which case the former Managing General Partner would be entitled to vote its interest as a Limited Partner. Section 7.06.

Investor Partners may review the Partnership's books and records and list of Investor Partners at any reasonable time and have a copy of the list of Investor Partners mailed to the requesting Investor Partner at the latter's expense. Investor Partners may submit proposals to the Managing General Partner for inclusion in the voting materials for the next meeting of Investor Partners for consideration by the Investor Partners. With respect to the merger or consolidation of the Partnership or the sale of all or substantially all of the Partnership's assets, Investor Partners may exercise dissenter's rights for fair appraisal of their Units in accordance with Section 31-1-123 of the West Virginia Corporation Act. Sections 7.07, 7.08, and 8.01.

Retirement and Removal of the Managing General Partner

In the event that the Managing General Partner desires to withdraw from the Partnership for whatever reason, it may do so only upon one hundred twenty (120) days prior written notice and with the written consent of the Investor Partners owning a majority of the then outstanding Units. Section 6.03.

In the event that the Investor Partners desire to remove the Managing General Partner, they may do so at any time upon ninety (90) days written notice, with the consent of the Investor Partners owning a majority of the then outstanding Units, and upon the selection of a successor managing general partner, within such ninety-day period, by the Investor Partners owning a majority of the then outstanding Units. Section 7.06.

Term and Dissolution

The Partnership will continue for a maximum period ending December 31, 2051 unless earlier dissolved upon the occurrence of any of the following:

(a) the written consent of the Investor Partners owning a majority of the then outstanding Units;

(b) the retirement, bankruptcy, adjudication of insanity or incapacity, withdrawal, removal, or death (or, in the case of a corporate managing general partner, the retirement, withdrawal, removal, dissolution, liquidation, or bankruptcy) of a managing general partner, unless a successor managing general partner is selected by the Partners pursuant to the limited partnership agreement or the remaining managing general partner, if any, continues the Partnership's business;

(c) the sale, forfeiture, or abandonment of all or substantially all of the Partnership's property; or

(d) the occurrence of any event causing dissolution of the Partnership under the laws of the State of West Virginia.

Section 9.01.

Indemnification

The Managing General Partner has agreed to indemnify each of the Additional General Partners for obligations related to casualty losses which exceed available insurance coverage and Partnership assets. Section 7.02.

If obligations incurred by the Partnership are the result of the negligence or misconduct of an Additional General Partner, or the contravention of the terms of the Partnership Agreement by the Additional General Partner, then the foregoing indemnification by the Managing General Partner will be unenforceable as to such Additional General Partner and such Additional General Partner will be liable to all other Partners for damages and obligations resulting therefrom. Section 7.02.

The Managing General Partner will be entitled to reimbursement and indemnification for all expenditures made (including amounts paid in settlement of claims) or losses or judgments suffered by it in the ordinary and proper course of the Partnership's business, provided that the Managing General Partner has determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that such expenditures, losses or judgments were not the result of the negligence or misconduct on the part of the Managing General Partner. Section 6.04. The Managing General Partner will have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Managing General Partner if the Managing General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner will be indemnified by the Partnership to the limit of the insurance proceeds and tangible net assets of the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the Managing General Partner.

Notwithstanding the above, the Managing General Partner will not be indemnified for liabilities arising under Federal and state securities laws unless (1) there has been a successful adjudication on the merits of each count involving securities law violations; or (2) such claims have been dismissed with prejudice on their merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided, however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the prospectus and (ii) in which plaintiffs claim they were offered or sold Partnership Units.

In any claim for indemnification for Federal or state securities laws violations, the party seeking indemnification must place before the court the position of the Securities and Exchange Commission and the Massachusetts Securities Division or other respective state securities division with respect to the issue of indemnification for securities laws violations.

The Partnership will not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is herein prohibited from being indemnified. Section 6.04.

Reports to Partners

The Managing General Partner will furnish to the Investor Partners of each Partnership certain semi-annual and annual reports which will contain financial statements (including a balance sheet and statements of income, Partners' equity and cash flows), which statements at fiscal year end will be audited by an independent accounting firm and will include a reconciliation of such statements with information provided to the Investor Partners for Federal income tax purposes. Financial statements furnished in a Partnership's semi-annual reports will not be audited. Semi-annually, all Investor Partners will also receive a summary itemization of the transactions between the Managing General Partner or any affiliate thereof and the Partnership showing all items of compensation received by the Managing General Partner and its affiliates. Annually beginning with the fiscal year ended December 31, 2001 with respect to Partnerships designated "PDC 2001- Limited Partnership," December 31, 2002 with respect to Partnerships designated "PDC 2002- Limited Partnership," and December 31, 2003, with respect to Partnerships designated "PDC 2003- Limited Partnership," oil and gas reserve estimates prepared by an independent petroleum engineer will also be furnished to the Investor Partners. Annual reports will be provided to the Investor Partners within 120 days after the close of each Partnership fiscal year, and semi-annual reports will be provided within 75 days after the close of the first six months of each Partnership fiscal year. In addition, the Investor Partners will receive on a monthly basis while the Partnership is participating in the drilling and completion activities of a Program, reports containing a description of the Partnership's acquisition of interests in prospects, including farmins and farmouts, and the drilling, completion and abandonment of wells thereon. All Investor Partners will receive a report containing information necessary for the preparation of their Federal income tax returns and any required state income tax returns by March 15 of each calendar year. Investor Partners will also receive in such monthly reports a summary of the status of wells drilled by the Partnership, the amount of oil or gas from each well and the drilling schedule for proposed wells, if known. The Managing General Partner may provide such other reports and financial statements as it deems necessary or desirable. Section 8.02.

Power of Attorney

Each Partner will grant to the Managing General Partner a power of attorney to execute certain documents deemed by the Managing General Partner to be necessary or convenient to the Partnership's business or required in connection with the qualification and continuance of the Partnership. Section 10.01.

Other Provisions

Other provisions of the limited partnership agreement are summarized in this Prospectus under the headings "Terms of the Offering," "Source of Funds and Use of Proceeds," "Participation in Costs and Revenues," "Management," "Fiduciary Responsibility of the Managing General Partner," and "Transferability of Units." We direct the attention of prospective investors to these sections.

TRANSFERABILITY OF UNITS

- Your sale of Units is limited; no public market exists or will develop for the Units; you may not be able to sell your Units at the price or when you want.

- Purchasers of Units from you must satisfy the suitability requirements of this offering and as imposed by law.

No public market exists or will develop for the Units. You should consider an investment in the Partnerships an illiquid investment. You may not be able to sell your Units when and if you want to do so and at the price you believe to be fair. In addition, as a basis of counsel's opinion that the Partnerships will not be treated as "publicly traded partnerships," we have represented that the Units will not be traded on an established securities market or the substantial equivalent thereof.

While Units of the Partnership are transferable, assignability of the Units is limited, requiring among other things our consent. Section 7.03. Transfers of fractional Units are prohibited, unless you own a fractional Unit, in which case your entire fractional interest must be transferred. You may assign Units only to a person otherwise qualified to become an Investor Partner, including the satisfaction of any relevant suitability requirements, as imposed by law or the Partnership. In no event may you make an assignment which, in the opinion of counsel to the Partnership, would result in the Partnership being considered to have been terminated for purposes of Section 708 of the Code, unless we consent to such an assignment, or which, in the opinion of counsel to the Partnership, would result in the Partnership being treated as a publicly traded partnership, or which, in the opinion of counsel to the Partnership, may not be effected without registration under the Securities Act of 1933, as amended, or would result in the violation of any applicable state securities laws.

A substituted Additional General Partner will have the same rights and responsibilities, including unlimited liability, in the Partnership as every other Additional General Partner. Upon receipt of notice of a purported transfer or assignment of a Unit of general partnership interest, we, after having determined that the purported transferee satisfies the suitability standards of an Additional General Partner and other conditions established by the Program, will promptly notify the purported transferee of the Partnership's consent to the transfer and will include with the notice a copy of the limited partnership agreement, together with a signature page. In such notification, we will advise the transferee that he or she will have the same rights and responsibilities, including unlimited liability, as every other Additional General Partner and that he or she will not become a Partner of record until he or she returns the executed signature page to the Partnership. A Partnership need not recognize any assignment until the instrument of assignment has been delivered to us. The assignee of such interests has certain rights of ownership but may become a substituted Investor Partner and thus be entitled to all of the rights of an Additional General Partner or Limited Partner only upon meeting certain conditions, including (i) obtaining our consent to such substitution, (ii) paying all costs and expenses incurred in connection with such substitution, (iii) making certain representations to us and (iv) executing appropriate documents to evidence its agreement to be bound by all of the terms and provisions of the applicable limited partnership agreement.

Conversion of Units by the Managing General Partner and by Additional General Partners. Upon completion of drilling of a particular Partnership, we will convert all Units of general partnership interest of that Partnership into Units of limited partnership interest of that Partnership. Moreover, upon written notice to us, Additional General Partners will have the right to convert their interests into limited partnership interests and thereafter become Limited Partners of the Partnership. See "Terms of the Offering - Conversion of Units by the Managing General Partner and by Additional General Partners."

Unit Repurchase Program. Beginning with the third anniversary of the date of the first cash distribution of the Partnership, you may tender your Units to us for repurchase, subject to certain conditions. See "Terms of the Offering - Unit Repurchase Program."

PLAN OF DISTRIBUTION

- An affiliate of the Managing General Partner is dealer manager of the offering.

- Sales will be made on a "minimum-maximum best efforts" basis through NASD-licensed broker-dealers.

- Broker-dealers will receive an amount equal to 10 1/2% of the subscription proceeds as sales commissions, expenses, and wholesaling fees.

- Purchase of Units by the Managing General Partner and/or affiliates may allow the offering to satisfy the minimum sales requirements and thereby allow the offering to close and a partnership to be funded.

We are offering for sale units of preformation limited and general partnership interest through PDC Securities Incorporated, the Dealer Manager, our affiliate, as principal distributor, and through NASD-licensed broker-dealers on a "minimum-maximum best efforts" basis for each Partnership, to a select group of investors who meet the suitability standards set forth under "Terms of the Offering - Investor Suitability." We will not sell Units to tax-exempt investors (including IRAs and other tax-exempt plans) or to foreign investors. "Minimum-maximum best efforts" means (1) that the various broker-dealers which will sell the Units (a) will not be obligated to sell or to purchase any amount of Units but (b) will be obligated to make a reasonable and diligent effort (that is, their "best efforts") to sell as many Units as possible and (2) that the offering will not close unless the minimum number of Units (75 Units aggregating $1.5 million; 125 Units aggregating $2.5 million with respect to each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D Limited Partnership) is sold within the offering period. The term "maximum" refers to the maximum proceeds of $15 million ($25 million with respect to PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership, and PDC 2003-D Limited Partnership) that can be raised with respect to any Partnership.

The Dealer Manager, an NASD member, will receive a sales commission equal to 8% of the Investor Partners' subscriptions and reimbursement of due diligence expenses, marketing support fees, and other compensation equal to 2% of the Investor Partners' subscriptions, and wholesaling fees equal to 0.5% of the Investor Partners' subscriptions, for an aggregate of $15,750,000 for the sale of the maximum number of 750 Units ($157,500 for the sale of the minimum number of 75 Units for a Partnership; $262,500 for the sale of the minimum number of 125 Units and $2,625,000 for the sale of the maximum number of Units for each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership and PDC 2003-D Limited Partnership). The Dealer Manager may reallow these commissions, expenses and fees, in whole or in part, to NASD-licensed broker-dealers for sale of the Units. The Dealer Manager will not reallow the wholesaling fees. In no event will the total compensation paid to NASD members exceed 10 1/2% of subscriptions (comprised of 8% in sales commissions, .5% in wholesaling fees, and 1.5% in marketing support fees and other compensation and .5% of subscriptions for reimbursement of bona fide due diligence expenses). Any such commissions and other remuneration will be paid in cash solely on the amount of initial subscriptions and only as permitted under Federal and state securities laws and applicable rules and regulations. As provided in the soliciting dealers agreements between PDC Securities Incorporated and the various soliciting dealers, we, prior to the time that we have received the minimum required subscriptions in cleared funds from subscribers that are suitable to be Investor Partners in the Partnership in which Units are then being offered, may advance to the various NASD-licensed broker-dealers from our own funds the sales commissions and due diligence expenses which would otherwise be payable in connection with such subscriptions prior to the close and funding of the Partnership. In the event that the minimum sale of 75 Units (125 Units with respect to each of PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership and PDC 2003-D Limited Partnership) has not occurred as of such time as the particular offering terminates or we determine not to organize and fund the Partnership for any reason, such broker-dealers which have received commissions and due diligence expenses in advance from us with respect to the sale of Units in that Partnership are required by the soliciting-dealers agreements to return such commissions and due diligence expenses to us promptly.

No sales commissions will be paid on sales of Units to officers, directors, employees, or registered representatives of a Soliciting Dealer if such Soliciting Dealer, in its discretion, has elected to waive such sales commissions. Any Units so purchased will be held for investment and not for resale.

We, the Dealer Manager, and soliciting dealers have agreed to indemnify one another against certain civil liabilities, including liability under the Securities Act of 1933, as amended. Members of the selling group may be deemed to be "underwriters" as defined under the Securities Act of 1933, as amended, and their commissions and other payments may be deemed to be underwriting compensation.

The Dealer Manager may offer the Units and receive commissions in connection with the sale of Units only in those states in which it is lawfully qualified to do so.

We and our affiliates may elect to purchase Units in the offering on the same terms and conditions as other investors, net of commissions. The purchase of Units by us and/or our affiliates may have the effect of allowing the offering to be subscribed to the minimum, thereby satisfying an express condition of the offering, and thus allow the offering to close. We and/or our affiliates will not purchase more than 10% of the Units subscribed by the Investor Partners in any Partnership. Additionally, not more than $50,000 of Units purchased by us and affiliates are permitted to be applied to satisfying the minimum requirement. Any Units purchased by us and/or our affiliates will be held for investment and not for resale.

SALES LITERATURE

In connection with the offering, the NASD-registered broker-dealers may utilize various sales literature which discusses certain aspects of the Program, namely, a Program highlight information piece which will constitute the prospectus summary ("Program Summary" in bullet format), an introduction to the Program ("Flip Chart/Slide Presentation"), and prospect letters ("Broker-Dealer Guide"). The Program may also utilize a Program general summary piece ("Program Summary" in text format), a sheet presenting information regarding comparative investment deductions ("Investment Deductions"), and a Web site at www.pdcgas.com. Such sales material will not contain any material information which is not also set forth in the prospectus. The offering of Units will be made only by means of this prospectus.

LEGAL OPINIONS

The validity of the Units offered hereby and certain Federal income tax matters discussed under "Tax Considerations" and in the tax opinion set forth in Appendix D to the prospectus have been passed upon by Duane, Morris & Heckscher LLP, 1667 K Street, N.W., Washington, D.C. 20006.

EXPERTS

The Partnership reserve and future net revenues information presented under "Prior Activities - Partnership Proved Reserves and Future Net Revenues" has been prepared by Wright & Company, Inc., Brentwood, Tennessee, independent petroleum consultants.

The consolidated balance sheets of Petroleum Development Corporation and subsidiaries as of December 31, 1999 and 1998, included herein and in the Registration Statement have been included herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

A Registration Statement on Form S-1 (Reg. No. 333- ) with respect to the Units offered hereby has been filed on behalf of the Partnerships with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Reference is made to such Registration Statement, including exhibits, for further information. You may read and copy any materials we file with the SEC at the SEC`s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. This Registration Statement, as well as all exhibits and amendments thereto, have been filed and will be filed electronically with the Commission through the Electronic Data Gathering, Analysis, and Retrieval ("EDGAR") system. Such Registration Statement and all exhibits and amendments thereto are publicly available through the Commission's Web site (http://www.sec.gov). We hereby make reference to the copy of documents filed as exhibits to the Registration Statement for full statements of the provisions thereof, and we qualify each such statement in this prospectus in all respects by this reference. You may obtain copies of any materials filed as a part of the Registration Statement from the Securities and Exchange Commission by payment of the requisite fees therefor or you may examine these documents in the offices of the Commission without charge. The delivery of this prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof.

GLOSSARY OF TERMS

The following terms used in this prospectus shall (unless the context otherwise requires) have the following respective meanings:

Act: The West Virginia Uniform Limited Partnership Act.

Additional General Partners: Those Investor Partners who purchase Units as additional general partners, and their transferees and assigns.

Administrative Costs: All customary and routine expenses incurred by the Managing General Partner for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature.

Affiliate: An affiliate of a specified person means (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 percent or more of the outstanding voting securities of such specified person; (b) any person 10 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person; and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

Assessment: Additional amounts of capital which may be mandatorily required of or paid voluntarily by an Investor Partner beyond his subscription commitment.

Capital Accounts: The accounts to be maintained for each Partner on the books and records of the Partnership pursuant to Section 3.01 of the limited partnership agreement.

Capital Available for Investment: The sum of (a) the subscriptions, net of the sales commissions, due diligence expenses, marketing support fees and other compensation, and wholesaling fees, which aggregate 10.5% of subscriptions, and the management fee and (b) the capital contribution of the Managing General Partner.

Capital Contribution: With respect to each Investor Partner, the total investment, including the original investment, assessments and amounts reinvested, by such Investor Partner to the capital of the Partnership pursuant to Section 2.02 of the limited partnership agreement and, with respect to the Managing General Partner and Initial Limited Partner, the total investment, including the original investment, assessments and amounts reinvested, to the capital of the Partnership pursuant to Section 2.01 of the limited partnership agreement.

Capital Expenditures: Those costs associated with property acquisition and the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code.

Carried Interest: An equity interest in a program issued to a person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the participants.

Code: The Internal Revenue Code of 1986, as amended.

Cost: When used with respect to the sale of property to the Partnership, means (a) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (d) hereof shall have been incurred not more than 36 months prior to the purchase by the Partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification. When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.

Dealer Manager: PDC Securities Incorporated, our affiliate.

Development Well: A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

Direct Costs: All actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Managing General Partner or its affiliates. Direct costs shall not include any cost otherwise classified as organization and offering expenses, administrative costs, operating costs or property costs. Direct costs may include the cost of services provided by the Managing General Partner or its affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.07(e) of the limited partnership agreement.

Distributable Cash: Cash remaining for distribution to the Managing General Partner and the Investor Partners after the payment of all Partnership obligations, including debt service and the establishment of contingency reserves for anticipated future costs as determined by the Managing General Partner.

Drilling and Completion Costs: All costs, excluding operating costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the Partnership, and reimbursements and compensation to well operators, including charges paid to the Managing General Partner as unit operator during the drilling and completion phase of a well, plus the cost of the gathering systems and of acquiring leasehold interests.

Dry Hole: Any well abandoned without having produced oil or gas in commercial quantities.

Escrow Agent: Chase Manhattan Trust Company, Pittsburgh, Pennsylvania, or its successor.

Exploratory Well: A well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

Farmout: An agreement whereby the owner of a leasehold or working interest agrees to assign an interest in certain specific acreage to the assignees, retaining an interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

Horizon: A zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

IDC: Intangible drilling and development costs.

Independent Expert: A person with no material relationship to the Managing General Partner who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner.

Initial Limited Partner: Steven R. Williams or any successor to his interest.

Investor Partner: Any investor participating in the Partnership as an Additional General Partner or a Limited Partner, but excluding the Managing General Partner and Initial Limited Partner.

Landowners' Royalty Interest: An interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas lease.

Lease: Full or partial interests in: (i) undeveloped oil and gas leases; (ii) oil and gas mineral rights; (iii) licenses; (iv) concessions; (v) contracts; (vi) fee rights; or (vii) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and gas.

Limited Partners: Those Investor Partners who purchase Units as Limited Partners, transferees or assignees who become Limited Partners, or Additional General Partners whose interests are converted to limited partnership interests pursuant to the provisions of the limited partnership agreement.

Limited Partnership Agreement: The limited partnership agreement as it may be amended from time to time, the form of which is attached to the prospectus as Appendix A.

Loss: The excess of the Partnership's losses and deductions over the Partnership's income and gains, computed in accordance with the provisions of the Federal income tax laws.

Management Fee: The fee to which the Managing General Partner is entitled pursuant to Section 6.06 of the limited partnership agreement.

Managing General Partner: Petroleum Development Corporation or its successors.

Mcf: One thousand cubic feet of natural gas measured at the standard temperature of 60E Fahrenheit and pressure of 14.65 psi.

Net Subscriptions: An amount equal to total subscriptions of the Investor Partners less the amount of organization and offering costs of the Partnership.

Net Well: The sum of fractional working interests owned and drilled by the Partnership.

Non-Capital Expenditures: Those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes.

Offering Termination Date: December 31, 2001 with respect to Partnerships designated "PDC 2001- Limited Partnership," December 31, 2002 with respect to Partnerships designated "PDC 2002- Limited Partnership," and December 31, 2003 with respect to Partnerships designated "PDC 2003- Limited Partnership" or such earlier date as the Managing General Partner, in its sole and absolute discretion, shall select.

Oil and Gas Interest: Any oil or gas royalty or lease, or fractional interest therein, or certificate of interest or participation or investment contract relative to such royalties, leases or fractional interests, or any other interest or right which permits the exploration of, drilling for, or production of oil and gas or other related hydrocarbons or the receipt of such production or the proceeds thereof.

Operating Costs: Expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

Organization and Offering Costs: All costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other frontend fees.

Overriding Royalty Interest: An interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

Participant: The purchaser of a Unit in the Program.

Partners: The Managing General Partner, the Additional General Partners other than the Managing General Partner, and the Limited Partners. Reference to a "Partner" shall mean any one of the Partners.

Partnership or Partnerships: One or all of the limited partnerships to be formed in the PDC 2003 Drilling Program comprised of a series of up to twelve limited partnerships to be designated as the PDC 2001-A Limited Partnership, the PDC 2001-B Limited Partnership, the PDC 2001-C Limited Partnership, PDC 2001-D Limited Partnership, PDC 2002-A Limited Partnership, PDC 2002-B Limited Partnership, PDC 2002-C Limited Partnership, PDC 2002-D Limited Partnership, PDC 2003-A Limited Partnership, PDC 2003-B Limited Partnership, PDC 2003-C Limited Partnership, and PDC 2003-D Limited Partnership. The Partnerships will be governed by the West Virginia Uniform Limited Partnership Act. Together the Partnerships, for purposes of this offering, are referred to as the PDC 2003 Drilling Program or sometimes as the Program.

Partnership Minimum Gain: Partnership minimum gain as defined in Treas. Reg. Section 1.704-2(d)(1).

PDC: Petroleum Development Corporation.

Profit: The excess of the Partnership's income and gains over the Partnership's losses and deductions, computed in accordance with the provisions of the Federal income tax laws.

Program: One or more limited partnerships formed, or to be formed, for the primary purpose of exploring for oil or gas. Herein, PDC 2003 Drilling Program.

Prospect: A contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted. In general, a prospect is an area in which a Partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the Managing General Partner and which is reasonably anticipated by the Managing General Partner to contain at least one reservoir. An area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the Managing General Partner in writing prior to the conduct of program operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a horizon containing proved reserves.

Prospectus: The Partnership's prospectus, including a preliminary prospectus, of which the limited partnership agreement is a part, pursuant to which the Units are being offered and sold.

Proved Developed Oil and Gas Reserves. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Oil and Gas Reserves: Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(iii) Estimates or proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

Proved Undeveloped Reserves. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Reservoir: A separate structural or stratigraphic trap containing an accumulation of oil or gas.

Roll-Up: A transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a roll-up entity. Such term does not include:

(a) a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(1) voting rights;

(2) the term of existence of the Partnership;

(3) sponsor compensation; or

(4) the Partnership's investment objectives.

Roll-Up Entity: A partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

Royalty: A fractional undivided interest in the production of oil and gas wells, or the proceeds therefrom to be received free and clear of all costs of development, operations or maintenance. Royalties may be reserved by landowners upon the creation of an oil and gas lease ("landowner's royalty") or subsequently carved out of a working interest ("overriding royalty").

Securities Act: Securities Act of 1933, as amended.

Sponsor: Any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, developmental or producing activities of the Partnership, or any segment thereof, even if that person has not entered into a contract at the time of formation of the Partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units. Whenever the context of these guidelines so requires, the term "sponsor" shall be deemed to include its affiliates.

Spudding Date: The date that drilling commences.

Subscriptions: The subscription agreement(s) or the amount indicated on the subscriptions agreements that the Additional General Partners and the Limited Partners have agreed to pay to a Partnership.

Tangible Costs: Those costs which are generally accepted as capital expenditures pursuant to the provisions of the Code.

Treas. Reg.: A regulation promulgated by the Treasury Department under Title 26 of the United States Code.

Unit: An undivided interest of an Investor Partner in the aggregate interest in the capital and profits of the Partnership.

Well Head Gas Price: The price paid by a gas purchaser for gas produced from Partnership wells excluding any tax reimbursements or transportation allowances.

Wholesaling Fee: A fee paid to a representative of the Dealer Manager who helps introduce and explain the Program to registered representatives with firms executing a selling agreement with the Dealer Manager for the Program.

Working Interest: An interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.

No dealer, salesman or other person has been authorized to give any information or make any representations other than those contained in this prospectus in connection with this offering. You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with different information. The information in this prospectus may be accurate only on the date of this prospectus.

If it is against the law in any state to make an offer to sell the Units (or to solicit an offer from someone to buy the Units), then this prospectus does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person and we do not authorize the use of this prospectus to any such person in that state.

Throughout this offering, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, are required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

7,500 Preformation Units of

General and Limited

Partnership Interest

[PDC logo]

PDC 2003

DRILLING PROGRAM

$150,000,000

Aggregate Subscriptions

PROSPECTUS

Dated , 2001

PDC SECURITIES INCORPORATED

103 East Main Street

Bridgeport, West Virginia 26330

800/624-3821

Dealer Manager

A Member of the National Association of Securities Dealers, Inc. and Securities Investor Protection Corporation

Petroleum Development Corporation and Subsidiaries

Consolidated Balance Sheets

December 31, 1999 and 1998

(With Independent Auditors` Report Thereon)

Independent Auditors' Report

The Stockholders and Board of Directors

Petroleum Development Corporation:

We have audited the accompanying consolidated balance sheets of Petroleum Development Corporation and subsidiaries as of December 31, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated balance sheets referred to above present fairly, in all material respects, the financial position of Petroleum Development Corporation and subsidiaries as of December 31, 1999 and 1998, in conformity with generally accepted accounting principles.

/s/KPMG LLP

Pittsburgh, Pennsylvania

March 6, 2000

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 1999 and 1998

1999 1998

Assets

Current assets:

Cash and cash equivalents (includes

restricted cash of $614,300 and

$156,200, respectively) $29,059,200 34,894,600

Notes and accounts receivable 10,263,200 6,024,100

Inventories 577,600 702,400

Prepaid expenses 2,360,100 2,496,100

Total current assets 42,260,100 44,117,200

Properties and equipment:

Oil and gas properties (successful

efforts accounting method) 105,837,900 81,592,700

Pipelines 8,643,400 7,669,700

Transportation and other equipment 2,686,800 2,332,200

Land and buildings 1,181,000 1,152,700

118,349,100 92,747,300

Less accumulated depreciation,

depletion and amortization 31,207,300 27,356,700

87,141,800 65,390,600

Other assets 2,681,700 1,901,200

$132,083,600 111,409,000

AN INVESTOR IN PDC 2003 DRILLING PROGRAM DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PETROLEUM DEVELOPMENT CORPORATION

(Continued)

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 1999 and 1998

1999 1998

Liabilities and Stockholders' Equity

Current liabilities:

Accounts payable $ 14,678,900 11,218,900

Accrued taxes 276,400 -

Other accrued expenses 2,643,700 1,959,900

Advances for future drilling contracts 25,137,400 28,320,800

Funds held for future distribution 2,027,600 984,200

Total current liabilities 44,764,000 42,483,800

Long-term debt 9,300,000 -

Other liabilities 3,160,600 2,233,500

Deferred income taxes 4,134,100 3,945,000

Commitments and contingencies

Stockholders' equity:

Common stock, par value $.01 per share;

authorized 50,000,000 shares; issued and

outstanding 15,737,795 and 15,510,762 157,400 155,100

Additional paid-in capital 32,071,000 31,873,100

Warrants outstanding - 46,300

Retained earnings 38,496,500 30,672,200

Total stockholders' equity 70,724,900 62,746,700

$132,083,600 111,409,000

See accompanying notes to consolidated balance sheets.

AN INVESTOR IN PDC 2003 DRILLING PROGRAM DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PETROLEUM DEVELOPMENT CORPORATION

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Notes to Consolidated Balance Sheets

December 31, 1999 and 1998

(1) Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated balance sheets include the accounts of Petroleum Development Corporation and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. The Company accounts for its investment in limited partnerships under the proportionate consolidation method. Under this method, the Company's balance sheets include its prorata share of assets and liabilities of the limited partnerships in which it participates.

The Company is involved in three business segments. The segments are drilling and development, natural gas sales and well operations. (See Note 14)

The Company grants credit to purchasers of oil and gas and the owners of managed properties, substantially all of whom are located in West Virginia, Tennessee, Pennsylvania, Ohio, Michigan and Colorado.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Inventories

Inventories of well equipment, parts and supplies are valued at the lower of average cost or market. An inventory of natural gas is recorded when gas is purchased in excess of deliveries to customers and is recorded at the lower of cost or market.

Oil and Gas Properties

Exploration and development costs are accounted for by the successful efforts method.

The Company assesses impairment of capitalized costs of proved oil and gas properties by comparing net capitalized costs to undiscounted future net cash flows on a field-by-field basis using expected prices. Prices utilized in each year's calculation for measurement purposes and expected costs are held constant throughout the estimated life of the properties. If net capitalized costs exceed undiscounted future net cash flow, the measurement of impairment is based on estimated fair value which would consider future discounted cash flows.

(Continued)

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Notes to Consolidated Balance Sheets (Continued)

December 31, 1999 and 1998

Property acquisition costs are capitalized when incurred. Geological and geophysical costs and delay rentals are expensed as incurred. The costs of drilling exploratory wells are capitalized pending determination of whether the wells have discovered economically producible reserves. If reserves are not discovered, such costs are expensed as dry holes. Development costs, including equipment and intangible drilling costs related to both producing wells and developmental dry holes, are capitalized.

Unproved properties are assessed on a property-by-property basis and properties considered to be impaired are charged to expense when such impairment is deemed to have occurred.

Costs of proved properties, including leasehold acquisition, exploration and development costs and equipment, are depreciated or depleted by the unit-of-production method based on estimated proved developed oil and gas reserves.

Upon sale or retirement of complete units of depreciable or depletable property, the net cost thereof, less proceeds or salvage value, is credited or charged to income. Upon retirement of a partial unit of property, the cost thereof is charged to accumulated depreciation and depletion.

Based on the Company's experience, management believes site restoration, dismantlement and abandonment costs net of salvage to be immaterial in relation to operating costs. These costs are being expensed when incurred.

Transportation Equipment, Pipelines and Other Equipment

Transportation equipment, pipelines and other equipment are carried at cost. Depreciation is provided principally on the straight-line method over useful lives of 3 to 17 years. These assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss based on estimated fair value is recorded when the review indicates that the related expected future net cash flow (undiscounted and without interest charges) is less than the carrying amount of the asset.

Maintenance and repairs are charged to expense as incurred. Major renewals and betterments are capitalized. Upon the sale or other disposition of assets, the cost and related accumulated depreciation, depletion and amortization are removed from the accounts, the proceeds applied thereto and any resulting gain or loss is reflected in income.

Buildings

Buildings are carried at cost and depreciated on the straight-line method over estimated useful lives of 30 years.

(Continued)

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Notes to Consolidated Balance Sheets (Continued)

December 31, 1999 and 1998

Advances for Future Drilling Contracts

Represents funds received from Partnerships and other joint ventures for drilling activities which have not been completed and accordingly have not yet been recognized as income in accordance with the Company's income recognition policies.

Retirement Plans

The Company has a 401-K contributory retirement plan (401-K Plan) covering full-time employees. The Company provides a discretionary matching of employee contributions to the plan.

The Company also has a profit sharing plan covering full-time employees. The Company's contributions to this plan are discretionary.

The Company has a deferred compensation arrangement covering executive officers of the Company as a supplemental retirement benefit.

The Company has established split-dollar life insurance arrangements with certain executive officers. Under these arrangements, advances are made to these officers equal to the premiums due. The advances are collateralized by the cash surrender value of the policies. The Company records as other assets its share of the cash surrender value of the policies.

Revenue Recognition

Oil and gas wells are drilled primarily on a contract basis. The Company follows the percentage-of-completion method of income recognition for drilling operations in progress.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the balance sheets carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Derivatives

Gains and losses related to qualifying hedges of firm commitments or anticipated transactions through the use of natural gas futures and option contracts are deferred and recognized in income or as adjustments of carrying amounts when the underlying hedged transaction occurs. In order for futures contracts to qualify as a hedge, there must be sufficient correlation to the underlying hedged transaction. The change in the fair value of derivative instruments which do not qualify for hedging are recognized into income currently. (Continued)

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Notes to Consolidated Balance Sheets (Continued)

December 31, 1999 and 1998

Stock Compensation

The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 allows entities to continue to measure compensation cost for stock-based awards using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," and to provide pro forma net income and pro forma earnings per share disclosures as if the fair value based method defined in SFAS 123 had been applied. The Company has elected to continue to apply the provisions of APB 25 and provide the pro forma disclosure provisions of SFAS 123. See note 5 to the balance sheets.

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these balance sheets in conformity with generally accepted accounting principles. Actual results could differ from those estimates. Estimates which are particularly significant to the consolidated balance sheets include estimates of oil and gas reserves and future cash flows from oil and gas properties.

Fair Value of Financial Instruments

The carrying values and fair values of the Company's receivables, payables and debt obligations are estimated to be substantially the same as of December 31, 1999 and 1998.

New Accounting Standards

Statement of Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133), was issued by the Financial Accounting Standards Board in June, 1998. SFAS No. 133 standardized the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. SFAS No. 133 is effective for years beginning after June 15, 2000; however, early adoption is permitted. On adoption, the provisions of SFAS No. 133 must be applied prospectively. At the present time, the Company cannot determine the impact that SFAS No. 133 will have on its balance sheets upon adoption, as such impact will be based on the extent of derivative instruments, such as natural gas futures and option contracts, outstanding at the date of adoption.

(2) Notes and Accounts Receivable

Included in other assets are noncurrent notes and accounts receivable as of December 31, 1999 and 1998, in the amounts of $494,000 and $617,900 net of the allowance for doubtful accounts of $216,900 and $129,800, respectively.

The allowance for doubtful current accounts receivable as of December 31, 1999 and 1998 was $221,500 and $144,800, respectively. (Continued)

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Notes to Consolidated Balance Sheets

December 31, 1999 and 1998

(3) Long-Term Debt

On June 22, 1999 the Company executed an Amendment to its Credit Agreement with First National Bank of Chicago. The amendment provides a $20.0 million borrowing base, subject to adequate oil and gas reserves. The Company has activated $10.0 million of such borrowing base, and has at its discretion the ability to activate the additional $10.0 million. The Company is required to pay a commitment fee of 1/4 percent on the unused portion of the activated credit facility. Interest accrues at prime, with LIBOR (London Interbank Market Rate) alternatives available at the discretion of the Company. No principal payments are required until the credit agreement expires on December 31, 2002.

As of December 31, 1999 the outstanding balance was $9,300,000 of which $6,300,000 is at a prime rate of 8.5% and $3,000,000 at a LIBOR rate of 7.73%. At December 31, 1998 there was no balance outstanding. Any amounts outstanding under the credit agreement are secured by substantially all properties of the Company. The credit agreement requires, among other things, the existence of satisfactory levels of natural gas reserves, maintenance of certain working capital and tangible net worth ratios along with a restriction on the payment of dividends.

(4) Income Taxes

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1999 and 1998 are presented below:

1999 1998

Deferred tax assets:

Allowance for doubtful accounts $ 175,400 108,600

Drilling notes 105,700 109,200

Alternative minimum tax credit

carryforwards (Section 29) 1,982,300 1,783,000

Future abandonment 273,100 -

Deferred compensation 1,213,800 968,500

Other 51,600 148,300

Total gross deferred tax assets 3,801,900 3,117,600

Less valuation allowance - (375,000)

Deferred tax assets 3,801,900 2,742,600

Less current deferred tax assets

(included in prepaid expenses) (1,007,600) (927,400)

Net non-current deferred

tax assets 2,794,300 1,815,200

Deferred tax liabilities:

Plant and equipment, principally

due to differences in

depreciation and amortization (6,928,400) (5,760,200)

Total gross deferred

tax liabilities (6,928,400) (5,760,200)

Net deferred tax liability $(4,134,100) (3,945,000)

The net changes in the total valuation allowance were decreases of $375,000, $473,200 and $782,300 for the years ended December 31, 1999, 1998 and 1997, respectively.

At December 31, 1999, the Company has alternative minimum tax credit carryforwards (Section 29) of approximately $1,982,300 which are available to reduce future federal regular income taxes over an indefinite period.

(Continued)

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Notes to Consolidated Balance Sheets (Continued)

December 31, 1999 and 1998

(5) Common Stock

Changes in capital during 1999 and 1998 are as follows:

Common stock

issued

Number Additional Warrants

of paid-in out- Retained

shares Amount capital standing earnings Total

Balance December 31, 1997 15,245,758 $152,500 31,553,100 46,300 24,014,200 55,766,100

Issuance of common stock:

Exercise of employee

stock options 324,333 3,200 300,800 - - 304,000

Amortization of stock award - - 12,200 - - 12,200

Repurchase and cancellation

of treasury stock (59,329) (600) (303,400) - - (304,000)

Income tax benefit from the

exercise of stock options - - 310,400 - - 310,400

Net income - - - - 6,658,000 6,658,000

Balance December 31, 1998 15,510,762 $155,100 31,873,100 46,300 30,672,200 62,746,700

Issuance of common stock:

Exercise of employee

stock options 324,333 3,200 300,800 - - 304,000

Amortization of stock award - - 12,200 - - 12,200

Repurchase and cancellation

of treasury stock (97,300) (900) (303,100) - - (304,000)

Income tax benefit from the

exercise of stock options - - 141,700 - - 141,700

Warrants expired - - 46,300 (46,300) - -

Net income - - - - 7,824,300 7,824,300

Balance December 31, 1999 15,737,795 $157,400 32,071,000 - 38,496,500 70,724,900

Options

Options amounting to 145,000 and 20,000 shares were granted during 1999 and 1998, respectively, to certain employees and directors under the Company's Stock Option Plans. These options were granted with an exercise price equal to market value as of the date of grant and vest over a six month period for the 1999 grant and a two year period for the 1998 grant. The outstanding options expire from 2000 to 2009.

The estimated fair value of the options granted during 1999 and 1998 was $2.44 and $3.92 per option, respectively. The fair value was estimated using the Black-Scholes option pricing model with the following assumptions for the 1999 and 1998 grant, respectively: risk-free interest rate of 5.1% and 5.9% expected dividend yield of 0%, expected volatility of 61.3% and 58.0% and expected life of 7 years.

Average Range of

Number Exercise Exercise

of Shares Price Prices

Outstanding December 31, 1997 1,872,650 $2.10 .94 - 5.13

Granted 20,000 $6.13 6.13 - 6.13

Exercised (324,333) $0.94 .94 - .94

Expired - $ - . - .

Outstanding December 31, 1998 1,568,317 $2.39 .94 - 6.13

Granted 145,000 $3.75 3.75 - 3.75

Exercised (324,333) $0.94 .94 - .94

Expired - $ - -

Outstanding December 31, 1999 1,388,984 $2.87 .94 - 6.13

(Continued)

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Notes to Consolidated Balance Sheets (Continued)

December 31, 1999 and 1998

As of December 31, 1999, there were 723,984 options outstanding and exercisable in the $.94 to $1.62 exercise price range which have a weighted average remaining contractual life of 2.7 years and weighted average exercise price of $1.05. Also as of December 31, 1999 there were 665,000 options outstanding and exercisable at a $3.75 to $6.13 exercise price range having a weighted average remaining contractual life of 7.9 years and weighted average exercise price of $4.86.

Stock Redemption Agreement

The Company has stock redemption agreements with three officers of the Company. The agreements require the Company to maintain life insurance on each executive in the amount of $1,000,000. The agreements provide that the Company shall utilize the proceeds from such insurance to purchase from such executives' estates or heirs, at their option, shares of the Company's stock. The purchase price for the outstanding common stock is to be based upon the average closing asked price for the Company's stock as quoted by NASDAQ during a specified period. The Company is not required to purchase any shares in excess of the amount provided for by such insurance.

(6) Employee Benefit Plans

During 1999, 1998 and 1997 the Company expensed and established a liability for $90,000 each year under a deferred compensation arrangement with the executive officers of the Company.

In 1995, a total of 90,000 restricted shares of the Company's common stock were granted to certain employees and available to them upon retirement. The market value of shares awarded was $101,300. This amount was recorded as unamortized stock award. The unamortized stock award is being amortized to expense over the employees' expected years to retirement and amounted to $12,200, $12,200 and $12,300 in 1999, 1998 and 1997, respectively.

At December 31, 1999 and 1998, the Company has recorded as other assets $300,000 and $240,000, respectively as its share of the cash surrender value of the life insurance pledged as collateral for the payment of premiums on split-dollar life insurance policies owned by certain executive officers.

(7) Transactions with Affiliates

As part of its duties as well operator, the Company received $24,002,500 in 1999 and $22,997,300 in 1998 representing proceeds from the sale of oil and gas and made distributions to investor groups according to their working interests in the related oil and gas properties. The Company provided oil and gas well drilling services to affiliated partnerships, substantially all of the Company's oil and gas well drilling operations was for such partnerships. The Company also provided related services of operation of wells, reimbursement of syndication costs, management fees, tax return preparation and other services relating to the operation of the partnerships. The Company received $10,322,500 in 1999 and $9,621,700 in 1998 for those services.

(Continued)

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Notes to Consolidated Balance Sheets

December 31, 1999 and 1998

During 1999 and 1998, the Company paid $31,600 and $30,000, respectively to the Corporate Secretary's law firm for various legal services.

(8) Commitments and Contingencies

The nature of the independent oil and gas industry involves a dependence on outside investor drilling capital and involves a concentration of gas sales to a few customers. The Company sells natural gas to various public utilities and industrial customers.

Substantially all of the Company's drilling programs contain a repurchase provision where Investors may tender their partnership units for repurchase at any time beginning with the third anniversary of the first cash distribution. The provision provides that the Company is obligated to purchase an aggregate of 10% of the initial subscriptions per calendar year (at a minimum price of four times the most recent 12 months' cash distributions), only if such units are tendered, subject to the Company's financial ability to do so. The maximum annual 10% repurchase obligation, if tendered by the investors, is currently approximately $759,000. The Company has adequate capital to meet this obligation.

The Company is not party to any legal action that would materially affect the Company's results of operations or financial condition.

(9) Acquisitions

On February 19, 1998, the Company offered to purchase from Investors their units of investment in the Company's Drilling Programs formed prior to 1993. The Company purchased approximately $2.3 million of producing oil and gas properties in conjunction with this offer, which expired on March 31, 1998. The Company utilized capital received from its Public Stock Offering to fund this purchase.

On June 12, 1998 the Company purchased for $3.1 million a majority interest in the assets of Pemco Gas, Inc., a Pennsylvania producing company. The assets include 122 natural gas wells, 2,700 undeveloped acres, gathering systems, natural gas compressors and other facilities. The Company estimates that its interest includes 4.7 Bcf of natural gas reserves. The Company utilized capital received from its Public Stock Offering to fund this purchase.

On November 16, 1998, the Company purchased all of the working interest in a 13 well Antrim Shale production unit and adjacent development locations in Montmorency County, Michigan. The Company estimates that the purchase includes approximately 4 Bcf of proved developed producing reserves and 1.5 Bcf of proved undeveloped reserves, with an acquisition cost of approximately $2.8 million. The Company utilized capital received from its Public Stock Offering to fund this purchase.

(Continued)

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Notes to Consolidated Balance Sheets

December 31, 1999 and 1998

On January 29, 1999, the Company offered to purchase from Investors their units of investment in the Company's Drilling Programs formed prior to 1996. The Company purchased approximately $1.8 million of producing oil and gas properties in conjunction with this offer, which expired on March 31, 1999. The Company utilized capital received from its Public Stock Offering to fund this purchase.

On December 15, 1999, the Company purchased all of the working interest in 53 producing wells in the D-J Basin of Colorado. The Company estimates that the purchase includes proved developed reserves of approximately 3.6 Bcf of natural gas and 370,000 barrels of oil or approximately 5.8 Bcf equivalent (Bcfe), along with another 3.0 Bcfe of proved undeveloped reserves. Also included in the acquisition was 16.5 net development drilling locations. The total acquisition cost for the wells and locations was $5.2 million. The company utilized part of its existing line of credit to fund the transaction. The effective date of the transaction was December 1, 1999.

(10) Derivatives and Hedging Activities

The company utilizes commodity based derivative instruments as hedges to manage a portion of its exposure to price volatility stemming from its integrated natural gas production and marketing activities. These instruments consist of natural gas futures and option contracts traded on the New York Mercantile Exchange. The futures and option contracts hedge committed and anticipated natural gas purchases and sales, generally forecasted to occur within a 12 month period. The Company does not hold or issue derivatives for trading or speculative purposes.

As of December 31, 1999 and 1998, the Company had futures contracts for the purchase of $4,318,000 and $1,120,300 of natural gas, respectively. While these contracts have nominal carrying value, their fair value, represented by the estimated amount that would be received upon termination of the contracts, based on market quotes, was a net value of $350,500 at December 31, 1999 and $(105,400) at December 31, 1998.

The Company is required to maintain margin deposits with brokers for outstanding futures contracts. As of December 31, 1999 and 1998, cash in the amount of $614,300 and $156,200 was on deposit.

(11) Costs Incurred in Oil and Gas Property Acquisition, Exploration and

Development Activities

Costs incurred by the Company in oil and gas property acquisition, exploration and development are presented below:

Years Ended December 31,

1999 1998

Property acquisition cost:

Proved undeveloped

properties $2,532,200 1,903,200

Producing properties 6,997,500 8,679,000

Development costs 17,168,000 14,902,500

$26,697,700 25,484,700

(Continued)

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Notes to Consolidated Balance Sheets

December 31, 1999 and 1998

Property acquisition costs include costs incurred to purchase, lease or otherwise acquire a property. Development costs include costs incurred to gain access to and prepare development well locations for drilling, to drill and equip development wells and to provide facilities to extract, treat, gather and store oil and gas.

(12) Oil and Gas Capitalized Costs

Aggregate capitalized costs for the Company related to oil and gas exploration and production activities with applicable accumulated depreciation, depletion and amortization are presented below:

December 31,

1999 1998

Proved properties:

Tangible well equipment $ 62,996,900 46,722,500

Intangible drilling costs 36,270,300 28,379,200

Well equipment leased to others 4,063,600 4,063,600

Undeveloped properties 2,507,100 2,427,400

105,837,900 81,592,700

Less accumulated depreciation,

depletion and amortization 23,652,000 20,395,400

$ 82,185,900 61,197,300

(13) Net Proved Oil and Gas Reserves (Unaudited)

The proved reserves of oil and gas of the Company have been estimated by an independent petroleum engineer, Wright & Company, Inc. at December 31, 1999 and 1998. These reserves have been prepared in compliance with the Securities and Exchange Commission rules based on year end prices. An analysis of the change in estimated quantities of oil and gas reserves, all of which are located within the United States, is shown below:

Oil (BBLS)

1999 1998

Proved developed and

undeveloped reserves:

Beginning of year 29,000 45,000

Revisions of previous estimates 67,000 (10,000)

Beginning of year as revised 96,000 35,000

New discoveries and extensions 404,000 -

Dispositions - -

Acquisitions 662,000 2,000

Production (8,000) (8,000)

End of year 1,154,000 29,000

(Continued)

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Notes to Consolidated Balance Sheets

December 31, 1999 and 1998

Gas (MCF)

1999 1998

Proved developed and

Beginning of year 29,000 45,000

End of year 798,000 29,000

undeveloped reserves:

Beginning of year 80,819,000 57,243,000

Revisions of previous estimates (4,475,000) (3,517,000)

Beginning of year as revised 76,344,000 53,726,000

New discoveries and extensions 24,781,000 23,552,000

Dispositions to partnerships (8,774,000) (6,009,000)

Acquisitions 12,345,000 12,003,000

Production (3,451,000) (2,453,000)

End of year 101,245,000 80,819,000

Proved developed reserves:

Beginning of year 64,562,000 42,411,000

End of year 82,628,000 64,562,000

(14) Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Gas Reserves (Unaudited)

Summarized in the following table is information for the Company with respect to the standardized measure of discounted future net cash flows relating to proved oil and gas reserves. Future cash inflows are computed by applying year-end prices of oil and gas relating to the Company's proved reserves to the year-end quantities of those reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. Future income tax expenses are computed by applying the statutory rate in effect at the end of each year to the future pretax net cash flows, less the tax basis of the properties and gives effect to permanent differences, tax credits and allowances related to the properties.

Years Ended December 31,

1999 1998

Future estimated cash flows $307,816,000 186,598,000

Future estimated production

and development costs (129,557,000) (95,670,000)

Future estimated income

tax expense (39,930,000) (20,322,000)

Future net cash flows 138,329,000 70,606,000

10% annual discount for

estimated timing of cash

flows (79,875,000) (40,412,000)

Standardized measure of

discounted future

estimated net cash flows $ 58,454,000 30,194,000

(Continued)

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Notes to Consolidated Balance Sheets

December 31, 1999 and 1998

The following table summarizes the principal sources of change in the standardized measure of discounted future estimated net cash flows:

Years Ended December 31,

1999 1998

Sales of oil and gas

production, net of

production costs $(6,206,000) (4,605,000)

Net changes in prices

and production costs 29,547,000 (23,083,000)

Extensions, discoveries

and improved recovery,

less related cost 39,653,000 18,615,000

Dispositions to partnerships (6,152,000) (5,762,000)

Acquisitions 31,915,000 13,938,000

Development costs incurred

during the period 17,168,000 14,903,000

Revisions of previous

quantity estimates (4,944,000) (5,605,000)

Changes in estimated

income taxes (19,608,000) 459,000

Changes in discount (39,463,000) 1,224,000

Changes in production rates

(timing) and other (13,650,000) (7,826,000)

$ 28,260,000 2,258,000

It is necessary to emphasize that the data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from the current prices and costs utilized in the computation of reported amounts. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.

(15) Business Segments (Thousands)

PDC's operating activities can be divided into three major segments: drilling and development, natural gas sales, and well operations. The Company drills natural gas wells for Company-sponsored drilling partnerships and retains an interest in each well. The Company also engages in oil and gas sales to residential, commercial and industrial end-users. The Company charges Company-sponsored partnerships and other third parties competitive industry rates for well operations and gas gathering. Segment information for the years ended December 31, 1999 and 1998 is as follows:

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Notes to Consolidated Balance Sheets

December 31, 1999 and 1998

1999 1998

SEGMENT ASSETS

Drilling and Development $23,957 27,288

Natural Gas Sales 93,073 65,256

Well Operations 7,977 7,136

Unallocated amounts

Cash 1,967 7,814

Other 4,934 3,806

Total $131,908 111,300

1999 1998

EXPENDITURES FOR SEGMENT

LONG-LIVED ASSETS

Drilling and Development $ 1,710 1,953

Natural Gas Sales 24,613 23,645

Well Operations 1,328 947

Unallocated amounts 107 85

Total $27,758 26,630

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

June 30, 2000 and December 31, 1999

ASSETS

2000 1999

(Unaudited)

Current assets:

Cash and cash equivalents $ 5,456,900 $ 29,059,200

Accounts and notes receivable 16,430,300 10,263,200

Inventories 525,200 577,600

Prepaid expenses 6,280,000 2,360,100

Total current assets 28,692,400 42,260,100

Properties and equipment 129,987,300 118,349,100

Less accumulated depreciation,

depletion and amortization 34,345,400 31,207,300

95,641,900 87,141,800

Other assets 2,808,300 2,681,700

$127,142,600 $132,083,600

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable and accrued expenses $ 20,646,800 $ 17,599,000

Advances for future drilling contracts 4,897,500 25,137,400

Funds held for future distribution 2,594,100 2,027,600

Total current liabilities 28,138,400 44,764,000

Long-term debt, excluding current maturities 14,000,000 9,300,000

Other liabilities 3,695,100 3,160,600

Deferred income taxes 4,530,900 4,134,100

Commitments and contingencies

Stockholders' equity:

Common stock 162,400 157,400

Additional paid-in capital 32,930,100 32,071,000

Retained earnings 43,685,700 38,496,500

Total stockholders' equity 76,778,200 70,724,900

$127,142,600 $132,083,600

AN INVESTOR IN PDC 2003 DRILLING PROGRAM DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PETROLEUM DEVELOPMENT CORPORATION

PETROLEUM DEVELOPMENT CORPORATION AND SUBSIDIARIES

Notes to Consolidated Balance Sheets

1. Accounting Policies

Reference is hereby made to the Company's audited Consolidated Balance Sheet at December 31, 1999 which contains a summary of significant accounting policies followed by the Company in preparation of its consolidated financial statements. These policies were also followed in preparing the unaudited balance sheet at June 30, 2000 included herein.

2. Basis of Presentation

The Management of the Company believes that all adjustments (consisting of only normal recurring accruals) necessary to a fair statement of the financial position of the Company as of June 30, 2000 have been made.

3. Oil and Gas Properties

Oil and Gas Properties are reported on the successful efforts method.

4. Contingencies and Commitments

There are no material loss contingencies at June 30, 2000. There has been no change in commitments and contingencies as described in Note 8 of the Consolidated Balance Sheet at December 31, 1999.

AN INVESTOR IN PDC 2003 DRILLING PROGRAM DOES NOT THEREBY ACQUIRE ANY INTEREST IN THE ASSETS OF PETROLEUM DEVELOPMENT CORPORATION

APPENDIX A

FORM OF

LIMITED PARTNERSHIP AGREEMENT

OF

PDC 2001-___ LIMITED PARTNERSHIP

[PDC 2002-___ LIMITED PARTNERSHIP]

[PDC 2003-___ LIMITED PARTNERSHIP]

TABLE OF CONTENTS

Page

ARTICLE I: The Partnership 1

1.01 Organization 1

1.02 Partnership Name 1

1.03 Character of Business 1

1.04 Principal Place of Business 1

1.05 Term of Partnership 2

1.06 Filings 2

1.07 Independent Activities 2

1.08 Definitions 3

ARTICLE II: Capitalization 12

2.01 Capital Contributions of the Managing General

Partner and Initial Limited Partner 12

2.02 Capital Contributions of the Investor

Partners 13

2.03 Additional Contributions 14

ARTICLE III: Capital Accounts and Allocations 14

3.01 Capital Accounts 14

3.02 Allocation of Profits and Losses 16

3.03 Depletion 22

3.04 Apportionment Among Partners 23

ARTICLE IV: Distributions 23

4.01 Time of Distribution 23

4.02 Distributions 23

4.03 Capital Account Deficits 24

4.04 Liability Upon Receipt of Distributions 25

ARTICLE V: Activities 25

5.01 Management 25

5.02 Conduct of Operations 25

5.03 Acquisition and Sale of Leases 27

5.04 Title to Leases 28

5.05 Farmouts 28

5.06 Release, Abandonment, and Sale or Exchange

of Properties 29

5.07 Certain Transactions 29

ARTICLE VI: Managing General Partner 34

6.01 Managing General Partner 34

6.02 Authority of Managing General Partner 35

6.03 Certain Restrictions on Managing General

Partner's Power and Authority 36

6.04 Indemnification of Managing General

Partner 38

6.05 Withdrawal 39

6.06 Management Fee 39

6.07 Tax Matters and Financial Reporting

Partner 39

ARTICLE VII: Investor Partners 40

7.01 Management 40

7.02 Indemnification of Additional

General Partners 40

7.03 Assignment of Units 41

7.04 Prohibited Transfers 43

7.05 Withdrawal by Investor Partners 43

7.06 Removal of Managing General Partner 43

7.07 Calling of Meetings 44

7.08 Additional Voting Rights 44

7.09 Voting by Proxy 45

7.10 Conversion of Additional General Partner

Interests into Limited Partner Interests 45

7.11 Unit Repurchase Program 46

7.12 Liability of Partners 47

ARTICLE VIII: Books and Records 47

8.01 Books and Records 47

8.02 Reports 48

8.03 Bank Accounts 50

8.04 Federal Income Tax Elections 50

ARTICLE IX: Dissolution; Winding-up 51

9.01 Dissolution 51

9.02 Liquidation 52

9.03 Winding-up 52

ARTICLE X: Power of Attorney 53

10.01 Managing General Partner as Attorney-in-Fact 53

10.02 Nature of Special Power 54

ARTICLE XI: Miscellaneous Provisions 54

11.01 Liability of Parties 54

11.02 Notices 54

11.03 Paragraph Headings 55

11.04 Severability 55

11.05 Sole Agreement 55

11.06 Applicable Law 55

11.07 Execution in Counterparts 55

11.08 Waiver of Action for Partition 55

11.09 Amendments 55

11.10 Consent to Allocations and Distributions 56

11.11 Ratification 56

11.12 Substitution of Signature Pages 56

11.13 Incorporation by Reference 56

Signature Page. . . . . . . . . . 57

FORM OF

LIMITED PARTNERSHIP AGREEMENT

OF PDC 2001- LIMITED PARTNERSHIP,

[PDC 2002- LIMITED PARTNERSHIP,]

[PDC 2003- LIMITED PARTNERSHIP,]

A WEST VIRGINIA LIMITED PARTNERSHIP

This LIMITED PARTNERSHIP AGREEMENT (the "Agreement") is made as of this ___ day of ___________, 2001, [2002; 2003] by and among Petroleum Development Corporation, a Nevada corporation, as managing general partner (the "Managing General Partner"), Steven R. Williams, a resident of West Virginia, as the Initial Limited Partner, and the Persons whose names are set forth on Exhibit A attached hereto, as additional general partners (the "Additional General Partners") or as limited partners (the "Limited Partners" and, collectively with Additional General Partners, the "Investor Partners"), pursuant to the provisions of the West Virginia Uniform Limited Partnership Act (the "Act"), on the following terms and conditions:

ARTICLE I

The Partnership

1.01 Organization. Subject to the provisions of this Agreement, the parties hereto do hereby form a limited partnership (the "Partnership") pursuant to the provisions of the Act. The Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

1.02 Partnership Name. The name of the Partnership shall be PDC 2001- Limited Partnership, [PDC 2002- Limited Partnership; PDC 2003- Limited Partnership,] a West Virginia limited partnership, and all business of the Partnership shall be conducted in such name. The Managing General Partner may change the name of the Partnership upon ten days notice to the Investor Partners. The Partnership shall hold all of its property in the name of the Partnership and not in the name of any Partner.

1.03 Character of Business. The principal business of the Partnership shall be to acquire Leases, drill sites, and other interests in oil and/or gas properties and to drill for oil, gas, hydrocarbons, and other minerals located in, on, or under such properties, to produce and sell oil, gas, hydrocarbons, and other minerals from such properties, and to invest and generally engage in any and all phases of the oil and gas business. Such business purpose shall include without limitation the purchase, sale, acquisition, disposition, exploration, development, operation, and production of oil and gas properties of any character. The Partnership shall not acquire property in exchange for Units. Without limiting the foregoing, Partnership activities may be undertaken as principal, agent, general partner, syndicate member, joint venturer, participant, or otherwise.

1.04 Principal Place of Business. The principal place of business of the Partnership shall be at 103 East Main Street, Bridgeport, West Virginia, 26330. The Managing General Partner may change the principal place of business of the Partnership to any other place within the State of West Virginia upon ten days notice to the Investor Partners.

1.05 Term of Partnership. The Partnership shall commence on the date the Partnership is organized, as set forth in Section 1.01, and shall continue until terminated as provided in Article IX hereof. Notwithstanding the foregoing, if Investor Partners agreeing to purchase $1,500,000 ($2,500,000 with respect to PDC 2001-D Limited Partnership, PDC 2002-D Limited Partnership and PDC 2003-D Limited Partnership) in Units have not subscribed and paid for their Units by the Offering Termination Date, then this Agreement shall be void in all respects, and all investments of the Investor Partners shall be promptly returned together with any interest earned thereon and without any deduction therefrom. The Managing General Partner and its Affiliates may purchase up to 10% (and no more) of the Units subscribed for by Investor Partners in the Partnership; however, not more than $50,000 of the Units purchased by the Managing General Partner and/or its Affiliates will be applied to satisfying the minimum.

1.06 Filings.

(a) A Certificate of Limited Partnership (the "Certificate") has been filed in the office of the Secretary of State of West Virginia in accordance with the provisions of the Act. The Managing General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of West Virginia. The Managing General Partner shall cause amendments to the Certificate to be filed whenever required by the Act.

(b) The Managing General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

(c) The agent for service of process on the Partnership shall be Steven R. Williams or any successor as appointed by the Managing General Partner.

(d) Upon the dissolution of the Partnership, the Managing General Partner (or any successor managing general partner) shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

1.07 Independent Activities. Each General Partner and each Limited Partner may, notwithstanding this Agreement, engage in whatever activities they choose, whether the same are competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner. However, except as otherwise provided herein, the Managing General Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances. Neither this Agreement nor any activity undertaken pursuant hereto shall prevent the Managing General Partner from engaging in such activities, or require the Managing General Partner to permit the Partnership or any Partner to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by the Managing General Partner and the admission of each Investor Partner, each Investor Partner hereby waives, relinquishes, and renounces any such right or claim of participation. Notwithstanding the foregoing, the Managing General Partner still has an overriding fiduciary obligation to the Investor Partners.

1.08 Definitions. Capitalized words and phrases used in this Agreement shall have the following meanings:

(a) "Act" shall mean the Uniform Limited Partnership Act of the State of West Virginia, as set forth in Section Section 47-9-1 through 47-9-63 thereof, as amended from time to time (or any corresponding provisions of succeeding law).

(b) "Additional General Partner" shall mean an Investor Partner who purchases Units as an additional general partner, and such partner's transferees and assigns. "Additional General Partners" shall mean all such Investor Partners. "Additional General Partner" shall not include, after a conversion, such Investor Partner who converts his interest into a Limited Partnership interest pursuant to Section 7.10 herein.

(c) "Administrative Costs" shall mean all customary and routine expenses incurred by the Managing General Partner for the conduct of program administration, including legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature.

(d) "Affiliate" of a specified person shall mean (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 percent or more of the outstanding voting securities of such specified person; (b) any person 10 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person, and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

(e) "Agreement" or "Partnership Agreement" shall mean this Limited Partnership Agreement, as amended from time to time.

(f) "Capital Account" shall mean, with respect to any Partner, the capital account maintained for such Partner pursuant to Section 3.01 hereof.

(g) "Capital Available for Investment" shall mean the sum of (a) Subscriptions, net of total underwriting and brokerage discounts, commissions, and expenses, up to an aggregate of 10.5% of Subscriptions, and the Management Fee and (b) the Capital Contribution of the Managing General Partner.

(h) "Capital Contribution" shall mean the total investment, including the original investment, assessments, and amounts reinvested, by such Investor Partner to the capital of the Partnership pursuant to Section 2.02 herein, and, with respect to the Managing General Partner and the Initial Limited Partner, the total investment, including the original investment, assessments, and amounts reinvested, to the capital of the Partnership pursuant to Section 2.01 herein.

(i) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

(j) "Cost," when used with respect to the sale of property to the Partnership, shall mean (a) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (d) hereof shall have been incurred not more than 36 months prior to the purchase by the Partnership; provided that such period may be extended, at the discretion of the state securities administrator, upon proper justification, When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.

(k) "Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing General Partner.

(l) "Development Well" shall mean a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

(m) "Direct Costs" shall mean all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Managing General Partner or its Affiliates. Direct costs shall not include any cost otherwise classified as organization and offering expenses, administrative costs, operating costs or property costs. Direct costs may include the cost of services provided by the Managing General Partner or its Affiliates if such services are provided pursuant to written contracts and in compliance with Section 5.07(e) of the Partnership Agreement.

(n) "Drilling and Completion Costs" shall mean all costs, excluding Operating Costs, of drilling, completing, testing, equipping and bringing a well into production or plugging and abandoning it, including all labor and other construction and installation costs incident thereto, location and surface damages, cementing, drilling mud and chemicals, drillstem tests and core analysis, engineering and well site geological expenses, electric logs, costs of plugging back, deepening, rework operations, repairing or performing remedial work of any type, costs of plugging and abandoning any well participated in by the Partnership, and reimbursements and compensation to well operators, including charges paid to the Managing General Partner as unit operator during the drilling and completion phase of a well, plus the cost of the gathering system and of acquiring leasehold interests.

(o) "Dry Hole" shall mean any well abandoned without having produced oil or gas in commercial quantities.

(p) "Exploratory Well" shall mean a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive horizon in a field previously found to be productive of hydrocarbons at another horizon, or to significantly extend a known prospect.

(q) "Farmout" shall mean an agreement whereby the owner of the leasehold or working interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

(r) "General Partners" shall mean the Additional General Partners and the Managing General Partner.

(s) "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(1) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

(2) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership Property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g); provided, however, that the adjustments pursuant to clauses (a) and (b) above shall be made only if the Managing General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(3) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

(4) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(m) and Section 3.02(g) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section (4) to the extent the Managing General Partner determines that an adjustment pursuant to Section (2) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section (4).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Section (i), Section (ii), or (iv) hereof, such Gross Asset value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

(t) "IDC" shall mean intangible drilling and development costs.

(u) "Independent Expert" shall mean a person with no material relationship with the Managing General Partner or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Managing General Partner or its Affiliates.

(v) "Initial Limited Partner" shall mean Steven R. Williams or any successor to his interest.

(w) "Investor Partner" shall mean any Person other than the Managing General Partner (i) whose name is set forth on Exhibit A, attached hereto, as an Additional General Partner or as a Limited Partner, or who has been admitted as an additional or Substituted Investor Partner pursuant to the terms of this Agreement, and (ii) who is the owner of a Unit. "Investor Partners" means all such Persons. All references in this Agreement to a majority in interest or a specified percentage of the Investor Partners shall mean Investor Partners holding more than 50% or such specified percentage, respectively, of the outstanding Units then held.

(x) "Lease" shall mean full or partial interests in: (i) undeveloped oil and gas leases; (ii) oil and gas mineral rights; (iii) licenses; (iv) concessions; (v) contracts; (vi) fee rights; or (vii) other rights authorizing the owner thereof to drill for, reduce to possession and produce oil and gas.

(y) "Limited Partner" shall mean an Investor Partner who purchases Units as a Limited Partner, such partner's transferees or assignees, and an Additional General Partner who converts his interest to a limited partnership interest pursuant to the provisions of the Agreement. "Limited Partners" shall mean all such Investor Partners.

(z) "Management Fee" shall mean that fee to which the Managing General Partner is entitled pursuant to Section 6.06 hereof.

(aa) "Managing General Partner" shall mean Petroleum Development Corporation or its successors, in their capacity as the Managing General Partner.

(bb) "Mcf" shall mean one thousand cubic feet of natural gas.

(cc) "Net Subscriptions" shall mean an amount equal to the total Subscriptions of the Investor Partners less the amount of Organization and Offering Costs of the Partnership.

(dd) "Nonrecourse Deductions" shall have the meaning set forth in Treas. Reg. Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Partnership fiscal year shall equal the net increase in the amount of Partnership Minimum Gain during that fiscal year reduced (but not below zero) by the aggregate distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treas. Reg. Section 1.704-2(c).

(ee) "Nonrecourse Liability" shall have the meaning set forth in Treas. Reg. Section Section 1.704-2(b)(3) and 1.752-1(a)(2).

(ff) "Offering Termination Date" shall mean December 31, 2001 with respect to Partnerships designated "PDC 2001- Limited Partnership (December 31, 2002 with respect to Partnerships designated "PDC 2002- Limited Partnership" and December 31, 2003 with respect to Partnerships designated "PDC 2003- Limited Partnership") or such earlier date as the Managing General Partner, in its sole and absolute discretion, shall elect.

(gg) "Oil and Gas Interest" shall mean any oil or gas royalty or lease, or fractional interest therein, or certificate of interest or participation or investment contract relative to such royalties, leases or fractional interests, or any other interest or right which permits the exploration of, drilling for, or production of oil and gas or other related hydrocarbons or the receipt of such production or the proceeds thereof.

(hh) "Operating Costs" shall mean expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

(ii) "Organization and Offering Costs" shall mean all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under Federal and State law, including taxes and fees, accountants' and attorneys' fees and other frontend fees.

(jj) "Overriding Royalty Interest" shall mean an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.

(kk) "Partner Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. Section 1.704-2(i).

(ll) "Partner Nonrecourse Debt" shall have the meaning set forth in Treas. Reg. Section 1.704-2(b)(4).

(mm) "Partner Nonrecourse Deductions" shall have the meaning set forth in Treas. Reg. Section 1.704-2(i)(2). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership fiscal year shall equal the net increase in the amount of Partner Minimum Gain attributable to such Partner Nonrecourse Debt during that fiscal year reduced (but not below zero) by proceeds of the liability distributed during that fiscal year to the Partner bearing the economic risk of loss for such liability that are both attributable to the liability and allocable to an increase in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treas. Reg. Section 1.704-2(i)(3).

(nn) "Partners" shall mean the Managing General Partner, the Initial Limited Partner, and the Investor Partners. "Partner" shall mean any one of the Partners. All references in this Agreement to a majority in interest or a specified percentage of the Partners shall mean Partners holding more than 50% or such specified percentage, respectively, of the outstanding Units then held.

(oo) "Partnership" shall mean the partnership pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

(pp) "Partnership Minimum Gain" shall have the meaning set forth in Treas. Reg. Section Section 1.704-2(b)(2) and 1.704-2(d)(1).

(qq) "Permitted Transfer" shall mean any transfer of Units satisfying the provisions of Section 7.03 herein.

(rr) "Person" shall mean any individual, partnership, corporation, trust, or other entity.

(ss) "Profits" and "Losses" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(1) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.08(rr) shall be added to such taxable income or loss;

(2) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.08(rr) shall be subtracted from such taxable income or loss;

(3) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.08(r)(2) or Section 1.08(r)(3) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses.

(4) Gain or loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(5) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with Section 1.08(r) hereof; and

(6) Notwithstanding any other provisions of this Section 1.08(rr), any items which are specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses.

(tt) "Prospect" shall mean a contiguous oil and gas leasehold estate, or lesser interest therein, upon which drilling operations may be conducted. In general, a Prospect is an area in which the Partnership owns or intends to own one or more oil and gas interests, which is geographically defined on the basis of geological data by the Managing General Partner of such Partnership and which is reasonably anticipated by the Managing General Partner to contain at least one reservoir. An area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more horizons. The area, which may be different for different horizons, shall be designated by the Managing General Partner in writing prior to the conduct of program operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "prospect" with respect to a particular horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a horizon containing proved reserves.

(uu) "Prospectus" shall mean that Prospectus (including any preliminary prospectus), of which this Agreement is a part, pursuant to which the Units are being offered and sold.

(vv) "Proved Developed Oil and Gas Reserves shall mean the reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

(ww) "Proved Oil and Gas Reserves" shall mean the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

(1) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(2) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(3) Estimates or proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

(xx) "Proved Undeveloped Reserves" shall mean the reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

(yy) "Reservoir" shall mean a separate structural or stratigraphic trap containing an accumulation of oil or gas.

(zz) "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a roll-up entity. Such term does not include:

(1) a transaction involving securities of the Partnership that have been listed for at least 12 months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

(2) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i) voting rights;

(ii) the term of existence of the Partnership;

(iii) sponsor compensation; or

(iv) the Partnership's investment objectives.

(aaa) "Roll-Up Entity" shall mean a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

(bbb) "Sponsor" shall mean any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, developmental or producing activities of the Partnership, or any segment thereof, even if that person has not entered into a contract at the time of formation of the Partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units. Whenever the context of these guidelines so requires, the term "sponsor" shall be deemed to include its affiliates.

(ccc) "Subscription" shall mean the amount indicated on the Subscription Agreement that an Investor Partner has agreed to pay to the Partnership as his Capital Contribution.

(ddd) "Subscription Agreement" shall mean the Agreement, attached to the Prospectus as Appendix B, pursuant to which an Investor subscribes to Units in the Partnership.

(eee) "Substituted Investor Partner" shall mean any Person admitted to the Partnership as an Investor Partner pursuant to Section 7.03(c) hereof.

(fff) "Treas. Reg." or "Regulation" shall mean the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(ggg) "Unit" shall mean an undivided interest of the Investor Partners in the aggregate interest in the capital and profits of the Partnership. Each Unit represents Capital Contributions of $20,000 to the Partnership.

(hhh) "Working Interest" shall mean an interest in an oil and gas leasehold which is subject to some portion of the costs of development, operation, or maintenance.

ARTICLE II

Capitalization

2.01 Capital Contributions of the Managing General Partner and Initial Limited Partner.

(a) On or before the Offering Termination Date, the Managing General Partner shall make a Capital Contribution in cash to the Partnership of an amount equal to not less than 21-3/4% of the aggregate Capital Contributions of the Investor Partners. The Managing General Partner shall pay all Lease and tangible drilling costs as well as all Intangible Drilling Costs in excess of such costs paid by the Investor Partners with respect to the Partnership; to the extent that such costs are greater than the Managing General Partner's Capital Contribution set forth in the previous sentence, the Managing General Partner shall make such additional contributions in cash to the Partnership equal to such additional Costs; in the event of such additional Capital Contribution, the Managing General Partner's share of profits and losses and distributions shall equal the percentage arrived at by dividing the Managing General Partner's Capital Contribution by the Capital Available for Investment of the Partnership, except that such percentage may be revised by Sections 3.02 and 4.02. In consideration of making such Capital Contribution, becoming a General Partner, subjecting its assets to the liabilities of the Partnership, and undertaking other obligations as herein set forth, the Managing General Partner shall receive the interest in the Partnership allocated in Article III hereof.

(b) The Initial Limited Partner shall contribute $100 in cash to the capital of the Partnership. Upon the earlier of the conversion of an Additional General Partner's interest into a Limited Partner's interest or the admission of a Limited Partner to the Partnership, the Partnership shall redeem in full, without interest or deduction, the Initial Limited Partner's Capital Contribution, and the Initial Limited Partner shall cease to be a Partner.

2.02 Capital Contributions of the Investor Partners.

(a) Upon execution of this Agreement, each Investor Partner (whose names and addresses and number of Units to which Subscribed are set forth in Exhibit A) shall contribute to the capital of the Partnership the sum of $20,000 for each Unit purchased. The minimum subscription by an Investor Partner is one-quarter Unit ($5,000).

(b) The contributions of the Investor Partners pursuant to subsection 2.02(a) hereof shall be in cash or by check subject to collection.

(c) Until the Offering Termination Date and until such subsequent time as the contributions of the Investor Partners are invested in accordance with the provisions of the Prospectus, all monies received from persons subscribing as Investor Partners (i) shall continue to be the property of the investor making such payment, (ii) shall be held in escrow for such investor in the manner and to the extent provided in the Prospectus, and (iii) shall not be commingled with the personal monies or become an asset of the Managing General Partner or the Partnership.

(d) Upon the original sale of Units by the Partnership, subscribers shall be admitted as Partners no later than 15 days after the release from the escrow account of the Capital Contributions to the Partnership, in accordance with the terms of the Prospectus; subscriptions shall be accepted or rejected by the Partnership within 30 days of their receipt; if rejected, all subscription monies shall be returned to the subscriber forthwith.

(e) Except as provided in Section 4.03 hereof, any proceeds of the offering of Units for sale pursuant to the Prospectus not used, committed for use, or reserved as operating capital in the Partnership's operations within one year after the closing of such offering shall be distributed pro rata to the Investor Partners as a return of capital and the Managing General Partner shall reimburse such Investors for selling expenses, management fees, and offering expenses allocable to the return of capital.

(f) Until proceeds from the public offering are invested in the Partnership's operations, such proceeds may be temporarily invested in income producing short-term, highly liquid investments, where there is appropriate safety of principal, such as U.S. Treasury Bills. Any such income shall be allocated pro rata to the Investor Partners providing such capital contributions.

2.03 Additional Contributions. Except as otherwise provided in this Agreement, no Investor Partner shall be required or obligated (a) to contribute any capital to the Partnership other than as provided in Section 2.02 hereof, or (b) to lend any funds to the Partnership. No interest shall be paid on any capital contributed to the Partnership pursuant to this Article II and, except as otherwise provided herein, no Partner, other than the Initial Limited Partner as authorized herein, may withdraw his Capital Contribution. The Units are nonassessable; however, General Partners are liable, in addition to their Capital Contributions, for Partnership obligations and liabilities represented by their ownership of interests as general partners, in accordance with West Virginia law.

ARTICLE III

Capital Accounts and Allocations

3.01 Capital Accounts.

(a) General. A separate Capital Account shall be established and maintained for each Partner on the books and records of the Partnership. Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b) and any inconsistency between the provisions of this Section 3.01 and such regulation shall be resolved in favor of the regulation. In the event the Managing General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Partnership of the Partners), are computed in order to comply with such regulations, the Managing General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 9.03 hereof upon the dissolution of the Partnership. The Managing General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treas. Reg. Section 1.704-1(b).

(b) Increases to Capital Accounts. Each Partner's Capital Account shall be credited with (i) the amount of money contributed by him to the Partnership; (ii) the amount of any Partnership liabilities that are assumed by him (within the meaning of Treas. Reg. Section 1.704-1(b)(2)(iv)(c)), but not by increases in his share of Partnership liabilities within the meaning of Code Section 752(a); (iii) the Gross Asset Value of property contributed by him to the Partnership (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Code Section 752); and (iv) allocations to him of Partnership Profits (or items thereof), including income and gain exempt from tax and Income and gain described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g) (relating to adjustments to reflect book value).

(c) Decreases to Capital Accounts. Each Partner's Capital Account shall be debited with (i) the amount of money distributed to him by the Partnership; (ii) the amount of his individual liabilities that are assumed by the Partnership (other than liabilities described in Treas. Reg. Section 1.704-1(b)(2)(iv)(b)(2) that are assumed by the Partnership and other than decreases in his share of Partnership liabilities within the meaning of Code Section 752(b)); (iii) the Gross Asset Value of property distributed to him by the Partnership (net of liabilities securing such distributed property that he is considered to assume or take subject to under Code Section 752); (iv) allocations to him of expenditures of the Partnership not deductible in computing Partnership taxable income and not properly chargeable to Capital Account (as described in Code Section 705(a)(2)(B)), and (v) allocations to him of Partnership Losses (or item thereof), including loss and deduction described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g) (relating to adjustments to reflect book value), but excluding items described in (iv) above and excluding loss or deduction described in Treas. Reg. Section 1.704-1(b)(4)(iii) (relating to excess percentage depletion).

(d) Adjustments to Capital Accounts Related to Depletion.

(i) Solely for purposes of maintaining the Capital Accounts, each year the Partnership shall compute (in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(k)) a simulated depletion allowance for each oil and gas property using that method, as between the cost depletion method and the percentage depletion method (without regard to the limitations of Code Section 613A(c)(3) which theoretically could apply to any Partner), which results in the greatest simulated depletion allowance. The simulated depletion allowance with respect to each oil and gas property shall reduce the Partners' Capital Accounts in the same proportion as the Partners were allocated adjusted basis with respect to such oil and gas property under Section 3.03(a) hereof. In no event shall the Partnership's aggregate simulated depletion allowance with respect to an oil and gas property exceed the Partnership's adjusted basis in the oil and gas property (maintained solely for Capital Account purposes).

(ii) Upon the taxable disposition of an oil and gas property by the Partnership, the Partnership shall determine the simulated (hypothetical) gain or loss with respect to such oil and gas property (solely for Capital Account purposes) by subtracting the Partnership's simulated adjusted basis for the oil and gas property (maintained solely for Capital Account purposes) from the amount realized by the Partnership upon such disposition. Simulated adjusted basis shall be determined by reducing the adjusted basis by the aggregate simulated depletion charged to the Capital Accounts of all Partners in accordance with Section 3.01(d)(i) hereof. The Capital Accounts of the Partners shall be adjusted upward by the amount of any simulated gain on such disposition in proportion to such Partners' allocable share of the portion of total amount realized from the disposition of such property that exceeds the Partnership's simulated adjusted basis in such property. The Capital Accounts of the Partners shall be adjusted downward by the amount of any simulated loss in proportion to such Partners' allocable shares of the total amount realized from the disposition of such property that represents recovery of the Partnership's simulated adjusted basis in such property.

(e) Restoration of Negative Capital Accounts. Except as otherwise provided in this Agreement, neither an Investor Partner nor the Initial Limited Partner shall be obligated to the Partnership or to any other Partner to restore any negative balance in his Capital Account. The Managing General Partner shall be obligated to restore the deficit balance in its Capital Account.

3.02 Allocation of Profits and Losses.

(a) General. Except as provided in this Section 3.02 or in Section 2.01(a) and Section 3.03 hereof, Profits and Losses during the production phase of the Partnership shall be allocated 80% to the Investor Partners and 20% to the Managing General Partner; provided, that if the Managing General Partner's share of cash distributions is revised pursuant to Section 4.02 the allocations of Profits and Losses of the Partnership shall be allocated to reflect such revision. Notwithstanding the above allocations, the following special allocations shall be employed:

(i) IDC and recapture of IDC shall be allocated 100% to the Investor Partners and 0% to the Managing General Partner, except as otherwise provided in the following clause; however, in the event that a portion of the Capital Contribution of the Managing General Partner is utilized for IDC, then IDC and recapture of IDC shall be allocated to the Investor Partners and the Managing General Partner in a percentage equal to their respective contribution to IDC;

(ii) irrespective of any revisions effected by Section 2.01(a) or Section 4.02, the following provisions shall apply: Organization and Offering Costs net of commissions, due diligence expenses and wholesaling fees payable to the dealer manager and the soliciting dealers shall be paid by the Managing General Partner; such commissions, due diligence expenses and wholesaling fees payable to the dealer manager and the soliciting dealers shall be allocated 100% to the Investor Partners and 0% to the Managing General Partner; except that Organization and Offering Costs in excess of 10 1/2% of Subscriptions shall be allocated 100% to the Managing General Partner and 0% to the Investor Partners;

(iii) irrespective of any revisions effected by Section 2.01(a) or Section 4.02, the Management Fee shall be allocated 100% to the Investor Partners and 0% to the Managing General Partner;

(iv) irrespective of any revisions effected by Section 2.01(a) or Section 4.02, Costs of Leases and Costs of tangible equipment, including depreciation or cost recovery benefits, and revenues from the sale of equipment shall be allocated 0% to the Investor Partners and 100% to the Managing General Partner;

(v) Drilling and Completion Costs shall be allocated 80% to the Investor Partners and 20% to the Managing General Partner;

(vi) Direct Costs and Operating Costs shall be allocated 80% to the Investor Partners and 20% to the Managing General Partner; and

(vii) irrespective of any revisions effected by Section 2.01(a) or Section 4.02, Administrative Costs shall be borne 100% by and allocated 100% to the Managing General Partner.

(b) Capital Account Deficits. Notwithstanding anything to the contrary in Section 3.02(a), no Investor Partner shall be allocated any item to the extent that such allocation would create or increase a deficit in such Investor Partner's Capital Account.

(i) Obligations to Restore. For purposes of this Section 3.02(b), in determining whether an allocation would create or increase a deficit in a Partner's Capital Account, such Capital Account shall be reduced for those items described in Treas. Reg. Section Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) and shall be increased by any amounts which such Partner is obligated to restore or is deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg. Section Section 1.704-2(g)(1) and 1.704-2(i)(5). Further, such Capital Accounts shall otherwise meet the requirements of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

(ii) Reallocations. Any loss or deduction of the Partnership, the allocation of which to any Partner is prohibited by this Section 3.02(b), shall be reallocated to those Partners not having a deficit in their Capital Accounts (as adjusted in Section 3.02(b)(i)) in the proportion that the positive balance of each such Partner's adjusted Capital Account bears to the aggregate balance of all such Partners' adjusted Capital Accounts, with any remaining losses or deductions being allocated to the Managing General Partner.

(iii) Qualified Income Offset. In the event any Investor Partner unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate (to the extent required by the Regulations) the total of the deficit balance in his Capital Account (as adjusted in Section 3.02(b)(i)) created by such adjustments, allocations, or distributions, provided that an allocation pursuant to this Section 3.02(b)(iii) shall be made if and only to the extent that such Partner would have a deficit in his Capital Account (as adjusted in Section 3.02(b)(i)) after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.02(b)(iii) were not in the Agreement.

(iv) Gross Income Allocations. In the event an Investor Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. Section Section 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.02(b)(iv) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.02(b)(iii) hereof and this Section 3.02(b)(iv) were not in the Agreement.

(c) Minimum Gain Chargeback. Notwithstanding any other provision of this Section 3.02, if there is a net decrease in Partnership Minimum Gain during any taxable year, pursuant to Treas. Reg. Section 1.704-2(f)(1), all Partners shall be allocated items of partnership income and gain for that year equal to that partner's share of the net decrease in Partnership Minimum Gain (within the meaning of Treas. Reg. Section 1.704-2(g)(2)). Notwithstanding the preceding sentence, no such chargeback shall be made to the extent one or more of the exceptions and/or waivers provided for in Treas. Reg. Section 1.704-2(f)(2)-(5) applies. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(f)(6). This Section 3.02(c) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Regulations and for purposes of this Section 3.02(c) only, each Partner's Capital Account (as adjusted in Section 3.02(b)(i)) shall be determined prior to any other allocations pursuant to this Section 3 with respect to such tax year and without regard to any net decrease in Partner Minimum Gain during such fiscal year.

(d) Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Section 3 except Section 3.02(c), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, rules similar to those contained in Section 3.02(c) shall apply in a manner consistent with Treas. Reg. Section 1.704-2(i)(4). This Section 3.02(d) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 3.02(d), each Person's Capital Account deficit (as so adjusted) shall be determined prior to any other allocations pursuant to this Section 3 with respect to such fiscal year, other than allocations pursuant to Section 3.02(c) hereof.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partners (in proportion to their Units), in accordance with Treas. Reg. Section 1.704-2.

(f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treas. Reg. Section 1.704-2(i).

(g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

(h) Curative Allocations.

(i) The "Regulatory Allocations" consist of the "Basic Regulatory Allocations," as defined in Section 3.02(h)(ii) hereof, the "Nonrecourse Regulatory Allocations," as defined in Section 3.02(h)(iii) hereof, and the "Partner Nonrecourse Regulatory Allocations," as defined in Section 3.02(h)(iv) hereof.

(ii) The "Basic Regulatory Allocations" consist of allocations pursuant to Section 3.02(b)(ii), (iii), and (iv) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 3.02(h)(ii) shall only be made with respect to allocations pursuant to Section 3.02(g) hereof to the extent the Managing General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

(iii) The "Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Section 3.02(c) and 3.02(e) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each Partner if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 3.02(h)(iii) shall be made prior to the Partnership fiscal year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain, and (ii) allocations pursuant to this Section 3.02(h)(iii) shall be deferred with respect to allocations pursuant to Section 3.02(e) hereof to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 3.02(c).

(iv) The "Partner Nonrecourse Regulatory Allocations" consist of all allocations pursuant to Sections 3.02(d) and 3.02(f) hereof. Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, the Partner Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Partner Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 3.02(h)(iv) shall be made with respect to allocations pursuant to Section 3.02(f) relating to a particular Partner Nonrecourse Debt prior to the Partnership fiscal year during which there is a net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum Gain, and (ii) allocations pursuant to this Section 3.02(h)(iv) shall be deferred with respect to allocations pursuant to Section 3.02(f) hereof relating to a particular Partner Nonrecourse Debt to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 3.02(d) hereof.

(v) The Managing General Partner shall have reasonable discretion with respect to each Partnership fiscal year, to apply the provisions of Sections 3.02(h)(ii), (iii), and (iv) hereof among the Partners in a manner that is likely to minimize such economic distortions.

(i) Other Allocations. Except as otherwise provided in this Agreement, all items of Partnership income, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Unit Holders in the same proportions as they share Profits or Losses, as the case may be, for the year.

(j) Agreement to be Bound. The Partners are aware of the income tax consequences of the allocations made by this Section 3.02 and hereby agree to be bound by the provisions of this Section 3.02 in reporting their shares of Partnership income and loss for income tax purposes.

(k) Excess Nonrecourse Liabilities. Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treas. Reg. Section 1.752-3(a)(3), the Partners' interests in Partnership profits are as follows: Investor Partners, 80% (in proportion to their Units) and the Managing General Partner, 20%.

(l) Allocation Variations. The Managing General Partner shall have the authority to vary allocations to preserve and protect the intention of the Partners as follows:

(i) It is the intention of the Partners that each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) shall be determined and allocated in accordance with this Article 3 to the fullest extent permitted by Code Section 704(b). In order to preserve and protect the allocations provided for in this Article 3, the Managing General Partner shall have the authority to allocate income, gain, loss, deduction or credit (or any item thereof) arising in any year differently than that expressly provided for in this Article 3, if and to the extent that determining and allocating income, gain, loss, deduction or credit (or any item thereof) in the manner expressly provided for in this Article 3 would cause the allocations of each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) not to be permitted by Code Section 704(b) and the Regulations promulgated thereunder. Any allocation made pursuant to this Section 3.02(l) shall be deemed to be a complete substitute for any allocation otherwise expressly provided for in this Article 3, and no amendment of this Agreement or further consent of any Partner shall be required therefor.

(ii) In making any such allocation (the "new allocation") under this Section 3.02(l) the Managing General Partner shall be authorized to act only after having been advised by the Partnership's accountants and/or counsel that, under Code Section 704(b) and the Regulations thereunder, (i) the new allocation is necessary, and (ii) the new allocation is the minimum modification of the allocations otherwise expressly provided for in this Article 3 which is necessary in order to assure that, either in the then current year or in any preceding year, each Partner's distributive share of income, gain, loss, deduction or credit (or any item thereof) is determined and allocated in accordance with this Article 3 to the fullest extent permitted by Code Section 704(b) and the Regulations thereunder.

(iii) If the Managing General Partner is required by this Section 3.02(l) to make any new allocation in a manner less favorable to the Investor Partners than is otherwise expressly provided for in this Article 3, then the Managing General Partner shall have the authority, only after having been advised by the Partnership's accountants and/or counsel that they are permitted by Code Section 704(b), to allocate income, gain, loss, deduction or credit (or any item thereof) arising in later years in such a manner as will make the allocations of income, gain, loss, deduction or credit (or any item thereof) to the Investor Partners as comparable as possible to the allocations otherwise expressly provided for or contemplated by this Article 3.

(iv) Any new allocation made by the Managing General Partner under this Section 3.02(l) in reliance upon the advice of the Partnership's accountants and/or counsel shall be deemed to be made pursuant to the fiduciary obligation of the Managing General Partner to the Partnership and the Investor Partners, and no such new allocation shall give rise to any claim or cause of action by any Investor Partner.

(m) Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.08(r)(1).

In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Section 1.08(r)(1) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

Any elections or other decisions relating to such allocations shall be made by the Managing General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.02(m) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

3.03 Depletion.

(a) The depletion deduction with respect to each oil and gas property of the Partnership shall be computed separately for each Partner in accordance with Code Section 613A(c)(7)(D) for Federal income tax purposes. For purposes of such computation, the adjusted basis of each oil and gas property shall be allocated in accordance with the Partners' interests in the capital of the Partnership. Among the Investor Partners, such adjusted basis shall be apportioned among them in accordance with the number of Units held.

(b) Upon the taxable disposition of an oil or gas property by the Partnership, the amount realized from and the adjusted basis of such property shall be allocated among the Partners (for purposes of calculating their individual gain or loss on such disposition for Federal income tax purposes) as follows:

(i) The portion of the total amount realized upon the taxable disposition of such property that represents recovery of its simulated adjusted tax basis therein (as calculated pursuant to Section 3.01(d) hereof) shall be allocated to the Partners in the same proportion as the aggregate adjusted basis of such property was allocated to such Partners (or their predecessors in interest) pursuant to Section 3.03(a) hereof; and

(ii) The portion of the total amount realized upon the taxable disposition of such property that represents the excess over the simulated adjusted tax basis therein shall be allocated in accordance with the provisions of Section 3.02 hereof as if such gain constituted an item of Profit.

3.04 Apportionment Among Partners:

(a) Except as otherwise provided in this Agreement, all allocations and distributions to the Investor Partners shall be apportioned among them pro rata based on Units held by the Partners.

(b) For purposes of Section 3.04(a) hereof, an Investor Partner's pro rata share in Units shall be calculated as of the end of the taxable year for which such allocation has been made; provided, however, that if a transferee of a Unit is admitted as an Investor Partner during the course of the taxable year, the apportionment of allocations and distributions between the transferor and transferee of such Unit shall be made in the manner provided in Section 3.04(c) hereof.

(c) If, during any taxable year of the Partnership, there is a change in any Partner's interest in the Partnership, each Partner's allocation of any item of income, gain, loss, deduction, or credit of the Partnership for such taxable year, other than "allocable cash basis items" shall be determined by taking into account the varying interests of the Partners pursuant to such method as is permitted by Code Section 706(d) and the regulations thereunder. Each Partner's share of "allocable cash basis items" shall be determined in accordance with Code Section 706(d)(2) by (i) assigning the appropriate portion of each item to each day in the period to which it is attributable, and (ii) allocating the portion assigned to any such day among the Partners in proportion to their interests in the Partnership at the close of such day. "Allocable cash basis item" shall have the meaning ascribed to it by Code Section 706(d)(2)(B) and the regulations thereunder.

ARTICLE IV

Distributions

4.01 Time of Distribution. Cash available for distribution shall be determined by the Managing General Partner. The Managing General Partner shall distribute, in its discretion, such cash deemed available for distribution, but such distributions shall be made not less frequently than quarterly.

4.02 Distributions.

(a) Except as otherwise provided below and in Section 2.01(a), all distributions (other than those made to wind up the Partnership in accordance with Section 9.03 hereof) shall be made 80% to the Investor Partners and 20% to the Managing General Partner. If the performance standard as defined below in subsection (b) is not fulfilled by a particular Partnership, that Partnership's sharing arrangement shall be modified, as set forth herein, for up to a ten-year period commencing six months after the closing date of that Partnership and ending ten years following such closing date.

(b) The performance standard shall be as follows:

(i) If the Average Annual Rate of Return, as defined below, to the Investor Partners is less than 12.8% of their Subscriptions, the allocation rate of all items of profit and loss and cash available for distribution for Investor Partners shall be increased by ten percentage points above the then-current sharing arrangements for Investor Partners and the allocation rate with respect to such items for the Managing General Partner will be decreased by ten percentage points below the then-current sharing arrangements for the Managing General Partner, until the Average Annual Rate of Return shall have increased to 12.8% or more, or until ten years and six months shall have expired from the closing date of the Partnership, whichever event shall occur sooner.

(ii) Average Annual Rate of Return for purposes of this sharing arrangement shall be defined as (1) the sum of cash distributions and estimated initial tax savings of 25% of Subscriptions, realized for a $10,000 investment in the Partnership, divided by (2) $10,000 multiplied by the number of years (less six months) which have elapsed since the closing of the Partnership.

(c) The Partnership shall not require that Investor Partners reinvest their share of cash available for distribution in the Partnership. In no event shall funds be advanced or borrowed for purposes of distributions, if the amount of such distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues. The determination of such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the Partnership to the Managing General Partner shall only be made in conjunction with distributions to Investor Partners and only out of funds properly allocated to the Managing General Partner's account.

4.03 Capital Account Deficits. No distributions shall be made to any Investor Partner to the extent such distribution would create or increase a deficit in such Partner's Capital Account (as adjusted in Section 3.02(b)(i)). Any distribution which is hereby prohibited shall be made to those Partners not having a deficit in their Capital Accounts (as adjusted in Section 3.02(b)(i)) in the proportion that the positive balance of each such Partner's adjusted Capital Account bears to the aggregate balance of all such Partners' adjusted Capital Accounts. Any cash available for distribution remaining after reduction of all adjusted Capital Accounts to zero shall be distributed to the Managing General Partner.

4.04 Liability Upon Receipt of Distributions.

(a) If a Partner has received a return of any part of his Capital Contribution without violation of the Partnership Agreement or the Act, he is liable to the Partnership for a period of one year thereafter for the amount of such returned contribution, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period the Capital Contribution was held by the Partnership.

(b) If a Partner has received a return of any part of his Capital Contribution in violation of either the Partnership Agreement or the Act, he is liable to the Partnership for a period of six years thereafter for the amount of the Capital Contribution wrongfully returned.

(c) A Partner receives a return of his Capital Contribution to the extent that the distribution to him reduces his share of the fair value of the net assets of the Partnership below the value, as set forth in the records required to be kept by West Virginia law, of his Capital Contribution which has not been distributed to him.

ARTICLE V

Activities

5.01 Management. The Managing General Partner shall conduct, direct, and exercise full and exclusive control over all activities of the Partnership. Investor Partners shall have no power over the conduct of the affairs of the Partnership or otherwise commit or bind the Partnership in any manner. The Managing General Partner shall manage the affairs of the Partnership in a prudent and businesslike fashion and shall use its best efforts to carry out the purposes and character of the business of the Partnership.

5.02 Conduct of Operations.

(a)(i) The Managing General Partner shall establish a program of operations for the Partnership which shall be in conformance with the following policies: (x) no less than 90% of the Capital Contributions net of Organization and Offering Costs and the Management Fee shall be applied to drilling and completing Development Wells; (y) the Partnership shall drill all of its wells in West Virginia, Ohio, Pennsylvania, Colorado, New York, Kentucky, Michigan, Indiana, Kansas, Montana, South Dakota, Tennessee, Utah, Wyoming, and/or Oklahoma and (z) the Prospects will be acquired pursuant to an arrangement whereby the Partnership will acquire up to 100% of the Working Interest, subject to landowners' royalty interests and the royalty interests payable to unaffiliated third parties in varying amounts, provided that the weighted average of such royalty interests for all Prospects of the Partnership shall not exceed 20%.

(ii) The Investor Partners agree to participate in the Partnership's program of operations as established by the Managing General Partner; provided, that no well drilled to the point of setting casing need be completed if, in the Managing General Partner's opinion, such well is unlikely to be productive of oil or gas in quantities sufficient to justify the expenditures required for well completion. The Partnership may participate with others in the drilling of wells and it may enter into joint ventures, partnerships, or other such arrangements.

(b) All transactions between the Partnership and the Managing General Partner or its Affiliates shall be on terms no less favorable than those terms which could be obtained between the Partnership and independent third parties dealing at arm's-length, subject to the provisions of Section 5.07 hereof.

(c) The Partnership shall not participate in any joint operations on any co-owned Lease unless there has been acquired or reserved on behalf of the Partnership the right to take in kind or separately dispose of its proportionate share of the oil and gas produced from such Lease exclusive of production which may be used in development and production operations on the Lease and production unavoidably lost, and, if the Managing General Partner is the operator of such Lease, the Managing General Partner has entered into written agreements with every other person or entity owning any working or operating interest reserving to such person or entity a similar right to take in-kind, unless, in the opinion of counsel to the Partnership, the failure to reserve such right to take in-kind will not result in the Partnership being treated as a member of an association taxable as a corporation for Federal income tax purposes.

(d) The relationship of the Partnership and the Managing General Partner (or any Affiliate retaining or acquiring an interest) as co-owners in Leases, except to the extent superseded by an Operating Agreement consistent with the preceding paragraph and except to the extent inconsistent with this Partnership Agreement, shall be governed by the AAPL Form 610 Model Operating Agreement-1982, with a provision reserving the right to take production in-kind, naming the Managing General Partner as operator and the Partnership as a nonoperator, and with the accounting procedure to govern as the accounting procedures under such Operating Agreements.

(e) The Managing General Partner is generally expected to act as the operator of Partnership wells, and the Managing General Partner may designate such other persons as it deems appropriate to conduct the actual drilling and producing operations of the Partnership.

(f) As operator of Partnership wells, the Managing General Partner or its Affiliates shall receive per-well charges for each producing well based on the Working Interest acquired by the Partnership. These per-well charges shall be subject to annual adjustment beginning January 1, 2003 [with respect to Partnerships designated as "PDC 2001- Limited Partnership," January 1, 2004 with respect to Partnerships designated as "PDC 2002- Limited Partnership" and January 1, 2005 with respect to Partnerships designated as "PDC 2003- Limited Partnership"] as provided in the accounting procedures of the operating agreements.

(g) The Managing General Partner shall drill wells pursuant to drilling contracts with the Partnership based upon competitive prices and terms in the geographic area of operations, and to the extent that such prices exceed its Costs, the Managing General Partner shall be deemed to have received compensation.

(h) The Managing General Partner shall be reimbursed by the Partnership for Direct Costs. The Managing General Partner shall not be reimbursed for any Administrative Costs. All other expenses shall be borne by the Partnership.

(i) The Managing General Partner and its Affiliates may enter into other transactions (embodied in a written contract) with the Partnership, such as providing services, supplies, and equipment, and shall be entitled to compensation for such services at prices and on terms that are competitive in the geographic area of operations.

(j) The Partnership shall make no loans to the Managing General Partner or any Affiliate thereof.

(k) Neither the Managing General Partner nor any Affiliate shall loan any funds to the Partnership.

(l) The funds of the Partnership shall not be commingled with the funds of any other Person.

(m) Notwithstanding any provision herein to the contrary, no creditor shall receive, as a result of making any loan, a direct or indirect interest in the profits, capital, or property of the Partnership other than as a secured creditor.

(n) The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

5.03 Acquisition and Sale of Leases.

(a) To the extent the Partnership does not acquire a full interest in a Lease from the Managing General Partner, the remainder of the interest in such Lease may be held by the Managing General Partner which may either retain and exploit it for its own account or sell or otherwise dispose of all or a part of such remaining interest. Profits from such exploitation and/or disposition shall be for the benefit of the Managing General Partner to the exclusion of the Partnership. Any Leases acquired by the Partnership from the Managing General Partner shall be acquired only at the Managing General Partner's Cost, unless the Managing General Partner shall have reason to believe that Cost is in excess of the fair market value of such property, in which case the price shall not exceed the fair market value. The Managing General Partner shall obtain an appraisal from a qualified independent expert with respect to sales of properties of the Managing General Partner and its Affiliates to the Partnership. Neither the Managing General Partner nor any Affiliate shall acquire or retain any carried, reversionary, or Overriding Royalty Interest on the Lease interests acquired by the Partnership, nor shall the Managing General Partner enter into any farmout arrangements with respect to its retained interest, except as provided in Section 5.05 hereof.

(b) The Partnership shall acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale or farmout unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership's best interest.

(c) Neither the Managing General Partner nor its Affiliates, except other partnerships sponsored by them, shall purchase any productive properties from the Partnership.

5.04 Title to Leases.

(a) Record title to each Lease acquired by the Partnership may be temporarily held in the name of the Managing General Partner, or in the name of any nominee designated by the Managing General Partner, as agent for the Partnership until a productive well is completed on a Lease. Thereafter, record title to Leases shall be assigned to and placed in the name of the Partnership.

(b) The Managing General Partner shall take the necessary steps in its best judgment to render title to the Leases to be assigned to the Partnership acceptable for the purposes of the Partnership. No operation shall be commenced on any Prospect acquired by the Partnership unless the Managing General Partner is satisfied that the undertaking of such operation would be in the best interest of Investor Partners and the Partnership. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements and shall not be liable to the Partnership or the Investor Partners for any mistakes of judgment unless such mistakes were made in a manner not in accordance with general industry standards in the geographic area and such mistakes were not the result of negligence by the Managing General Partner; nor shall the Managing General Partner or its Affiliates be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to any Lease assigned to the Partnership or the extent of the interest covered thereby.

5.05 Farmouts.

(a) No Partnership Lease shall be farmed out, sold, or otherwise disposed of unless the Managing General Partner determines that (i) the Partnership lacks sufficient funds to drill on such Lease and is unable to obtain suitable financing, (ii) the Leases have been downgraded by events occurring after assignment to the Partnership, (iii) drilling on the Leases would result in an excessive concentration, of Partnership funds creating, in the Managing General Partner's opinion, undue risk to the Partnership, or (iv) the Managing General Partner, exercising the standard of a prudent operator, determines that the farmout is in the best interests of the Partnership.

(b) Farmouts between the Partnership and the Managing General Partner or its Affiliates, including any other affiliated limited partnership, shall be effected on terms deemed fair by the Managing General Partner. The Managing General Partner, exercising the standard of a prudent operator, shall determine that the farmout is in the best interest of the Partnership and the terms of the farmout are consistent with and, in any case, no less favorable to the Partnership than those utilized in the geographic area of operations for similar arrangements. The respective obligations and revenue sharing of all affiliated parties to the transactions shall be substantially the same, and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates shall be substantially the same in each participating partnership or, if different, shall be reduced to reflect the lower compensation arrangement.

5.06 Release, Abandonment, and Sale or Exchange of Properties. Except as provided elsewhere in this Article V and in Section 6.03, the Managing General Partner shall have full power to dispose of the production and other assets of the Partnership, including the power to determine which Leases shall be released or permitted to terminate, those wells to be abandoned, whether any Lease or well shall be sold or exchanged, and the terms therefor. In the event the Managing General Partner sells, transfers, or otherwise disposes of nonproducing property of the Partnership, the sale, transfer, or disposition shall, to the extent possible, be made at a price which is the higher of the fair market value of the property on the date of the sale, transfer, or disposition or the Cost of such property to the Partnership.

5.07 Certain Transactions.

(a) Whenever the Managing General Partner or its Affiliates sell, transfer, or assign an interest in a Prospect to the Partnership, they shall assign to the Partnership an equal proportionate interest in each of the Leases comprising the Prospect. If the Managing General Partner or its Affiliates (except another affiliated partnership in which the interest of the Managing General Partner or its Affiliates is identical to or less than their interest in the Partnership) subsequently propose to acquire an interest in a Prospect in which the Partnership possesses an interest or in a Prospect abandoned by the Partnership within one year preceding such proposed acquisition, the Managing General Partner or its Affiliates shall offer an equivalent interest therein to the Partnership; and, if funds, including borrowings, are not available to the Partnership to enable it to consummate a purchase of an equivalent interest in such property and pay the development costs thereof, neither the Managing General Partner nor any of its Affiliates shall acquire such interest or property. The term "abandoned" shall mean the termination, either voluntarily or by operation of the Lease or otherwise, of all of the Partnership's interest in the Prospect. These limitations shall not apply after the lapse of five years from the date of formation of the Partnership.

(b) The geological limits of a Prospect shall be enlarged or contracted on the basis of subsequently acquired geological data that further defines the productive limits of the underlying oil and/or gas reservoir and shall include all of the acreage determined by such subsequent data to be encompassed by such reservoir; further, where the Managing General Partner or Affiliate owns a separate property interest in such enlarged area, such interest shall be sold to the Partnership if the activities of the Partnership were material in establishing the existence of proved undeveloped reserves which are attributable to such separate property interest; provided, however, that the Partnership shall not be required to expend additional funds unless they are available from the initial capitalization of the Partnership or if the Managing General Partner believes it is prudent to borrow for the purpose of acquiring such additional acreage.

(c) The Partnership shall not purchase properties from or sell properties to any other affiliated partnership. This prohibition, however, shall not apply to transactions among affiliated partnerships by which property is transferred from one to another in exchange for the transferee's obligation to conduct drilling activities on such property or to joint ventures among such affiliated partnerships, provided that the respective obligations and revenue sharing of all parties to the transaction are substantially the same and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each affiliated partnership, or, if different, the aggregate compensation of the Managing General Partner is reduced to reflect the lower compensation arrangement.

(d) During the existence of the Partnership, and before it has ceased operations, neither the Managing General Partner nor any of its Affiliates (excluding another partnership where the Managing General Partner's or its Affiliates' interest in such partnership is identical to or less than their interest in the Partnership) shall acquire, retain, or drill for their own account any oil and gas interest in any Prospect in which the Partnership possesses an interest, except for transactions whereby the Managing General Partner or such Affiliate acquires or retains a proportionate Working Interest, the respective obligations of the Managing General Partner or the Affiliate and the Partnership are substantially the same after the sale of the interest to the Partnership, and the Managing General Partner's or Affiliate's interest in revenues does not exceed the amount proportionate to its Working Interest.

(e) Any services, equipment, or supplies which the Managing General Partner or an Affiliate furnishes to the Partnership shall be furnished at the lesser of the Managing General Partner's or the Affiliate's Cost or a competitive rate which could be obtained in the geographical area of operations unless the Managing General Partner or any Affiliate is engaged to a substantial extent, as an ordinary and ongoing business, in providing such services, equipment, or supplies to others in the industry, in which event, the services, supplies, or equipment may be provided by such person to the Partnership at prices competitive with those charged by others in the geographical area of operations which would be available to the Partnership. If such entity is not engaged in the business as set forth above, then such compensation, price or rental shall be the cost of such services, equipment or supplies to such entity, or the competitive rate which could be obtained in the area, whichever is less. Any drilling services provided by the Managing General Partner or its Affiliates shall be billed only on a per foot, per day, or per hour rate, or some combination thereof. No turnkey drilling contracts shall be made between the Managing General Partner or its Affiliates and the Partnership. Neither the Managing General Partner nor its Affiliates shall profit by drilling in contravention of its fiduciary obligations to the Partnership. Any such services for which the Managing General Partner or an Affiliate is to receive compensation shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid.

(f) Advance payments by the Partnership to the Managing General Partner are prohibited, except where necessary to secure tax benefits of prepaid drilling costs.

(g) Neither the Managing General Partner nor its Affiliates shall make any future commitments of the Partnership's production which do not primarily benefit the Partnership, nor shall the Managing General Partner or any Affiliate utilize Partnership funds as compensating balances for the benefit of the Managing General Partner or the Affiliate.

(h) No rebates or give-ups may be received by the Managing General Partner or any of its Affiliates, nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements which would circumvent these restrictions.

(i) During a period of five years from the date of formation of the Partnership, if the Managing General Partner or any of its Affiliates proposes to acquire from an unaffiliated person an interest in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions shall apply:

(1) If the Managing General Partner or the Affiliate does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect.

(2) If the Managing General Partner or the Affiliate currently owns a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect; provided however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

(j) If the Partnership acquires property pursuant to a farmout or joint venture from an affiliated program, the Managing General Partner's and/or its Affiliates' aggregate compensation associated with the property and any direct and indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the Managing General Partner and/or its Affiliates could receive if the property were separately owned or retained by either one of the programs.

(k) Neither the Managing General Partner nor any Affiliate, including affiliated programs, may purchase or acquire any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Investor Partners of the Partnership and then subject to the following conditions:

(1) A sale, transfer or conveyance, including a farmout, of an undeveloped property from the Partnership to the Managing General Partner or an Affiliate, other than an affiliated program, must be made at the higher of cost or fair market value.

(2) A sale, transfer or conveyance of a developed property from the Partnership to the Managing General Partner or an Affiliate, other than an affiliated program in which the interest of the Managing General Partner is substantially similar to or less than its interest in the subject Partnership, shall not be permitted except in connection with the liquidation of the Partnership and then only at fair market value.

(3) Except in connection with farmouts or joint ventures made in compliance with Section 5.07(j) above, a transfer of an undeveloped property from the Partnership to an affiliated drilling program must be made at fair market value if the property has been held for more than two years. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost.

(4) Except in connection with farmouts or joint ventures made in compliance with Section 5.07(j) above, a transfer of any type of property from the Partnership to an affiliated production purchase or income program must be made at fair market value if the property has been held for more than six months or there have been significant expenditures made in connection with the property. Otherwise, if the Managing General Partner deems it to be in the best interest of the Partnership, the transfer may be made at cost as adjusted for intervening operations.

(l) If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Partnership Agreement, including the following:

(1) there will be no duplication or increase in organization and offering expenses, the Managing General Partner's compensation, Partnership expenses or other fees and costs;

(2) there will be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Investor Partners; and

(3) there will be no diminishment in the voting rights of the Investor Partners.

(m) In connection with a proposed Roll-Up, the following shall apply:

(1) An appraisal of all Partnership assets shall be obtained from a competent independent expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the Administrator as an exhibit to the registration statement for the offering. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets assuming an orderly liquidation as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of Partnership assets over a 12-month period. The terms of the engagement of the independent expert shall clearly state that the engagement is for the benefit of the Partnership and the Investor Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Investor Partners in connection with a proposed Roll-Up.

(2) In connection with a proposed Roll-Up, Investor Partners who vote "no" on the proposal shall be offered the choice of:

(i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

(ii) (a) remaining as Investor Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to the Investor Partners' pro-rata share of the appraised value of the net assets of the Partnership.

(3) The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Investor Partner's voting rights under the Roll-Up Entity's chartering agreement. In no event shall the democracy rights of Investor Partners in the Roll-Up Entity be less than those provided for under Sections 7.07 and 7.08 of this Agreement. If the Roll-Up Entity is a corporation, the democracy rights of Investor Partners shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.

(4) The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); nor shall the Partnership participate in any proposed Roll-Up transaction which would limit the ability of an Investor Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Partnership Units held by that Investor Partner.

(5) The Partnership shall not participate in a Roll-Up in which Investor Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section 8.01 of this Agreement.

(6) The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if the Roll-Up is not approved by the Investor Partners.

(7) The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by at least 66 2/3% in interest of the Investor Partners.

ARTICLE VI

Managing General Partner

6.01 Managing General Partner. The Managing General Partner shall have the sole and exclusive right and power to manage and control the affairs of and to operate the Partnership and to do all things necessary to carry on the business of the Partnership for the purposes described in Section 1.03 hereof and to conduct the activities of the Partnership as set forth in Article V hereof. No financial institution or any other person, firm, or corporation dealing with the Managing General Partner shall be required to ascertain whether the Managing General Partner is acting in accordance with this Agreement, but such financial institution or such other person, firm, or corporation shall be protected in relying solely upon the deed, transfer, or assurance of and the execution of such instrument or instruments by the Managing General Partner. The Managing General Partner shall devote so much of its time to the business of the Partnership as in its judgment the conduct of the Partnership's business shall reasonably require and shall not be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth herein. The Managing General Partner may engage in business ventures of any nature and description independently or with others and neither the Partnership nor any of its Investor Partners shall have any rights in and to such independent ventures or the income or profits derived therefrom. However, except as otherwise provided herein, the Managing General Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

6.02 Authority of Managing General Partner. The Managing General Partner is specifically authorized and empowered, on behalf of the Partnership, and by consent of the Investor Partners herein given, to do any act or execute any document or enter into any contract or any agreement of any nature necessary or desirable, in the opinion of the Managing General Partner, in pursuance of the purposes of the Partnership. Without limiting the generality of the foregoing, in addition to any and all other powers conferred upon the Managing General Partner pursuant to this Agreement and the Act, and except as otherwise prohibited by law or hereunder, the Managing General Partner shall have the power and authority to:

(a) Acquire leases and other interests in oil and/or gas properties in furtherance of the Partnership's business;

(b) Enter into and execute pooling agreements, farm out agreements, operating agreements, unitization agreements, dry and bottom hole and acreage contribution letters, construction contracts, and any and all documents or instruments customarily employed in the oil and gas industry in connection with the acquisition, sale, exploration, development, or operation of oil and gas properties, and all other instruments deemed by the Managing General Partner to be necessary or appropriate to the proper operation of oil or gas properties or to effectively and properly perform its duties or exercise its powers hereunder;

(c) Make expenditures and incur any obligations it deems necessary to implement the purposes of the Partnership; employ and retain such personnel as it deems desirable for the conduct of the Partnership's activities, including employees, consultants, and attorneys; and exercise on behalf of the Partnership, in such manner as the Managing General Partner in its sole judgment deems best, of all rights, elections, and obligations granted to or imposed upon the Partnership;

(d) Manage, operate, and develop any Partnership property, and enter into operating agreements with respect to properties acquired by the Partnership, including an operating agreement with the Managing General Partner as described in the Prospectus, which agreements may contain such terms, provisions, and conditions as are usual and customary within the industry and as the Managing General Partner shall approve;

(e) Compromise, sue, or defend any and all claims in favor of or against the Partnership;

(f) Subject to the provisions of Section 8.04 hereof, make or revoke any election permitted the Partnership by any taxing authority;

(g) Perform any and all acts it deems necessary or appropriate for the protection and preservation of the Partnership assets;

(h) Maintain at the expense of the Partnership such insurance coverage for public liability, fire and casualty, and any and all other insurance necessary or appropriate to the business of the Partnership in such amounts and of such types as it shall determine from time to time;

(i) Buy, sell, or lease property or assets on behalf of the Partnership;

(j) Enter into agreements to hire services of any kind or nature;

(k) Assign interests in properties to the Partnership;

(l) Enter into soliciting dealer agreements and perform all of the Partnership's obligations thereunder, to issue and sell Units pursuant to the terms and conditions of this Agreement, the Subscription Agreements, and the Prospectus, to accept and execute on behalf of the Partnership Subscription Agreements, and to admit original and substituted Partners; and

(m) Perform any and all acts, and execute any and all documents it deems necessary or appropriate to carry out the purposes of the Partnership.

6.03 Certain Restrictions on Managing General Partner's Power and Authority. Notwithstanding any other provisions of this Agreement to the contrary, neither the Managing General Partner nor any Affiliate of the Managing General Partner shall have the power or authority to, and shall not, do, perform, or authorize any of the following:

(a) Borrow any money in the name or on behalf of the Partnership;

(b) Use any revenues from Partnership operations for the purposes of acquiring Leases in new or unrelated Prospects or paying any Organization and Offering Expenses; provided, however, that revenues from Partnership operations may be used for other Partnership operations, including without limitation for the purposes of drilling, completing, maintaining, recompleting, and operating wells on existing Partnership Prospects and acquiring and developing new Leases to the extent such Leases are considered by the Managing General Partner in its sole discretion to be a part of a Prospect in which the Partnership then owns a Lease;

(c) Without having first received the prior consent of the holders of a majority of the then outstanding Units entitled to vote,

(i) sell all or substantially all of the assets of the Partnership (except upon liquidation of the Partnership pursuant to Article IX hereof), unless cash funds of the Partnership are insufficient to pay the obligations and other liabilities of the Partnership;

(ii) dispose of the good will of the Partnership;

(iii) do any other act which would make it impossible to carry on the ordinary business of the Partnership; or

(iv) agree to the termination or amendment of any operating agreement to which the Partnership is a party, or waive any rights of the Partnership thereunder, except for amendments to the operating agreement which the Managing General Partner believes are necessary or advisable to ensure that the operating agreement conforms to any changes in or modifications to the Code or that do not adversely affect the Investor Partners in any material respect;

(d) Guarantee in the name or on behalf of the Partnership the payment of money or the performance of any contract or other obligation of any Person other than the Partnership;

(e) Bind or obligate the Partnership with respect to any matter outside the scope of the Partnership business;

(f) Use the Partnership name, credit, or property for other than Partnership purposes;

(g) Take any action, or permit any other person to take any action, with respect to the assets or property of the Partnership which does not benefit the Partnership, including, among other things, utilization of funds of the Partnership as compensating balances for its own benefit or the commitment of future production;

(h) Benefit from any arrangement for the marketing of oil and gas production or other relationships affecting the property of the Managing General Partner and the Partnership, unless such benefits are fairly and equitably apportioned among the Managing General Partner, its Affiliates, and the Partnership;

(i) Utilize Partnership funds to invest in the securities of another person except in the following instances:

(1) investments in working interests or undivided lease interests made in the ordinary course of the Partnership's business;

(2) temporary investments made in compliance with Section 2.02(f) of this Agreement;

(3) investments involving less than 5% of Partnership capital which are a necessary and incidental part of a property acquisition transaction; and

(4) investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited; or

(j) Sell, transfer, or assign its interest (except for a collateral assignment which may be granted to a bank or other financial institution) in the Partnership, or any part thereof, or otherwise to withdraw as Managing General Partner of the Partnership without one hundred twenty (120) days prior written notice and the written consent of Investor Partners owning a majority of the then outstanding Units.

6.04 Indemnification of Managing General Partner. The Managing General Partner shall have no liability to the Partnership or to any Investor Partner for any loss suffered by the Partnership which arises out of any action or inaction of the Managing General Partner if the Managing General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that such course of conduct did not constitute negligence or misconduct of the Managing General Partner. The Managing General Partner shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses, and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the Managing General Partner has determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Partnership, that the Managing General Partner was acting on behalf of or performing services for the Partnership, and that the same were not the result of negligence or misconduct on the part of the Managing General Partner. Indemnification of the Managing General Partner is recoverable only from the tangible net assets of the Partnership, including the insurance proceeds from the Partnership's insurance policies and the insurance and indemnification of the Partnership's subcontractors, and is not recoverable from the Investor Partners.

Notwithstanding the above, the Managing General Partner and any person acting as a broker-dealer shall not be indemnified for liabilities arising under Federal and state securities laws unless (a) there has been a successful adjudication on the merits of each count involving securities law violations, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (c) a court of competent jurisdiction approves a settlement of such claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities of the Partnership were offered or sold as to indemnification for violations of securities laws; provided however, the court need only be advised of the positions of the securities regulatory authorities of those states (i) which are specifically set forth in the program agreement and (ii) in which plaintiffs claim they were offered or sold program units.

In any claim for indemnification for Federal or state securities laws violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, and the Tennessee Securities Division or respective state securities division, as the case may be, with respect to the issue of indemnification for securities law violations.

The advancement of Partnership funds to a sponsor or its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied:

(a) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership, and

(b) the legal action is initiated by a third party who is not a participant, or the legal action is initiated by a participant and a court of competent jurisdiction specifically approves such advancement, and

(c) the sponsor or its affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Partnership shall not incur the cost of the portion of any insurance which insures the Managing General Partner against any liability as to which the Managing General Partner is herein prohibited from being indemnified.

6.05 Withdrawal. (a) Notwithstanding the limitations contained in Section 6.03(l) hereof, the Managing General Partner shall have the right, by giving written notice to the other Partners, to substitute in its stead as managing general partner any successor entity or any entity controlled by the Managing General Partner, provided that the successor Managing General Partner must have a tangible net worth of at least $5 million, and the Investor Partners, by execution of this Agreement, expressly consent to such a transfer, unless it would adversely affect the status of the Partnership as a partnership for federal income tax purposes.

(b) The Managing General Partner may not voluntarily withdraw from the Partnership prior to the Partnership's completion of its primary drilling and/or acquisition activities, and then only after giving 120 days written notice. The Managing General Partner may not partially withdraw its property interests held by the Partnership unless such withdrawal is necessary to satisfy the bona fide request of its creditors or approved by a majority-in-interest vote of the Investor Partners. The Managing General Partner shall fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of property interests and such withdrawal may not result in a greater amount of direct costs or administrative costs being allocated to the Investor Partners. The withdrawing Managing General Partner shall pay all expenses incurred as a result of its withdrawal.

6.06 Management Fee. The Partnership shall pay the Managing General Partner, on the date the Partnership is organized (as set forth in Section 1.01), a one-time management fee equal to 2.5% of the total Subscriptions.

6.07 Tax Matters and Financial Reporting Partner. The Managing General Partner shall serve as the Tax Matters Partner for purposes of Code Section Section 6221 through 6233 and as the Financial Reporting Partner. The Partnership may engage its accountants and/or attorneys to assist the Tax Matters Partner in discharging its duties hereunder.

ARTICLE VII

Investor Partners

7.01 Management. No Investor Partner shall take part in the control or management of the business or transact any business for the Partnership, and no Investor Partner shall have the power to sign for or bind the Partnership. Any action or conduct of Investor Partners on behalf of the Partnership is hereby expressly prohibited. Any Investor Partner who violates this Section 7.01 shall be liable to the remaining Investor Partners, the Managing General Partner, and the Partnership for any damages, costs, or expenses any of them may incur as a result of such violation. The Investor Partners hereby grant to the Managing General Partner or its successors or assignees the exclusive authority to manage and control the Partnership business in its sole discretion and to thereby bind the Partnership and all Partners in its conduct of the Partnership business. Investor Partners shall have the right to vote only with respect to those matters specifically provided for in these Articles. No Investor Partner shall have the authority to:

(a) Assign the Partnership property in trust for creditors or on the assignee's promise to pay the debts of the Partnership;

(b) Dispose of the goodwill of the business;

(c) Do any other act which would make it impossible to carry on the ordinary business of the Partnership;

(d) Confess a judgment;

(e) Submit a Partnership claim or liability to arbitration or reference;

(f) Make a contract or bind the Partnership to any agreement or document;

(g) Use the Partnership's name, credit, or property for any purpose;

(h) Do any act which is harmful to the Partnership's assets or business or by which the interests of the Partnership shall be imperiled or prejudiced; or

(i) Perform any act in violation of any applicable law or regulations thereunder, or perform any act which is inconsistent with the terms of this Agreement.

7.02 Indemnification of Additional General Partners. The Managing General Partner agrees to indemnify each of the Additional General Partners for the amounts of obligations, risks, losses, or judgments of the Partnership or the Managing General Partner which exceed the amount of applicable insurance coverage and amounts which would become available from the sale of all Partnership assets. Such indemnification applies to casualty losses and to business losses, such as losses incurred in connection with the drilling of an unproductive well, to the extent such losses exceed the Additional General Partners' interest in the undistributed net assets of the Partnership. If, on the other hand, such excess obligations are the result of the negligence or misconduct of an Additional General Partner, or the contravention of the terms of the Partnership Agreement by the Additional General Partner, then the foregoing indemnification by the Managing General Partner shall be unenforceable as to such Additional General Partner and such Additional General Partner shall be liable to all other Partners for damages and obligations resulting therefrom.

7.03 Assignment of Units.

(a) An Investor Partner may transfer all or any portion of his Units and the transferee shall become a Substituted Investor Partner (subject to all duties and obligations of an Investor Partner, including those contained in Section 4.04 herein, except to the extent excepted in the Act) subject to the following conditions (any transfer of such Units satisfying such conditions being referred to herein as a "Permitted Transfer"):

(i) Except in the case of a transfer of Units at death or involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such transfer and to confirm the agreement of the transferee to be bound by the provisions of this Article VII. In any case not described in the preceding sentence, the transfer shall be confirmed by presentation to the Partnership of legal evidence of such transfer, in form and substance satisfactory to counsel to the Partnership. In all cases, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such transfer;

(ii) The transferor and transferee shall furnish the Partnership with the transferee's taxpayer identification number and sufficient information to determine the transferee's initial tax basis in the Units transferred; and

(iii) The written consent of the Managing General Partner to such transfer shall have been obtained, the granting or denial of which shall be within the absolute discretion of the Managing General Partner.

(b) A Person who acquires one or more Units but who is not admitted as a Substituted Investor Partner pursuant to Section 7.03(c) hereof shall be entitled only to allocations and distributions with respect to such Units in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership, and shall not have any of the rights of an Additional General Partner or a Limited Partner under the Act or the Agreement.

(c) Subject to the other provisions of this Article VII, a transferee of Units may be admitted to the Partnership as a Substituted Investor Partner only upon satisfaction of the conditions set forth below in this Section 7.03(c):

(i) The Managing General Partner consents to such admission, which consent can be withheld in its absolute discretion;

(ii) The Units with respect to which the transferee is being admitted were acquired by means of a Permitted Transfer;

(iii) The transferee becomes a party to this Agreement as a Partner and executes such documents and instruments as the Managing General Partner may reasonably request (including, without limitation, amendments to the Certificate of Limited Partnership) as may be necessary or appropriate to confirm such transferee as a Partner in the Partnership and such transferee's agreement to be bound by the terms and conditions hereof;

(iv) The transferee pays or reimburses the Partnership for all reasonable legal, filing, and publication costs that the Partnership incurs in connection with the admission of the transferee as a Partner with respect to the transferred Units; and

(v) If the transferee is not an individual of legal majority, the transferee provides the Partnership with evidence satisfactory to counsel for the Partnership of the authority of the transferee to become a Partner and to be bound by the terms and conditions of this Agreement.

(vi) In any calendar quarter in which a Substituted Investor Partner is admitted to the Partnership, the Managing General Partner shall amend the certificate of limited partnership to effect the substitution of such Substituted Investor Partners, although the Managing General Partner may do so more frequently. In the case of assignments, where the assignee does not become a Substituted Investor Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation.

(d) Each Investor Partner hereby covenants and agrees with the Partnership for the benefit of the Partnership and all Partners that (i) he is not currently making a market in Units and (ii) he will not transfer any Unit on an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any regulations, proposed regulations, revenue rulings, or other official pronouncements of the Service or Treasury Department that may be promulgated or published thereunder). Each Investor Partner further agrees that he will not transfer any Unit to any Person unless such Person agrees to be bound by this Section 7.03 and to transfer such Units only to Persons who agree to be similarly bound.

7.04 Prohibited Transfers.

(a) Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no effect whatever; provided, that, if the Partnership is required to recognize a transfer that is not a Permitted Transfer (or if the Managing General Partner, in its sole discretion, elects to recognize a transfer that is not a Permitted Transfer), the interest transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Units, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy the debts, obligations, or liabilities for damages that the transferor or transferee of such Units may have to the Partnership.

(b) In the case of a transfer or attempted transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such transfer shall be liable to indemnify and hold harmless the Partnership and the other Partners from all cost, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers fees and expenses) as a result of such transfer or attempted transfer and efforts to enforce the indemnity granted hereby.

7.05 Withdrawal by Investor Partners. Neither a Limited Partner nor an Additional General Partner may withdraw from the Partnership, except as otherwise provided in this Agreement.

7.06 Removal of Managing General Partner.

(a) The Managing General Partner may be removed at any time, upon ninety (90) days prior written notice, with the consent of Investor Partners owning a majority of the then outstanding Units, and upon the selection of a successor managing general partner or partners, within such ninety-day period by Investor Partners owning a majority of the then outstanding Units.

(b) Any successor Managing General Partner may be removed upon the terms and conditions provided in this Section.

(c) In the event a managing general partner is removed, its respective interest in the assets of the Partnership shall be determined by independent appraisal by a qualified independent petroleum engineering consultant who shall be selected by mutual agreement of the Managing General Partner and the incoming sponsor. Such appraisal will take into account an appropriate discount to reflect the risk of recovery of oil and gas reserves, and, at its election, the removed managing general partner's interest in the Partnership assets may be distributed to it or the interest of the managing general partner in the Partnership may be retained by it as a Limited Partner in the successor limited partnership; provided, however, that if immediate payment to the removed managing general partner would impose financial or operational hardship upon the Partnership, as determined by the successor managing general partner in the exercise of its fiduciary duties to the Partnership, payment (plus reasonable interest) to the removed managing general partner may be postponed to that time when, in the determination of the successor managing general partner, payment will not cause a hardship to the Partnership. The cost of such appraisal shall be borne by the Partnership. The successor managing general partner shall have the option to purchase at least 20% of the removed managing general partner's interest for the value determined by the independent appraisal. The removed managing general partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations, and interests in contracts entered into by it on behalf of the Partnership. In any event, the removed managing general partner shall cause its rights, obligations, and interests in any such contract to terminate at the time of its removal.

(d) Upon effectiveness of the removal of the managing general partner, the assets, books, and records of the Partnership shall be surrendered to the successor managing general partner, provided that the successor managing general partner shall have first (i) agreed to accept the responsibilities of the managing general partner, and (ii) made arrangements satisfactory to the original managing general partner to remove such managing general partner from personal liability on any Partnership borrowings or, if any Partnership creditor will not consent to such removal, agreed to indemnify the original managing general partner for any subsequent liabilities in respect to such borrowings. Immediately after the removal of the managing general partner, the successor managing general partner shall prepare, execute, file for recordation, and cause to be published, such notices or certificates as may be required by the Act.

7.07 Calling of Meetings. Investor Partners owning 10% or more of the then outstanding Units entitled to vote shall have the right to request that the Managing General Partner call a meeting of the Partners. The Managing General Partner shall call such a meeting and shall deposit in the United States mails within fifteen days after receipt of such request, written notice to all Investor Partners of the meeting and the purpose of the meeting, which shall be held on a date not less than thirty nor more than sixty days after the date of mailing of such notice, at a reasonable time and place. Investor Partners shall have the right to submit proposals to the Managing General Partner for inclusion in the voting materials for the next meeting of Investor Partners for consideration and approval by the Investor Partners. Investor Partners shall have the right to vote in person or by proxy.

7.08 Additional Voting Rights. Investor Partners shall be entitled to all voting rights granted to them by and under this Agreement and as specified by the Act. Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Except as otherwise provided herein or in the Prospectus, at any meeting of Investor Partners, a vote of a majority of Units represented at such meeting, in person or by proxy, with respect to matters considered at the meeting at which a quorum is present shall be required for approval of any such matters. In addition, except as otherwise provided in this Section and in Section 5.07(m), holders of a majority of the then outstanding Units may, without the concurrence of the Managing General Partner, vote to (a) approve or disapprove the sale of all or substantially all of the assets of the Partnership, (b) dissolve the Partnership, (c) remove the Managing General Partner and elect a new managing general partner, (d) amend the Agreement, (e) elect a new managing general partner if the managing general partner elects to withdraw from the Partnership, and (f) cancel any contract for services with the Managing General Partner or any Affiliates without penalty upon sixty days' notice. The Partnership shall not participate in a Roll-Up unless the Roll-Up is approved by at least 66 2/3% in interest of the Investor Partners. A majority in interest of the then outstanding Units entitled to vote shall constitute a quorum. In determining the requisite percentage in interest of Units necessary to approve a matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates shall not be included. With respect to the merger or consolidation of the Partnership or the sale of all or substantially all of the assets of the Partnership, Investor Partners shall have the right to exercise dissenter's rights in accordance with Section 31-1-123 of the West Virginia Corporation Law.

7.09 Voting by Proxy. The Investor Partners may vote either in person or by proxy.

7.10 Conversion of Additional General Partner Interests into Limited Partner Interests.

(a) As provided herein, Additional General Partners may elect to convert, transfer, and exchange their interests for Limited Partner interests in the Partnership upon receipt by the Managing General Partner of written notice of such election. An Additional General Partner may request conversion of his interests for Limited Partner interests at any time after one year following the closing of the securities offering which relates to the Agreement and the disbursement to the Partnership of the proceeds of such securities offering.

(b) The Managing General Partner shall notify all Additional General Partners at least 30 days prior to any material change in the amount of the Partnership's insurance coverage. Within this 30-day period, and notwithstanding Section 7.10(a), Additional General Partners shall have the right to immediately convert their Units into Units of limited partnership interest by giving written notice to the Managing General Partner.

(c) The Managing General Partner shall convert the interests of all Additional General Partners in a particular Partnership to interests of Limited Partners in that Partnership upon completion of drilling of that Partnership.

(d) The Managing General Partner shall cause the conversion to be effected as promptly as possible as prudent business judgment dictates. Conversion of an Additional General Partnership interest to a Limited Partnership interest in a particular Partnership shall be conditioned upon a finding by the Managing General Partner that such conversion will not cause a termination of the Partnership for federal income tax purposes, and will be effective upon the Managing General Partner's filing an amendment to its Certificate of Limited Partnership. The Managing General Partner is obligated to file an amendment to its Certificate at any time during the full calendar month after receipt of the required notice of the Additional General Partner and a determination of the Managing General Partner that the conversion will not constitute a termination of the Partnership for tax purposes. Effecting conversion is subject to the satisfaction of the condition that the electing Additional General Partner provide written notice to the Managing General Partner of such intent to convert. Upon such transfer and exchange, such Additional General Partners shall be Limited Partners; however, they will remain liable to the Partnership for any additional Capital Contribution(s) required for their proportionate share of any Partnership obligation or liability arising prior to the conversion.

(e) Limited Partners may not convert and/or exchange their interests for Additional General Partner interests.

7.11 Unit Repurchase Program.

(a) Beginning with the third anniversary of the date of the first cash distribution of the Partnership, Investor Partners may tender their Units to the Managing General Partner for repurchase, subject to the Managing General Partner's available borrowing capacity under its loan agreements to repurchase and the Managing General Partner's receipt of an opinion of counsel that the Managing General Partner's repurchase of Units pursuant to this Section will not cause the Partnership to be treated as a "publicly traded partnership" for purposes of Code Section Section 469 and 7704. Failure to receive such opinion shall preclude the Managing General Partner from making any offers to repurchase Units. Subject to such borrowing capacity and legal opinion, the Managing General Partner shall offer to annually repurchase for cash a minimum of 10% of the Units originally subscribed to in the Partnership.

(b) The Unit Repurchase Program shall be subject to the following conditions:

(i) The Managing General Partner must receive written notification from the particular Investor Partner of such Partner's intention to exercise the repurchase right; and

(ii) The Managing General Partner shall provide the Investor Partner a written offer of a specified price for purchase of the particular Units within 30 days of the Managing General Partner's receipt of written notification; and

(iii) The Managing General Partner's offer shall remain open for 30 days after the Managing General Partner's mailing of the offer to the Investor Partner.

(c) The Managing General Partner shall not favor one particular Partnership of which it is a Managing General Partner over another in the repurchase of Units. Each Partnership shall stand on equal footing before the Managing General Partner. To the extent that the Managing General Partner is unable, due to limitations imposed by the Code or insufficient borrowing capacity under the Managing General Partner's loan agreement(s) with banks, to repurchase all Units tendered, each tendering Investor Partner shall be entitled to have his Units repurchased on a "first come-first served" basis, regardless of Partnership, provided that the Managing General Partner determines that the repurchase of a particular Investor Partner's Units will not result in the termination of the Partnership for federal income tax purposes and in the Partnership's being treated as a "publicly traded partnership." If more than 10% of the Units of a particular Partnership are tendered during that Partnership's taxable year, Units shall be purchased on a "first come-first served" basis with respect to that Partnership. To the extent that the Managing General Partner is unable to repurchase all Units tendered at the same time by Partners of any Partnership, the Managing General Partner shall repurchase those particular Units on a pro-rata basis.

(d) The offer price which the Managing General Partner shall make shall be a cash amount equal to four times cash distributions attributable to the tendered Unit from production for the 12 months prior to the month in which the above-referenced written notification is actually received by the Managing General Partner at its corporate offices. The Managing General Partner may, in its sole and absolute discretion, increase the offer price for interests tendered for sale.

(e) Upon any repurchase, the Managing General Partner shall hold such purchased Units for its own use and not for resale and it shall not create a market in the Units.

7.12 Liability of Partners. Except as otherwise provided in this Agreement or as otherwise provided by the Act, each General Partner shall be jointly and severally liable for the debts and obligations of the Partnership. In addition, each Additional General Partner shall be jointly and severally liable for any wrongful acts or omissions of the Managing General Partner and/or the misapplication of money or property of a third party by the Managing General Partner acting within the scope of its apparent authority to the extent such acts or omissions are chargeable to the Partnership.

ARTICLE VIII

Books and Records

8.01 Books and Records.

(a) For accounting and income tax purposes, the Partnership shall operate on a calendar year.

(b) The Managing General Partner shall keep just and true records and books of account with respect to the operations of the Partnership and shall maintain and preserve during the term of the Partnership and for four years thereafter all such records, books of account, and other relevant Partnership documents. The Managing General Partner shall maintain for at least six years all records necessary to substantiate the fact that Units were sold only to purchasers for whom such Units were suitable. Such books shall be maintained at the principal place of business of the Partnership and shall be kept on the accrual method of accounting.

(c) The Managing General Partner shall keep or cause to be kept complete and accurate books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the Partnership. Any records maintained by the Partnership in the regular course of its business, including the names and addresses of Investor Partners, books of account, and records of Partnership proceedings, may be kept on or be in the form of RAM disks, magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books and records of the Partnership shall be made available for review by any Investor Partner or his representative at any reasonable time.

(d) (i) An alphabetical list of the names, addresses and business telephone numbers of the Investor Partners of the Partnership along with the number of Units held by each of them (the "participant list") shall be maintained as a part of the books and records of the Partnership and shall be available for the inspection by any Investor Partner or its designated agent at the home office of the Partnership upon the request of the Investor Partner;

(ii) The participant list shall be updated at least quarterly to reflect changes in the information contained therein;

(iii) A copy of the participant list shall be mailed to any Investor Partner requesting the participant list within ten days of the request. The copy of the participant list shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership.

(iv) The purposes for which an Investor Partner may request a copy of the participant list include, without limitation, matters relating to voting rights under the Partnership Agreement and the exercise of Investor Partners' rights under federal proxy laws; and

(v) If the Managing General Partner of the Partnership neglects or refuses to exhibit, produce, or mail a copy of the participant list as requested, the Managing General Partner shall be liable to any Investor Partner requesting the list for the costs, including attorneys fees, incurred by that Investor Partner for compelling the production of the participant list, and for actual damages suffered by any Investor Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the participant list is to secure the list of Investor Partners or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as an Investor Partner relative to the affairs of the Partnership. The Managing General Partner may require the Investor Partner requesting the participant list to represent that the list is not requested for a commercial purpose unrelated to the Investor Partner's interest in the Partnership. The remedies provided hereunder to Investor Partners requesting copies of the participant list are in addition to, and shall not in any way limit, other remedies available to Investor Partners under federal law, or the laws of any state.

8.02 Reports. The Managing General Partner shall deliver to each Investor Partner the following financial statements and reports at the times indicated below:

(a) Within 75 days after the end of the first six months of each fiscal year (for such six month period) and within 120 days after the end of each fiscal year (for such year), financial statements, including a balance sheet and statements of income, Partners' equity, and cash flows, all of which shall be prepared in accordance with generally accepted accounting principles. The annual financial statements shall be accompanied by (i) a report of an independent certified public accountant designated by the Managing General Partner stating that an audit of such financial statements has been made in accordance with generally accepted auditing standards and that in its opinion such financial statements present fairly the financial condition, results of operations, and cash flow of the Partnership in accordance with generally accepted accounting principles and (ii) a reconciliation of such financial statements with the information furnished to the Investor Partners for federal income tax reporting purposes.

(b) Annually by March 15 of each year, a report containing such information as may be deemed to enable each Investor Partner to prepare and file his federal income tax return and any required state income tax return.

(c) Annually within 120 days after the end of each fiscal year, (i) a summary of the computations of the total estimated proved oil and gas reserves of the Partnership as of the end of such fiscal year and the dollar value thereof at then existing prices and a computation of each Investor Partner's interest in such value, such reserve computations to be based upon engineering reports prepared by qualified independent petroleum engineers, (ii) an estimate of the time required for the extraction of such proved reserves and the present worth thereof (discounted at a rate generally accepted in the oil and gas industry and undiscounted), and (iii) a statement that because of the time period required to extract such reserves the present value of revenues to be obtained in the future is less than if such revenues were immediately receivable. Each such reported shall be prepared in accordance with customary and generally accepted standards and practices for petroleum engineers and shall be prepared by a recognized independent petroleum engineer selected from time to time by the Managing General Partner. No later than 90 days following the occurrence of an event resulting in a reduction in an amount of 10% or more of the estimated value of the proved oil and gas reserves as last reported to the Investor Partners, other than a reduction resulting from normal production, sales of reserves, or product price changes, a new summary conforming to the requirements set forth above in this Section 8.02(c) shall be delivered to the Investor Partners.

(d) Within 75 days after the end of the first six months of each fiscal year and within 120 days after the end of each fiscal year, (i) a summary itemization, by type and/or classification, of any transaction of the Partnership since the date of the last such report with the Managing General Partner or any Affiliate thereof and the total fees, compensation, and reimbursement paid by the Partnership (or indirectly on behalf of the Partnership) to the Managing General Partner and its Affiliates, and (ii) a schedule reflecting (A) the total costs of the Partnership (and, where applicable, the costs pertaining to each Lease) and the costs paid by the Managing General Partner and by the Investor Partners and (B) the total revenues of the Partnership and the revenues received by or credited to the accounts of the Managing General Partner and the Investing Partners. Each semi-annual report delivered by the Managing General Partner may contain summary estimates of the information described in subdivision (i) of Section 8.02(c).

(e) Monthly within 15 days after the end of each calendar month while the Partnership is participating in the drilling and completion of wells in which it has an interest until the end of such activity, and thereafter for a period of three years within 75 days after the end of the first six months of each fiscal year and within 120 days after the end of each fiscal year, (i) a description of each Prospect or field in which the Partnership owns Leases including the cost, location, number of acres under lease, and the interest owned therein by the program (provided that after the initial description of each such Prospect or field has been provided to the Investor Partners only material changes, if any, with respect to such Prospect or field need be described), (ii) a description of all farmins and farmouts of the Partnership made since the date of the last such report, including the reason therefor, the location and timing thereof, the person to whom made and the terms thereof, and (iii) a summary of the wells drilled by the Partnership, indicating whether each of such wells has been completed, a statement of the cost of each well completed or abandoned and the reason for abandoning any well after commencement of production. Each report delivered by the Managing General Partner may contain summary estimates of the information described in subsection (iii).

(f) The Managing General Partner shall cause the Partnership's independent auditors to audit the financial statements of the Partnership in accordance with generally accepted auditing standards. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, which would include an assessment as to whether or not the method used to make the allocations of costs was consistent with the method described in the Prospectus. If the Managing General Partner subsequently decides to allocate expenses in a manner different from the manner described in the Prospectus, such change shall be reported by the Managing General Partner to the Investor Partners together with an explanation of why such change was made and the basis for determining the reasonableness of the new allocation method.

(g) Such other reports and financial statements as the Managing General Partner shall determine from time to time.

(h) Concurrently with their transmittal to Investor Partners and as required, the Managing General Partner shall file a copy of each such report with the California Commissioner of Corporations and with the securities divisions of other states.

8.03 Bank Accounts. All funds of the Partnership shall be deposited in such separate bank account or accounts, short term obligations of the U.S. Government or its agencies, or other interest-bearing investments and money market or liquid asset mutual funds as shall be determined by the Managing General Partner. All withdrawals therefrom shall be made upon checks signed by the Managing General Partner or any person authorized to do so by the Managing General Partner.

8.04 Federal Income Tax Elections.

(a) Except as otherwise provided in this Section 8.04, all elections required or permitted to be made by the Partnership under the Code shall be made by the Managing General Partner in its sole discretion. Each Partner agrees to provide the Partnership with all information necessary to give effect to any election to be made by the Partnership.

(b) The Partnership shall elect to currently deduct IDC as an expense for income tax purposes and shall require any partnership, joint venture, or other arrangement in which it is a party to make such an election.

ARTICLE IX

Dissolution; Winding-up

9.01 Dissolution.

(a) Except as otherwise provided herein, the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, or bankruptcy of any Investor Partner shall not dissolve the Partnership. The successor to the rights of such Investor Partner shall have all the rights of an Investor Partner for the purpose of settling or administering the estate or affairs of such Investor Partner; provided, however, that no successor shall become a substituted Investor Partner except in accordance with Article VII hereof; provided, further, that upon the withdrawal of an Additional General Partner, the Partnership shall be dissolved and wound up unless at that time there is at least one other General Partner, in which event the business of the Partnership shall continue to be carried on. Neither the expulsion of any Investor Partner nor the admission or substitution of an Investor Partner shall work a dissolution of the Partnership. The estate of a deceased, insane, incompetent, or bankrupt Investor Partner shall be liable for all his liabilities as an Investor Partner.

(b) The Partnership shall be dissolved upon the earliest to occur of: (i) the written consent of the Investor Partners owning a majority of the then-outstanding Units to dissolve and wind up the affairs of the Partnership; (ii) subject to the provisions of Subsection (c) below, the retirement, withdrawal, removal, death, adjudication of insanity or incapacity, or bankruptcy (or, in the case of a corporate managing general partner, the withdrawal, removal, filing of a certificate of dissolution, liquidation, or bankruptcy) of the Managing General Partner; (iii) the sale, forfeiture, or abandonment of all or substantially all of the Partnership's property; (iv) December 31, 2050; (v) a dissolution event described in Subsection (a) above; or (vi) any event causing dissolution of the Partnership under the Act.

(c) In the case of any event described in Subsection (b)(ii) above, if a successor Managing General Partner is selected by Partners owning a majority of the then outstanding Units within ninety (90) days after such 9.01(b)(ii) event, and if such Investor Partners agree, within such 90 day period to continue the business of the Partnership, or if the remaining managing general partner, if any, continues the business of the Partnership, then the Partnership shall not be dissolved.

(d) If the retirement, withdrawal, removal, death, insanity, incapacity, dissolution, liquidation, or bankruptcy of any Partner, or the assignment of a Partner's interest in the Partnership, or the substitution or admission of a new Partner, shall be deemed under the Act to cause a dissolution of the Partnership, then, except as provided in Section 9.01(c), the remaining Partners may, in accordance with the Act, continue the Partnership business as a new partnership and all such remaining Partners agree to be bound by the provisions of this Agreement.

9.02 Liquidation. Upon a dissolution and final termination of the Partnership, the Managing General Partner, or in the event there is no Managing General Partner, any other person or entity selected by the Investor Partners (hereinafter referred to as a "Liquidator") shall cause the affairs of the Partnership to be wound up and shall take account of the Partnership's assets (including contributions, if any, of the Managing General Partner pursuant to Section 3.01(e) herein) and liabilities, and the assets shall, subject to the provisions of Section 9.03(b) herein, be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom (which dissolution and liquidation may be accomplished over a period spanning one or more tax years in the sole discretion of the Managing General Partner or Liquidator), to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.03.

9.03 Winding-up.

(a) Upon the dissolution of the Partnership and winding up of its affairs, the assets of the Partnership shall be distributed as follows:

(i) all of the Partnership's debts and liabilities to persons other than the Managing General Partner shall be paid and discharged;

(ii) all outstanding debts and liabilities to the Managing General Partner shall be paid and discharged;

(iii) assets shall be distributed to the Partners to the extent of their positive Capital Account balances, pro rata, in accordance with such positive Capital Account balances; and

(iv) any assets remaining after the Partners' Capital Accounts have been reduced to zero pursuant to Section 9.03(c) herein shall be distributed 80% to the Investor Partners and 20% to the Managing General Partner, except as otherwise revised pursuant to Section 2.01(a) and/or Section 4.02.

(b) Distributions pursuant to this Section 9.03 shall be made in cash or in kind to the Partners, at the election of the Partners. Notwithstanding the provision of this Section 9.03(b), in no event shall the Partners reserve the right to take in kind and separately dispose of their share of production.

(c) Any in kind property distributions to the Investor Partners shall be made to a liquidating trust or similar entity for the benefit of the Investor Partners, unless at the time of the distribution:

(1) the Managing General Partner shall offer the individual Investor Partners the election of receiving in kind property distributions and the Investor Partners accept such offer after being advised of the risks associated with such direct ownership; or

(2) there are alternative arrangements in place which assure the Investor Partners that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

The winding up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the Managing General Partner or the Liquidator, who is hereby authorized to do any and all acts and things authorized by law for these purposes.

ARTICLE X

Power of Attorney

10.01 Managing General Partner as Attorney-in-Fact. The undersigned makes, constitutes, and appoints the Managing General Partner the true and lawful attorney for the undersigned, and in the name, place, and stead of the undersigned from time to time to make, execute, sign, acknowledge, and file:

(a) Any notices or certificates as may be required under the Act and under the laws of any other state or jurisdiction in which the Partnership shall engage, or seek to engage, to do business and to do such other acts as are required to constitute the Partnership as a limited partnership under such laws.

(b) Any amendment to the Agreement pursuant to and which complies with Section 11.09 herein.

(c) Such certificates, instruments, and documents as may be required by, or may be appropriate under the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business and with the use of the name of the Partnership by the Partnership.

(d) Such certificates, instruments, and documents as may be required by, or as may be appropriate for the undersigned to comply with, the laws of any state or other jurisdiction to reflect a change of name or address of the undersigned.

(e) Such certificates, instruments, and documents as may be required to be filed with the Department of Interior (including any bureau, office or other unit thereof, whether in Washington, D.C. or in the field, or any officer or employee thereof), as well as with any other federal or state agencies, departments, bureaus, offices, or authorities and pertaining to (i) any and all offers to lease, leases (including amendments, modifications, supplements, renewals, and exchanges thereof) of, or with respect to, any lands under the jurisdiction of the United States or any state including without limitation lands within the public domain, and acquired lands, and provides for the leasing thereof; (ii) all statements of interest and holdings on behalf of the Partnership or the undersigned; (iii) any other statements, notices, or communications required or permitted to be filed or which may hereafter be required or permitted to be filed under any law, rule, or regulation of the United States, or any state relating to the leasing of lands for oil or gas exploration or development; (iv) any request for approval of assignments or transfers of oil and gas leases, any unitization or pooling agreements and any other documents relating to lands under the jurisdiction of the United States or any state; and (v) any other documents or instruments which said attorney-in-fact in its sole discretion shall determine should be filed.

(f) Any further document, including furnishing verified copies of the Agreement and/or excerpts therefrom, which said attorney-in-fact shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the foregoing as fully as the undersigned might and could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact shall lawfully do to cause to be done by virtue hereof.

10.02 Nature of Special Power. The foregoing grant of authority:

(a) is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death of the undersigned;

(b) shall survive the delivery of any assignment by the undersigned of the whole or any portion of his Units; except that where the assignee thereof has been approved by the Managing General Partner for admission to the Partnership as a substitute general or limited Partner as the case may be, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling said attorney-in-fact to execute, acknowledge, and file any instrument necessary to effect such substitution; and

(c) may be exercised by said attorney-in-fact with full power of substitution and resubstitution and may be exercised by a listing of all of the Partners executing any instrument with a single signature of said attorney-in-fact.

ARTICLE XI

Miscellaneous Provisions

11.01 Liability of Parties. By entering into this Agreement, no party shall become liable for any other party's obligations relating to any activities beyond the scope of this Agreement, except as provided by the Act. If any party suffers, or is held liable for, any loss or liability of the Partnership which is in excess of that agreed upon herein, such party shall be indemnified by the other parties, to the extent of their respective interests in the Partnership, as provided herein.

11.02 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an officer of the party to whom the same is directed or sent by registered or certified mail, postage and charges prepaid, addressed as follows (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section): If to the Managing General Partner, 103 East Main Street, Bridgeport, West Virginia 26330; if to an Investor Partner, at such Investor Partner's address for purposes of notice which is set forth on Exhibit A attached hereto. Unless otherwise expressly set forth in this Agreement to the contrary, any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

11.03 Paragraph Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

11.04 Severability. Every portion of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid by any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

11.05 Sole Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and no amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by the Managing General Partner and such percentage of Investor Partners as provided in Section 11.09 of this Agreement.

11.06 Applicable Law. This Agreement, which shall be governed exclusively by its terms, is intended to comply with the Code and with the Act and shall be interpreted consistently therewith.

11.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.08 Waiver of Action for Partition. Each of the parties irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the Partnership and the property of the Partnership.

11.09 Amendments.

(a) Unless otherwise specifically herein provided, this Agreement shall not be amended without the consent of the Investor Partners owning a majority of the then outstanding Units entitled to vote.

(b) The Managing General Partner may, without notice to, or consent of, any Investor Partner, amend any provisions of these Articles, or consent to and execute any amendment to these Articles, to reflect:

(i) A change in the name or location of the principal place of business of the Partnership;

(ii) The admission of substituted or additional Investor Partners in accordance with these Articles;

(iii) A reduction in, return of, or withdrawal of, all or a portion of any Investor Partner's Capital Contribution;

(iv) A correction of any typographical error or omission;

(v) A change which is necessary in order to qualify the Partnership as a limited partnership under the laws of any other state or which is necessary or advisable, in the opinion of the Managing General Partner, to ensure that the Partnership will be treated as a partnership and not as an association taxable as a corporation for federal income tax purposes;

(vi) A change in the allocation provisions, in accordance with the provisions of Section 3.02(l) herein, in a manner that, in the sole opinion of the Managing General Partner (which opinion shall be determinative), would result in the most favorable aggregate consequences to the Investor Partners as nearly as possible consistent with the allocations contained herein, for such allocations to be recognized for federal income tax purposes due to developments in the federal income tax laws or otherwise; or

(vii) Any other amendment similar to the foregoing;

provided, however, that the Managing General Partner shall have no authority, right, or power under this Section to amend the voting rights of the Investor Partners.

11.10 Consent to Allocations and Distributions. The methods herein set forth by which allocations and distributions are made and apportioned are hereby expressly consented to by each Partner as an express condition to becoming a Partner.

11.11 Ratification. The Investor Partner whose signature appears at the end of this Article hereby specifically adopts and approves every provision of this Agreement to which the signature page is attached.

11.12 Substitution of Signature Pages. This Agreement has been executed in duplicate by the undersigned Investor Partners and one executed copy of the signature page is attached to the undersigned's copy of this Agreement. It is agreed that the other executed copy of such signature page may be attached to an identical copy of this Agreement together with the signature pages from counterpart Agreements which may be executed by other Investor Partners.

11.13 Incorporation by Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

* * * * *

SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

MANAGING GENERAL PARTNER: INITIAL LIMITED PARTNER:

Petroleum Development Corporation

103 East Main Street

Bridgeport, West Virginia 26330

Steven R. Williams

103 East Main Street Inc.

By: Bridgeport, West Virginia 26330

Steven R. Williams

President

INVESTOR PARTNERS

COMPLETE TO INVEST AS ADDITIONAL GENERAL PARTNER

ADDITIONAL GENERAL PARTNER(S):

NUMBER OF UNITS Name:

PURCHASED (Print Name)

(Signature)

SUBSCRIPTION PRICE

$ Address:

By: Petroleum Development Corporation

By:

its

Attorney-in-Fact

COMPLETE TO INVEST AS LIMITED PARTNER

LIMITED PARTNER(S):

NUMBER OF UNITS Name:

PURCHASED (Print Name)

(Signature)

SUBSCRIPTION PRICE

$ Address:

By: Petroleum Development Corporation

By:

its

Attorney-in-Fact

EXHIBIT A

TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

PDC 2001-___ LIMITED PARTNERSHIP,

[PDC 2002-___ LIMITED PARTNERSHIP,]

[PDC 2003-___ LIMITED PARTNERSHIP,]

A WEST VIRGINIA LIMITED PARTNERSHIP

Number of

Names and Addresses of Investors Nature of Interest Units

APPENDIX B TO PROSPECTUS

PDC 2003 DRILLING PROGRAM

SUBSCRIPTION AGREEMENT

PDC 2001- Limited Partnership

[PDC 2002- Limited Partnership]

[PDC 2003- Limited Partnership]

I hereby agree to purchase ______ Unit(s) in the PDC 2001- Limited Partnership [PDC 2002- Limited Partnership; PDC 2003- Limited Partnership] (the "Partnership") at $20,000 per Unit. Enclosed please find my check in the amount of $________. My completion and execution of this Subscription Agreement also constitutes my execution of the Limited Partnership Agreement and the Certificate of Limited Partnership of the Partnership. If this Subscription is accepted, I agree to be bound and governed by the provisions of the Limited Partnership Agreement of the Partnership. With respect to this purchase, I am aware that a broker may sell Units to me only if I qualify according to the express suitability standards stated herein and in the Prospectus, and I represent that:

(a) I have received a copy of the Prospectus for the Partnership.

(b) I have a net worth of not less than $225,000 (exclusive of home, furnishings and automobiles); or I have a net worth of not less than $60,000 (exclusive of home, furnishings and automobiles) and had during my last tax year or estimate that I will have 2001 [2002; 2003] taxable income as defined in Section 63 of the Internal Revenue Code of 1986 of at least $60,000, without regard to an investment in the Partnership.

(c) If a resident of Alabama, Alaska, Arizona, Arkansas, California, Indiana, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Hampshire, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Dakota, Tennessee, Texas, Vermont, or Washington, I am aware of and satisfy the additional suitability and other requirements stated in Appendix C to the Prospectus.

(d) If a resident of California, I acknowledge and understand that the offering may not comply with all the rules set forth in Title 10 of the California Administrative Code; the following are some, but not necessarily all, of the possible deviations from the California rules: Program selling expenses may exceed the established limit; and the compensation formula varies from the California rules. Even in light of such non-compliance, I affirmatively state that I still want to invest in the Partnership.

(e) Except as set forth in (f) below, I am purchasing Units for my own account.

(f) If a fiduciary, I am purchasing for a person or entity having the appropriate income and/or net worth specified in (b) or (c) above.

(g) I certify that the number shown as my Social Security or Taxpayer Identification Number on the signature page is correct.

The above representations do not constitute a waiver of any rights that I may have under the statutes administered by the Securities and Exchange Commission or by any state regulatory agency administering statutes bearing on the sale of securities.

The Managing General Partner may not complete a sale of Units to an investor until at least five business days after the date the investor receives a final Prospectus. In addition, the Managing General Partner will send each investor a confirmation of purchase.

NOTICES

(I) The purchase of Units as an Additional General Partner involves a risk of unlimited liability to the extent that the Partnership's liabilities exceed its insurance proceeds, the Partnership's assets, and indemnification by the Managing General Partner, as described in "Risk Factors" in the Prospectus.

(ii) The NASD requires the Soliciting Dealer or registered representative to inform potential investors of all pertinent facts relating to the liquidity and marketability of the Units, including the following: (A) the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and natural gas; (B) the financial hazards involved in the offering, including the risk of losing my entire investment; (C) the lack of a public trading market for the Units and the lack of liquidity of this investment; (D) the restrictions on transferability of the Units; and (E) the tax consequences of the investment.

(iii) The investment in the Units is not liquid.

Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts by someone who does not have the legal power of attorney to sign on the investor's behalf.

Signature and Power of Attorney

I hereby appoint Petroleum Development Corporation, with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Limited Partnership or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any substituted Partners) or cancellation thereof, including any other instruments which may be required by law in any jurisdiction to permit qualification of the Partnership as a limited partnership or for any other purpose necessary to implement the Limited Partnership Agreement, and as more fully described in Article X of the Limited Partnership Agreement.

If a resident of California, I am aware of and satisfy the additional suitability requirements stated in Appendix C to the Prospectus and acknowledge the receipt of California Rule 260.141.11 at pages C-2, C-3, C-4 and C-5 of Appendix C to the Prospectus.

Date: , 2001.

Signature Signature

Please Print Name Please Print Name

Social Security or Tax Social Security or Tax

Identification Number Identification Number

I utilize the calendar year as my Federal income tax year, unless indicated otherwise as follows: .

Mailing Address:

Street

City State Zip Code

Address for Distributions and Notices, if different from above:

Street

City State Zip Code (Account or Reference No.)

Business Telephone No. ( ) Home Telephone No. ( )

Type of Units Purchased (check box below):

IF NO SELECTION IS MADE, WE

CANNOT ACCEPT YOUR

9 Units as an Additional General Partner SUBSCRIPTION AND WILL HAVE TO

RETURN THIS SUBSCRIPTION AGREE-

9 Units as a Limited Partner MENT AND YOUR MONEY TO YOU.

Title to Units to be held (check box below):

9 Individual Ownership 9 Joint Tenants with Right of

Survivorship (both persons must sign)

9 Tenants in Common (both

persons must sign) 9 Other

TO BE COMPLETED BY PETROLEUM DEVELOPMENT CORPORATION

Petroleum Development Corporation, as the Managing General Partner of the Partnership, hereby accepts this Subscription and agrees to hold and invest the same pursuant to the terms and conditions of the Limited Partnership Agreement of the Partnership.

ATTEST: PETROLEUM DEVELOPMENT CORPORATION

By:

Secretary

Title:

Date:

TO BE COMPLETED BY REGISTERED REPRESENTATIVE

(For Commission and Other Purposes)

I hereby represent that I have discharged my affirmative obligations under Sections 3(b) and 4(d) of Appendix F to the NASD's Rules of Fair Practice and specifically have obtained information from the above-named subscriber concerning his/her net worth, annual income, federal income tax bracket, investment portfolio and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Additional General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.

Name of Brokerage Firm Office Number FC RR AE Number

Registered Representative Office Address FC RR AE Name (Please Print)

City State Zip Code FC RR AE Social Security Number

, 2001

Area Code Telephone Number FC RR AE Signature Date

APPENDIX C TO PROSPECTUS

PDC 2003 DRILLING PROGRAM

SPECIAL SUBSCRIPTION INSTRUCTIONS

Checks for Units should be made payable to "Chase as Escrow Agent for PDC 2001- Limited Partnership [PDC 2002- Limited Partnership; PDC 2003- Limited Partnership]" and should be given to the subscriber's broker for submission to the Dealer Manager and Escrow Agent. The minimum subscription is $5,000. Subscriptions are payable only in cash upon subscription. In the event that a subscriber purchases Units in a particular Partnership on more than one occasion during an offering period, the minimum purchase on each occasion is $5,000 (one-quarter Unit).

Signature Requirement.

! Investors are required to execute their own subscription agreements. The Managing General Partner will not accept any subscription agreement that has been executed by someone other than the investor or in the case of fiduciary accounts someone who does not have the legal power of attorney to sign on the investor's behalf.

Notice to Alaska Investors.

! An Alaska investor must be (1) a person whose total purchase does not exceed 5% of his/her net worth if the purchase of securities is at least $10,000, and must have (2) either: (a) a minimum annual gross income of $60,000 and a minimum net worth of $60,000, exclusive of principal automobile, principal residence, and home furnishings, or (b) a minimum net worth of $225,000, exclusive of principal automobile, principal residence, and home furnishings.

Transfer of Units by Missouri Investors.

! The Commissioner of Securities of Missouri classifies the securities (the Units) as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RsMo. 1969). Therefore, unless the securities are again registered, the offer for sale or resale thereof in the State of Missouri may be subject to the sanctions of the Act.

Notice to New Hampshire Investors.

! If a New Hampshire resident, I have either: (1) a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles), or (2) a net worth of not less than $125,000 (exclusive of home, furnishings and automobiles), and $50,000 in taxable income.

Subscribers of Limited Partnership Interests:

! If a North Carolina resident, I have either: (1) a net worth of not less than $225,000 (exclusive of home, furnishings and automobiles), or (2) a net worth of not less than $60,000 (exclusive of home, furnishings and automobiles) and estimated 2001 for Partnerships designated "PDC 2001- Limited Partnership," 2002 for Partnerships designated "PDC 2002- Limited Partnership," and 2003 for Partnerships designated "PDC 2003- Limited Partnership" taxable income as defined in Section 63 of the Internal Revenue Code of 1986 of $60,000 or more without regard to an investment in a Partnership.

! If a Pennsylvania or South Dakota resident, I have either: (1) a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or (2) a net worth of at least $60,000 (exclusive of home, furnishings and automobiles) and a taxable income in 2000 for Partnerships designated "PDC 2001- Limited Partnership," 2001 for Partnerships designated "PDC 2002- Limited Partnership" and 2002 for Partnerships designated PDC 2003- Limited Partnership of $60,000 or estimate that I will have an annual taxable income of $60,000 during my current tax year; or that I am purchasing in a fiduciary capacity for a person or entity having such net worth or such taxable income. My investment in the Partnership will not be equal to or more than 10% of my net worth.

Additional General Partner Subscribers:

! Except as otherwise provided below, if a resident of Alabama, Arizona, Arkansas, Indiana, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, New Mexico, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Vermont, or Washington, I (1) have an individual or joint minimum net worth with my spouse of $225,000, without regard to the investment in the program, (exclusive of home, home furnishings and automobiles) and a combined minimum gross income of $100,000 ($120,000 for Arizona residents) or more for the current year and for the two previous years; notwithstanding the foregoing, an investor in Arizona, Indiana, Iowa, Kansas, Kentucky, Michigan, Missouri, New Mexico, Ohio, Oklahoma, Oregon, Vermont and Washington must represent that he has an individual or joint minimum net worth (exclusive of home, home furnishings, and automobiles) with his spouse of $225,000, without regard to an investment in the Program, and an individual or combined taxable income of $60,000 or more for the previous year and in expectation of an individual or combined taxable income of $60,000 or more for each of the current year and the succeeding year; or (2) have an individual or joint minimum net worth with my spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (3) have an individual or joint minimum net worth with my spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or (4) have a combined minimum gross income of $200,000 in the current year and the two previous years.

! If resident of South Dakota, I (1) have net worth, or a joint net worth with my spouse, of not less than $1,000,000 at the time of the purchase or (2) have an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year; or (3) have an individual or joint minimum net worth (exclusive of home, home furnishings, and automobiles) with his or her spouse of $225,000, without regard to an investment in the Program, and an individual or combined taxable income of $60,000 or more for the previous year and an expectation of an individual or combined taxable income of $60,000 or more for each of the current year and the succeeding year.

! If I am a Michigan, New Mexico, Ohio, Pennsylvania, or South Dakota resident, my investment in the Partnership will not be equal to or more than 10% of my net worth.

ATTENTION CALIFORNIA INVESTORS

! A resident of California who subscribes for Units of general partnership interest must represent that he (1) has a net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and had annual gross income during 2000 for Partnerships designated "PDC 2001- Limited Partnership," 2001 for Partnerships designated "PDC 2002- Limited Partnership" and 2002 for Partnerships designated "PDC 2003- Limited Partnership" of $120,000 or more, or expects to have gross income in 2001 for Partnerships designated "PDC 2001- Limited Partnership," 2002 for Partnerships designated "PDC 2002- Limited Partnership" and 2000 for Partnerships designated "PDC 2003- Limited Partnership of $120,000 or more, or (2) has a net worth of not less than $500,000 (exclusive of home, furnishings and automobiles), or (3) has a net worth of not less than $1,000,000, or (4) expects to have gross income in 2001 for Partnerships designated "PDC 2001- Limited Partnership," 2002 for Partnerships designated "PDC 2002- Limited Partnership" and 2003 for Partnerships designated "PDC 2003- Limited Partnership" of not less than $200,000.

! A resident of California who subscribes for Units of limited partnership interest must represent that he (1) has a net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and expects to have gross income in 2001 for Partnerships designated "PDC 2001- Limited Partnership," 2002 for Partnerships designated "PDC 2002- Limited Partnership" and 2003 for Partnerships designated "PDC 2003- Limited Partnership" of $65,000 or more, or (2) has net worth of not less than $500,000 (exclusive of home, furnishings and automobiles), or (3) has a net worth of not less than $1,000,000, or (4) expects to have gross income in 2001 for Partnerships designated "PDC 2001- Limited Partnership," 2002 for Partnerships designated "PDC 2002- Limited Partnership" and 2003 for Partnerships designated "PDC 2003- Limited Partnership of not less than $200,000.

! If a resident of California, I am aware that:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

As a condition of qualification of the Units for sale in the State of California, the following rule is hereby delivered to each California purchaser.

California Administrative Code, Title 10, CH. 3, Rule 260.141.11. Restriction on transfer. (a) The issuer of a security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.102.141.10, and 260.534.10 shall cause a copy of this Section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1) to the issuer;

(2) pursuant to the order or process of any court;

(3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

(4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

(5) to the holders of securities of the same class of the same issuer;

(6) by way of gift or donation intervivos or on death;

(7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

(10) by way of a sale qualified under Section 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

(12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser; or

(16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

As a condition of qualification of the Units for sale in the State of California, each California subscriber through the execution of the Subscription Agreement acknowledges his understanding that the California Department of Corporations has adopted certain regulations and guidelines which apply to oil and gas interests offered to the public in the State of California.

APPENDIX D TO THE PROSPECTUS